Filed Pursuant to Rule 424(b)(1)
Registration No. 333-213968

P R O S P E C T U S

$500,000,000

Japan International Cooperation Agency

(An incorporated administrative agency)

2.125% Guaranteed Bonds Due October 20, 2026

Unconditionally and Irrevocably Guaranteed

as to Payment of Principal and Interest by

Japan

Japan International Cooperation Agency (“JICA”) will pay interest semi-annually in arrears in equal payments on the $500,000,000 2.125% guaranteed bonds due October 20, 2026 (the “bonds”) on October 20 and April 20 of each year, commencing April 20, 2017. The bonds will mature on October 20, 2026. JICA may redeem all, but not less than all, of the bonds in the event of certain tax law changes. The redemption terms are described in this prospectus dated October 13, 2016 under “Description of the Bonds and Guarantee—Redemption” (this “Prospectus”). The bonds will be issued only in registered form in denominations of $200,000 and integral multiples of $2,000 in excess thereof. See “Description of the Bonds and Guarantee”.

Approval in-principle has been received for the listing and quotation of the bonds on the Singapore Exchange Securities Trading Limited (the “SGX-ST”). The SGX-ST assumes no responsibility for the correctness of any of the statements made or opinions or reports contained in this Prospectus. Admission of the bonds to the official list of the SGX-ST is not to be taken as an indication of the merits of JICA, Japan, the bonds or the guarantee.

Neither the United States Securities and Exchange Commission (the “Commission”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Prospective investors should consider carefully the factors described under the section headed “Risk Factors” in this Prospectus.

	Per Bond	Total
Price to Public(1)	99.580%	$497,900,000
Underwriting Commissions	0.175%	$875,000
Proceeds, before expenses, to JICA(1)(2)	99.405%	$497,025,000

(1)	Plus accrued interest, if any, from October 20, 2016, if settlement occurs after that date.
(2)	See “Underwriting”.

The underwriters are offering the bonds subject to various conditions. The underwriters expect to deliver the bonds through the book-entry facilities of The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”), against payment on or about October 20, 2016.

Barclays	BofA Merrill Lynch	Daiwa Capital Markets Europe

The date of this Prospectus is October 13, 2016.

The debt securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) and the debt securities are subject to the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended). The debt securities may not be offered or sold in Japan or to, or for the benefit of, residents of Japan or Japanese corporations, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan and any other applicable laws, regulations and ministerial guidelines of Japan (see “Underwriting” below). The debt securities are not, as part of the initial distribution at any time, to be offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with JICA (that is, in general terms, a person who directly or indirectly controls or is directly or indirectly controlled by, or is under direct or indirect common control with, JICA) as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (a “Specially-Related Party of JICA”) or (ii) a Japanese financial institution, designated in Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan. BY SUBSCRIBING FOR THE DEBT SECURITIES, AN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED IT IS A PERSON WHO FALLS INTO THE CATEGORY OF (i) OR (ii) ABOVE.

In addition, interest payments on the debt securities will generally be subject to Japanese withholding tax unless it is established that debt securities are held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a Specially-Related Party of JICA, (ii) a designated Japanese financial institution described in Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan which complies with the requirement for tax exemption under that paragraph, or (iii) a public corporation, a financial institution or a financial instruments business operator, etc. described in Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan which complies with the requirement for tax exemption under that paragraph.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front page of this Prospectus.

In this Prospectus, “we”, “our”, “us” and “JICA” refer to Japan International Cooperation Agency.

The spot buying rate for U.S. dollars quoted on the Tokyo foreign exchange market on October 13, 2016, as reported by the Bank of Japan at 5:00 p.m., Tokyo time, was ¥103.87 = $1.00, and the noon buying rate on October 7, 2016 for cable transfers in New York City payable in yen, as reported by the Federal Reserve Bank of New York, was $1.00 = ¥103.42.

References in this Prospectus to Japanese fiscal years (“JFYs”) are to 12-month periods commencing in each case on April 1 of the year indicated and ending on March 31 of the following year. References to years not specified as being JFYs are to calendar years. References to business years in the audited financial statements of JICA contained in this Prospectus are to the fiscal years of JICA. References to “¥”or “yen” are to Japanese yen and references to “$” are to U.S. dollars.

The distribution of this Prospectus and the offering of the bonds in certain jurisdictions may be restricted by law. In particular, in the case of offers in the European Economic Area, or EEA, the bonds may not be offered or sold, directly or indirectly, except in circumstances that will result in compliance with Directive 2003/71/EC of the European Parliament and of the Council of 4 November 2003 (and amendments thereto, including Directive 2010/73/EU) and any relevant implementing measure in the Relevant Member State (as defined below) (the “Prospectus Directive”) and any other applicable laws and regulations. Persons in whose possession this Prospectus come should inform themselves about and observe any such restrictions. This Prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting”.

This Prospectus has been prepared on the basis that all offers of bonds in any Member State of the EEA which has implemented the Prospective Directive (a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to produce and publish a prospectus for offers of the bonds. Accordingly, any person making or intending to make any offer in that Relevant Member State of the bonds which are the subject of the placement referred to in this Prospectus may only do so in circumstances in which no obligation arises for JICA or the Underwriters to produce and publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospective Directive, in relation to such offer. Neither JICA, Japan nor the underwriters have authorized, nor do they authorize, the making of any offer of the bonds in circumstances in which an obligation arises for JICA or the underwriters to publish a prospectus or supplement a prospectus for such offer. JICA and Japan have not authorized and do not authorize the making of any offer of the bonds through any financial intermediary, other than offers made by the underwriters resulting in sales constituting the final placement of the bonds contemplated in this Prospectus.

IN THE UNITED KINGDOM, THIS PROSPECTUS IS FOR DISTRIBUTION ONLY TO PERSONS WHO (I) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS WHO FALL WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”) OR (II) ARE PERSONS WHO FALL WITHIN ARTICLE 49(2)(A)-(D) OF THE ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). IN THE UNITED KINGDOM THIS PROSPECTUS AND ANY OF ITS CONTENTS ARE DIRECTED ONLY AT RELEVANT PERSONS AND MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. IN THE UNITED KINGDOM, ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

IN CONNECTION WITH THE ISSUE OF THE BONDS, BARCLAYS BANK PLC (THE “STABILIZING MANAGER”) (OR ANY PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) MAY OVER- ALLOT THE BONDS OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE BONDS AT A LEVEL HIGHER THAN THAT WHICH MAY OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE BONDS IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE BONDS AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE BONDS. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE RELEVANT STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE RELEVANT STABILIZING MANAGER) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES.

PRESENTATION OF FINANCIAL INFORMATION

The fiscal year end of JICA is March 31. JICA’s financial statements have been prepared in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan, which may differ in certain respects from accounting principles for business enterprises generally accepted in Japan.

JICA’s operations are separated into two categories for accounting purposes pursuant to Article 17 of the Act of the Incorporated Administrative Agency—Japan International Cooperation Agency (the “JICA Act”): (i) a Finance and Investment Account, which is funded through capital contributions and borrowings from the Japanese government, bonds issued to investors and interest and revenues generated by JICA from loans disbursed and (ii) a General Account, which is largely funded by management grants from the Japanese government.

The following financial statements are contained in this Prospectus: (i) the annual audited balance sheets as at March 31, 2015 and 2016, the related audited statements of income, cash flows and administrative service operations costs for each of the fiscal years ended March 31, 2015 and 2016, and the significant accounting policies, notes and detailed statements relating thereto, all in respect of the General Account of JICA and (ii) the annual audited balance sheets as at March 31, 2015 and 2016, the related audited statements of income, cash flows and administrative service operations costs for each of the fiscal years ended March 31, 2015 and 2016, and the significant accounting policies, notes and detailed statements relating thereto, all in respect of the Finance and Investment Account of JICA.

v

FOREIGN EXCHANGE CONSIDERATIONS

For an investor that is not resident in the United States or does not conduct business or activities in the United States, an investment in the bonds, which are denominated in, and all payments in respect of which are to be made in, U.S. dollars entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency (i.e., the currency of the country in which the investor is resident or the currency in which the investor conducts its business or activities). These include the possibility of:

•	significant changes in rates of exchange between the home currency and the U.S. dollar; and

•	the imposition or modification of foreign exchange controls with respect to the U.S. dollar.

We have no control over a number of factors affecting this type of bond, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In recent years, rates of exchange for certain currencies, including the U.S. dollar, have been volatile and this volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations in the rate that may occur during the term of the bonds. Depreciations of the U.S. dollar against the investor’s home currency could result in a decrease in the investor’s effective yield of the bonds below the coupon rate, and in certain circumstances, could result in a loss to such purchaser on a home currency basis.

The description of foreign currency risks does not describe all the risks of an investment in securities denominated in a currency other than your home currency. Prospective investors should consult their own financial and legal advisors as to the risks involved in an investment in such bonds.

SUMMARY

The following summary does not purport to be complete and is qualified in its entirety by, and is subject to, the more detailed information and financial statements and the notes thereto contained elsewhere in this Prospectus. For a discussion of certain factors that should be considered by prospective investors in connection with an investment in the Bonds, see “Risk Factors”.

JAPAN INTERNATIONAL COOPERATION AGENCY

JICA is an incorporated administrative agency established in October 2003 pursuant to the Act on General Rules for Incorporated Administrative Agencies and the Act of the Incorporated Administrative Agency—Japan International Cooperation Agency. JICA’s main objective is to contribute to the promotion of international cooperation as well as the sound development of the Japanese and global economy by supporting the socioeconomic development, recovery or economic stability of developing regions. Following an overhaul in October 2008 (see “Japan International Cooperation Agency—History”), JICA is currently the sole implementing agency for all major Japanese Official Development Assistance (“ODA”) schemes, which are separated into three categories: Technical Cooperation, Grant Aid and Finance and Investment. See “Japan International Cooperation Agency—Operations”. JICA is entirely owned by the Japanese government and is subject to control and supervision by the Minister for Foreign Affairs of Japan and the Minister of Finance of Japan.

THE BONDS

Issuer	Japan International Cooperation Agency

Issue Date	The issue date is October 20, 2016.

Securities Offered	$500,000,000 principal amount of 2.125% Guaranteed Bonds Due October 20, 2026

Guarantee	Payments of principal of and interest on the bonds are unconditionally and irrevocably guaranteed by Japan.

Maturity Date	October 20, 2026

Interest Payment Dates	semi-annually on October 20 and April 20 of each year, commencing April 20, 2017.

Interest Rate	The bonds will bear interest at a rate of 2.125% per annum, accruing from October 20, 2016. We will pay interest on the bonds semi-annually in arrears in equal payments. Whenever it is necessary to compute any amount of interest in respect of the bonds, that interest will be calculated on the basis of a 360-day year of twelve 30-day months.

Ranking	The bonds constitute our direct, unconditional, unsubordinated and unsecured obligations and shall at all times rank pari passu and without any preference among themselves. Our payment obligations under the bonds shall, save for such exceptions as may be provided by applicable legislation, at all times rank at least equally with all of our other present and future unsecured and unsubordinated obligations.

Additional Amounts	If certain taxes, as described under “Description of the Bonds and Guarantee”, are payable on the bonds, we will, subject to certain exceptions, pay such additional amounts on the bonds as will result, after deduction or withholding of such taxes, in the payment of the amounts that would have been payable on the bonds if no such deduction or withholding had been required. For further detail on the payment of these additional amounts, see “Description of the Bonds and Guarantee—Additional Amounts”.

Redemption	We may redeem all, but not less than all, of the bonds in the event of certain changes relating to Japanese taxation at 100% of the principal amount thereof plus accrued interest thereon and any additional amounts we are required to pay, as described under “Description of the Bonds and Guarantee—Redemption”.

Markets	We are offering the bonds for sale only in those jurisdictions other than Japan (subject to certain exceptions) where it is legal to make such offers. See “Underwriting” for a description of applicable selling restrictions.

Listing	Approval in-principle has been received for the listing and quotation of the bonds on the SGX-ST. The bonds will be traded on the SGX-ST in a minimum board lot size of $200,000 for so long as such bonds are listed on the SGX-ST and the rules of the SGX-ST so provide.

Form and Settlement	The bonds will be in registered form, without interest coupons attached. Bonds held outside the United States, referred to as the international bonds, will be represented by beneficial interests in the international global bond, which will be registered in the name of the nominee of the common depositary for, and in respect of interests held through, Euroclear and Clearstream. Bonds held within the United States, referred to as the DTC bonds, will be represented by beneficial interests in one or more DTC global bonds, which will be registered in the name of Cede & Co., as the nominee of DTC. Except as described in this Prospectus, beneficial interests in the global bonds will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC, Euroclear and Clearstream, and owners of beneficial interests in the global bonds will not be entitled to have bonds registered in their names, will not receive or be entitled to receive bonds in definitive form and will not be considered holders of bonds under the fiscal agency agreement relating to the bonds. The bonds will be sold only in denominations of $200,000 and integral multiples of $2,000 in excess thereof. For further information on book-entry procedures, see “Description of the Bonds and Guarantee—Form, Denominations and Registration”.

Investors electing to hold their bonds through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their bonds through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Bonds will be credited to the securities custody accounts of Euroclear holders and of Clearstream holders against payment in same-day funds on the settlement date. For information on secondary market trading, see “Global Clearance and Settlement—Secondary Market Trading”.

Fiscal Agent, Principal Paying Agent and Transfer Agent	The Bank of Tokyo-Mitsubishi UFJ, Ltd., London Branch, also acting through MUFG Union Bank, N.A.

Common code	150562449 (DTC global bond); 150642396 (international global bond).

CUSIP	47109L AA2

ISIN	US47109LAA26 (DTC global bond); XS1506423968 (international global bond).

RISK FACTORS

JICA believes that the following factors may affect its ability to fulfill its obligations under the bonds. All of these factors are contingencies which may or may not occur and JICA is not in a position to express a view on the likelihood of any such contingency occurring. Factors which JICA believes may be material for the purpose of assessing the market risks associated with the bonds are also described below.

JICA believes that the factors described below represent the principal risks inherent in investing in the bonds, but JICA may be unable to pay interest, principal or other amounts on or in connection with the bonds for other reasons, and JICA does not represent that the statements below regarding the risks of holding the bonds are exhaustive. Prospective investors should also read the detailed information set out elsewhere in this Prospectus and reach their own views prior to making any investment decision.

Risks Relating to the Japanese Economy in General

Prospective investors in the bonds should be aware of the challenges faced by the Japanese economy in general. Japan’s economy continues to face challenges due to prolonged deflation, uncertainty about the economic prospects of China and other emerging countries and the general deceleration of the world economy.

Although the Japanese government and the Bank of Japan are pursuing expansionary monetary and fiscal measures in an effort to counter deflation and have proposed structural reforms to complement such stimulus measures, including the Bank of Japan’s introduction of a negative interest rate policy in February 2016 and its announcement of a strengthened framework for quantitative and qualitative monetary easing in September 2016, the full effects of such reform efforts remain unclear. In addition, an increase in the consumption tax rate from 5% to 8% in April 2014 is thought to have contributed to Japan’s entering a recession in the third quarter of 2014. Since then and through the second quarter of 2016, real gross domestic product has fluctuated moderately on a quarter-over-quarter basis. Moreover, the Japanese government decided to delay a scheduled further increase in the consumption tax to 10% from October 2015 to October 2019, and the effect of such delay and the increase itself on the Japanese economy and government finances is uncertain. Further challenges for the Japanese economy include an increased dependence on liquefied natural gas (LNG) and other energy imports as a result of the nuclear accident at the Fukushima Daiichi Nuclear Plant and suspension of operations at other nuclear power plants, volatile exchange rates and, over the long term, demographic challenges, such as an aging workforce and population decrease, and high levels of public debt and associated debt servicing payments. Further slowdowns in overseas economies and sharp fluctuations in the financial and capital markets also pose downside risks to the Japanese economy.

Risks Relating to JICA

Risks relating to policies of the Japanese government

As a government-affiliated financial institution established to implement the ODA policies of the Japanese government, JICA’s business and financial condition may be adversely affected by the policies of the Japanese government.

In particular, JICA has undergone significant transformations in its history, first through the re-establishment of JICA from a special public institution into an incorporated administrative agency in October 2003 pursuant to the Act of the Incorporated Administrative Agency—Japan International Cooperation Agency (the “JICA Act”) and then through various changes following the enactment of the Act for Partial Amendments to the Act of the Incorporated Administrative Agency—Japan International Cooperation Agency, which amended the JICA Act. Pursuant to such amendment, inter alia, Finance and Investment operations previously managed by Japan Bank for International Cooperation, a government-affiliated financial institution of Japan, and a portion of Grant Aid (see “Japan International Cooperation Agency—Operations”) provided by the Ministry of Foreign Affairs of Japan (“MOFA”) were succeeded by JICA. Any further reforms to the operational scope and organizational structure of JICA, whether through amendment of the laws and regulations underpinning JICA’s existence or otherwise, may have a material effect on the operations of JICA.

Risks Relating to the Market Risk of Bonds Generally

Interest rate risk

Investment in the bonds involves the risk that subsequent changes in market interest rates may adversely affect the value of the bonds.

Exchange rate risk

Prospective investors in the bonds should be aware that an investment in the bonds may involve exchange rate risks. The bonds may be denominated in a currency other than the currency of the investor’s home jurisdiction and/or in a currency other than the currency in which an investor wishes to receive funds. Exchange rates between currencies are determined by factors of supply and demand in the international currency markets which are influenced by macroeconomic factors, speculation and central bank and government intervention (including the imposition of currency controls and restrictions). Fluctuations in exchange rates may affect the value of the bonds. See “Foreign Exchange Considerations”.

The secondary market generally

The bonds may have no established trading market when issued, and one may never develop. If a market does develop, it may not be sufficiently liquid. Therefore, investors may not be able to sell their bonds easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Although approval in-principle has been received for the listing and quotation of the bonds on the SGX-ST, there is also no assurance that an active trading market will develop. Illiquidity may have a severely adverse effect on the market value of the bonds.

Risks Relating to the Bonds

The bonds may not be suitable for all investors

Each potential investor in the bonds must determine the suitability of that investment in light of its own circumstances. In particular, each potential investor should:

•	have sufficient knowledge and experience to make a meaningful evaluation of the bonds and the guarantee, the merits and risks of investing in the bonds and the information contained in this Prospectus;

•	have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the bonds and the impact such investment will have on its overall investment portfolio;

•	have sufficient financial resources and liquidity to bear all of the risks pertaining to an investment in the bonds;

•	thoroughly understand the terms and conditions of the bonds as summarized in “Description of the Bonds and Guarantee” and be familiar with the behavior of any relevant markets; and

•	be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors including those set forth in this “Risk Factors” section that may affect its investment and its ability to bear the applicable risks.

Limited liquidity

The fact that the bonds may be listed does not necessarily assure liquidity. No assurance can be given that there will be a market for the bonds. If the bonds are not traded on any stock exchange, pricing information for such bonds may be more difficult to obtain, and the liquidity and market prices of such bonds may be adversely affected. The liquidity of the bonds may also be affected by restrictions on offers and sales of the bonds in some jurisdictions. The underwriters may from time to time make a market in the bonds but are under no obligation to do so and, if a market does develop, it may not continue until the maturity of all the bonds.

Bonds subject to optional redemption by JICA

Redemption of the bonds in circumstances of changes in applicable laws or treaties may limit their market value. During any period when JICA may elect to redeem the bonds, the market value of the bonds generally will not rise substantially above the price at which they can be redeemed.

Legal investment considerations may restrict certain investments

The investment activities of certain investors are subject to investment laws and regulations, or review or regulation by certain authorities. Each potential investor should consult its own legal advisers to determine whether, and to what extent (i) the bonds are legal investments for it, (ii) the bonds can be used as collateral for various types of borrowing and (iii) other restrictions may apply to its purchase or pledge of the bonds. In addition, financial institutions should consult their own legal advisers or the appropriate regulators to determine the appropriate treatment of the bonds under any applicable risk-based capital or similar rules.

Credit rating of the bonds may not reflect all risks and may be downgraded

The bonds have been assigned a credit rating by a credit rating agency. The rating assigned to the bonds may not reflect the potential impact of all risks related to structure, market, additional factors discussed above, and other factors that may affect the value of the bonds. A downgrade or potential downgrade in the rating or the assignment of new rating that is lower than the existing rating could reduce the number of potential investors in the bonds and adversely affect the price and liquidity of the bonds. A credit rating is based upon information furnished by JICA or obtained by the rating agency from its own sources and is subject to revisions, suspension or withdrawal by the rating agency at any time. A credit rating is not a recommendation to buy, sell or hold securities. Any adverse change in an applicable credit rating could affect the trading price for the bonds.

JAPAN INTERNATIONAL COOPERATION AGENCY

Overview

JICA is an incorporated administrative agency established in October 2003 pursuant to the Act on General Rules for Incorporated Administrative Agencies and the Act of the Incorporated Administrative Agency—Japan International Cooperation Agency (the “JICA Act”). JICA’s main objective is to contribute to the promotion of international cooperation as well as the sound development of the Japanese and global economy by supporting the socioeconomic development, recovery or economic stability of developing regions. Following an overhaul in October 2008 (see “—History”), JICA is currently the sole implementing agency for all major Japanese Official Development Assistance (“ODA”) schemes, which are separated into three categories—Technical Cooperation, Grant Aid and Finance and Investment (see “—Operations”).

JICA is entirely owned by the Japanese government and is subject to control and supervision by the Minister for Foreign Affairs of Japan and the Minister of Finance of Japan. As of March 31, 2016, government investment by Japan contributed to ¥7,862 billion of net assets on the balance sheet of JICA’s Finance and Investment Account and the capital ratio, calculated as total net assets divided by total assets, was 80.04%.

History

JICA’s origins can be traced back to January 1954, with the establishment of the Federation of Japan Overseas Associations. In subsequent years, the Society for Economic Cooperation in Asia, Japan Emigration Promotion, Co., Ltd., Overseas Technical Cooperation Agency, Japan Emigration Service and Japan Overseas Cooperation Volunteers were established, each with the objective of fostering international cooperation. JICA was originally established in May 1974 as a special public institution (“Former JICA”) with the promulgation of the Act of Japan International Cooperation Agency. In December 2001, a reorganization and rationalization plan for special public institutions was announced by the Japanese government. Included in this reform plan was a measure transforming JICA into an incorporated administrative agency. This was put into effect by the JICA Act, and Former JICA was re-established as an incorporated administrative agency in October 2003.

Separately, in December 1960, the Overseas Economic Cooperation Fund Law was promulgated pursuant to which the Overseas Economic Cooperation Fund was established to take over management of the Southeast Asia Development Cooperation Fund from the Export-Import Bank of Japan (“JEXIM”). In April 1999, the Japan Bank for International Cooperation Law was promulgated, and the Japan Bank for International Cooperation (“JBIC”) was established, which succeeded the operations of the Overseas Economic Cooperation Fund and JEXIM.

JICA, in its current form, was established in October 2008 following the enactment in November 2006 of the Act for Partial Amendments to the Act of the Incorporated Administrative Agency—Japan International Cooperation Agency. Pursuant to such Act, the operations of Former JICA, Finance and Investment previously managed by JBIC and a portion of Grant Aid provided by the Ministry of Foreign Affairs of Japan (“MOFA”) were succeeded by JICA. MOFA remains responsible for directly providing Grant Aid in conjunction with the execution of diplomatic policies.

Strategy

In accordance with Article 30, Paragraph 1 of the Act on General Rules for Incorporated Administrative Agencies, JICA established a mid-term plan for achieving its mid-term objectives during a period commencing from the year ended March 31, 2013.

Taking into consideration the circumstances surrounding development assistance set out in its mid-term objectives, JICA follows its vision of “Inclusive and Dynamic Development” in effectively conducting projects in accordance with the initiatives and policies of the Japanese government regarding ODA. Since its launch as a renewed organization in October 2008, JICA has become the sole implementing agency for all major Japanese

ODA schemes—Technical Cooperation, Grant Aid and Finance and Investment. This structure enables JICA to provide optimum cooperation to the developing areas facing various development issues through organic combinations of different schemes, taking into account the characteristics of each scheme.

JICA’s key mission statements and strategies can be summarized as follows:

Mission Statements

Addressing the global agenda.

The advance of globalization brings positive effects, sparking economic development and providing people with new opportunities. It also has its negative side, though, including such effects as uneven wealth distribution and cross-border issues of climate change, infectious diseases, terrorism, and expanding economic crises. These effects pose a threat to the stability and prosperity of Japan—which depends on resources from around the world—and the rest of the international community. The threat is particularly dire for developing countries. JICA seeks to make full use of Japan’s experience and technologies as it works in concert with international society to address the various globalization-related issues developing countries face in a comprehensive manner.

Reducing poverty through equitable growth

Impoverished people in developing countries are particularly susceptible to the effects of economic crisis, conflict, and disaster and are constantly exposed to the risk of even deeper poverty. Moreover, growing wealth gaps are a destabilizing factor in societies. Helping people to escape poverty and lead healthy, civilized lives is a vital task not only for the growth of developing countries, but also for the stability of the international community. To reduce poverty, employment opportunities must be expanded through equitable growth that gives proper consideration to impoverished members of society, and public services like education and healthcare must be enhanced. JICA aims to provide support for human resources development, capacity building, policy and institutional improvements, and provision of social and economic infrastructure, thereby pursuing sustained poverty reduction through equitable growth.

Improving governance

A state’s capacity for governance refers to its status as a society that can take the resources available to it and direct, apportion and manage them efficiently and in ways that reflect the will of the people. Improving governance is of vital importance to the stable economic growth of developing countries. However, these states often have underdeveloped legal and judicial systems and administrative organs, which present obstacles to efforts to reduce poverty through economic growth. JICA offers support aimed at improving the fundamental systems needed by a state, as well as systems for effectively providing public services based on the needs of people, and at fostering the institutions and human resources needed to manage those systems appropriately.

Achieving human security

The advance of globalization causes an increase in various cross-border dangers and exposes many people in developing countries to civil strife, disasters, poverty and other humanitarian threats. The concept of human security places individual human beings at its core, seeking to defend them from fear and want: fear of things like conflict, terrorism, disaster, environmental destruction and infectious disease, and want in the face of poverty and in social services and infrastructure. By building up people’s abilities to address these issues themselves, this approach aims to build societies in which they can live with dignity. In order to defend the weakest members of society from these various threats, JICA supports efforts to bolster social and institutional capacity and to increase people’s ability to deal with threats themselves.

Strategies

Integrated assistance

JICA undertakes the integrated management of three modalities of assistance—Technical Cooperation, Grant Aid and Finance and Investment—to offer comprehensive support that organically combines such elements as policy and institutional improvements in developing countries; human resources development and capacity building; and improvements in infrastructure. JICA also makes use of diverse approaches and takes advantage of the expanded scale of its operations to tackle issues that go beyond borders and affect entire regions or that span multiple sectors. Through such integrated assistance, JICA pursues international cooperation with even more development impact in terms of both its quality and scale.

Seamless assistance

JICA brings together a wide variety of aid approaches to provide seamless assistance that spans everything from prevention of armed conflict and natural disasters to emergency aid following a conflict or disaster, assistance for prompt recovery, and mid- to long-term development assistance. Among developing countries are states at various stages of development, from the least developed countries where most of the population lives in poverty to middle-income countries that are on the growth track but are still wrestling with the problems of wealth gaps in society. JICA seeks to provide assistance in ways that best match the level of development in each recipient nation, taking a long-term perspective and offering seamless assistance to ensure sustainable development into the future.

Promoting development partnerships

JICA aims to be a good partner for developing countries, accurately grasping their changing needs through a focus on the field and promoting their own self-help efforts swiftly and effectively through a focus on results. JICA also promotes public-private partnerships, pooling the experience, technologies and resources of local governments, universities, nongovernmental organizations and other actors. Furthermore, to fulfill its responsibilities as one of the largest donor organizations in the world with more than 40 years of experience, JICA strives to strengthen partnerships with international organizations and other donor institutions, leading the creation of a broad framework for development assistance in a global community that is seeing growing numbers of players in the international cooperation field and increasingly diverse forms of aid to developing countries.

Enhancing research and knowledge-sharing

In the face of the advance of globalization and the rise of new international cooperation actors, global trends in the issues affecting developing countries are undergoing sweeping change. Through the establishment of the JICA Research Institute, JICA puts its wisdom gained in the field to work, building broad networks of academics from Japan and elsewhere around the world to create new knowledge value in the field of international development assistance not just for Japan but also for the entire world. To play a leading role in guiding the newest development trends, JICA aims to enhance its research and knowledge-sharing capacities. JICA also actively carries out surveys and research grounded in actual assistance projects, focusing on the subjects in both regional and issue-based contexts.

Operations

Since its launch as a renewed organization in October 2008, JICA has become the sole implementing agency for all major Japanese ODA schemes: Technical Cooperation, Grant Aid and Finance and Investment.

Background to ODA in Japan

Various organizations and groups, including governments, international organizations, non-governmental organizations (“NGOs”) and private companies, carry out economic cooperation to support socioeconomic development in developing countries. The financial and technical assistance that governments provide to developing countries as part of this economic cooperation are called ODA.

ODA is broadly classified into two types: bilateral aid and multilateral aid. Multilateral aid consists of financing and financial contributions to international organizations, while bilateral aid is provided in three forms: Technical Cooperation, Grant Aid and Finance and Investment. In addition, other schemes of bilateral aid include the dispatch of volunteers.

In recent years, developed countries in Europe and North America have expanded ODA as a means of strengthening the efforts to address global issues such as climate change and poverty reduction. Furthermore, new donor countries including the People’s Republic of China and the Republic of Korea have emerged. Japan, conversely, has decreased its ODA budget as a result of its severe financial circumstances.

In view of this international situation as well as the flow of domestic administrative reforms, the Japanese government has undertaken reforms that strategize ODA policies and strengthen implementation systems with the objective of further raising the quality of its ODA. With the aim of integrating ODA implementation organizations as part of these reforms, Overseas Economic Cooperation Operations of JBIC and Grant Aid Operations of MOFA (excluding those which MOFA continues to directly implement for the necessity of diplomatic policy) were transferred to JICA as of October 1, 2008, thereby creating a “New JICA”. See “—History”. Through this integration, the three schemes of assistance have become organically linked under a single organization, which better enables JICA to provide effective and efficient assistance.

JICA’s ODA

The principal schemes of ODA carried on by JICA are outlined below. JICA’s operations are separated into two categories for accounting purposes pursuant to Article 17 of the JICA Act: (a) a Finance and Investment Account, which is funded through capital contributions and borrowings from the Japanese government, bonds issued to investors and interest and revenues generated by JICA and (b) a General Account, which is largely funded by management grants from the Japanese government. JICA’s Technical Cooperation and Grant Aid activities are carried on through its General Account. JICA’s Finance and Investment activities are carried on through its Finance and Investment Account.

Technical Cooperation

Technical Cooperation draws on Japan’s technology, knowhow and experience to nurture the human resources who will promote socioeconomic development in developing countries. Moreover, through collaboration with partner countries in jointly planning a cooperation plan suited to local situations, Technical Cooperation supports the development and improvement of technologies that are appropriate for the actual circumstances of these countries, while also contributing to raising their overall technology levels and setting up new institutional frameworks and organizations. These enable partner countries to develop problem-solving capacities and achieve economic growth.

Total Technical Cooperation expenditures (excluding management expenses) for the fiscal year ended March 31, 2016 were ¥191.7 billion.

The following table provides breakdowns of JICA’s Technical Cooperation operations in terms of expenditures (excluding management expenses) by geographical region and sector for JFY 2015:

Technical Cooperation

For the year ended March 31, 2016
(%)
Distribution by Region
Asia	38
Africa	22
Middle East	5
North and Latin America	9
Europe	2
Others	24

Total	100

Distribution by Sector
Public Works and Utilities	19
Agriculture, Forestry and Fisheries	13
Planning and Administration	13
Human Resources	11
Health and medical care	6
Others	38

Total	100

Technical Cooperation includes acceptance of training participants, dispatch of experts, provision of equipment and implementation of studies aimed at supporting policymaking and planning of public works projects.

Grant Aid

Grant Aid, which is an assistance method that provides necessary funds to promote socioeconomic development, is financial cooperation with developing countries with no obligation for repayment. Particularly in developing countries with low income levels, Grant Aid is broadly implemented for building hospitals, bridges and other socioeconomic infrastructure, as well as for promoting education, HIV/AIDS programs, children’s healthcare and environmental activities, which directly support the improvement of living standards.

Assistance is given to development projects that are essential in developing countries’ nation building, including: construction of hospitals or schools and increasing access to safe water supply to satisfy basic human needs; improvement of irrigation systems to promote development of communities and agricultural productivity; construction of roads and bridges to build socio-economic foundations; building facilities to promote environmental conservation; and developing human resources. In recent years, assistance has also been provided for peacebuilding, developing business environments, disaster prevention and reconstruction after disasters, and measures to cope with climate change. Where necessary, technical guidance for operation and maintenance (soft components) is also provided, so that the facilities and other systems financed by Grant Aid are sustainably managed.

Total new agreements under JICA’s Grand Aid operations for the fiscal year ended March 31, 2016 were ¥111.7 billion.

The following table provides breakdowns of JICA’s Grant Aid operations in terms of total agreement amount by geographical region and sector for JFY 2015:

Grant Aid

For the year ended March 31, 2016
(%)
Distribution by Region
Asia	50
Africa	33
Middle East	3
North and Latin America	4
Others	10

Total	100

Distribution by Sector
Public Works and Utilities	50
Agriculture, Forestry and Fisheries	11
Planning and Administration	6
Human Resources	10
Health and Medical Services	10
Others	13

Total	100

Finance and Investment

Finance and Investment supports the efforts of developing countries to advance by providing these nations with the capital necessary for development under long-term and substantially lower interest rates than commercial rates. The primary types of Finance and Investment are ODA Loans and Private Sector Investment Finance (“PSIF”):

•

ODA Loans promote efficient use of the borrowed funds and appropriate supervision of the relevant projects, bolstering the developing countries’ ownership in the development process. ODA Loans are divided into Project-type Loans (including Project Loans, which account for the largest portion of ODA Loans, and finance projects such as roads, power plants, irrigation, water supply and sewerage facilities) and Non-Project Loans (including Program Loans, which support the implementation of national strategies and poverty reduction strategies and Commodity Loans, which provide settlement funds for urgent and essential imports of materials). In addition, JICA developed sovereign based lending denominated in U.S. dollars to developing countries from JFY 2016. As of March 31, 2016, the total amount of ODA Loans outstanding was ¥11,783 billion as measured by aggregate loans receivable from all borrowing countries and organizations.

•	Private Sector Investment Finance aims to stimulate economic activity and improve the living standards of people in developing countries through equity investments and loans for projects undertaken in developing countries by the private sector. As of March 31, 2016, the total amount of Private Sector Investment Finance outstanding was ¥43 billion as measured by aggregate loans receivable from all borrowing countries and organizations.

ODA Loans in particular enable the provision of finance in larger amounts compared with Technical Cooperation or Grant Aid. Thus, this form of aid has been well utilized for building large-scale basic infrastructure in developing countries.

JICA applies preferential terms for certain sectors and fields, namely: global environmental problems and climate change, health and medical care and services, disaster prevention and reduction, and human resource development.

Unlike Technical Cooperation or Grant Aid, Finance and Investment requires full repayment by the recipient country, which encourages the beneficiary country to focus closely on the importance and priority of projects and to make efforts to allocate and utilize the funds as efficiently as possible. In addition, as an ODA Loan is financial assistance with a repayment obligation, this method of assistance places a relatively small fiscal burden on the Japanese government and represents a sustainable instrument for ODA.

Total new Finance and Investment commitments for the fiscal year ended March 31, 2016 were ¥2,261 billion.

The following table provides breakdowns of JICA’s Finance and Investment operations in terms of commitment amount by geographical region and sector for JFY 2015:

Finance and Investment

(ODA Loans and PSIF)

For the year ended March 31, 2016
(%)
Distribution by Region
Asia	65
Africa	8
Middle East	9
Europe	8
Others	10

Total	100

Distribution by Sector
Transportation	44
Electric Power and Gas	18
Social Services	18
Program Loans	6
Others	14

Total	100

Scale of Japan’s and JICA’s ODA Programs in Recent Years

In the year ended March 31, 2015, Japan’s total ODA disbursements amounted to U.S.$15,641.64 million (¥1,655.63 billion). Of this total, Grant Aid accounted for U.S.$2,402.72 million (¥254.32 billion), Technical Cooperation U.S.$2,610.62 million (¥276.33 billion) and Finance and Investment U.S.$7,381.14 million (¥781.28 billion).

Of JICA’s disbursements in the year ended March 31, 2015, Technical Cooperation implemented by JICA amounted to ¥176.4 billion, a decrease of 0.5% from the previous fiscal year. Turning to Grant Aid, which JICA began implementing from October 2008, JICA implemented 159 projects amounting to approximately ¥111.2 billion (grant agreement amount). Finance and Investment disbursement amount totaled ¥827.3 billion and was provided to 52 countries and two organizations, and PSIF disbursement amount totaled ¥600 million and was provided to four organizations.

The table below sets forth trends in the scale of JICA’s programs for Technical Cooperation, Finance and Investment Commitments and Grant Aid for the past ten years:

	For the year ended March 31,
	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016
	(in billions of yen)
Technical Cooperation Disbursements for the Past Ten Years	¥151.2	¥146.1	¥150.8	¥176.0	¥168.8	¥188.9	¥167.8	¥177.3	¥176.4	¥191.7
Finance and Investment Commitment Amounts for the Past Ten Years.	763.7	901.2	929.4	967.6	538.9	949.4	1,226.7	985.8	1,015.9	2,260.9
Scale of Grant Aid for the Past Ten Years	110.4	96.4	111.1	136.8	118.1	111.0	141.6	115.8	111.2	111.7

JICA’s Path for Development Activities

JICA will develop and implement specific programs and projects based upon the Development Cooperation Charter, which was endorsed by the Japanese government in February 2015. Specifically JICA will focus upon: (i) quality growth and mitigating disparities; (ii) promoting peacebuilding and the sharing of universal values; (iii) strengthening its operational engagement on global issues and the international aid agenda; (iv) expanding and deepening strategic partnerships; and (v) supporting an active role for women and their empowerment in developing countries.

JICA’s Development Cooperation Achievements

In carrying out development activities in line with the Development Cooperation Charter, JICA draws on its track record of accomplishments achieved through the provision of ODA Loans. During the ten year period from JFY 2005 to JFY 2014, JICA provided ODA Loans for construction and other infrastructure projects that have contributed to the following achievements, as determined in ex-post evaluations of the relevant projects:

•	Safe drinking water. Provided access to safe drinking water to approximately 42.89 million people in developing countries;

•	Flood control systems. Protected approximately 32.81 million people in developing countries from natural disaster risk;

•	Airport facilities. Met the air transportation needs of approximately 109.21 million people in developing countries on an annual basis;

•	Railroad facilities. Met the rail transportation needs of approximately 1.90 billion people in developing countries on an annual basis;

•	Roads. Built approximately 8,807 km of new roads and repaired approximately 23,702 km of existing roads in developing countries, contributing to traffic volumes of approximately 3.45 million vehicles per day;

•	Ports. Constructed port facilities in developing countries with capacity to handle approximately 620.47 million tons of freight per year;

•	Power plants. Met power generation needs in developing countries through the supply of 109,313GWh of electricity per year (equivalent to the electricity consumption needs of approximately 41.27 million people based on worldwide averages in 2015); and

•	Forestation. Supported forestation efforts in developing countries on the scale of approximately 2.79 million ha (or 12.75 times the land area of Tokyo Metropolis).

Key Regional Initiatives

Southeast Asia and the Pacific

JICA provides cooperation that focuses on regional capacity development to support the extensive socioeconomic transformation and diversity in development needs, in line with the Development Cooperation Charter announced in February 2015. In particular, JICA extends support for the development of soft and hard infrastructure and the narrowing of the development gap within the Southeast Asian region and in individual countries to achieve sustainable economic growth. JICA also cooperates in various fields such as disaster risk reduction, maritime safety, the rule of law, health, women’s empowerment, and peacebuilding utilizing Japanese knowledge, technology, and experience.

As the importance of countries in the Pacific region in economic growth increases, JICA aims to continue to provide aid in order to accelerate growth in the Pacific region.

East Asia and Central Asia

In East Asia, JICA supports regional stability and growth that is sound and sustained, providing cooperative assistance that strengthens economic relationships that are both reciprocal and mutually beneficial. JICA’s cooperation in parts of the region extends to challenges faced by Japan as well, such as measures against cross-border pollution, infectious diseases and food safety-related issues. In other parts of the region, JICA has focused on the promotion of sustainable development in the industrial sector and enhancement of governance, inclusive growth by increasing employment at small and medium-sized businesses, and enhancement of urban centers through technical cooperation.

In Central Asia and the Caucasus, JICA provides assistance to promote intra-regional cooperation and the promotion of democracy and market economies. Cooperation priorities include programs for improving electric-power and transportation infrastructure in Central Asia and programs to enhance market economies by activating the private sector.

South Asia

In South Asia, JICA concentrates on promoting quality growth and reducing poverty through the building of infrastructure such as transportation systems, electricity, water supply and sewerage services, by strengthening political systems and by promoting cooperation with Japanese private companies. JICA also provides peacebuilding and reconstruction aid to contribute to the peace and stability of countries and areas in the South

Asian region. Further, JICA provides support following natural disasters in cooperation with international organizations and other partners, as well as providing support for measures on climate change and for protecting the environment.

Latin America and the Caribbean

In Central America and the Caribbean, JICA supports economic infrastructure improvement and human resource development in order for each country to achieve growth. JICA is focused on building a sustainable and resilient society by addressing global issues such as the promotion of a shift toward renewable energy and energy efficiency as well as projects intended to mainstream the concept of disaster risk reduction. JICA is extending support to improve the quality of public services, health care and education. In addition, JICA is providing support through cooperation with both regional organizations, including Sistema de la Integración Centroamericana (“SICA”), and international organizations, such as the Inter-American Development Bank, through which it has expanded its assistance in the area of energy saving and renewable energy projects.

In South America, JICA is providing support for improving lagging infrastructure development and creating an investment environment. Furthermore, JICA is assisting countries in enhancing their administrative capability as a foundation to facilitate private economic activities and ensure public security, as well as in improving the urban environment. JICA is also addressing such global issues by, for example, providing emergency disaster relief and enhancing disaster response capabilities.

Africa

The Sixth Tokyo International Conference on African Development (“TICAD VI”) was held in August 2016 in Nairobi, Kenya. Discussions at the summit culminated in the adoption of the Nairobi Declaration, which identifies three priority areas for addressing newly emerging challenges in Africa’s development: “promoting structural economic transformation through economic diversification and industrialization”, “promoting resilient health systems for quality of life” and “promoting social stability for shared prosperity”. During TICAD VI, JICA committed to continuing its contributions to development in Africa by supporting Africa’s initiatives based on the Nairobi Declaration. JICA also affirmed the importance of “Agenda 2063”, which is the African Union’s long-term development vision for the upcoming decade, as a key initiative to guide JICA’s and the international community’s efforts to confront newly emerging development challenges in Africa.

Middle East and Europe

The Middle East and Europe, including approximately 30 countries in Central Eastern Europe, the Middle East and North Africa, is a strategically important region for Japan for securing energy resources and trade routes, and therefore peace and stability in these regions is vital. JICA provides flexible assistance in accordance with the needs and individuality of the region, based on four key strategies: “promoting human security and peacebuilding”, “promoting quality growth”, “contributing to environmental issues beyond national borders” and “cooperating with emerging donors”.

Issue specific initiatives

Millennium Development Goals and Sustainable Development Goals

During the Millennium Summit held in September 2000 in which 189 countries participated, the United Nations (“UN”) Millennium Declaration (the “Declaration”) was adopted, and it set the goals to be achieved by the international community in the 21st century. The Declaration served to clarify the direction and role of the UN on issues of peace and security, development and poverty, the environment, human rights and protecting the vulnerable.

The Millennium Development Goals (the “MDGs”) were then established as a common framework by integrating the Declaration and the international development goals adopted by major international conferences and summits in the 1990s. The MDGs consist of eight goals that were to be achieved by 2015, and which consisted of the following: (a) eradicate extreme poverty and hunger, (b) achieve universal primary education, (c) promote gender equality and empower women, (d) reduce child mortality, (e) improve maternal health, (f) combat HIV/AIDS, malaria and other diseases, (g) ensure environmental sustainability and (h) develop a global partnership for development.

The Sustainable Development Goals (“SDGs”) were adopted at the UN Sustainable Development Summit in September 2015. The SDGs aim to promote efforts to resolve or ameliorate issues that have not been resolved under the MDGs and to set universal goals and targets for new and emerging issues. JICA will continue to contribute to the establishment of a new development framework in developing countries by building on and extrapolating from its past support.

For information on JICA’s track record of achievements in furtherance of development cooperation goals that are broadly consistent with the MDGs, see “—JICA’s Path for Development Activities—JICA’s Development Cooperation Achievements”. In addition, the following are some examples of JICA’s operations geared towards achieving the goals set out in the MDGs:

Infrastructure and Peace Building

The Infrastructure and Peace Building Department of JICA is involved in a wide variety of projects including developing national infrastructure such as urban and regional development planning, transportation, information and communication technology. JICA also extends cooperation for strengthening organizations and training people for the maintenance and operation of these infrastructure systems.

Human Resource Development

Starting in JFY 2014, JICA has implemented dynamic programs that bring together its initiatives and advance “visible” outcomes, and promote mutual learning that transcended national borders and sectors. JICA continues to assist with people-centered development in the fields of education, social security and health. Under the principle of human security, JICA will focus on people and accelerate the efforts that bring together a diverse range of fields and national activities to tackle issues that directly affect people.

Global Environment

JICA works with the international community to support developing countries, in various ways, in improving the global environment, protecting people’s lives, and achieving healthier lives. The Global Environment Department of JICA’s responsibilities cover a wide scope, including environmental conservation and management, water and sanitation issues, and disaster risk reduction.

Rural Development

JICA has viewed rural development as an important area since it began international cooperation. Traditionally, JICA had provided assistance in the area of canal irrigation and rice cultivation in South East Asia. However, in recent years, the focus has shifted towards African nations which has led to new business developments in agriculture. JICA provides cooperation to address the issues of agricultural, maritime and rural development aiming to ensure a stable food supply to people in both rural and urban communities, thereby driving economic development at national and regional levels. In recent years, JICA has concentrated on providing support for regional development under the initiatives of Smallholder Horticulture Empowerment and Promotion and for increased food production with the Coalition for African Rice Development.

Industrial Development and Public Policy

The Industrial Development and Public Policy Department of JICA comprises the private sector development, energy and mining and governance groups. In recent years, the private sector has gained more importance in developing market and economic growth in developing countries. JICA assists developing countries in strengthening their private sectors and also strives to strengthen governance through cooperation in establishing legal and judicial frameworks. Through these activities, JICA promotes sustainable growth as well as democratic and fair societies in developing countries.

Partnership for Quality Infrastructure

At the occasion of the 21st International Conference on the Future of Asia held in May 2015, in order to promote infrastructure investment in Asia both in terms of quantity and quality, Prime Minister of Japan Shinzo Abe announced the Partnership for Quality Infrastructure. Under this Partnership, the Government of Japan promotes “quality infrastructure investment” in collaboration with other countries and international organizations. To this end, Japan, in collaboration with the strengthened Asian Development Bank (“ADB”), will provide approximately U.S.$110 billion for quality infrastructure development in Asia over a five-year period. Following the announcement, JICA and ADB signed a Memorandum of Understanding (the “MOU”) providing a framework for the partnership between the two organizations. There are two main provisions specified in the MOU:

1. Establishment of a trust fund for supporting public-private and other private sector infrastructure projects. By the end of JFY 2016, JICA will make an equity contribution out of its PSIF to a trust fund established by ADB. This fund will be used to finance quality infrastructure projects structured under public-private partnerships or on a fully-private basis in conjunction with private sector financing from ADB. With a target of providing up to U.S.$1.5 billion in financing over five years, this initiative is expected to facilitate further development of large-scale private infrastructure projects in Asia.

2. Co-financing framework for supporting the governments of developing countries to promote public infrastructure. To promote quality public infrastructure in Asia, JICA and ADB will provide sovereign loans to the governments of developing countries with a goal of reaching U.S.$10 billion through co-financing between the two agencies over five years. Long-term assistance plans will be formulated by JICA and ADB for target countries and, based on these plans, the two agencies will provide technical assistance required for project preparation and implementation, while leveraging the comparative advantages of each institution.

Budget

The following table sets forth summary budget information in terms of budgeted expenses for the three main arms of operations of JICA for JFY 2015 and JFY 2016:

Budget for Three Main Arms of Operations

	For the year ended	For the year ending
	March 31, 2016	March 31, 2017
	(in billions of yen)
Finance and Investment	¥988.5	¥1,052.5
Technical Cooperation	147.9	150.7
Grand Aid	160.5	162.9

Total	¥1,296.9	¥1,366.1

Funding

Finance and Investment operations are funded in accordance with the government of Japan’s ODA commitments and carried out in line with policies implemented by the Japanese Cabinet, and JICA is authorized by statute to borrow from the Japanese government on a long-term basis or issue bonds in order to fund these operations. Over the past three fiscal years, the amount of available funding for JICA’s Finance and Investment operations under JICA’s funding plan has increased, as shown in the following table:

Finance and Investment Account Funding Plan

	JFY2014	JFY2015	JFY2016
	(in billions of yen)
Contribution from the government	¥48.5	¥48.3	¥44.4
Fiscal Investment and Loan Program (FILP)(1)	482.0	436.6	468.0
Borrowing from FILP	422.0	376.6	393.0
Government-guaranteed bonds	60.0	60.0	75.0
FILP Agency Bonds(2)	80.0	60.0	60.0
Others	378.0	443.6	480.1

Total	¥988.5	¥988.5	¥1,052.5

Notes:

(1)	See “Japan—Fiscal Investment and Loan Program”.
(2)	Refers to non-government-guaranteed domestic bonds issued pursuant to FILP.

Funding Track Record

Pursuant to JICA’s authority to issue bonds to fund its Finance and Investment operations, JICA has developed a track record of issuing bonds in both domestic and international markets.

Since December 2008, JICA has issued 38 non-government-guaranteed bonds in domestic markets, totaling ¥485 billion. The following table provides JICA’s issuance record of non-government-guaranteed bonds since December 2015:

Bond	Issue Date	Amount	Coupon	Term
		(in billions of yen)	(%)	(years)
33rd	December 2015	¥10	1.130	20
34th	February 2016	10	0.245	10
35th	June 2016	10	0.080	10
36th	June 2016	10	0.313	20
37th	September 2016	20	0.100	10
38th	September 2016	15	0.590	30

JICA issued its first government-guaranteed Euro-dollar bonds in November 2014 as follows:

Bond	Issue Date	Amount	Coupon	Term
		(in millions of dollars)	(%)	(years)
1st	November 2014	$500	1.875	5

Guidelines for Environmental and Social Considerations

Although JICA’s various projects aim for social and economic development, there is the risk that such initiatives may involve a risk of negative impact on the environment including air, water, soil, or ecosystem as well as negative impact on society such as involuntary resettlement or infringement of rights of indigenous peoples. In order to achieve sustainable development, any project’s impact on the environment and society must be assessed and any means and costs to avoid, minimize or compensate for such impact is integrated into the project itself. This internalization of environmental and social cost into the development cost is the gist of Environmental and Social Considerations (“ESC”). JICA has set out Guidelines for ESC which set forth JICA’s responsibilities and required procedures, together with obligations of partner countries and project proponents, in order to put ESC into practice.

JICA’s partners, including host countries, borrowers and project proponents bear the primary responsibility for ESC. JICA’s role is to examine ESC undertaken by project proponents in their development projects and to provide necessary support to ensure that the appropriate ESC are put into practice and that any adverse impact is avoided or minimized to an acceptable level.

Risk Management

The operations of financial institutions involve various risks, including credit risk, market risk, liquidity risk, operational risk and other risks. As a government agency, JICA conducts financial operations to achieve policy objectives. The nature as well as the volume of risks in JICA’s operations and the ways to deal with them differ from the risks and countermeasures at private financial institutions. Nonetheless, it is essential for JICA to have appropriate risk management just as at a financial institution.

In line with the global trend of increasingly focusing on risk management among financial institutions and regulators, JICA is constantly improving its risk management of the Finance and Investment Account.

More specifically, risk management of the Finance and Investment Account is positioned as a managerial issue that needs to be addressed systematically by the entire organization. JICA has thus adopted a risk management policy for its operations. Under such policy, JICA identifies, measures and monitors various risks. The objective of this policy is to ensure sound and effective operations and to earn returns commensurate with risks.

JICA has established a Risk Management Committee for the Finance and Investment Account that examines important issues related to integrated risk management.

JICA manages various risks associated with Finance and Investment operations as follows:

Credit Risk

Credit risk refers to the potential loss from difficulties or failure to recover credit assets due to the deteriorating financial condition of a debtor. The main area of Finance and Investment operations is lending. See “—Operations”. Consequently, the control of credit risk is a major part of JICA’s risk management. Sovereign risk makes up a considerable part of the credit risk that accompanies ODA Loans.

JICA, as an official financer, evaluates sovereign risk by making full use of information gathered through communication with the governments and relevant authorities in the recipient countries, multilateral institutions such as the International Monetary Fund and the World Bank, other regional and bilateral donor organizations and private financial institutions in developed countries. With respect to “PSIF”, JICA assesses the risk associated with lending to private entities as well as country risk and currency risk.

Credit Rating System

JICA has established a credit rating system as part of the organization’s operating procedures that covers all borrowers. Credit ratings are the cornerstone of credit risk management, being used for conducting individual credit appraisals and quantifying credit risks. Credit ratings are divided into two categories: sovereign borrowers and non-sovereign borrowers. A different credit rating system is used for each category. Ratings are subsequently updated as appropriate.

Self-Assessment of Asset Portfolio

When managing credit risks, it is important for JICA to make proper self-assessments of its loan portfolio and implement write-offs and loan loss provisions in a proper and timely manner. Based on the Financial Inspection Manual prepared by the Financial Services Agency of Japan, JICA has developed internal rules for assessment. To ensure an appropriate checking function, in this process, the first-stage assessment is conducted by the relevant departments in charge of lending and investment, and the second-stage assessment is conducted by the credit risk analysis department. An accurate understanding of asset quality is essential to maintain JICA’s financial soundness as well as for disclosure.

Quantifying Credit Risk

In addition to individual credit risk management, JICA is working on quantifying credit risks with a view to evaluating the risk of the overall loan portfolio. To do that, it is important to take into account the characteristics of JICA’s loan portfolio, a significant proportion of which consists of long-term loans and sovereign loans to developing and emerging countries. Also, JICA takes into account multilateral mechanisms for securing assets such as the Paris Club which is a unique framework for debt management by official creditor countries. By incorporating these factors in the credit risk quantification model, JICA measures credit risks and utilizes it for internal controls.

The following table shows the ratio of JICA’s risk-monitored loans, which includes loans to debtor in legal bankruptcy, past due loans, loans in arrears by three months or more and restructured loans, to total loans receivable, as of the dates indicated:

	As of March 31,
	2014	2015	2016
	(in billions of yen except for ratio)
Loans to Debtor in Legal Bankruptcy	¥—	¥—	¥—
Past Due Loans	69	68	64
Loans in Arrears by Three Months or More	18	—	—
Restructured Loans	795	771	750

Total (A)	¥881	¥840	¥814
Balance of Loans Receivable (B)	11,137	11,292	11,566

A / B (%)	7.91%	7.44%	7.04%

Market Risk

Market risk refers to the potential losses incurred through changes in the value of assets and liabilities caused by fluctuations in foreign currency exchange rates and/or interest rates. JICA bears risks arising from long-term fixed rate interest loans due to the characteristics of its lending activities. In this regard, JICA is enhancing its capacity to absorb interest rate risk by using capital injections from the General Account Budget of the Japanese government.

Furthermore, interest rate swaps are carried out exclusively for the purpose of hedging interest rate risk. In order to control counterparty credit risk of interest rate swaps, the market value of transactions and credit worthiness of each counterparty are constantly assessed and collateral is secured when necessary.

With the introduction of operations such as Japanese ODA Loans with the option for borrowers to repay in currencies other than yen adopted in JFY 2012 and dollar-denominated Japanese ODA Loans starting from the year ending March 31, 2017, currency risks may arise from the conversion of yen-denominated loans into foreign currency-denominated loans or from exchange rate fluctuations generally, although JICA has not implemented the new operations as of September 2, 2016.

Consequently, currency risk is hedged through currency swaps. Moreover, when foreign currency-denominated investments are extended in PSIF, currency risk is assumed in connection with the valuation of investments. JICA manages this currency risk through regular and continuous monitoring of exchange rate fluctuations in the currency of the country in which the counterparty is located.

Liquidity Risk

Liquidity risk refers to the risk of having difficulty securing sufficient funds due to a deterioration of JICA’s credit or to an unexpectedly large increase in expenditures or an unexpectedly large decrease in revenues. JICA uses many measures to avoid liquidity risk through management of its cash flow. This includes efforts to secure multiple sources of funds such as agency bonds and borrowing under fiscal investment and loan programs established by JICA.

Operational Risk

Operational risk refers to potential losses incurred from work processes, personnel activities, improper systems or other external events. For JICA, this refers to risks that stem from its operations, systems and internal or external misconduct. JICA manages the operational risk as part of the efforts to promote its compliance policy.

Management and Officers

The names, current positions and previous positions of executive officers and auditors as of October 3, 2016 are as follows:

Title	Name	Date of appointment	Previous position
President	Shinichi Kitaoka	October 1, 2015	President, the International University of Japan

Senior Vice-President	Kazuhiko Koshikawa	May 23, 2016	Ambassador, Embassy of Japan in Spain

Vice-President	Hiroshi Kato	October 1, 2013 (Reappointment)	Senior Special Advisor, Japan International Cooperation Agency

Vice-President	Naoki Ito	October 1, 2015	Deputy Director-General, Economic Affairs Bureau, Ministry of Foreign Affairs

Vice-President	Hidetoshi Irigaki	October 1, 2015	Director General, Southeast Asia and Pacific Department, Japan International Cooperation Agency

Vice-President	Yasushi Kanzaki	October 1, 2015	Director General, Budget, Personnel, and Management Systems Department, Asian Development Bank

Vice-President	Kenichi Tomiyoshi	October 1, 2015	President Director, Jakarta Office, Japan External Trade Organization

Vice-President	Shinya Ejima	October 1, 2016	Director General, Operations Strategy Department, Japan International Cooperation Agency

Vice-President	Noriko Suzuki	October 1, 2016	Director General, Secretariat of Japan Disaster Relief team, Japan International Cooperation Agency

Auditor	Hajime Kurokawa	October 1, 2011 (Reappointment)	Manager, Public Sector, Deloitte Touche Tohmatsu LLC

Auditor	Hiromi Machii	January 1, 2014 (Reappointment)	Compliance Officer, SG Assetmax Co., LTD

Auditor	Eiji Inui	October 1, 2015	Director General, Africa Department, Japan International Cooperation Agency

(1)	Vice-presidents and auditors are listed in the order of their appointment.
(2)	Number of executive officers and auditors: pursuant to Article 7 of the JICA Act, there shall be one president and three auditors, and there may be one senior vice-president and up to eight vice-presidents.
(3)	Terms of office of executive officers and auditors: pursuant to Article 21 of the Act on General Rules for Incorporated Administrative Agencies, the term of office of the president is from the date of appointment until the last day of the mid-term plan currently in effect at the time of the appointment, and the term of office of each auditor is from the date of appointment until the date that the audited financial statements covering the final fiscal year of the mid-term plan for which such auditor is responsible are approved. Pursuant to Article 9 of the JICA Act, the term of office of the senior vice-president, if any, is four years, and the term of office of the vice-presidents, if any, is two years.

Employees

JICA employed 1,864 full-time employees across sixteen domestic offices (including the Headquarters in Tokyo) and 91 overseas offices as of September 16, 2015.

JAPAN

GENERAL

Area and Population

Japan, an archipelago in the western Pacific, consists of four main islands (Hokkaido, Honshu, Kyushu and Shikoku) which are mostly mountainous located in the same approximate range of latitude as the east coast of the United States north of Florida. The total area of Japan is approximately 146,000 square miles, which is slightly less than that of California and about 4% of the United States. It is bordered by the Sea of Japan to the west and north, and by the Pacific Ocean to the east and south.

Japan has a total population of approximately 127.0 million (estimated as of September 1, 2016). It has one of the highest population densities in the world and approximately 23% of its people (estimated as of October 1, 2015) are concentrated in three metropolitan areas (Tokyo, Osaka and Nagoya). Japan’s average annual rate of population decrease during the years 2010-2015 showed a decline rate of 0.15%. Japan’s population decreased 0.1% during the 12 months ended October 1, 2015.

Government

The legislative power in Japan is vested in the Diet, which currently consists of a House of Representatives having 475 members and a House of Councillors having 242 members. Members of both houses are elected by direct universal suffrage, except that some members of each house are elected by proportional representation. The power of the House of Representatives is superior to that of the House of Councillors in respect of approving certain matters including the national budget and electing the Prime Minister.

The executive power is vested in the Cabinet consisting of a Prime Minister, elected by the Diet from among its members, and other Ministers appointed by the Prime Minister, a majority of whom must be members of the Diet. The judicial power is vested in the Supreme Court and such lower courts as are established by law.

Japan’s 47 prefectures, and its cities, towns and villages, have a certain degree of local autonomy through popularly elected legislative bodies and chief executives. The central government exercises its influence on local governments indirectly through financial aid and prescribing standards of local administration.

Political Parties

Members of the House of Representatives are elected for four-year terms unless the House of Representatives is dissolved prior to expiration of their terms. The House of Representatives was dissolved on November 21, 2014 and an election was held on December 14, 2014. 295 members were elected from single-member districts and 180 members were elected through a proportional representation process from 11 regional districts. The House of Councillors currently consists of 242 members who are elected for six-year terms with one-half of the membership being elected every three years. In an election in July 2013, 121 members were elected, of which 48 members were elected through a proportional representation system and 73 members were elected from 47 districts that correspond to the 47 prefectures of Japan. In addition, in an election in July 2016, 121 members were elected as well. Currently, the House of Councillors consists of 121 members whose term expires in July 2019 and 121 members whose term expires in July 2022.

The following tables set forth the membership by political party of the House of Representatives as of September 26, 2016 and the House of Councillors as of September 27, 2016.

House of Representatives
Liberal Democratic Party	291
The Democratic Party and Club of Independents	96
Komeito	35
Japanese Communist Party	21
Nippon Ishin no Kai(a)	15
The People’s Life Party & Taro Yamamoto and Friends	2
Social Democratic Party	2
Independents	11
Vacancies	2

Total	475

(a)	English name to be decided.

Source: House of Representatives.

House of Councillors
Liberal Democratic Party	122
The Democratic Party and The Shin-Ryokufukai	50
Komeito	25
Japanese Communist Party	14
Nippon Ishin no Kai(a)	12
Hope Coalition (Kibou)	5
Independents Club	4
The party for Japanese Kokoro	3
Okinawa Whirlwind	2
Independents	5
Vacancies	0

Total	242

(a)	English name to be decided.

Source: House of Councillors.

Leadership

Japan’s current Prime Minister is Shinzo Abe, a member of the Liberal Democratic Party of Japan and member of the House of Representatives in the Diet. As the Liberal Democratic Party of Japan took its position as the ruling party as a result of the House of Representatives election, Mr. Abe was formally appointed as Japan’s 96th Prime Minister by the Emperor on December 26, 2012 and succeeded the former Prime Minister Yoshihiko Noda, who is a member of the Democratic Party of Japan. After the Democratic Party of Japan became the ruling party in September 2009, Mr. Noda served as the last Prime Minister of the Democratic Party of Japan from September 2, 2011.

International Organizations

Japan is a member of the United Nations and other international organizations, including the International Monetary Fund, International Bank for Reconstruction and Development, International Development Association, International Finance Corporation, International Fund for Agricultural Development, Multilateral Investment Fund, Multilateral Investment Guarantee Agency, Asian Development Bank, African Development Bank, African Development Fund, European Bank for Reconstruction and Development, Inter-American Development Bank and Inter-American Investment Corporation. See “—Subscriptions to International Financial Organizations”.

International Trade Agreements

Japan announced its intent to join the Trans-Pacific Partnership, or TPP, in March 2013, and following negotiations with 11 other countries, signed the TPP Agreement on February 4, 2016. Upon the ratification of the TPP, Japan and the other participating countries will aim to not only eliminate tariffs on products but also liberalize services and investment, and establish rules in a wide range of fields, including intellectual property, e-commerce and the environment.

Japan has also entered into Economic Partnership Agreements, or EPAs, with various countries, including Singapore, Mexico, Malaysia, Chile and Thailand. As of August 2016, Japan had entered into a total of 16 EPAs with 20 countries. Pursuant to the EPAs, Japan will collaborate comprehensively with the counterparty to, among other things, reduce or eliminate tariffs, grant most-favored-nation status in the fields of investment, services and government procurement and expedite patent review and enhance patent protection in the field of intellectual property.

Japan is also a member of international organizations which are based on international trade treaties and other agreements which seek to promote free trade in the international market, including the following: the World Trade Organization, the Organisation for Economic Co-operation and Development, the World Customs Organization and the International Trade Centre.

The following is a map of Japan:

MAP OF JAPAN

Road
Outer limits of Japanese territory
Boundary, etc. between the land area whose attribution has not yet been determined and other nations
City
1000km
Distance from Tokyo
Map Projection :
Azimuthal equidistant projection
Standard point :
Origin of the Japanese Horizontal Control Network
(Minato City, Tokyo)
35° 39' 29" N
139° 44' 29" E
Bathymetry is taken from the GEBCO Digital Atlas.
0 100 200 300 400 500km
SEA OF OKHOTSK
SAKHALIN
KURILE ISLANDS
The most northern end of Japan
Etorofu Is.
Kunashiri Is.
Rebunto Is.
Asahikawa
Sapporo
Kushiro
Hakodate
Aomori
Akita
Morioka
Sendai
SEA OF JAPAN
Takeshima
OKI ISLANDS
Niigata
Nagano
Utsunomiya
Kanazawa
Tokyo
Matsue
Kyoto
Nagoya
Osaka
Hiroshima
Fukuoka
Matsuyama
Kagoshima
Tsushima Strait
Hizen-Torishima Is.
JAPAN
IZU ISLANDS
Hachijojima Is.
NORTH PACIFIC OCEAN
Torishima Is.
Yakushima Is.
EAST CHINA SEA
NANSEI ISLANDS
SENKAKU ISLANDS
Uotsuri Is.
Naha
Yonagunijima Is.
The most western end of Japan
Minami-Daitojima Is.
Oki-Daitojima Is.
Chichijima Is.
OGASAWARA ISLANDS
Iwo Is.
Minami-Iwo Is.
The most eastern end of Japan
Minami-Torishima Is.
The most southern end of Japan
Okino-Tori Shima Is.
PHILIPPINE SEA

This map is compiled from 1:5,000,000 Japan and Its Surroundings (2015 Revised).
"Sea of Japan" is referred to as "Japan Sea" in the "Limits of Oceans and Seas" (S-23), published by the International Hydrographic Organization.

Geospatial Information Authority of Japan
Ministry of Land, Infrastructure, Transport and Tourism
Government of Japan

THE ECONOMY

General

Japan has a highly advanced and diversified economy, which has developed in response to changing conditions in Japan and the world. During the era of high economic growth in the 1960s and the early 1970s, the expansion was based on the development of heavy industries consuming large quantities of resources. During the 1980s, there was rapid growth in high value-added industries, such as electronics and precision instruments, which employ high level technology and consume relatively low quantities of resources. The service sector of the economy grew significantly during the 1980s and 1990s.

While the Japanese economy expanded during the period from 2002 to 2007, amidst that expansion, and prior to the global economic crisis of 2008, Japan continued to face several domestic economic difficulties. Among other things, domestic consumption contributed to the economic recovery to a lesser degree than was the case in prior economic growth periods. Also, despite the improving employment environment at the time, the average wage failed to grow appreciably. While those Japanese manufacturing companies with a global competitive edge achieved growth on the back of the favorable world economy, small-to-medium enterprises and the non-manufacturing sectors realized only limited productivity growth and profitability. This in turn caused imbalance in the level of economic recovery among the different regions in Japan. In the longer term, Japan faced a declining population, mass retirement of the baby boomer generation, environmental/energy conservation agenda, and fiscal deficit problem. Against this backdrop, the subprime loan crisis in the United States and increases in the prices of energy and raw materials precipitated weakness in the global economy, causing the Japanese economy to deteriorate. Throughout JFY 2008, the global economy continued to worsen, as the collapse of several major financial institutions in the United States and other factors contributed to a credit tightening, volatility in stock, currency and other markets, loss of consumer confidence and decrease in business and industrial activities on a global basis. The Japanese economy was also adversely affected by these factors, especially as Japan’s export sector was hit by the decline in global demand and appreciation of the yen against other major currencies. After February 2008, Japan had entered a recession. The Japanese economy in JFY 2010 picked up, despite a difficult situation where the unemployment rate remained at a high level.

On March 11, 2011, just as the Japanese economy was in a transition from the state of stagnation to recovery, the Great East Japan Earthquake (“Earthquake”) struck Japan. As a result, the Japanese economy posted negative growth for the first and second quarter in 2011. Unlike the cases of the Great Hanshin-Awaji Earthquake in 1995 or Hurricane Katrina in 2005, personal consumption declined on a nationwide basis, with consumer sentiment deteriorating sharply after the Earthquake. The Earthquake had a severe impact on production in Japan through the shutdown of damaged factories, disruptions of the supply chains and power supply constraints. In particular, the Earthquake affected Japan’s auto industry which depends on the Tohoku region for the supply of key parts including semiconductors and other electronic components. The supply constraints and the slower growth in corporate earnings in the aftermath of the Earthquake also put downward pressure on capital investment activities. The Earthquake was accompanied by a nuclear power plant accident, which not only caused power supply constraints but also had a chilling effect on certain business activities, such as in the tourism and leisure sectors. Following the Earthquake, the number of visitors to Japan from foreign countries dropped by approximately half from the monthly averages in the prior year. The Earthquake and its aftermath prompted the Government of Japan to compile a series of supplementary budgets to support reconstruction efforts. On May 2, 2011, a first supplementary budget of approximately ¥4 trillion was approved by the Diet to finance reconstruction relating to damages from the Earthquake and tsunami. The budget was aimed at disaster relief, including providing temporary housing, rebuilding of facilities and disaster assistance loans. On July 25, 2011, the Japanese government approved a second supplementary budget of approximately ¥2 trillion aimed at further disaster relief, including increasing the Contingency Reserve for Recovery from the Great East Japan Earthquake. On November 21, 2011, the Japanese government approved the third supplementary budget of approximately ¥12 trillion aimed at disaster relief, including provision of emergency support to people affected by the disaster and reconstruction of public utilities and facilities. On February 8, 2012, the Japanese government approved the fourth supplementary budget including the establishment of a government guaranteed ¥500 billion credit facility in response to the so-called “Overlapping Debt Problem”, whereby the burden of existing debt makes it difficult to raise funds for victims of the Earthquake. Thereafter, the Japanese government approved budgets of approximately ¥4 trillion for JFY 2012, ¥5 trillion for JFY 2013 and ¥4 trillion for JFY 2014 to finance reconstruction efforts.

The Earthquake and the nuclear disaster in Fukushima were followed by severe flooding that occurred at the end of July 2012 in Thailand, Japan’s sixth largest trading country in export and thirteenth in import. The suspended operations of the local factories in Thailand suppressed Japan’s Thailand bound exports of goods including intermediary materials for cars and electronics and thereby adversely affected the Japanese economy.

Thus, JFY 2011 started in a very challenging environment, with the Earthquake seriously crippling the economy, which posted negative growth for the first quarter. Over time, the government and the people joined forces in an all-out effort to rebuild the social and economic infrastructure, facilitating a rapid recovery of the supply chains and helping the economy on a track to a gradual recovery. Since the summer of 2011, however, the rapid appreciation in yen, the reduced external demand due to the Thai flooding (as described above) and deceleration in the world economy stemming from the European sovereign debt crisis kept such recovery to a modest level.

In December 2012, the Cabinet Office of the Government of Japan announced “Abenomics” (named after the incumbent Prime Minister Shinzo Abe), an economic strategy of pursuing an expansionary monetary policy, a flexible fiscal policy and an economic growth agenda that promotes private investment, with the goal of achieving GDP growth and job creation. Pursuant to this strategy, specific measures to be implemented include accelerating reconstruction efforts in areas damaged by the Great East Japan Earthquake, increasing stimulus spending and subsidies aimed at strategically important sectors and utilizing a more flexible approach to economic and fiscal management.

Additionally, in January 2013, the Government of Japan and the Bank of Japan issued a joint statement announcing measures to overcome deflation and achieve sustainable economic growth with price stability in order to establish a sustainable fiscal structure and sound fiscal management. In March 2013, Mr. Haruhiko Kuroda, former President of the Asian Development Bank, was appointed as governor of the Bank of Japan. In April 2013, the Bank of Japan announced its new quantitative and qualitative monetary easing policy, under which the Bank of Japan is aiming to achieve a price stability target of 2% in terms of the year-on-year rate of change in the consumer price index at the earliest possible time, with a time horizon of about two years. The real GDP marked an increase of 0.8% during JFY 2015, with the nominal GDP posting a positive growth by 2.2%. The Cabinet Office of the Government of Japan currently expects the Japanese economy to recover moderately during JFY 2016, posting real GDP growth of 1.7% and the nominal GDP growth of 3.1%. The Japanese Diet has passed comprehensive social security and tax reform, including an increase in the consumption tax rate from 5% to 8% in 2014, and from 8% to 10% in 2015, subject to certain conditions. Accordingly, the consumption tax rate was increased to 8% in April 2014. However, the planned increase in the consumption tax rate from 8% to 10% has been postponed to October 2019. In addition, the effective corporate tax rate was reduced from 34.62% to 32.11% for JFY 2015 and it was further reduced to 29.97% for JFY 2016.

In April 2016, a series of strong earthquakes struck the Kumamoto area, including the strongest earthquake to strike Japan since 2011, causing the gross regional product (GRP) of the Kyushu region to decline. The earthquakes raised concerns about the possible impact on the distribution of agricultural products and the supply of electronic parts.

The Japanese economy faces certain challenges. Challenges for the Japanese economy include, as further described herein, an increased dependence on LNG and other energy imports as a result of the nuclear accident at the Fukushima Daiichi Nuclear Plant and suspension of operations at other nuclear power plants and, over the long term, demographic challenges, such as an aging workforce and population decrease, and the high levels of public debt and associated debt servicing payments.

Summary of Key Economic Indicators

The following table sets forth information regarding certain of Japan’s key economic indicators for the periods indicated:

	JFY 2011	JFY 2012	JFY 2013	JFY 2014	JFY 2015
	(yen amounts in billions, except percentages and index)
Percentage Changes of GDP from Previous Year
At Nominal Prices	-1.3%	0.0%	1.7%	1.5%	2.2%
At Real Prices(a)	0.4	0.9	2.0	-0.9	0.8
Total Revenues of Consolidated General and Special Accounts(b)	¥263,616	¥266,025	¥271,710	¥247,464	¥252,773
Total Expenditures of Consolidated General and Special Accounts(b)	223,615	221,853	227,684	226,756	259,630
Surplus of Consolidated Revenues over Consolidated Expenditures(b)	40,001	44,173	44,026	20,708	8,789
Public Debt	758,202	785,723	823,367	851,097	880,335

(a)	Real prices are based on calendar year 2005.
(b)	The data for 2015 is the provisional results as of December 31, 2015.

Source: Economic and Social Research Institute; Cabinet Office; and Ministry of Finance.

	2011		2012	2013	2014	2015
	(yen amounts in billions, except percentages and index)
Unemployment Rate	4.6	%(a)	4.3%	4.0%	3.6%	3.4%
Consumer Price Index(b)(c)	99.7		99.7	100.0	102.8	103.6
Annual Change	-0.3%		0.0%	0.4%	2.7%	0.8%
Corporate Goods Price Index(b)	101.5		100.6	101.9	105.1	102.7
Annual Change	1.5%		-0.9%	1.3%	3.2%	-2.3%
Current Account regarding Balance of Payments	¥10,401		¥4,764	¥4,457	¥3,881	¥16,413
Official Foreign Exchange Reserves	1,296		1,268	1,267	1,261	1,233

(a)	The unemployment rate for CY 2011 is based on an estimate with respect to Iwate, Miyagi and Fukushima Prefectures.
(b)	Calendar year 2010=100.
(c)	Indices are calculated using the monthly averages.

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”; Consumer Price Index, Statistics Bureau, Ministry of Internal Affairs and Communications; Domestic Corporate Goods Price Index, Bank of Japan; and Ministry of Finance.

Gross Domestic Product and National Income

The following table sets forth information pertaining to Japan’s gross domestic product for JFY 2011 through JFY 2015.

Gross Domestic Product

	JFY 2011	JFY 2012	JFY 2013	JFY 2014	JFY 2015	Percentage of JFY 2015 GDP
	(yen amounts in billions)
Total Consumption
Private sectors	¥286,429	¥288,370	¥295,659	¥293,205	¥291,948	58.3%
Public sectors	96,649	97,468	98,823	100,961	102,263	20.4

	383,078	385,837	394,482	394,166	394,211	78.7
Total Gross Capital Formation
Private sectors
Producers’ Durable Equipment	64,317	64,798	67,356	68,390	70,105	14.0
Residential Construction	13,414	14,095	15,785	14,438	14,759	2.9
Public sectors	20,804	20,969	23,568	23,668	23,041	4.6

	98,535	99,862	106,709	106,495	107,904	21.6
Additions to Business Inventories
Private sectors	(1,431)	(1,080)	(2,842)	193	1,574	0.3
Public sectors	67	(37)	16	97	22	0.0

	(1,364)	(1,116)	(2,826)	290	1,596	0.3
Net Exports of Goods and Services	(6,079)	(10,180)	(15,964)	(11,393)	(3,164)	-0.6

Nominal Gross Domestic Expenditures	¥474,171	¥474,404	¥482,401	¥489,558	¥500,547	100.0%

Real Gross Domestic Expenditures(a)	¥514,695	¥519,547	¥529,765	¥524,783	¥529,192

Surplus of the Nation on Current Account
Exports of Goods and Services and Other Receipts from Abroad	20,568	21,683	25,185	30,416	33,821
Less: Imports of Goods and Services and Other Payments Abroad	(5,812)	(6,287)	(7,225)	(9,388)	(10,947)

	14,756	15,396	17,959	21,028	22,875

Gross National Income	¥488,927	¥489,800	¥500,360	¥510,586	¥523,421
Percentage Changes of GDP from Previous Year
At Nominal Prices	-1.3%	0.0%	1.7%	1.5%	2.2%
At Real Prices(a)	0.4	0.9	2.0	-0.9	0.8
Deflator	-1.7	-0.9	-0.3	2.4	1.4

(a)	GDP financial data are subject to change.
(b)	Real prices are based on calendar year 2005.

Source: Economic and Social Research Institute, Cabinet Office.

The following table sets forth information pertaining to Japan’s gross domestic product, as seasonally adjusted, for each of the eight quarters ended June 30, 2016.

	Quarterly Gross Domestic Product(a)
	2014		2015				2016
	Third Quarter	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	First Quarter	Second Quarter
	(yen amounts in billions)
Nominal Gross Domestic Expenditures(b)	¥483,758	¥488,271	¥498,222	¥497,973	¥501,059	¥499,732	¥503,755	¥505,376

Real Gross Domestic Expenditures(b)(c)	¥520,756	¥523,654	¥530,045	¥527,475	¥530,227	¥528,014	¥530,791	¥531,699

Percentage Changes of GDP from the Previous Quarter At Nominal Prices(d)	-0.8%	0.9%	2.0%	-0.1%	0.6%	-0.3%	0.8%	0.3%
At Real Prices(c)(d)	-0.6	0.6	1.2	-0.5	0.5	-0.4	0.5	0.2
Deflator(d)	-0.2	0.4	0.8	0.4	0.1	0.2	0.3	0.2

(a)	Quarterly GDP financial data are subject to change.
(b)	Numbers are based on seasonally-adjusted GDP figures.
(c)	Real prices are based on calendar year 2005.
(d)	Percentage changes are based on seasonally-adjusted GDP figures.

Source: Economic and Social Research Institute, Cabinet Office.

Per Capita Gross Domestic Product

The following table indicates per capita gross domestic product for the last five years:

	Per Capita GDP
Fiscal Year	Amount (in thousands of yen)	Year-on-year change (%)
2010	3,753	1.4
2011	3,712	(1.1)
2012	3,721	0.2
2013	3,790	1.9
2014	3,853	1.7

National Income

The following table sets forth national income for calendar year 2010 through calendar year 2014.

	National Income
	2010	2011	2012	2013	2014
	(yen amounts in billions)
Domestic Factor Income	¥340,494	¥332,884	¥337,967	¥338,901	¥342,786
Net Income from Abroad	12,974	14,675	15,055	17,641	19,690

National Income at Factor Cost	¥353,469	¥347,559	¥353,021	¥356,542	¥362,475

Percentage Changes of Income at Factor Cost from Previous Year	3.9%	-1.7%	1.6%	1.0%	1.7%

Source: Economic and Social Research Institute, Cabinet Office.

Industry

The following table sets forth the proportion of gross domestic product contributed by major industrial sectors of the economy for calendar year 2010 through calendar year 2014.

GDP by Industrial Sectors (at nominal prices)

	2010	2011	2012	2013	2014
Industry
Agriculture, Forestry and Fisheries	1.2%	1.2%	1.2%	1.2%	1.2%
Mining	0.1	0.1	0.1	0.1	0.1
Manufacturing	19.5	18.5	18.5	18.4	18.5
Construction	5.4	5.6	5.6	5.9	6.1
Electric Power Generation, Gas and Water	2.3	1.8	1.7	1.7	2.0
Wholesale and Retail Trade	13.7	14.2	14.3	14.3	14.1
Finance and Insurance	4.9	4.8	4.6	4.5	4.3
Real Estate	11.8	12.0	11.9	11.7	11.6
Transportation	4.9	4.8	5.0	4.9	5.0
Communication	5.4	5.5	5.5	5.5	5.5
Services	18.9	19.3	19.6	19.7	19.6

Total	88.0	87.8	87.9	87.9	87.9
Public Services
Electric Power Generation, Gas and Water	0.6	0.6	0.6	0.6	0.6
Services	2.4	2.4	2.4	2.3	2.4
Public Administration	6.1	6.3	6.2	6.1	6.1

Total	9.1	9.3	9.2	9.0	9.0
Non-Profit Services	2.1	2.3	2.4	2.3	2.3

Total	99.2%	99.4%	99.5%	99.2%	99.2%

Source: Economic and Social Research Institute, Cabinet Office, Annual Report on National Accounts.

Energy

The following table sets forth the total amounts of primary energy supplied and the percentages supplied by different sources for JFY 2010 through JFY 2014.

	Total Primary Energy Supplied (peta-joules)	Sources of Primary Energy Supplied(a)
JFY		Oil	Coal	Nuclear	Natural Gas	Other
2010	23,200	39.8%	22.5%	11.1%	19.2%	7.5%
2011	22,047	42.8	21.9	4.1	23.3	7.9
2012	21,721	44.1	23.3	0.7	24.5	7.4
2013	21,980	42.7	25.1	0.4	24.2	7.6
2014	21,056	41.4	25.5	0.0	25.2	7.8

(a)	Figures represent the proportion of each source as a share of the domestic primary energy supplied. Domestic primary energy supplied is total primary energy supplied less exports and inventory adjustments.
(b)	Standard heating value by energy source, which is used to create total primary energy supplied statistics, is revised every five years. Figures represent the revised standard heating value by energy source.

Source: Agency for Natural Resources and Energy, Ministry of Economy, Trade and Industry, Report on Energy Supply and Demand.

Since JFY 2011, largely due to the effects of the Earthquake, the import of oil and natural gas as alternatives to nuclear energy increased significantly as the demand increased for power generation at thermal power stations. See “Foreign Trade and Balance of Payments—Foreign Trade”.

The table below sets forth information regarding crude oil imports for JFY 2011 through JFY 2015.

	JFY 2011	JFY 2012	JFY 2013	JFY 2014	JFY 2015
Volume of imports (thousand kilo-liters per day)	575	578	587	530	546
Cost of imports (c.i.f. in billions of yen)	¥11,894	¥12,526	¥14,826	¥11,860	¥7,372
Average price (c.i.f. in yen kilo-liters)	¥56,681	¥59,357	¥69,224	¥61,279	¥37,007

Source: Customs and Tariff Bureau, Ministry of Finance.

Japan has historically depended on oil for most of its energy requirements and almost all its oil is imported, mostly from the Middle East. Oil price movements thus have a major impact on the domestic economy. In recent years, as the demand for oil in emerging economies such as China and India has expanded and the geopolitical tension in the Middle East worsened, crude oil prices increased significantly. In 2015, oil prices decreased due to oversupply from OPEC countries and the economic downturn in China and Europe.

Japan has worked to reduce its dependence on oil by encouraging energy conservation and the use of alternative fuels. In addition, a restructuring of industry, with emphasis shifting from primary industries to processing and assembly type industries and from manufacturing industry to service industry, has also contributed to the reduction of oil consumption.

The following table sets forth information relating to total electric power generating capacity and electric power generation for JFY 2010 through JFY 2014.

	JFY 2010	JFY 2011	JFY 2012	JFY 2013	JFY 2014
	(megawatts)
Electric power generating capacity(a):
Fossil Fuel	182,381	185,309	188,904	191,258	193,356
Nuclear	48,960	48,960	46,148	44,264	44,264
Hydro-electric	48,111	48,419	48,934	48,932	49,597
Other	2,863	3,041	3,341	4,717	7,343

Total	282,315	285,729	287,327	289,171	294,560

	(gigawatt-hours)
Electric power generation:
Fossil Fuel	771,306	906,946	986,758	987,345	955,352
Nuclear	288,230	101,761	15,939	9,303	—
Hydro-electric	90,681	91,709	83,645	84,885	86,942
Other	6,670	7,412	7,607	8,949	11,423

Total	1,156,888	1,107,829	1,093,950	1,090,482	1,053,717

(a)	At the end of fiscal year—March 31

Source: Handbook of Electric Power Industry, Agency for Natural Resources and Energy, Ministry of Economy, Trade and Industry.

Price Indices

The table below sets forth information concerning changes in Japan’s Corporate Goods and consumer price indices for the periods indicated.

	Corporate Goods Price Index(a)		Consumer Price Index(b)
	Index(c)	Annual % Change	Index	Annual % Change
2011	101.5	1.5	99.7	-0.3
2012	100.6	-0.9	99.7	0.0
2013	101.9	1.3	100.0	0.4
2014	105.1	3.2	102.8	2.7
2015	102.7	-2.3	103.6	0.8

(a)	All commodities. Calendar year 2010=100. Source: Domestic Corporate Goods Price Index, Bank of Japan.
(b)	General index. Calendar year 2010=100. Source: Consumer Price Index, Statistics Bureau, Ministry of Internal Affairs and Communications.
(c)	Indices are calculated using the monthly averages.

Labor

The number of employees was on an upward trend from 2004 to 2007, decreased from 2008 to 2012 and recovered in 2013. In 2014, the average employment was estimated at 63.5 million, of which 24.4% were employed in mining, manufacturing and construction, 3.6% were employed in agriculture, forestry and fisheries, and 72.0% in services and other sectors. In 2015, the average employment was estimated at 63.8 million, of which 24.1% were employed in mining, manufacturing and construction, 3.6% were employed in agriculture, forestry and fisheries, and 72.3% were employed in services and other sectors. The unemployment rate (seasonally adjusted) in Japan gradually increased from 2008 to the middle of 2009, but has gradually decreased since the end of 2009. It ranged between 3.2% and 3.5% during 2015. (Note: Due to the impact of the Great East Japan Earthquake, it has become difficult to conduct a labor search in the following prefectures: Iwate, Miyagi and Fukushima. For this reason, the nationwide unemployment rate for the period between March 2011 and August 2011 does not account for these three prefectures.) The seasonally adjusted unemployment rate was 3.2% for April, 3.2% for May, 3.1% for June, 3.0% for July and 3.1% for August in 2016, the most recent five months for which statistics are available.

The following table indicates unemployment statistics for Japan for each of the last five years:

Calendar Year	Unemployment Rate (%)
2011	4.6
2012	4.3
2013	4.0
2014	3.6
2015	3.4

(Note)	From the Ministry of Internal Affairs and Communications “Labor Force Survey”. The unemployment rate for CY 2011 is based on an estimate with respect to Iwate, Miyagi and Fukushima Prefectures.

The table below sets forth information regarding wage index (total cash earnings (nominal)) and industrial production index (manufacturing and mining) for the periods indicated.

	Wage Index(a)		Industrial Production Index(b)
Calendar Year	Index(c)	Annual % Change	Index	Annual % Change
2011	99.8	-0.2	97.2	-2.8
2012	98.9	-0.9	97.8	0.6
2013	98.5	-0.4	97.0	-0.8
2014	98.9	0.4	99.0	2.1
2015	99.0	0.1	97.8	-1.2

(a)	Calendar year 2010=100. Source: Monthly Labor Survey, Ministry of Health, Labor and Welfare.
(b)	Calendar year 2010=100. Source: Ministry of Economy, Trade and Industry.
(c)	Indices are calculated using the monthly averages.

The following table shows selected employment information by industry.

	2011(a)	2012	2013	2014	2015
	(all figures in percentages, except as indicated)
Labor Force (in thousands of persons)	62,890	62,700	63,110	63,510	63,760
Employment by Industry:
Agriculture, forestry and fisheries	3.96%	3.83%	3.69%	3.62%	3.58%
Mining, manufacturing and construction	24.71	24.53	24.42	24.37	24.12
Services and other sectors	71.31	71.64	71.89	72.00	72.30

Total	99.98%	100.0%	100.0%	99.99%	100.0%

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.

(a)	The data for CY 2011 is based on an estimate with respect to Iwate, Miyagi and Fukushima Prefectures.

The following table shows employment rate by age and gender.

	2011	2012	2013	2014	2015
	(all figures in percentages, except as indicated)
Total	56.5%	56.5%	56.9%	57.3%	57.6%
Employment rate by age:
15 – 64 years old	70.2	70.6	71.7	72.7	73.3
15 – 24 years old	39.1	38.5	39.7	40.3	40.7
25 – 34 years old	79.0	79.4	80.2	81.0	81.2
35 – 44 years old	79.4	79.8	80.9	81.8	82.4
45 – 54 years old	82.0	82.3	82.9	83.3	83.8
55 – 64 years old	65.1	65.4	66.8	68.7	70.0
55 – 59 years old	75.2	75.4	76.8	78.1	78.7
60 – 64 years old	57.1	57.7	58.9	60.7	62.2
65 and over	19.2	19.5	20.1	20.8	21.7
65 – 69 years old	36.2	37.1	38.7	40.1	41.5
70 – 74 years old	22.8	23.0	23.3	24.0	24.9
75 and over	8.4	8.4	8.2	8.1	8.3
25 – 44 years old	79.2	79.6	80.6	81.5	81.9
Employment rate by gender:
Male	67.6	67.5	67.5	67.7	67.8
Female	46.2	46.2	47.1	47.1	48.0

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.

The following table shows employment data by type of employment.

	2011(a)	2012	2013	2014	2015
	(in thousands of persons)
Employee (except for executive of company or corporation)	51,630	51,540	52,100	52,490	52,930
Regular employee	33,520	33,400	33,020	32,870	33,130
Non-regular employee	18,110	18,130	19,060	19,620	19,800

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.

Aging Workforce and Population Decrease

One of the risks that the Japanese economy bears is the issue of the aging of the population accompanied with an overall population decrease. Aging and population decrease placed downward pressure on economic growth. The negative impact can be reduced by enhancing productivity and competitiveness through the further opening of the Japanese economy to the world. Aging and population decrease have an impact not only on the macro growth rate but also on spending patterns (such as the older generations spending more than younger generations on service consumption) and, consequently, the country’s economic structure.

The impact of the aging and shrinking population on Japan’s fiscal structure looms as a long-term risk. Social security benefit payments under the current system will increase. The ratio of pensions to national income are expected to remain at the same level, but that of welfare including medical benefits and nursing-care benefits is expected to increase. Aging and population decrease will thus modify the Japanese revenue structure. Furthermore, amid increasing capital mobility, it is imperative for Japan to foster an environment attractive to business enterprises. Under these circumstances, it has become more and more difficult to impose additional tax burdens on the income of individuals and corporations. The effects of the aging and shrinkage of the population would also be prominent in Japan’s regional economies.

The following table indicates the age distribution of Japan’s population:

Population and Percentage distribution by Age (5-Year Age Group)

	Both sex
Age groups	2005*	2012	2013	2014	2015**
Total	127,768	127,515	127,298	127,083	127,110

0 – 4 years old	5,599	5,273	5,239	5,213	5,199
5 – 9	5,950	5,407	5,361	5,307	5,302
10 – 14	6,036	5,868	5,790	5,713	5,607
15 – 19	6,593	6,050	6,047	6,005	5,983
20 – 24	7,381	6,272	6,205	6,203	6,250

25 – 29	8,314	7,048	6,869	6,678	6,530
30 – 34	9,795	7,833	7,623	7,466	7,325
35 – 39	8,772	9,420	9,060	8,670	8,359
40 – 44	8,113	9,469	9,667	9,793	9,808
45 – 49	7,755	8,205	8,406	8,608	8,746

50 – 54	8,828	7,678	7,734	7,791	8,003
55 – 59	10,294	7,954	7,731	7,654	7,570
60 – 64	8,577	10,246	9,666	8,980	8,507
65 – 69	7,460	8,204	8,699	9,154	9,729
70 – 74	6,661	7,396	7,596	7,928	7,788

75 – 79	5,280	6,253	6,302	6,269	6,365
80 – 84	3,423	4,631	4,762	4,869	5,023
85 – 89	1,855	2,780	2,926	3,063	3,175
90 – 94	843	1,146	1,216	1,305	1,389
95 – 99	212	331	343	352	390

100 and over	25	51	55	60	62

Regrouped
0 – 14 years old	17,585	16,547	16,390	16,233	16,108
15 – 64	84,422	80,175	79,010	77,850	77,081
65 and over	25,761	30,793	31,898	33,000	33,921
65 – 74 years old	14,122	15,601	16,295	17,082	17,517
75 and over	11,639	15,193	15,603	15,917	16,405

	Both sex
Age groups	2005*	2012	2013	2014	2015**
	Percentage Distribution (%)
Total	100.00	100.00	100.00	100.00	100.00

0 – 4 years old	4.38	4.13	4.12	4.10	4.09
5 – 9	4.66	4.24	4.21	4.18	4.17
10 – 14	4.72	4.60	4.55	4.50	4.41
15 – 19	5.16	4.74	4.75	4.73	4.71
20 – 24	5.78	4.92	4.87	4.88	4.92

25 – 29	6.51	5.53	5.40	5.25	5.14
30 – 34	7.67	6.14	5.99	5.88	5.76
35 – 39	6.87	7.39	7.12	6.82	6.58
40 – 44	6.35	7.43	7.59	7.71	7.72
45 – 49	6.07	6.43	6.60	6.77	6.88

50 – 54	6.91	6.02	6.08	6.13	6.30
55 – 59	8.06	6.24	6.07	6.02	5.96
60 – 64	6.71	8.04	7.59	7.07	6.69
65 – 69	5.84	6.43	6.83	7.20	7.65
70 – 74	5.21	5.80	5.97	6.24	6.13

75 – 79	4.13	4.90	4.95	4.93	5.01
80 – 84	2.68	3.63	3.74	3.83	3.95
85 – 89	1.45	2.18	2.30	2.41	2.50
90 – 94	0.66	0.90	0.96	1.03	1.09
95 – 99	0.17	0.26	0.27	0.28	0.31

100 and over	0.02	0.04	0.04	0.05	0.05

Regrouped
0 – 14 years old	13.76	12.98	12.88	12.77	12.67
15 – 64	66.07	62.87	62.07	61.26	60.64
65 and over	20.16	24.15	25.06	25.97	26.69
65 – 74 years old	11.05	12.23	12.80	13.44	13.78
75 and over	9.11	11.91	12.26	12.53	12.91

(Note)	*	Statistics Bureau, Ministry of Internal Affairs and Communications, “Population Census”. (Unknown age population is included after being prorated to each age population.)
	**	Figures are subject to change based on the result of “Population Census” conducted during 2015.

If the population of Japan continues to decrease, it may have a material adverse impact on Japan’s overall socioeconomics in the future, including with respect to economic scale, standard of living and sustainability of the social security system.

FOREIGN TRADE AND BALANCE OF PAYMENTS

Foreign Trade

Japan is one of the leading trading nations of the world, ranking fourth to China, United States and Germany in merchandise exports and ranking fourth to the United States, China and Germany in merchandise imports among the IMF member countries in 2015.

The trade deficit slightly increased from ¥2,565 billion in 2011 to ¥2,792 billion in 2015 despite an increase in exports for three consecutive years, meaning that Japan has had a trade deficit for five consecutive years. The primary reasons for the trade deficit include increased imports of oil and natural gas as alternatives to nuclear energy. Imports of fossil fuels increased as the demand increased for power generation at thermal power stations after the nuclear accident at the Fukushima Daiichi Nuclear Plant caused suspension of operations at other nuclear plants, resulting in reduced energy supply. Due to increased imports of fossil fuels, Japan’s trade balance in 2011 turned to a deficit for the first time in 31 years. In 2012, the trade deficit expanded and it hit a record high in 2014. In 2015, it decreased substantially again and back to the level of 2011. As of December 2015, it was expected that in 2016 exports would continue to stagnate due to strong yen against Asian currencies, while imports would slightly increase due to the expansion of domestic demand as a result of a decrease in energy prices which increased real income, based on the premise of the rise in consumption tax scheduled in April 2017. However, on June 1, 2016, the Japanese government announced the postponement of such rise to October 2019.

The following tables set forth information relating to foreign trade for the years indicated. In these tables exports are stated on an f.o.b. basis and imports on a c.i.f. basis. Monetary figures are based on actual movements of goods as calculated by the Ministry of Finance. (This method of computation differs from that used in calculating balance of payments, in which both exports and imports are stated on an f.o.b. basis.)

Foreign Trade of Japan

	Value Index(a)		Quantum Index(a)		Unit Value(a) Index		Terms of Trade(b)
	Exports	Imports	Exports	Imports	Exports	Imports	Index
2011	97.3	112.1	96.2	102.6	101.1	109.3	92.5
2012	94.6	116.3	91.6	105.0	103.3	110.8	93.2
2013	103.5	133.7	90.2	105.3	114.8	127.0	90.4
2014	108.4	141.4	90.7	106.0	119.6	133.4	89.7
2015	112.2	129.0	89.8	103.0	125.0	125.3	99.8

(a)	Calendar year 2010=100.
(b)	Unit value index of exports divided by unit value index of imports, multiplied by 100.

Source: Japan Tariff Association, Ministry of Finance.

Composition of Japan’s Exports and Imports

	2011		2012		2013		2014		2015
	(yen amounts in billions)
JAPAN’S EXPORTS
Textile Products	¥812	1.2%	¥790	1.2%	¥869	1.2%	¥928	1.3%	¥985	1.3%
Metals and Metal Products	5,997	9.1	5,805	9.1	6,352	9.1	6,598	9.0	6,315	8.4
Machinery and Equipment:
Ships	2,046	3.1	1,716	2.7	1,452	2.1	1,299	1.8	1,334	1.8
Motor Vehicles	8,204	12.5	9,225	14.5	10,413	14.9	10,919	14.9	12,046	15.9
TV and Radio Receivers	101	0.2	104	0.2	111	0.2	128	0.2	142	0.2
Motorcycles	266	0.4	249	0.4	277	0.4	316	0.4	294	0.4
Scientific and Optical Instruments	2,109	3.2	2,085	3.3	2,223	3.2	2,436	3.3	2,376	3.1
Other(a)	28,916	44.1	28,053	44.0	29,594	42.4	31,227	42.7	32,155	42.5

Total Machinery and Equipment	41,642	63.5	41,432	65.0	44,069	63.2	46,327	63.4	48,347	63.9
Chemicals	6,798	10.4	6,365	10.0	7,507	10.8	7,818	10.7	7,759	10.3
Foods and Beverages	359	0.5	355	0.6	436	0.6	482	0.7	599	0.8
Other Exports(b)	9,938	15.2	9,001	14.1	10,540	15.1	10,941	15.0	11,609	15.4

Grand Total	¥65,546	100.0%	¥63,748	100.0%	¥69,774	100.0%	¥73,093	100.0%	¥75,614	100.0%

JAPAN’S IMPORTS
Foods and Beverages	5,854	8.6%	5,852	8.3%	6,473	8.0%	6,732	7.8%	7,002	8.9%
Raw Materials	5,270	7.7	4,768	6.7	5,358	6.6	5,590	6.5	4,853	6.2
Chemicals	6,098	9.0	5,926	8.4	6,464	8.0	6,864	8.0	7,748	9.9
Mineral Fuels:
Petroleum	11,415	16.8	12,247	17.3	14,245	17.5	13,873	16.1	8,185	10.4
Coal	2,459	3.6	2,321	3.3	2,307	2.8	2,086	2.4	1,974	2.5
Other(c)	7,942	11.7	9,520	13.5	10,892	13.4	11,734	13.7	8,059	10.3

Total Mineral Fuel	21,816	32.0	24,088	34.1	27,444	33.8	27,692	32.2	18,218	23.2
Machinery and Equipment	16,176	23.7	17,334	24.5	20,817	25.6	23,249	27.1	24,274	31.0
Other Imports(d)	12,897	18.9	12,721	18.0	14,687	18.1	15,782	18.4	16,310	20.8

Grand Total	¥68,111	100.0%	¥70,689	100.0%	¥81,243	100.0%	¥85,909	100.0%	¥78,406	100.0%

(a)	This category includes general machinery, electronic components including semiconductors and electronic equipment including electronic circuit.
(b)	This category includes raw materials, mineral fuels and vehicle parts.
(c)	This category includes liquid natural gas and petroleum products.
(d)	This category includes clothing and accessories thereof, non-ferrous metal and scientific and optical instruments.

Source: The Summary Report on Trade of Japan, Japan Tariff Association, Ministry of Finance.

Geographic Distribution of Japan’s Exports and Imports

	2011		2012		2013		2014		2015
	(yen amounts in billions)
JAPAN’S EXPORTS
Asia	36,686	56.0%	34,855	54.7%	37,867	54.3%	39,518	54.1%	40,329	53.3%
China	12,902	19.7	11,509	18.1	12,625	18.1	13,381	18.3	13,223	17.5
(Asia NIES)	14,917	22.8	13,720	21.5	15,271	21.9	15,952	21.8	16,438	21.7
(ASEAN)	9,799	14.9	10,328	16.2	10,828	15.5	11,080	15.2	11,495	15.2
Oceania	1,778	2.7	1,837	2.9	2,029	2.9	1,958	2.7	2,099	2.8
Australia	1,418	2.2	1,471	2.3	1,656	2.4	1,501	2.1	1,555	2.1
North America	10,727	16.4	12,007	18.8	13,776	19.7	14,495	19.8	16,161	21.4
U.S.A.	10,018	15.3	11,188	17.6	12,928	18.5	13,649	18.7	15,225	20.1
Canada	709	1.1	819	1.3	848	1.2	846	1.2	936	1.2
Central and South America	3,528	5.4	3,435	5.4	3,560	5.1	3,563	4.9	3,375	4.5
Western Europe	8,150	12.4	6,684	10.5	7,140	10.2	7,745	10.6	8,102	10.7
EU	7,619	11.6	6,501	10.2	7,000	10.0	7,585	10.4	7,985	10.6
Central and Eastern Europe, Russia etc.	1,670	2.5	1,635	2.6	1,810	2.6	1,720	2.4	1,346	1.8
Russia	941	1.4	1,005	1.6	1,069	1.5	972	1.3	618	0.8
Middle East	1,955	3.0	2,262	3.5	2,478	3.6	2,988	4.1	3,167	4.2
Africa	1,053	1.6	1,032	1.6	1,115	1.6	1,107	1.5	1,036	1.4

Total	¥65,546	100.0%	¥63,748	100.0%	¥69,774	100.0%	¥73,093	100.0%	¥75,614	100.0%

JAPAN’S IMPORTS
Asia	30,391	44.6%	31,306	44.3%	35,972	44.3%	38,618	45.0%	38,358	48.9%
China	14,642	21.5	15,039	21.3	17,660	21.7	19,176	22.3	19,429	24.8
(Asia NIES)	5,836	8.6	5,975	8.5	6,692	8.2	7,109	8.3	7,245	9.2
(ASEAN)	9,951	14.6	10,306	14.6	11,486	14.1	12,252	14.3	11,843	15.1
Oceania	4,893	7.2	4,901	6.9	5,376	6.6	5,706	6.6	4,887	6.2
Australia	4,514	6.6	4,504	6.4	4,977	6.1	5,090	5.9	4,210	5.4
North America	6,970	10.2	7,103	10.0	7,993	9.8	8,741	10.2	9,178	11.7
U.S.A.	5,931	8.7	6,082	8.6	6,815	8.4	7,543	8.8	8,060	10.3
Canada	1,032	1.5	1,012	1.4	1,170	1.4	1,190	1.4	1,109	1.4
Central and South America	2,772	4.1	2,821	4.0	3,293	4.1	3,196	3.7	3,075	3.9
Western Europe	7,031	10.3	7,246	10.2	8,266	10.2	8,855	10.3	9,347	11.9
EU	6,411	9.4	6,642	9.4	7,649	9.4	8,169	9.5	8,625	11.0
Central and Eastern Europe, Russia etc.	1,855	2.7	2,074	2.9	2,811	3.5	3,183	3.7	2,593	3.3
Russia	1,514	2.2	1,660	2.3	2,308	2.8	2,619	3.0	1,905	2.4
Middle East	12,832	18.8	13,542	19.2	15,667	19.3	15,826	18.4	9,571	12.2
Africa	1,366	2.0	1,696	2.4	1,864	2.3	1,783	2.1	1,395	1.8

Grand Total	¥68,111	100.0%	¥70,689	100.0%	¥81,243	100.0%	¥85,909	100.0%	¥78,406	100.0%

Source: The Summary Report on Trade of Japan, Japan Tariff Association, Ministry of Finance.

Balance of Payments

In 2011, the Current Account surplus significantly decreased to ¥10,401 billion due to a substantial decrease in the Trade Balance. In 2012, the Current Account surplus continued to significantly decrease to ¥4,764 billion due to a substantial decrease in the Trade Balance. In 2013, the trade deficit continued to expand and the Current Account surplus decreased to ¥4,457 billion. In 2014, the trade deficit hit a record high and the Current Account surplus continued to decrease to ¥3,881 billion. In 2015, the trade deficit significantly improved, and Current Account surplus increased to ¥16,413 billion.

In October 2013, Ministry of Finance and Bank of Japan announced that they will revise balance of payments statistics, to be based on IMF Balance of Payments Manual, 6th Edition, starting with transactions in January 2014. The information below reflects the updated statistics.

Balance of Payments of Japan

	2011	2012	2013	2014	2015
	(in billions)
Current Account	¥10,401	¥4,764	¥4,457	¥3,881	¥16,413
Balance on Goods and Services	-3,110	-8,083	-12,252	-13,499	-2,307
Trade Balance	-330	-4,272	-8,773	-10,465	-629
Exports (f.o.b.)	62,965	61,957	67,829	74,075	75,265
Imports (f.o.b.)	63,296	66,229	76,602	84,540	75,894
Services	-2,780	-3,811	-3,479	-3,034	-1,678
Primary Income	14,621	13,991	17,698	19,374	20,653
Secondary Income	-1,110	-1,145	-989	-1,995	-1,933
Capital Account	28	-80	-744	-209	-271
Financial Account	12,629	4,193	-409	6,237	21,145
Assets	5,990	8,452	8,526	2,202	32,108
Liabilities	-6,639	4,260	8,935	-4,035	10,963
Net Errors and Omissions	2,200	-491	-4,122	2,566	5,004

(a)	Positive figures (+) show increases in net assets, negative figures (-) show decreases in net assets in “Financial Account”.

Source: Balance of Payments, Ministry of Finance.

Official Foreign Exchange Reserves(a)

As of December 31,	Gold(b)	Foreign Exchange	IMF Reserve Position	Special Drawing Rights	Total
	(in millions)
2011	37,666	1,220,785	17,181	19,745	1,295,841
2012	40,939	1,193,077	13,697	19,911	1,268,125
2013	29,560	1,202,443	14,202	20,129	1,266,815
2014	29,504	1,199,651	11,993	18,895	1,260,548
2015	26,134	1,179,004	9,531	18,048	1,233,214

(a)	The foreign exchange reserves, which are officially recorded in U.S. dollars by the Ministry of Finance, do not include: (i) net balance of bilateral accounts between the Bank of Japan and foreign central banks, and (ii) foreign exchange holdings of commercial banks.
(b)	Until 1999, gold was valued at SDR 35 per ounce. Since 2000, the valuation of gold has been changed to reflect marked-to-market values.

Source: International Reserves/Foreign Currency Liquidity, Ministry of Finance.

Foreign Exchange Rates

The following table sets forth the high, low and average daily interbank rate for the U.S. dollar against the yen in the Tokyo foreign exchange market for the years indicated.

	2011	2012	2013	2014	2015
Average (Central Rate)	¥79.76	¥79.79	¥97.71	¥105.79	¥121.09
High	85.53	86.63	105.41	121.86	125.66
Low	75.52	76.11	86.83	100.76	115.85

Source: Foreign Exchange, Bank of Japan.

Foreign Direct Investment

The following table sets forth information regarding annual foreign direct investment in Japan and annual foreign direct investment abroad for the periods indicated.

Foreign direct investment in Japan (by industry)

	2011	2012	2013	2014	2015
	(in billions of yen)
Manufacturing	¥198.1	¥425.6	¥237.7	¥317.2	¥-289.4
Non-manufacturing	-338.4	-287.4	-12.9	807.1	17.0

Total	¥-140.3	¥138.2	¥224.8	¥1124.3	¥-272.4

Source: Outward / Inward Direct Investment, Ministry of Finance.

Foreign direct investment in Japan (by region)

	2011	2012	2013	2014	2015
	(in billions of yen)
North America	¥-264.2	¥-6.6	¥135.8	¥689.1	¥491.6
Asia	111.2	229.0	86.1	565.2	546.8
Europe	107.6	74.0	96.6	-303.1	-1,393.8
Other regions	-94.9	-158.2	-93.7	173.1	83

Total	¥-140.3	¥138.2	¥224.8	¥1,124.3	¥-272.4
Source: Outward / Inward Direct Investment, Ministry of Finance.

Foreign direct investment abroad (by industry)

	2011	2012	2013	2014	2015
	(in billions of yen)
Manufacturing	¥4,559.9	¥3,938.0	¥4,148.4	¥6,821.1	¥5,756.2
Non-manufacturing	4,566.3	5,840.2	9,100.1	6,849.8	9,816.5

Total	¥9,126.2	¥9,778.2	¥13,248.5	¥13,670.9	¥15,572.7

Source: Outward / Inward Direct Investment, Ministry of Finance.

Foreign direct investment abroad (by region)

	2011	2012	2013	2014	2015
	(in billions of yen)
North America	¥1,187.9	¥2,862.9	¥4,573.0	¥5,278.4	¥5,417.4
Asia	3,120.9	2,677.8	3,977.5	4,469.8	3,769.5
Europe	3,143.7	2,474.8	3,159.6	2,309.5	3,843.1
Other regions	1,673.7	1,762.7	1,538.4	1,613.2	2,542.7

Total	¥9,126.2	¥9,778.2	¥13,248.5	¥13,670.9	¥15,572.7

Source: Outward / Inward Direct Investment, Ministry of Finance.

FINANCIAL SYSTEM

The Bank of Japan and Monetary Policy

The Bank of Japan (“BOJ”), with 55% of its capital owned by the government, is the central bank and sole issuing bank, as well as the depository and fiscal agent for the government. As of July 20, 2016, the BOJ had total assets of ¥435,940 billion.

One of the missions of the BOJ is to contribute to the sound development of the national economy, through the pursuit of price stability. In order to fulfill this mission, the BOJ controls the overall volume of money in the economy and through market operations, along with monetary policy decided at the BOJ Policy Board Meetings. From March 2001 to March 2006, in order to fight deflation and revive the Japanese economy, the BOJ implemented a quantitative easing policy by conducting money market operations to adjust the outstanding balance of the current accounts at the BOJ. And in March 2006, the BOJ announced an exit from the quantitative easing policy and a return to monetary policy that targeted policy interest rate (uncollateralized overnight call rate). At the same time, the BOJ decided to encourage the rate to remain at effectively zero percent. Then, the BOJ increased the policy interest rate to 0.25% in July 2006, and to 0.5% in February 2007. From the Fall of 2008, however, when the turmoil in global financial markets intensified, the BOJ implemented various monetary policy measures including reductions in the policy interest rate. It decreased the policy interest rate to 0.3% in October 2008, and further to 0.1% in December 2008. Furthermore, in October 2010, in order to further enhance monetary easing, the BOJ implemented a comprehensive monetary easing policy, which included the establishment of an Asset Purchase Program (APP) to purchase financial assets, including risk assets, as well as to provide loans. Since the APP’s introduction, the BOJ has repeatedly and significantly increased the maximum amount outstanding of the APP, from about 35 trillion yen to about 101 trillion yen at the end of 2013. Moreover, in February 2012, the BOJ decided to pursue powerful monetary easing by conducting its virtually zero interest rate policy and by implementing the APP, with the aim of achieving the goal of 1% in terms of the year-on-year rate of change in the consumer price index (CPI). In order to state clearly the shared understanding concerning the roles of the government and the BOJ, the BOJ decided to release “Measures Aimed at Overcoming Deflation” in October 2012. In January 2013, the BOJ introduced the “price stability target” of 2% in terms of the year-on-year rate of change in the CPI. The BOJ also introduced the “open-ended asset purchasing method”, aimed at achieving this target. It released a joint statement with the government to announce that in order to overcome deflation early and achieve sustainable economic growth with price stability, the government and the BOJ would strengthen their policy coordination and work together. Furthermore, in April 2013, the BOJ introduced a policy of “quantitative and qualitative monetary easing”, aimed at achieving this target at the earliest possible time. In order to do so, under this policy, the BOJ would enter a new phase of monetary easing both in terms of quantity and quality. The BOJ would double the monetary base in two years by conducting money market operations so that the monetary base would increase at an annual pace of about 60-70 trillion yen. The BOJ would also purchase Japanese government bonds (“JGBs”) so that their amount outstanding would increase at an annual pace of about 50 trillion yen, and the average remaining maturity of the BOJ’s JGB purchases would be extended from slightly less than three years at the time to about seven years, which was equivalent to the average maturity of the amount outstanding of JGBs issued. Additionally, the BOJ would purchase exchange-traded funds (“ETFs”) and Japan real estate investment trusts (“J-REITs”) so that their amounts outstanding would increase at an annual pace of 1 trillion yen and 30 billion yen, respectively. In October 2014, the BOJ expanded its quantitative and qualitative monetary easing measures to further increase its purchases of JGBs, ETFs and J-REITs to achieve an increase in its purchases of JGBs, ETFs and J-REITs at an annual pace of about 80 trillion yen, 3 trillion yen and 90 billion yen, respectively. In order to achieve 2% “price stability target,” in January 2016, the BOJ adopted “quantitative and qualitative monetary easing with a negative interest rate,” under which (i) a negative interest rate of minus 0.1% is applied to a part of BOJ accounts held by financial institutions1 (if judged necessary by the BOJ, the rate will be lowered even further), (ii) the BOJ will conduct money market operations so that the monetary base will increase at an annual pace of about 80 trillion yen, and (iii) the BOJ will purchase assets as follows: (1) purchase JGBs so that their amount outstanding will increase at an annual pace of about 80 trillion yen, (2) purchase ETFs and J-REITs so that their amounts outstanding will increase at an annual pace of about 3 trillion yen (revised to 3.3 trillion yen in April 2016) and about 90 billion yen, respectively, and (3) maintain the amounts outstanding of commercial paper and corporate bonds at about 2.2 trillion yen and about 3.2 trillion yen, respectively. In September 2016, the BOJ announced a new framework for strengthening monetary easing by adopting a program of “quantitative and qualitative monetary easing with yield curve control”, or QQE with yield curve control, under which the BOJ (i) set guidelines for market operations that specify (1) a short-term policy interest rate (set at the minus 0.1% level adopted in January 2016) and (2) a target level of a long-term interest rate (target yield of the 10-year JGB set at around 0%, to be facilitated through continued BOJ purchases of JGBs) and (ii) introduced new tools of market operations so as to control the yield curve smoothly, consisting of (1) outright purchases of JGBs with yields designated by the BOJ and (2) fixed-rate funds-supplying operations for a period of up to ten years. With regard to asset purchase except for JGB purchases, the BOJ also set the following guidelines: (i) purchase ETFs and J-REITs so that their amounts outstanding will increase at an annual pace of about 6 trillion yen and about 90 trillion yen, respectively, and (ii) maintain the amounts outstanding of commercial paper and corporate bonds at about 2.2 trillion yen and 3.2 trillion yen, respectively. Finally, the BOJ announced its “inflation-overshooting commitment”, under which it will continue with QQE with yield curve control, aiming to achieve the price stability target of 2%, as long as it is necessary for maintaining the target in a stable manner, and will continue to expand the monetary base until the year-on-year rate of increase in the observed CPI (all items less fresh food) exceeds the price stability target of 2% and stays above the target in a stable manner.

(Note)	More specifically, accounts held by financial institutions are divided into three levels referred to as “basic balance” (a positive interest rate of 0.1% is applied), “macro add-on balance” (a zero interest rate is applied), and “policy-rate balance” (a negative interest rate of minus 0.1% is applied). “Policy-rate balance” is the balance in excess of “basic balance” and “macro add-on balance.”

In April 2016, the BOJ adopted special measures to assist financial institutions affected by the recent earthquake in Kumamoto Prefecture, such as lending a total of 300 billion yen at a zero interest rate and adding twice as much as the amount outstanding of financial institutions’ borrowing through this operation to their macro add-on balances, to which a zero interest rate is applied.

The following table sets forth the principal economic indicators relating to monetary policy from 2011 through 2015.

	Current Account Balances(a)	Monetary Base		Money Stock		Loans and Bills Discounts Domestically Licensed Banks
		Total(a)	Annual % Change	Total(a)	Annual % Change	Total(a)	Annual % Change
		(yen amounts in billions)
2011	30,348	113,415	15.2	796,610	2.7	409,086	-0.2
2012	37,520	121,380	7.2	816,530	2.5	414,184	1.2
2013	79,167	163,153	34.0	845,971	3.6	424,900	2.6
2014	146,443	233,648	44.1	874,836	3.4	436,582	2.7
2015	222,852	313,121	34.2	907,134	3.7	451,447	3.4

(a)	Average amounts outstanding.

Source: Bank of Japan Statistics, Bank of Japan.

Government Financial Institutions

The activities of private institutions are supplemented by a number of financial institutions under government supervision, the appointment of whose senior officials is subject to approval by the government and whose funds are supplied principally or partially by the government. Among these are Japan Finance Corporation (“JFC”), the successor to National Life Finance Corporation (“NLFC”), Japan Finance Corporation for Small and Medium Enterprise (“JASME”), and Agriculture, Forestry and Fisheries Finance Corporation (“AFC”), whose main purposes are to contribute to the improvement of the quality of the national life. They also include Japan Bank for International Cooperation (“JBIC”) and the Okinawa Development Finance Corporation (“ODFC”), whose purposes are to supplement private financing in their respective fields of activity, and Development Bank of Japan Inc. (“DBJ”) and The Shoko Chukin Bank (“SCB”), which will be privatized.

The central government has been steadily promoting reform of governmental financial institutions. The “Outline of Administrative Reforms” decided by the Cabinet on December 1, 2000, requires that the businesses and organizational forms of all special public institutions, which include governmental financial institutions, undergo a thorough review. Pursuant to the Act on Promotion of Administrative Reform for Realization of Small and Efficient Government (the “Administrative Reform Promotion Act”), which was enacted on May 26, 2006, (1) the former Development Bank of Japan was succeeded to by DBJ as of October 1, 2008, which is currently wholly owned by the Japanese government and will be privatized, (2) the international financial operations of JBIC, together with the functions of NLFC, JASME, AFC were transferred to JFC as of October 1, 2008, and the overseas economic cooperation operations of JBIC were transferred to JICA, and (3) as of October 1, 2008, Japan Finance Corporation for Municipal Enterprises was succeeded by Japan Finance Organization for Municipalities, which is funded by local governments. Each of these measures was implemented through individual laws that were enacted in 2007, pursuant to which these successor institutions were formed on October 1, 2008.

With regard to (1) above, as originally enacted, the Development Bank of Japan Inc. Act (Act No. 85 of 2007), as amended (the “DBJ Act”), contemplated full privatization of DBJ over a period of five to seven years from its establishment on October 1, 2008. During that time period, the DBJ Act (as originally enacted) provided that the Japanese government would dispose of all of the common stock of DBJ that it currently owns (the “full privatization”), and that steps would be taken to abolish the DBJ Act promptly after the full privatization. On June 26, 2009, the Japanese Diet approved the Act for Partial Amendment of the Development Bank of Japan Inc. Act (Act No. 67 of 2009) (the “2009 Amendment Act”), which, as part of the Japanese government’s response to economic and financial crises, enables the Japanese government to strengthen DBJ’s financial base through capital injections up to the end of March 2012. In addition, under the Amendment Act, the targeted timing for the full privatization of DBJ has been extended to approximately five to seven years from April 1,

2012. Further, the Amendment Act provides that the Japanese government is to review the organization of DBJ, including the way of the Japanese government’s holding of the DBJ shares, by the end of fiscal year 2011, and until such time, the Japanese government shall not be disposing of the DBJ’s shares held by it. Additionally, on May 2, 2011, in order to address the Great East Japan Earthquake of March 11, 2011, the Japanese Diet approved the Act for Extraordinary Expenditure and Assistance to Cope with the Great East Earthquake (Act No. 40 of 2011) (the “Extraordinary Expenditure Act”). The Extraordinary Expenditure Act enables to the Japanese government to strengthen DBJ’s financial base through capital injection through March 2015 so that DBJ can smoothly implement its crisis response operations. In addition, under Extraordinary Expenditure Act, the targeted timing for the full privatization of DBJ has been extended to approximately five to seven years from April 1, 2015. Further, the Extraordinary Expenditure Act provides that the Japanese government is to review the organization of DBJ, including the way of the Japanese government’s holding of the DBJ’s shares by the end of fiscal year 2014, and until such time, the Japanese government shall not dispose of the DBJ’s shares held by it. Furthermore, on May 13, 2015, the Japanese Diet approved the Act for Partial Amendment of the Development Bank of Japan Inc. Act (Act No. 23 of 2015) (the “2015 Amendment Act”), under which, in conjunction with DBJ’s full privatization, and taking into consideration the current business environment in the private financial sector, DBJ, utilizing its investment and loan functions, is to take measures necessary for implementing the its crisis response operations and supply of growth capital—that is, DBJ is to take all possible measures to supply funds to deal with large-scale disasters, economic crises and so forth, and to promote the supply of growth capital to revitalize regional economies and to reinforce the competitiveness of enterprises. In order to assure the sufficient implementation of the necessary operations, under the 2015 Amendment Act the Japanese government shall maintain its stake in excess of one-third for DBJ’s crisis response operations, and one half or more for DBJ’s special investment operations, for as long as the government shall take such measures.

With regard to (2) above, The Japan Bank for International Cooperation Act (the “JBIC Act”) was passed into law on April 28, 2011 to spin off the Japan Bank for International Cooperation Operations from the domestic financial operations of the Japan Finance Corporation. Pursuant to the JBIC Act, Japan Bank for International Cooperation was newly established on April 1, 2012.

Private Financial Institutions

According to the Financial Services Agency, the private banking system included four city banks, 16 trust banks, and 15 other banks as of August 17, 2015, as well as 106 local banks (including the Saitama Resona Bank) as of October 1, 2015. In addition, 53 foreign banks had branches in Japan as of June 24, 2016.

There are also credit associations, credit cooperative associations, labor credit associations and the national federations of each of such associations, which are engaged mainly in making small business loans. Agricultural cooperatives, prefectural credit federations of such cooperatives and The Norinchukin Bank operate in the field of agricultural credit.

GOVERNMENT FINANCE

Revenues, Expenditures and Budgets

The responsibility for the preparation of the budget and the administration of government finances rests with the Ministry of Finance. The fiscal year commences on April 1, and the Cabinet usually submits the budget to the Diet for its decision in the preceding January. Supplementary budgets revising the original budget may be submitted to the Diet from time to time during the fiscal year. On September 26, 2016, the Cabinet submitted a Second Supplementary Budget proposing to revise the budget for JFY 2016 to the Diet.

For advancing fiscal consolidation, the Cabinet approved the “Basic Framework for Fiscal Consolidation: Medium-term Fiscal Plan” on August 8, 2013. This plan provided the following targets for achieving fiscal consolidation.

•	Halving the primary deficit of the national and local governments to GDP ratio by JFY 2015 from the ratio in JFY 2010. (This target is expected to be achieved.)

•	Achieving a primary surplus of the national and local governments to GDP ratio by JFY 2020.

•	Steadily reducing the public debt to GDP ratio after achieving a primary surplus by JFY 2020.

These targets are firmly maintained in the “Basic Policies for the Economic and Fiscal Management and Reform 2015” decided by the Cabinet on June 30, 2015, including “The Plan to Advance Economic and Fiscal Consolidation” (hereafter, the fiscal consolidation plan) which is an effective and concrete plan for achieving primary surplus target by JFY2020, covering five year period (JFY2016-JFY2020). In the fiscal consolidation plan, the government will assess the progress of reforming expenditure and revenue measures by using several benchmarks. Through using these benchmarks, the government will review the progress of expenditure and revenue reform in JFY 2018 and will consider additional expenditure and/or revenue measures to achieve the fiscal consolidation target of JFY 2020 if necessary.

Though the government decided to postpone the consumption tax hike (from 8% to 10%) by two-and-a-half years to October 2019, the government remains firmly committed to its target to achieve a primary surplus by JFY 2020 under the framework of the fiscal consolidation plan, as stipulated in “the Basic Policy on Economic and Fiscal Management and Reform 2016” decided by the Cabinet on June 2016. In order to achieve the primary surplus target, the government will implement steadily the expenditure reforms on all fronts under the reform roadmap formulated in December 2015, in parallel with economic revitalization.

The fiscal and financial operations of the government and its agencies are budgeted and recorded in the following three sets of accounts:

•	General Account. The general account is used primarily to record operations in basic areas of governmental activity.

•	Special Accounts. The accounts of the central government consist of the general account and special accounts. Special accounts can be set up to carry out specific projects, to manage specific funds, and for other purposes. Special accounts can be set up when the government (i) implements a specific program such as insurance and public works, (ii) possesses and manages special funds such as Fiscal Loan Program Funds and Foreign Exchange Funds, and (iii) uses a certain revenue to secure a special expenditure and thus needs to deal with such revenue and expenditure on a separate basis from the general revenue and expenditure such as Local Allocation and Local Transfer Tax and Government Bonds Consolidation Funds. As of April 1, 2016, the government has 14 special accounts.

•	Government-Affiliated Agencies. The government-affiliated agencies are government-owned corporations which consist of three financial corporations.

The settlement of accounts for revenues and expenditures is made by the Ministry of Finance, based on reports submitted by the respective Ministers. The settlement of accounts is required by law to be audited annually in detail by the Board of Audit, an organ independent of the Cabinet, and submitted by the Cabinet to the Diet in the following fiscal year.

The following tables set forth information with respect to the General Account, the Special Accounts and the Government Affiliated Agencies for JFY 2010 through JFY 2015, and the budget for JFY 2016.

Summary of Consolidated General and Special Accounts(a)

	JFY 2010	JFY 2011	JFY 2012	JFY 2013	JFY 2014	JFY 2015 (Provisional results as of December 31, 2015)	JFY 2016 Revised Budget
	(in billions)
REVENUES
Total Revenues, General Account	¥100,535	¥109,980	¥107,762	¥106,045	¥104,679	¥103,332	¥96,722
Total Revenues, Special Accounts	386,985	409,924	412,533	422,851	406,736	410,518	407,322
Less: Inter-Account Transactions(b)	241,815	256,287	254,270	257,185	263,951	261,077	257,644

Total Consolidated Revenues	¥245,704	¥263,616	¥266,025	¥271,710	¥247,464	¥252,773	¥246,401

EXPENDITURES
Total Expenditures, General Account	¥95,312	¥100,715	¥97,087	¥100,189	¥98,813	¥103,015	¥96,722
Total Expenditures, Special Accounts	345,074	376,463	377,012	382,717	390,202	400,599	403,852
Less: Inter-Account Transactions(b)	239,158	253,564	252,246	255,221	262,259	259,630	255,974

Total Consolidated Expenditures	¥201,228	¥223,615	¥221,853	¥227,684	¥226,756	¥243,984	¥244,599

Surplus of Consolidated Revenues over Consolidated Expenditures	¥44,476	¥40,001	¥44,173	¥44,026	¥20,708	¥8,789	¥1,801

(a)	Because of the manner in which the government accounts are kept, it is not practicable to show a consolidation of the Government Affiliated Agencies with the General and Special Accounts.
(b)	Inter-Account Transactions include transfers between the General Account and the Special Accounts, transfers between the Special Accounts, and transfers between sub- accounts of the Special Accounts.

Source: Budget, Ministry of Finance.

General Account

	JFY 2010	JFY 2011	JFY 2012	JFY 2013	JFY 2014	JFY 2015 Revised Budget(a)	JFY 2016 Revised Budget
	(in billions)
REVENUES
Tax and Stamp Revenues	¥41,487	¥42,833	¥43,931	¥46,953	¥53,971	¥56,424	¥57,604
Carried-over Surplus	6,141	5,222	9,264	10,675	5,836	2,216	45
Government Bond Issues	42,303	54,048	50,049	43,455	38,493	36,418	34,432
Income from Operations	15	16	16	44	45	44	45
Gains from Deposition of Assets	785	289	227	328	1,479	292	305
Miscellaneous Receipts	9,803	7,571	4,274	4,591	4,856	4,269	4,291

Total Revenues	¥100,535	¥109,980	¥107,762	¥106,045	¥104,679	¥99,663	¥96,722

EXPENDITURES
Local Allocation Tax Grants, etc.	¥18,790	¥19,451	¥16,885	¥17,553	¥17,096	¥16,801	¥15,281
National Debt Service	19,544	19,628	21,011	21,294	22,186	22,907	22,834
Social Security	28,249	29,778	29,198	29,232	30,171	32,182	31,974
Public Works	5,803	5,915	5,776	7,975	7,321	6,547	5,974
Education and Science	6,051	6,036	5,961	6,161	5,866	5,484	5,358
National Defense	4,670	4,818	4,762	4,792	5,063	5,172	5,054
Former Military Personnel Pensions	709	639	570	504	444	393	342
Economic Assistance	746	620	624	651	655	674	516
Food Supply	1,122	1,438	1,353	1,172	1,074	1,254	1,028
Energy	845	954	847	963	1,303	969	931
Promotion of SMEs	830	2,191	825	504	417	346	182
Miscellaneous	7,235	9,249	9,277	9,387	7,218	6,584	6,197
Contingencies	—	—	—	—	—	350	350
Carryback of settlement deficit compensation for JFY 2008	718	—	—	—	—	—	—
Kumamoto earthquake recovery	—	—	—	—	—	—	700

Total Expenditures	¥95,312	¥100,715	¥97,087	¥100,189	¥98,813	¥99,663	¥96,722

Surplus of Revenues over Expenditures	¥5,222	¥9,264	¥10,675	¥5,856	¥—	¥—	¥—

(a)	As of the date of this Prospectus, details for the provisional results for JFY 2015 General Accounts are not available.

Source: Budget, Ministry of Finance.

Special Accounts

	JFY 2010		JFY 2011		JFY 2012		JFY 2013		JFY 2014		JFY 2015 Revised Budget(a)		JFY 2016 Revised Budget
	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.
	(in billions)
Fiscal Investment and Loan Program	¥29,351	¥28,079	¥38,473	¥37,177	¥34,888	¥33,935	¥30,813	¥30,043	¥36,114	¥35,052	¥33,567	¥33,330	¥38,560	¥38,397
Government Bonds Consolidation Fund	201,934	171,204	212,630	190,955	214,608	192,159	225,010	198,623	207,469	204,398	204,015	204,015	200,762	200,762
Foreign Exchange Fund	3,470	489	2,925	368	2,991	138	3,327	118	3,492	78	2,622	1,609	2,638	1,191
Local Allocation and Local Transfer Tax	55,315	53,421	57,116	55,047	55,720	54,328	56,131	53,815	55,959	53,903	55,101	53,962	52,851	51,382
Measure for Energy	2,509	2,238	3,287	2,928	5,243	4,451	7,437	6,343	8,542	7,650	11,571	11,397	11,157	11,157
Seamen’s Insurances(b)	—	—	—	—	—	—	—	—	—	—	—	—	—	—
National Advanced Medical Center(c)	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Pensions	79,184	75,936	80,527	76,418	80,127	76,579	78,204	76,873	80,362	77,311	84,022	84,022	87,906	87,906
Stable Supply of Foodstuff(d)	2,064	1,880	2,073	1,860	1,895	1,675	1,650	1,434	1,187	978	1,430	1,414	1,385	1,372
Agricultural Mutual Aid Reinsurance(d)	108	81	95	53	95	44	95	42	—	—	—	—	—	—
National Forest Service(e)	458	457	461	461	533	470	—	—	—	—	—	—	—	—
Debt Management of National Forest and Field Service(e)	—	—	—	—	—	—	301	301	312	312	321	321	331	331
Trade Reinsurance	91	59	44	4	78	9	48	15	81	3	220	220	223	223
Automobile Safety	124	58	119	55	118	47	121	47	544	394	500	432	509	443
Infrastructure Development(f)	4,698	4,195	3,945	3,651	4,173	3,690	5,729	4,380	—	—	—	—	—	—
Labor Insurance	7,112	6,703	7,257	6,778	6,561	6,183	6,714	6,145	6,863	6,209	7,020	6,864	6,525	6,366
Reconstruction from the Great East Japan Earthquake	—	—	—	—	5,022	3,152	6,770	4,407	5,357	3,792	4,098	4,098	3,247	3,247
Others	566	274	972	708	481	151	499	132	455	123	452	280	450	298

Total Revenues and Expenditures(g)	¥386,985	¥345,074	¥409,924	¥376,463	¥412,533	¥377,012	¥422,851	¥382,717	¥406,736	¥390,202	¥404,939	¥401,962	¥406,544	¥403,074

(a)	As of the date of this Prospectus, details for the provisional results for JFY 2015 Special Accounts are not available.
(b)	Account abolished as of January 1, 2010
(c)	Account abolished as of March 31, 2010.
(d)	The account of “Agricultural Mutual Aid Reinsurance” was integrated into the account of “Stable Supply of Foodstuff” effective JFY 2014.
(e)	The account of “National Forest Service” was abolished and a new account “Debt Management of National Forest and Field Service” was established effective JFY 2013.
(f)	The account was abolished effective JFY 2014.
(g)	Without adjustment for inter-account transactions. Total Revenues and Expenditures may differ from the actual totals of the listed accounts due to rounding.

Source: Budget, Ministry of Finance.

Government Affiliated Agencies

	JFY 2010		JFY 2011		JFY 2012		JFY 2013		JFY 2014		JFY 2015 Revised Budget(a)		JFY 2016 Revised Budget
	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.
	(in billions)
Total	¥1,204	¥1,406	¥1,171	¥1,274	¥1,183	¥1,216	¥1,147	¥1,133	¥1,129	¥1,000	¥1,835	¥2,216	¥1,702	¥2,077

(a)	As of the date of this Prospectus, details for the provisional results for JFY 2015 Government Affiliated Agencies are not available.

Source: Budget, Ministry of Finance.

Tax Structure

The central government derives tax revenues (including stamp revenues) through taxes on income, consumption and property, etc. The taxes on income, consumption and property (including stamp revenues, etc.) account for 54.1%, 41.1% and 4.9%, respectively, of the total central government taxes and stamp revenues in the JFY 2016 budget.

The individual national income tax is progressive, with rates currently ranging from 5% to 45% of taxable income, and the local taxes are a 10% single rate. Interest income is generally taxed at the rate of 20.315%, including both national and local taxes, separately from other types of income, and subject to certain exemptions. The corporate tax rate has been reduced from 23.9% in JFY 2015 to 23.4% for JFY 2016 (the effective corporate tax rate (national and local) was reduced from 32.11% in JFY 2015 to 29.97% in JFY 2016), except that, for small and medium corporations, the first ¥8 million of income is taxed at 15%. In addition, corporations are subject to local income taxation.

Comprehensive Reform of Social Security and Tax. Japan’s fiscal conditions face challenges, with its tax revenues covering about 60% of its expenditures, and with the ratio of long-term debt outstanding of central and local governments to gross domestic product expected to have reached 207% at the end of JFY 2015. The ratio is expected to be reduced to 205% at the end of JFY 2016. See also “Japan’s Public Debt” below. The Government of Japan seeks to tackle these fiscal challenges through the “comprehensive reform of social security and tax”, which was approved by the Diet in August 2012, and thereby maintain the market’s and the international community’s confidence in Japan and build the foundation for stable economic growth. In the reform, the government planned to set aside consumption tax revenues for social security payments, and, on the condition that the economic situation improves, gradually increase the consumption tax rate to 8% in April 2014 and to 10% in October 2015. In accordance with the plan, consumption tax rate was increased to 8% in April 2014. However, the government decided to postpone the implementation date of further consumption tax hike to 10% from October 1, 2015 to April, 2017, as a result of taking comprehensive account of the economic condition and other factors, and on June 1, 2016, Japan Prime Minister Shinzo Abe announced a plan to further postpone the consumption tax hike to 10% from April 1, 2017, to October 1, 2019. On September 26, 2016, a bill was submitted to the Diet in an extraordinary session of the Diet to implement this postponement of the consumption tax hike to 10%.

Fiscal Investment and Loan Program

The Fiscal Investment and Loan Program (the “FILP”) plan is formulated at the same pace as the General Account budget. The FILP plan details the allocation of public funds to various special accounts, government affiliated agencies, local governments, public corporations and other public institutions.

Under the FILP plan, funds are supplied to government-related entities such as public corporations, government affiliated agencies, special accounts and local governments. The total amount of the initial plan for JFY 2016 is ¥13,481 billion. The sources of funds for the plan in JFY 2016 are Fiscal Loan (¥10,088 billion), Industrial Investment (¥297 billion), Government-Guaranteed domestic bonds (¥2,021 billion) and Government-Guaranteed foreign bonds (¥1,075 billion).

The following table (the “FILP Classification Table by Purpose”) shows the uses of funds allocated under the initial plan for the periods indicated.

(Note)	The FILP Classification Table by Purpose has been prepared and published to specify fields where FILP contributes to the national economy or livelihood. The table has effectively remained unchanged since 1961, though some category names changed, failing to reflect realities of recent FILP target projects. The table was revised in JFY 2015 by introducing new categories such as “Industry/innovation” and “Overseas investment and loans.”

Old classification	JFY 2011	JFY 2012	JFY 2013	JFY 2014
	(in billions)
Housing	¥578	¥923	¥929	¥942
Living environment	2,725	2,713	2,805	2,306
Social welfare	550	743	703	920
Education	1,176	1,232	1,522	1,278
Small and medium enterprises	3,627	4,323	4,197	3,861
Agriculture, forestry and fisheries	345	373	407	476
National land conservation/disaster recovery	180	645	348	477
Road construction	2,248	2,813	2,939	2,270
Transportation/communications	408	384	519	629
Regional development	467	447	372	259
Industry/technology	625	2,015	2,005	1,448
Trade/economic cooperation	1,978	1,039	1,644	1,313

Total	¥14,906	¥17,648	¥18,390	¥16,180

New classification	JFY 2014	JFY 2015	JFY 2016
	(in billions)
SMEs and micro enterprises	¥3,750	¥3,448	¥3,182
Agriculture, forestry and fisheries	318	374	290
Education	1,134	1,036	1,059
Welfare/medical care	772	773	811
Environment	50	61	62
Industry/innovation	834	939	864
Housing	849	742	621
Social capital	4,467	3,907	3,115
Overseas investment and loans	1,547	1,378	2,000
Others	2,460	1,964	1,477

Total	¥16,180	¥14,622	¥13,481

DEBT RECORD

There has been no default in the payment of interest or principal of any internal Japanese government obligation since the establishment of the modern Japanese state in 1868 or of any external Japanese government obligation within a period of 20 years prior hereto.

JAPAN’S PUBLIC DEBT

The following table summarizes, as of the dates indicated, the outstanding direct internal and external funded and floating debt of Japan. The term “floating debt” is used herein to mean all debt with maturities of one year or less from the date of issue. All other debt is classified as “funded debt.” Detailed debt tables are presented below.

The outstanding government bonds are expected to reach 838 trillion yen at the end of JFY 2016. The amount of public bonds issued by the Japanese government as a percentage of its general account total revenues was 36.5% under the revised budget for JFY 2015 and 35.6% under the initial budget for JFY 2016. The amount of the government bond issuances in the JFY 2016 revised budget is ¥34,432 billion and falls below the JFY 2015 revised budget’s level of ¥36,418 billion.

In order to reduce the outstanding government bonds, the Government approved the “Basic Framework for Fiscal Consolidation: Medium-term Fiscal Plan” on August 8, 2013. In this plan, the Government aims to halve the primary deficit of the national and local governments to GDP ratio by JFY 2015 from the ratio in JFY 2010 (-6.6%) and to achieve a primary surplus by JFY 2020. Thereafter, the Government will seek to steadily reduce the public debt to GDP ratio. In the fiscal consolidation plan, the government will firmly maintain these fiscal consolidation targets. According to the Cabinet Office’s projections, (i) the primary balance of national and local governments in JFY 2016 is projected to decrease in deficit to -2.9 percentage points of GDP compared to -3.3 percentage points of GDP in JFY 2015, and JFY 2016 fiscal consolidation target for halving the primary deficit to GDP ratio from the ratio in JFY 2010 (-6.6%) is expected to be achieved; and (ii) the public debt-to-GDP ratio in JFY 2016 is projected to decrease to 195.9% compared to 197.5% in JFY 2015.

Summary of Japan’s Public Debt

	Funded		Floating Internal
At the end of JFY	Internal	External
	(in billions)	(in thousands)	(in billions)
2011	¥758,202	—	¥201,748
2012	785,723	—	205,878
2013	823,367	—	201,590
2014	851,097	—	202,261
2015	880,335	—	169,031
As of March 31, 2016 Japan had guaranteed payment of principal and interest of various internal yen obligations in the aggregate principal amount of ¥37,603 billion and of various external obligations aggregating the equivalent of ¥4,122 billion.

The following table sets forth the aggregate annual payments of principal in respect of the direct internal funded debt of Japan outstanding as of March 31, 2016 for the periods indicated.

Principal Payments on Direct Funded Debt of Japan

JFY	Internal
(in billions)
2017	¥178,133
2018	102,076
2019	74,395
2020	74,407
2021 to 2056	559,367

Total	¥988,378

INTERNAL DEBT

Direct Debt of the Japanese Government

Funded Debt

Title and Interest Rate	Year of Issue	Year of Maturity	Principal Amounts Outstanding as of March 31, 2016 (in millions)
1. Bonds
Interest-Bearing Treasury Bond—40 years, 8 Series (1.4-2.4%)	2007-2016	2048-2055	¥13,133,400
Interest-Bearing Treasury Bond—30 years, 50 Series (0.8-2.9%)	1999-2016	2029-2046	80,576,974
Interest-Bearing Treasury Bond—20 years, 124 Series (0.4-3.8%)	1996-2016	2016-2036	198,718,769
Interest-Bearing Treasury Bond—15 years, 37 Series (variable rate)	2001-2008	2016-2026	28,359,500
Interest-Bearing Treasury Bond—10 years, 63 Series (0.1-2.0%)	2006-2016	2016-2026	301,008,510
Interest-Bearing Treasury Bond for Individual Investors—10 years, 62 Series (variable rate)	2006-2016	2016-2026	7,992,054
Inflation-Indexed Bonds—10 years, 13 Series (0.1-1.4%)	2006-2016	2016-2025	6,812,427
Interest-Bearing Treasury Bond—5 years, 31 Series (0.1-0.4%)	2011-2016	2016-2021	160,806,520
Interest-Bearing Treasury Bond for Individual Investors—5 years, 38 Series (0.05-0.52%)	2011-2016	2016-2021	1,817,511
Interest-Bearing Treasury Bond for Individual Investors—3 years, 36 Series (0.05-0.14%)	2013-2016	2016-2019	1,181,109
Interest-Bearing Treasury Bond—2 years, 24 Series (0.1-0.2%)	2014-2016	2016-2018	63,932,809
6% Bereaved Family Treasury Bond, 9 Series	2007-2015	2016-2024	3
6% Repatriation Treasury Bond, 5 Series	2006-2014	2016-2024	0
Non-interest Special Benefit Treasury Bond, 1 Series	2013	2023	4
Non-interest Repatriation Special Benefit Treasury Bond, 3 Series	2006-2009	2016-2019	0
Non-interest Special Benefit Treasury Bond IV, 2 Series	2006-2013	2016-2023	13
Non-interest Special Benefit Treasury Bond X, 2 Series	2006-2013	2016-2023	58
Non-interest Special Benefit Treasury Bond XIII, 1 Series	2011	2016	57
Non-interest Special Benefit Treasury Bond XVII, 5 Series	2005-2013	2015-2023	346
Non-interest Special Benefit Treasury Bond XXII, 9 Series	2006-2015	2016-2025	2,219
Non-interest Special Benefit Treasury Bond XXIII, 1 Series	2006	2016	1,404
Non-interest Special Benefit Treasury Bond XXV, 1 Series	2011	2016	1
Non-interest Special Benefit Treasury Bond XXVI, 1 Series	2013	2017	11

Title and Interest Rate	Year of Issue	Year of Maturity	Principal Amounts Outstanding as of March 31, 2016 (in millions)
Non-interest Special Benefit Treasury Bond XXVII, 2 Series	2013-2014	2023-2024	70,365
Non-interest Treasury Bond for Special Condolence X, 1 Series	2015	2020	59,732

Total Bonds			¥865,473,815

2. Borrowings
Former Temporary Military Expenditure(a)	1943-1945		¥41,422
Allotment of Local Allocation and Local Transfer Tax	2007	2037	12,261,511
Former Government-Operated Land Improvement Project	2008	2016-2029	55,681
Japan Expressway Holding and Debt Repayment Agency	2009	2022-2023	244,604
Former National Centers for Advanced and Specialized Medical Care	2010	2016-2035	62,759
Former Social Infrastructures Improvement	2014	2017	167
SA for Energy Policy (0.1-1.9%)	2004-2016	2017-2028	229,250
SA for Stable Food Supply (0.1-1.3%)	2009-2016	2022-2029	49,833
SA for National Forest Debt Management (0.001-1.7%)	1996-2016	2016-2033	1,249,064
SA for Motor Vehicle Safety (0.0-2.8%)	2014	2017-2041	657,694
SA for Fiscal Investment and Loan Program (0.1%)	2015	2018	9,000

Total Borrowings			¥14,860,986

Total Direct Internal Funded Debt			¥880,334,800

(a)	Represents borrowings by the government from special corporations of currencies of areas under Japanese control during World War II. The maturity of such borrowings and other matters relating to such borrowings remain undetermined.

Floating Debt

Title	Interest	Year of Maturity	Principal Amounts Outstanding as of March 31, 2016 (in millions)
1. Bonds
Treasury Discount Bills
Treasury Financing Bills	—	—	¥0
Food Financing Bills	Non-interest bearing	2016	115,000
Foreign Exchange Fund Financing Bills	Non-interest bearing	2016-2017	82,439,760
Petroleum Financing Bills	Non-interest bearing	2016	1,194,100
Treasury Bills, 12 Series	Non-interest bearing	2016-2017	36,194,050
Note in Substitution for Currency of the International Monetary Fund	Non-interest bearing	Payable on demand	4,461,947
Note in Substitution for Currency of the International Development Association	Non-interest bearing	Payable on demand	51,993
Note in Substitution for Currency of the Asian Development Bank	Non-interest bearing	Payable on demand	23,156
Note for Contribution to the Special Funds of the Asian Development Bank	Non-interest bearing	Payable on demand	97,115
Note in Substitution for Currency of the African Development Fund	Non-interest bearing	Payable on demand	53,930
Note in Substitution for Currency of the Multilateral Investment Fund of the Inter-American Development Bank	Non-interest bearing	Payable on demand	628
Note in Substitution for Currency of the International Fund for Agricultural Development	Non-interest bearing	Payable on demand	4,434
Note in Substitution for Currency of the Global Environment Facility Trust Fund of the International Bank for Reconstruction and Development	Non-interest bearing	Payable on demand	39,082
Note in Substitution for Currency of the Multilateral Investment Guarantee Agency	Non-interest bearing	Payable on demand	721
Note in Substitution for Currency of the Green Climate Fund	Non-interest bearing	Payable on demand	28,187
Government Bonds issued to Development Bank of Japan	Non-interest bearing	Payable on demand	1,324,665
Government Bonds issued to Nuclear Damage Liability Facilitation Fund	Non-interest bearing	Payable on demand	3,056,000

Total Bonds			¥129,084,768

2. Borrowings
Special Account for Local Allocation Tax	0.001-0.105%	2016	¥32,817,295
Special Account of Pension	0.1%	2016	1,479,228
Special Account for Energy Policy	0.001-0.1%	2016	5,649,996

Total Borrowings			¥39,946,520
Total Direct Internal Floating Debt			¥169,031,288

Total Direct Internal Debt			¥1,049,366,088

Debt Guaranteed by the Japanese Government

Title	Interest	Year of Issue	Year of Maturity	Principal Amounts Outstanding as of March 31, 2016 (in millions)
1. Bonds Issued by Government-Affiliated Corporations
Japan Finance Corporation	0.001-1.800%	2006-2016	2016-2026	¥920,000
Deposit Insurance Corporation of Japan	0.100-0.200%	2012-2016	2016-2020	1,830,000
Banks’ Shareholdings Purchase Corporation	0.100%	2014-2016	2016-2018	750,000
Nuclear Damage Compensation and Decommissioning Facilitation Corporation	0.059-0.151%	2013-2015	2016-2018	600,000
Urban Renaissance Agency	—	—	—	0
Japan Expressway Holding and Debt Repayment Agency	0.020-2.700%	2005-2016	2016-2055	20,645,760
New Kansai International Airport Co., Ltd.	0.484-2.400%	2006-2015	2016-2028	349,770
Narita International Airport Corporation	—	—	—	0
East Nippon Expressway Co., Ltd.	1.400%	2009	2019	10,000
Metropolitan Expressway Co., Ltd.	1.300%	2010	2020	12,200
West Nippon Expressway Co., Ltd.	1.300%	2010	2020	11,400
Hanshin Expressway Co., Ltd.	1.300%	2010	2020	35,000
Development Bank of Japan	0.001-2.200%	2006-2016	2016-2026	1,660,000
Organization for Promoting Urban Development	0.020-0.699%	2013-2016	2023-2026	21,800
Central Japan International Airport Co., Ltd.	0.001-1.300%	2009-2016	2017-2026	157,300
Japan Finance Organization for Municipalities	0.020-2.200%	2005-2016	2016-2026	7,927,220

Total				¥34,898,950

2. Borrowings of Government-Affiliated Corporations
Deposit Insurance Corporation of Japan	0.067-0.100%	2015-2016	2016-2017	¥289,600
Banks’ Shareholdings Purchase Corporation	0.001-0.093%	2015-2016	2016-2017	300,000
Nuclear Damage Compensation and Decommissioning Facilitation Corporation	0.084-0.099%	2015	2016	400,000
The Corporation for Revitalizing Earthquake—Affected Business	0.043%	2015	2016	40,000
Incorporated Administrative Agency—Farmers Pension Fund	0.145-0.328%	2012-2016	2017-2021	396,000
Incorporated Administrative Agency—Agriculture, Forestry and Fisheries Credit Foundations	0.100-0.225%	2012-2015	2016-2019	4,244
Japan Railway Construction, Transport and Technology Agency	0.001-0.090%	2015-2016	2016-2017	32,971
Japan Oil, Gas and Metals National Corporation	0.005-0.099%	2015-2016	2016-2017	941,261
Environmental Restoration and Conservation Agency of Japan	—	—	—	0
Japan Environmental Storage & Safety Corporation	0.001-0.107%	2015-2016	2017	20,000
Innovation Network Corporation of Japan	0.001-0.084%	2015-2016	2016-2017	248,800
Organization for Promoting Urban Development	0.165-0.348%	2012-2013	2016-2017	15,800

Total				¥2,703,676
Total Internal Debt Guaranteed by the Japanese Government				¥37,602,626

EXTERNAL DEBT

Debt Guaranteed by the Japanese Government

	Interest	Year of Loan	Year of Maturity	Principal Amounts Outstanding as of March 31, 2016 (in thousands)
Japan International Cooperation Agency	1.875%	2014	2019		$500,000
Japan Bank for International Cooperation	1.125-3.375%	2011-2016	2016-2026		$20,250,000
	2.625%	2014	2020		£425,000
	2.300%	2013	2018	CAD	500,000
Development Bank of Japan	1.000-5.125%	2007-2015	2016-2025		$7,455,000
	4.750%	2007	2027		€700,000
	1.050-2.300%	1998-2007	2017-2028		¥355,000,000
Japan Finance Organization for Municipalities	4.000-5.000%	2007-2011	2017-2021		$2,000,000
	5.750%	1999	2019		£150,000
	1.900-2.000%	2006-2008	2016-2018		¥195,000,000

Totals by currency					$30,205,000
					£575,000
					€700,000
				CAD	500,000
					¥550,000,000

SUBSCRIPTIONS TO INTERNATIONAL FINANCIAL ORGANIZATIONS

The following table sets forth information relating to Japan’s obligations to contribute to the capital and financing requirements of international financing organizations in which it participates as of March 31, 2015.

Organization	Subscription Amount
	(in USD millions)
International Monetary Fund	$43,683	(a)
International Bank for Reconstruction and Development	19,958	(b)
International Development Association	43,158	(c)
International Finance Corporation	163	(d)
Multilateral Investment Guarantee Agency	97	(e)
International Fund for Agricultural Development	486	(f)
Asian Development Bank	22,975	(g)
African Development Bank	4,904	(h)
African Development Fund	3,834	(i)
European Bank for Reconstruction and Development	2,787	(j)
Inter-American Development Bank	7,851	(k)
Inter-American Investment Corporation	47	(l)
Multilateral Investment Fund	570	(m)

(a)	Equivalent of SDR 30,820.5 million as of April 30, 2016.
(b)	As stated in IBRD Financial Statements as of June 30, 2015.
(c)	As stated in IDA Financial Statements as of June 30, 2015.
(d)	As stated in IFC Financial Statements as of June 30, 2015.
(e)	As stated in MIGA Financial Statements as of June 30, 2015.
(f)	As stated in IFAD Financial Statements as of December 31, 2015.
(g)	As stated in ADB Financial Statements as of December 31, 2015.
(h)	As stated in AfDB Financial Statements as of December 31, 2015. Equivalent of UA 3,539 million.
(i)	As stated in AfDF Financial Statements as of December 31, 2015. Equivalent of UA 2,767 million.
(j)	As stated in EBRD Financial Statements as of December 31, 2015. Equivalent of € 2,557 million.
(k)	As stated in IDB Financial Statements as of December 31, 2015.
(l)	As stated in IIC Financial Statements as of December 31, 2015.
(m)	As stated in MIF Financial Statements as of December 31, 2015.

USE OF PROCEEDS

JICA estimates the net proceeds from the sale of the bonds will be approximately $496,472,787. Such proceeds will be allocated to JICA’s Finance and Investment Account.

An amount equal to part or all of such net proceeds may be allocated for investments in one or more Eligible Projects (as defined below).

“Eligible Projects” means projects selected under the Development Cooperation Charter, which was endorsed by the Japanese government in 2015. The Development Cooperation Charter is in line with the 2030 Agenda for Sustainable Development adopted at the UN Sustainable Development Summit in 2015 along with the Sustainable Development Goals (“SDGs”), and is broadly consistent with JICA’s mission to contribute to poverty reduction, peace building and addressing global issues. Eligible Projects are eligible for funding through JICA’s ODA Loans and Private Sector Investment Finance (“PSIF”) operations.

Eligible Projects will be subject to on-site monitoring by one of JICA’s 91 overseas offices located around the world. During the monitoring stage of any project, JICA may confer with the recipient country government or recipient company where necessary, with a view to ensuring the smooth and efficient implementation of the project. Disbursements are often made over a period of time depending on the project’s schedule. Eligible Projects will be subject to periodic progress reports that must be submitted to JICA by the recipient. JICA supervision of an Eligible Project may extend to both implementation of the project (including construction, engineering, institutional development, etc.) and all aspects of the loan process.

In addition, JICA will, in principle, conduct an ex-post evaluation process within three years of the completion of an Eligible Project. Such evaluations are disclosed on JICA’s website and an Evaluation Report is issued annually.

DESCRIPTION OF THE BONDS AND GUARANTEE

The following is a brief summary of the terms and conditions of the bonds and the fiscal agency agreement with respect thereto, copies of the forms of which have been filed as exhibits to the registration statement of which this Prospectus is a part. The following summary does not purport to be complete, and you should refer to such exhibits for more complete information.

General

The bonds will be issued pursuant to a fiscal agency agreement, dated as of October 13, 2016 (New York City time)/October 14, 2016 (Tokyo time), among JICA, Japan, The Bank of Tokyo-Mitsubishi UFJ, Ltd., London Branch, as fiscal agent, principal paying agent and transfer agent and MUFG Union Bank, N.A., as U.S. representative of the fiscal agent, principal paying agent and transfer agent. The aggregate principal amount of the bonds will be $500,000,000. The bonds will mature at par on October 20, 2026.

The bonds will bear interest at the rate per year shown on the front cover of this Prospectus, payable in equal semi-annual installments, accruing from October 20, 2016. The interest payment dates are October 20 and April 20, commencing April 20, 2017. Interest will be payable to the person in whose name the bond is registered at 6:00 p.m., New York City time on the fifteenth day before the interest payment occurs. Interest in respect of any bond shall be calculated per $2,000 in principal amount of the bonds. Whenever it is necessary to compute any amount of interest in respect of the bonds, that interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If a date for payment of principal or interest on the bonds falls on a day that is not a business day, the related payment of principal, premium, if any, or interest may be made on the next succeeding business day as if made on the date the payment was due and no interest will accrue in respect of such delay. For purposes of this paragraph, “business day” means any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

Other than as described below under “—Redemption”, JICA may not redeem the bonds prior to maturity. The bonds will not be subject to a sinking fund.

The Bank of Tokyo-Mitsubishi UFJ, Ltd., London Branch has its principal corporate office at Ropemaker Place, 25 Ropemaker Street, London EC2Y 9AN. Under the fiscal agency agreement, the fiscal agent will act in part through its U.S. representative, MUFG Union Bank, N.A., which has an office at 1251 Avenue of the Americas, 19th Floor, New York, N.Y., 10020. In acting as the fiscal agent for the bonds, The Bank of Tokyo-Mitsubishi UFJ, Ltd., London Branch (or its U.S. representative, as applicable), is the agent of JICA and Japan, is not a trustee or agent for the holders of the bonds and does not have the same responsibilities or duties to act for such holders as would a trustee or agent. JICA may maintain deposit accounts and conduct other banking transactions in the ordinary course of business with the fiscal agent.

Rank of the Bonds

The bonds constitute direct, unconditional, unsubordinated and unsecured obligations of JICA and shall at all times rank pari passu and without any preference among themselves. The payment obligations of JICA under the bonds shall, save for such exceptions as may be provided by applicable legislation, at all times rank at least equally with all its other present and future unsecured and unsubordinated obligations.

Guarantee of Japan

The payment of principal and interest in respect of the bonds (including any additional amounts) will be unconditionally and irrevocably guaranteed by Japan. Such guarantee will be a direct, unconditional and general obligation of Japan for the performance of which the full faith and credit of Japan will be pledged and rank pari passu with all other general obligations of Japan without any preference one above the other by reason of priority of date of issue, currency of payment or otherwise.

Issuance of the guarantee will be subject to limits imposed by annual budgetary authorizations set by the Japanese Diet. In addition, the issue of the bonds will necessitate the obtaining of authorization by Japan of the guarantee thereof.

Acceleration of Maturity

In case of the following types of default, the principal amount of a bond will become due and payable at the option of the registered holder of such bond upon the registered holder’s written notice to the fiscal agent, unless all defaults shall have been cured prior to the receipt of such notice by the fiscal agent:

•	Default in any payment, when due, of principal or interest on any of the bonds, and continuance of such default for a period of 30 days; or

•	Default in the performance by JICA of any other covenant contained in the bonds, and the continuance of such default for a period of 90 days after written notice thereof to JICA from the registered holder of the bond is received by the fiscal agent.

The fiscal agency agreement does not require JICA to furnish to the fiscal agent periodic evidence as to the absence of default.

Additional Amounts

JICA will pay all amounts that it is required to pay on the bonds without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any taxing authority in Japan (“Taxes”), unless the withholding or deduction of such Taxes is required by law. In that event, JICA will pay such additional amounts that are necessary so that the net amounts received by any beneficial owner of the bonds after such withholding or deduction will equal the amounts that would have been receivable in the absence of such withholding or deduction.

JICA will not, however, be obligated to pay any additional amounts:

•	to, or to a third party on behalf of, any beneficial owner of a bond that is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Taxes in respect of this bond by reason of such beneficial owner’s (a) having some connection with Japan other than the mere holding of, or the enforcement of its rights under, this bond or (b) being a Specially-Related Party of JICA; or

•	to, or to a third party on behalf of, any beneficial owner of a bond that would otherwise be exempt from any such withholding or deduction but that fails to comply with any applicable requirement to provide exemption information or to submit a written application for tax exemption to the relevant fiscal agent, or whose exemption information is not duly communicated through the Participant (as defined below) and the relevant international clearing organization to such fiscal agent; or

•	to, or to a third party on behalf of, any beneficial owner of a bond that is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation, except for

•	a “designated financial institution” that complies with the requirement to provide the exemption information or to submit a written application for tax exemption and an individual resident of Japan or a Japanese corporation that duly notifies the fiscal agent of its status as not being subject to Taxes to be withheld or deducted by reason of such resident or Japanese corporation receiving interest on the bond through a payment handling agent in Japan appointed by it; or

•	more than 30 days after the Relevant Date, except to the extent that any beneficial owner of a bond would have been entitled to additional amounts for payment at the expiration of such 30-day period. “Relevant Date” means the date on which such payment first becomes due, except that, if the amount of the moneys payable has not been received by the fiscal agent on or prior to that due date, “Relevant Date” means the date, after the full amount of such moneys are received, on which notice is duly published as described below under “—Redemption”.

Where a bond is held through a participant of an international clearing organization or a financial intermediary, each of which is referred to as a “Participant”, in order to receive payments free of withholding or deduction for, or on account of, any Taxes, if the beneficial owner of the bond is

•	an individual non-resident of Japan or a non-Japanese corporation (other than a Specially-Related Party of JICA) or

•	a Japanese financial institution falling under certain categories prescribed by the Act on Special Measures Concerning Taxation of Japan, and the Cabinet Order, which is referred to as a “designated financial institution”, that beneficial owner must, at the time it entrusts a Participant with the custody of the bond, provide certain “exemption information” prescribed by the Act on Special Measures Concerning Taxation of Japan to enable the Participant to establish that the beneficial owner is exempted from the requirement for Taxes to be withheld or deducted, and advise the Participant if that beneficial owner ceases to be so exempted (including the case where the beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation became a Specially-Related Party of JICA).

Where a bond is not held by a Participant, in order to receive payments free of withholding or deduction for, or on account of, any Taxes, if the beneficial owner is

•	an individual non-resident of Japan or a non-Japanese corporation (other than a Specially-Related Party of JICA) or

•	a designated financial institution,

that beneficial owner must, prior to each time it receives interest, submit to the fiscal agent a written application for tax exemption (Hikazei Tekiyo Shinkokusho) in the form obtainable from the fiscal agent. The written application for tax exemption must state, among other things,

•	the name and address (and, if applicable, the Japanese individual or corporation ID number) of the beneficial owner,

•	the title of the bond,

•	the relevant interest payment date,

•	the amount of interest and

•	the fact that the beneficial owner is qualified to submit the written application for tax exemption, together with the documentary evidence regarding its identity and residence.

Redemption

JICA may redeem all, but not less than all, of the bonds if (i):

•	there is any change in or amendment to the laws or treaties, or any regulations or rulings promulgated under the laws or treaties, of Japan or any political subdivision or taxing authority of Japan or

•	there is any change in official position regarding the application or interpretation of these laws, treaties, regulations or rulings, including a holding, judgment or order by a court of competent jurisdiction, which change, amendment, application or interpretation becomes effective on or after the date JICA issued the bonds and causes JICA to pay any additional amounts, as described above under “—Additional Amounts”, and (ii) JICA cannot avoid the obligation to make such payments by taking reasonable measures available to it.

Before JICA can redeem the bonds, it must:

•	give the holders of the bonds at least thirty (30) days’ notice and not more than sixty (60) days’ notice in the manner described in “—Notices” below and

•	deliver to the fiscal agent a legal opinion of counsel or an opinion of a tax consultant confirming that the conditions that must be satisfied for redemption have occurred.

The redemption price for each bond will be equal to 100% of the principal amount of the bond plus accrued interest to the date of redemption and any additional amounts JICA is required to pay, as described above under “—Additional Amounts”, and will be payable to the person in whose name the bond is registered at 6:00 p.m., New York City time on the fifteenth day before the redemption occurs.

Form, Denominations and Registration

All bonds will be in registered form, without interest coupons attached. Bonds held outside the United States, referred to as the international bonds, will be represented by beneficial interests in the international global bond, in fully registered permanent global form without interest coupons attached, which will be registered in the name of the nominee of the common depositary for, and in respect of interests held through, Euroclear and Clearstream. A beneficial interest in the international global bond may at all times be held only through Euroclear and Clearstream.

Bonds held within the United States, referred to as the DTC bonds, will be represented by beneficial interests in one or more DTC global bonds, in fully registered permanent global form without interest coupons attached, which will be registered in the name of Cede & Co., as nominee for DTC, and which will be deposited on or about October 20, 2016 with MUFG Union Bank, N.A., as custodian for DTC. In the event there is more than one DTC global bond, they shall collectively be referred to as the DTC global bond.

The international global bond has been assigned a Common Code number of 150642396 and an ISIN number of XS1506423968. The DTC global bond has been assigned a Common Code number of 150562449, an ISIN number of US47109LAA26 and a CUSIP number of 47109L AA2.

Beneficial interests in the global bonds will be represented, and transfers will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC, Euroclear or Clearstream. Such beneficial interests will be in denominations of $200,000 and integral multiples of $2,000 in excess thereof. You may hold bonds directly through DTC, Euroclear or Clearstream, if you are a participant in these systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream hold securities on behalf of their participants through customers’ securities accounts in their respective names on the books at their respective depositaries, which in turn can hold such securities in customers’ securities accounts in the depositaries’ names on the books of DTC.

Persons who are not DTC, Euroclear, or Clearstream participants may beneficially own bonds held by DTC and the nominee of the common depositary for Euroclear and Clearstream only through direct or indirect participants in DTC, Euroclear, or Clearstream. So long as Cede & Co., as the nominee of DTC, and the nominee of the common depositary for Euroclear and Clearstream are the registered owners of the global bonds, Cede & Co. and the nominee of the common depositary for Euroclear and Clearstream for all purposes will be considered the sole holders of the bonds under the fiscal agency agreement and the bonds. Except as provided below, owners of beneficial interests in the global bonds will not be entitled to have bonds registered in their names, will not receive or be entitled to receive physical delivery of bonds in definitive form and will not be considered the holders thereof under the fiscal agency agreement or the bonds. Once JICA and the fiscal agent make payments to the registered holder, JICA and the fiscal agent will no longer be liable on the bonds for the amount so paid. Accordingly, any person owning a beneficial interest in the global bonds must rely on the procedures of DTC, Euroclear or Clearstream, and, if such person is not a participant in DTC, Euroclear, or Clearstream, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of bonds. JICA understands that, under existing industry practice, in the event that any owner of a beneficial interest in the DTC global bond desires to take any action that Cede & Co., as the holder of the global bond, is entitled to take, Cede & Co. would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC may grant proxies or authorize its DTC participants, or persons holding beneficial interests in the bonds through such DTC participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the U.S. dollar-denominated bonds.

The fiscal agent will not charge you any fees for the bonds, other than reasonable fees and indemnity satisfactory to the fiscal agent for the replacement of lost, stolen, mutilated or destroyed bonds. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Payment

Owners of beneficial interests in the global bonds will receive all payment in U.S. dollars.

Payment of principal and interest on the global bonds will be made to DTC and the common depositary for Euroclear and Clearstream, or the nominee thereof, as the case may be, as the registered owner of the global bonds.

Upon receipt of any payment of principal of or interest on the global bonds, DTC will credit its participants’ accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of the global bonds as shown on the records of DTC. Payments by DTC participants to owners of beneficial interests in the global bonds held through such participants will be the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in “street name”.

Distributions with respect to bonds held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants or Clearstream participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Neither JICA nor the fiscal agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global bond or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

If a date for payment of principal or interest on the bonds falls on a day that is not a business day, then the related payment of principal, premium, if any, or interest may be made on the next succeeding business day as if made on the date the payment was due and no interest will accrue in respect of such delay. For purposes of this paragraph, “business day” means any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

The record date for purposes of payments of principal and interest will be, in respect of each such payment, the 15th calendar day prior to the relevant payment date.

Further Issues

JICA may from time to time, without notice to or the consent of the registered holders of the bonds, create and issue further bonds ranking pari passu with the bonds in all respects, or in all respects except for

•	the payment of interest accruing prior to the issue date of any further bonds or

•	the first payment of interest following the issue date of any further bonds,

so that those further bonds would be consolidated and form a single series with the bonds and would have the same terms as to status, redemption or otherwise as the bonds. Any further bonds will be issued subject to a supplement to the fiscal agency agreement.

Prescription

Bonds will become void unless surrendered for payment within a period of ten years from the date on which the payment in respect thereof first becomes due or, if the full amount of the money has not been received by the fiscal agent on or prior to such due date, the date on which the full amount of such money having been so received, notice to that effect shall have been given to the holders.

Meeting of Bondholders

The fiscal agency agreement does not contain provisions for convening meetings of holders of the bonds.

Exchange of Interests in Global Bonds for Bond Certificates

Except in the limited circumstances described below, owners of beneficial interests in the global bonds will not be entitled to have bonds registered in their names, will not receive or be entitled to receive physical delivery of bond certificates in definitive registered form and will not be considered owners or holders thereof under the fiscal agency agreement.

Registration of title to DTC bonds initially represented by the DTC global bond in a name other than DTC or successor depositary or one of their respective nominees will not be permitted unless such depositary notifies JICA that it is no longer willing or able to discharge properly its responsibilities as depositary with respect to the DTC global bond or ceases to be a “clearing agency” registered under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or is at any time no longer eligible to act as such, and JICA is unable to locate a qualified successor within 90 days of receiving notice of such ineligibility on the part of such depositary, in which case notice will be given as described below in “—Notices”.

Registration of title to international bonds initially represented by the international global bond in a name other than the common depositary for Euroclear and Clearstream will not be accepted unless Euroclear or Clearstream is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business, in which case notice will be given as described below in “—Notices”.

JICA may also at any time and in its sole discretion determine not to have any of the bonds represented by the global bonds. In such event, JICA will issue or cause to be issued bonds in definitive registered form in exchange for the bonds represented by the global bonds. Such bonds issued in definitive registered form will be issued only in fully registered form, without coupons, in denominations of $200,000 and integral multiples of $2,000 in excess thereof. Any bonds so issued will be registered in such names, and in such denominations, as DTC, Euroclear or Clearstream, as the case may be, shall request. Such bonds may be presented for registration of transfer or exchange at the office of the fiscal agent or one of its agents in The City of New York or London, and principal thereof and interest thereon will be payable at such office of the fiscal agent, provided that interest thereon may be paid to the registered holders of the definitive registered bonds as described below. Exchange of the global bonds for definitive registered bonds will be made free of charge for the bondholders.

Distribution of principal of and interest on any definitive registered bonds will be made by the fiscal agent directly to registered holders of the definitive registered bonds in accordance with the procedures described in this Prospectus and in the fiscal agency agreement. Interest payments and any principal payments on each payment date will be made to holders of the definitive registered bonds in whose names the definitive registered bonds were registered at the close of business on the related record date. Distributions will be made by wire transfer or by check mailed to the addresses of such holders as they appear on the register maintained by the fiscal agent. The final payment on any definitive registered bond, however, will be made only upon presentation and surrender of such definitive registered bond at the office of the fiscal agent on a payment date that is a business day in the place of presentation. The fiscal agent will provide notice to registered holders mailed not later than fifteen (15) days before such final distribution.

Definitive registered bonds will be transferable and exchangeable at the offices of the fiscal agent or at the offices of JICA’s other agents in the City of New York or London. No service charge will be imposed for any registration of transfer or exchange, but the fiscal agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. Neither the fiscal agent nor any transfer agent will be required to (a) exchange or register the transfer of any definitive registered bonds selected for redemption, or (b) exchange or register the transfer of definitive registered bonds for the period from the record date preceding the due date for any payment to the payment date with respect to such definitive registered bonds.

Notices

All notices will be published in a daily newspaper in English of general circulation in London (expected to be the Financial Times) and in New York City (expected to be The Wall Street Journal), provided that for so long as any bonds are represented by the global bond, notices may be given by delivery of the relevant notice to DTC, Euroclear and Clearstream, for communication by them to their respective participants in substitution for publication in any such newspaper. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper selected by JICA with general circulation in the respective market regions. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made.

Governing Law

The Fiscal Agency Agreement, the bonds and the guarantee of Japan will all provide that they shall be governed by, and interpreted in accordance with, the laws of the State of New York, except with respect to authorization and execution by JICA and Japan of the Fiscal Agency Agreement and the bonds and the guarantee of Japan, as the case may be, and any other matters required to be governed by the laws of Japan.

Jurisdiction and Enforceability

JICA will effect the irrevocable appointment of the fiscal agent as its authorized agent upon which process may be served in any action based upon the bonds (i.e., asserting rights set forth in the bonds) which any holder of a bond may institute in any State or Federal court in The City of New York. JICA will accept the jurisdiction of such court in such action. JICA will also waive irrevocably any immunity from jurisdiction (but not execution) to which it might otherwise be entitled in any action based upon the bonds. The fiscal agent is not the agent for service for actions brought under the federal securities laws, and JICA’s waiver of immunity does not extend to such actions. Although Japan is subject to suit based upon the guarantee of the bonds before the Tokyo District Court, Japan has not consented to the jurisdiction of any court outside Japan in connection with actions brought against it for any purpose in any way relating to the bonds or its guarantee of the bonds, has not appointed an agent for service of process in connection with any such action and has not agreed to waive any degree of sovereign immunity to which it may be entitled in any such action.

If you bring an action against JICA under federal securities laws or against Japan for any purpose, unless JICA or Japan (as the case may be) waives immunity with respect to such action, you would be able to obtain a United States judgment in such action against JICA or Japan, as the case may be, only if a court were to determine that the United States Foreign Sovereign Immunities Act of 1976, as amended, precludes the granting of sovereign immunity. Even if you could obtain a United States judgment in any such action under that Act, you may not be able to obtain a judgment in Japan based on such a United States judgment. Moreover, you may not be able to execute upon property of JICA or Japan located in the United States to enforce a judgment obtained under that Act except under the limited circumstances specified in that Act.

GLOBAL CLEARANCE AND SETTLEMENT

Although DTC, Euroclear and Clearstream have agreed to the procedures provided below in order to facilitate transfers of bonds among their participants, they are under no obligation to perform these procedures and they may modify or discontinue these procedures at any time. None of JICA, Japan, the fiscal agent, any paying agent, any underwriter or any affiliate of any of the above, or any person by whom any of the above is controlled for the purposes of the United States Securities Act of 1933, as amended (the “Securities Act”), will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the agreements described below.

DTC, Euroclear and Clearstream have advised as follows:

The Clearing Systems

DTC

DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. DTC participants include:

•	Euroclear and Clearstream;

•	securities brokers and dealers;

•	banks;

•	trust companies; and

•	clearing corporations.

DTC participants also may include certain other organizations such as the underwriters. Indirect access to the DTC system also is available to indirect DTC participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Because DTC can act only on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of an owner of a beneficial interest in the global bonds to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for such interest. The laws of some jurisdictions require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the global bonds to such persons may be limited. In addition, beneficial owners of bonds through the DTC system will receive distributions of principal and interest on the bonds only through DTC participants.

Euroclear and Clearstream

Euroclear and Clearstream hold securities for participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of such participants. Euroclear and Clearstream provide to their participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations and include certain of the underwriters. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

Initial Settlement

Investors electing to hold their bonds through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their bonds through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Bonds will be credited to the securities custody accounts of Euroclear holders and of Clearstream holders against payment in same-day funds on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any bonds where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC participants

Secondary market sales of book-entry interests in the DTC bonds between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to United States corporate debt obligations if payment is effected in U.S. dollars, or free of payment if payment is not effected in U.S. dollars. Where payment is not effected in U.S. dollars, separate payment arrangements outside DTC are required to be made between the DTC participants.

Trading between Euroclear and/or Clearstream participants

Secondary market sales of book-entry interests in the bonds held through Euroclear or Clearstream to purchasers of book-entry interests in the international bonds through Euroclear or Clearstream will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in registered form.

Trading between DTC seller and Euroclear or Clearstream purchaser

When book-entry interests in bonds are to be transferred from the account of a DTC participant holding a beneficial interest in a DTC global bond to the account of a Euroclear or Clearstream accountholder wishing to purchase a beneficial interest in an international global bond, the DTC participant will deliver instructions for delivery to the relevant Euroclear or Clearstream accountholder to DTC by 12:00 noon, New York City time, on the settlement date. Separate payment arrangements are required to be made between the DTC participant and the relevant Euroclear or Clearstream accountholder. On the settlement date, the custodian, MUFG Union Bank, N.A., will instruct the fiscal agent to:

decrease the amount of bonds registered in the name of Cede & Co. and evidenced by the DTC global bonds; and

•	increase the amount of bonds registered in the name of the nominee of the common depositary for Euroclear and Clearstream, and evidenced by the international global bond. Book-entry interests will be delivered free of payment to Euroclear or Clearstream as the case may be, for credit to the relevant accountholder on the first business day following the settlement date.

Trading between Euroclear or Clearstream seller and DTC purchaser

When book-entry interests in the bonds are to be transferred from the account of a Euroclear or Clearstream accountholder to the account of a DTC participant wishing to purchase a beneficial interest in the DTC global bond, the Euroclear or Clearstream participant must send to Euroclear or Clearstream delivery free of payment instructions by 7:45 p.m., Luxembourg time, one business day prior to the settlement date. Euroclear or Clearstream, as the case may be, will in turn transmit appropriate instructions to the common depositary for Euroclear and Clearstream and the fiscal agent to arrange delivery to the DTC participant on the settlement date. Separate payment arrangements are required to be made between the DTC participant and the relevant Euroclear or Clearstream accountholder, as the case may be. On the settlement date, the common depositary for Euroclear and Clearstream will:

•	transmit appropriate instructions to the custodian, MUFG Union Bank, N.A., who will in turn deliver such book-entry interests in the bonds free of payment to the relevant account of the DTC participants; and

•	instruct the fiscal agent to:

•	decrease the amount of bonds registered in the name of the nominee of the common depositary for Euroclear and Clearstream, and evidenced by the international global bond; and

•	increase the amount of bonds registered in the name of Cede & Co. and evidenced by the DTC global bond.

So long as the international global bond is held on behalf of Euroclear and Clearstream or on behalf of any other clearing system, referred to as an alternative clearing system, notices to holders of bonds represented by a beneficial interest in the international global bond may be given by delivery of the relevant notice to Euroclear, Clearstream or the alternative clearing system, as the case may be, and so long as the DTC global bond is held on behalf of DTC, or an alternative clearing system, notices to holders of bonds represented by a beneficial interest in the DTC global bond may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

TAXATION

The information provided in this section entitled “Taxation” is provided for the convenience only of investors, who are advised to consult their own legal, tax, accountancy or other professional advisers in order to ascertain their particular circumstances regarding taxation.

Japanese Taxation

The following description of Japanese taxation (limited to national taxes) applies to interest with respect to the bonds issued by JICA outside Japan and payable outside Japan, as well as to certain aspects of capital gains, inheritance and gift taxes. Prospective investors should note that the following description of Japanese taxation is not exhaustive.

Tax Withholding Rules

Certain recipients of interest on the bonds are subject to the following Japanese tax withholding rules:

If the recipient of interest on any bonds is:

•	an individual non-resident of Japan with no permanent establishment within Japan;

•	a non-Japanese corporation with no permanent establishment within Japan; or

•	an individual non-resident of Japan or non-Japanese corporation with a permanent establishment within Japan, but the receipt of interest on the relevant bonds is not attributable to such permanent establishment, and the recipient is not a person nor entity controlling, or controlled by, JICA, or otherwise having a prescribed special relationship with JICA as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan and Cabinet Order No. 43 of 31 March 1957 promulgated thereunder, as amended (the “Cabinet Order”) (a “Specially-Related Party of JICA”), then, no Japanese income or corporate tax is payable with respect to such interest by way of withholding or otherwise, if such recipient complies with certain requirements. Such requirements include:

•	if the relevant bonds are held through a certain participant in an international clearing organization such as Euroclear and Clearstream, Luxembourg and DTC or a certain financial intermediary prescribed by the Act on Special Measures Concerning Taxation of Japan and the Cabinet Order and related governmental ordinances and regulations (collectively, the “Special Measures Act”) (each, a “Participant”), the requirement to provide, at the time of entrusting a Participant with the custody of the relevant bonds, certain information prescribed by the Special Measures Act (the “Exemption Information”) to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted and to advise the Participant if the recipient ceases to be so exempt; and

•	if the relevant bonds are not held by a Participant, the requirement to submit to the fiscal agent (or a separate paying agent, if one is appointed) a written application for tax exemption (Hikazei tekiyo Shinkokusho) (the “Written Application for Tax Exemption”), together with certain documentary evidence.

The above-described exemption from withholding tax with respect to interest on the bonds will not be applicable to any bonds on which interest is calculated based on the amount of profits or assets of JICA or a Specially-Related Party of JICA or on any of certain other indices relating to JICA or a Specially-Related Party of JICA as described in Article 6 of the Act on Special Measures Concerning Taxation of Japan and the Cabinet Order.

Failure to comply with the requirements described above or payment of interest to a recipient who is an individual non-resident of Japan or a non-Japanese corporation that in either case is a Specially-Related Party of JICA will result in the withholding by JICA of income tax at the rate of 15.315%, unless any lower rate or exemption is applicable under the relevant tax treaty between Japan and another country. Individual non-residents of Japan or non-Japanese corporations that are entitled to a reduced rate of Japanese withholding tax or exemption from Japanese withholding tax on payment of interest by JICA are required to submit an “Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Interest” in advance through JICA to the relevant tax authority before payment of interest.

If the recipient of interest on any bonds is:

•	a Japanese bank;

•	a Japanese insurance company;

•	a Japanese financial instruments firm; or

•	any other Japanese financial institution that falls under one of certain categories prescribed by the Cabinet Order under Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan,

and such recipient receives payment of interest not through a certain payment handling agents in Japan (the “Japanese Payment Handling Agents”) and complies with, among others, the requirement to provide the Exemption Information or to submit the Written Application for Tax Exemption, as the case may be, no income tax will be imposed by way of withholding. The recipient will, however, be subject to regular corporate tax with respect to such interest.

If the recipient of interest on any bond is:

•	an individual non-resident of Japan with a permanent establishment within Japan; or

•	a non-Japanese corporation with a permanent establishment within Japan,

and the receipt of interest is attributable to such permanent establishment, then such interest will not be subject to the withholding by JICA of income tax at the rate of 15.315%, provided that the recipient complies with, among others, the requirement to provide the Exemption Information or to submit the Written Application for Tax Exemption, as the case may be, and that the recipient is not a Specially-Related Party of JICA. The amount of such interest will, however, be included in the recipient’s Japanese source income which is subject to Japanese taxation, and will be subject to regular income tax or corporate tax, as the case may be

The above-described exemption from withholding tax with respect to interest on the bonds will not be applicable to any bonds on which interest is calculated based on the amount of profits or assets of JICA or a Specially-Related Party of JICA or on any of certain other indices relating to JICA or a Specially-Related Party of JICA as described in Article 6 of the Act on Special Measures Concerning Taxation of Japan and the Cabinet Order.

If the recipient of interest on any bonds is an individual resident of Japan or a Japanese corporation other than any of the following institutions that complies with the requirement described below:

•	Japanese banks;

•	Japanese insurance companies;

•	Japanese financial instruments firms;

•	other Japanese financial institutions that fall under certain categories prescribed by the Cabinet Order under Article 8, Paragraphs (1) and (2) of the Act on Special Measures Concerning Taxation of Japan (together with Japanese banks, insurance companies and financial instruments firms, the “Specified Financial Institutions”); or

•	Japanese public corporations designated by the relevant law (“Public Corporations”),

and such recipient receives payment of interest through certain Japanese Payment Handling Agents, such agents will withhold income tax at the rate of 15.315%. An individual recipient that receives interest through a Japanese Payment Handling Agent will be subject only to such withholding tax. In all other cases, the recipient must include the amount of interest in the recipient’s gross income and will be subject to regular income tax or corporate tax, as the case may be.

If the recipient of interest on any bonds is:

•	a Public Corporation that keeps such bonds deposited with, and receives the interest on such bonds through, a Japanese Payment Handling Agent with custody of the bonds (the “Japanese Custodian”); or

•	a Specified Financial Institution that keeps such bonds deposited with, and receives the interest on such bonds through, the Japanese Custodian,

and such recipient submits through the Japanese Custodian, to the competent tax authority, the report prescribed by the Special Measures Act, no income tax will be imposed by way of withholding.

Capital Gains, Inheritance and Gift Taxes

Gains derived from the sale outside Japan of bonds by an individual non-resident of Japan or a non-Japanese corporation with no permanent establishment within Japan are generally not subject to Japanese income or corporate tax. An individual, regardless of his or her residency, who has acquired bonds as legatee, heir or donee from an individual may be required to pay Japanese inheritance or gift tax at progressive rates.

U.S. Taxation

This section describes the material U.S. federal income tax consequences of owning the bonds JICA is offering. It is the opinion of Morrison & Foerster LLP, United States counsel to the underwriters. It applies to you only if you are a United States holder (as defined below) and you acquire bonds in the offering at the offering price and you hold your bonds as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns bonds that are a hedge or that are hedged against interest rate or currency risks,

•	a person that owns bonds as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells bonds as part of a wash sale for tax purposes, or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

If a partnership holds the bonds, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the bonds should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the bonds.

This section is based on the Internal Revenue Code of 1986, as amended the “Code”, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.

You are a United States holder if you are a beneficial owner of a bond and you are, for federal income tax purposes:

•	an individual citizen or resident of the United States,

•	a domestic corporation (or other entity treated as a corporation for U.S. federal income tax purposes),

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•	a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This subsection addresses only U.S. federal income taxation. Please consult your own tax advisor concerning the consequences of owning and disposing of the bonds in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Payments of Interest

It is expected, and this discussion assumes, that the bonds will be issued with no more than de minimis original issue discount for U.S. federal income tax purposes. You will be taxed on interest on your bond as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

You must include any tax withheld from the interest payment as ordinary income even though you do not in fact receive it, and you must also include as ordinary income any additional amounts paid with respect to withholding tax on the bonds, including withholding tax on payments of such additional amounts. You may be entitled to deduct or credit tax withheld, subject to applicable limits. The rules governing foreign tax credits are complex and you should consult your tax advisor regarding the availability of the foreign tax credit in your situation. Interest paid by JICA on the bonds is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a United States holder and, depending on your circumstances, will be either “passive” or “general” income for purposes of computing the foreign tax credit.

Purchase, Sale, and Retirement of the Bonds

You generally will recognize capital gain or loss on the sale or retirement of your bond equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest, and your tax basis in your bond. Your tax basis in your bond generally will be its cost. Capital gain of a noncorporate United States holder generally is taxed at preferential rates where the property is held for more than one year. Your ability to deduct capital losses may be limited.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income generally will include its interest income and its net gains from the disposition of bonds, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business

(other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the bonds.

Foreign Account Tax Compliance Withholding

Provisions of the Code and U.S. Treasury regulations thereunder commonly known as “FATCA” impose 30% withholding on certain payments made to non-U.S. financial institutions (including intermediaries) that are not participating foreign financial institutions (“PFFIs”) or otherwise exempt from FATCA withholding and to certain non-U.S. non-financial entities that are not otherwise exempt from FATCA withholding. A PFFI is a foreign financial institution that has entered into an agreement with the U.S. Treasury Department pursuant to which it agrees to perform specified due diligence and reporting functions in respect of their direct and indirect U.S. shareholders and/or U.S. accountholders and withhold 30% from certain “foreign passthru payments” (which term is not yet defined) that it makes to certain persons. Under U.S. Treasury regulations, because it is a wholly owned agency or instrumentality of a foreign government, JICA qualifies for an exemption from such withholding tax.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the bonds.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements on Internal Revenue Service Form 1099 generally will apply to: payments of principal and interest on a Debt Security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States; and the payment of the proceeds from the sale of a Debt Security effected at a U.S. office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the Internal Revenue Service that is has failed to report all interest and dividends required to be shown on its federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

If you are a U.S. alien holder, you generally are exempt from backup withholding and information reporting requirements with respect to:

•	payments of principal and interest made to you outside the United States by JICA or another non-U.S. payor and

•	other payments of principal and interest and the payment of the proceeds from the sale of a bond effected at a U.S. office of a broker, as long as the income associated with such payments is otherwise exempt from U.S. federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•	an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of a bond effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption, a sale of a bond that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption, a sale of a bond effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for U.S. tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year: (1) one or more of its partners are “United States persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (2) such foreign partnership is engaged in the conduct of a U.S. trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Backup withholding is not an additional tax. You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement which JICA expects will be entered into on October 13, 2016 (New York City time)/October 14, 2016 (Tokyo time), JICA has agreed to sell to each of the underwriters named below, and each of the underwriters, for whom Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Daiwa Capital Markets Europe Limited are acting as representatives (the “Representatives”), has severally agreed to purchase, the principal amount of bonds set forth opposite its name below:

Underwriter	Principal Amount of Bonds
Barclays Bank PLC	$170,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	165,000,000
Daiwa Capital Markets Europe Limited	165,000,000

Total	$500,000,000

The underwriters are obligated to purchase all of the bonds if they purchase any of the bonds.

The underwriters are offering the bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the bonds, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the bonds directly to the public at the respective prices set forth on the cover page of this Prospectus. After the bonds are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

The bonds are being offered for sale only in those jurisdictions in the United States, Europe and Asia other than Japan (subject to certain exceptions) where it is legal to make such offers.

Certain of the underwriters may act through their respective U.S. affiliate or other U.S. broker-dealer when offering the bonds for sale in the United States.

The bonds have not been and will not be registered under the Financial Instruments and Exchange Act of Japan and are subject to the Act on Special Measures Concerning Taxation of Japan. Each underwriter has represented and agreed that, (I) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any bonds in Japan, or to any person resident in Japan for Japanese securities law purposes (including any corporation or entity organized under the laws of Japan), except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan and any other applicable laws, regulations and ministerial guidelines of Japan; and, (II) it has not offered or sold, and will not offer or sell as part of its initial distribution at any time, any of the bonds to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (a) an individual resident of Japan or a Japanese corporation, nor (b) an individual non-resident of Japan or a non-Japanese corporation that in either case is a Specially-Related Party of JICA as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan or (ii) a Japanese financial institution, designated in Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan.

Each of the underwriters has represented and agreed that the bonds subscribed by it will be subscribed by it as principal.

The bonds will not be offered, sold or delivered, directly or indirectly, and neither this Prospectus or nor any other offering material relating to the bonds will be distributed, in or from any jurisdiction outside the United States except under the circumstances that will result in compliance with applicable laws and regulations.

Each underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any bonds in circumstances in which section 21(1) of the FSMA does not apply to JICA or Japan; and each underwriter has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the bonds in, from or otherwise involving the United Kingdom.

In relation to each member state of the EEA (each, a “Relevant Member State”), no offer of bonds which are the subject of the offering contemplated by this Prospectus may be made to the public in that Relevant Member State other than:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or

(iii)	in any other applicable circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of bonds shall require JICA or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of bonds to the public” in relation to any bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase or subscribe the bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in each Relevant Member State.

This Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the bonds may not be circulated or distributed, nor may the bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the bonds are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the bonds pursuant to an offer made under Section 275 of the SFA, except:

(1)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 32 the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

The bonds are a new issue of securities with no established trading market. JICA has been advised by the Representatives of the underwriters that the Representatives intend to make a market in the bonds but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the bonds. If an active public trading market for the bonds does not develop, the market price and liquidity of the bonds may be adversely affected.

In connection with the offering, the underwriters may purchase and sell the bonds in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of bonds than it is required to purchase in the offering. The underwriters may close out any short position by purchasing bonds in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the bonds in the open market prior to the completion of the offering. Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of the bonds. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the bonds. As a result, the price of the bonds may be higher than the price that might otherwise exist in the open market. These transactions may be effected in the over-the-counter market or otherwise. Neither JICA nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the bonds. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

JICA’s expenses, other than underwriting commissions, in connection with this offering are estimated to be approximately $552,213, which include JICA’s reimbursement of certain of the underwriters’ expenses in connection with this offering, which are estimated to be approximately $210,825.

JICA and Japan have agreed severally to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of certain liabilities.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with JICA, Japan or their affiliates. JICA may engage in a hedging transaction directly or indirectly with one or more of the underwriters in connection with the bonds offered hereby. The underwriters have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities)

and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of JICA, Japan or their affiliates. Certain of the underwriters or their affiliates that have a lending relationship with JICA or Japan routinely hedge their credit exposure to JICA or Japan consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the bonds offered hereby. Any such short positions could adversely affect future trading prices of the bonds offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Delivery of the bonds will be made on or about October 20, 2016, which is the 5th business day following the date of this Prospectus (this settlement cycle being referred to as (“T+5”)). Under Rule 15c6-1 of the Commission under the Exchange Act, trades in the secondary market generally are required to settle in three (3) business days, unless the parties to that trade expressly agree otherwise.

Accordingly, purchasers who wish to trade bonds prior to settlement may be required, by virtue of the fact that the bonds initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

AUTHORIZED AGENTS IN THE UNITED STATES

The authorized agent in the United States for JICA, for purposes of the United States Securities Act of 1933, as amended, is Ryosuke Nakata, whose address is: JICA USA Office, 1776 I Street, N.W., Suite 895, Washington, D.C. 20006. The authorized agents for Japan are Genichi Osawa, located at Ministry of Finance, Consulate General of Japan in New York, 299 Park Avenue, 18th Floor, New  York, NY 10171 and Hisashi Hatomoto, located at Embassy of Japan, 2520 Massachusetts Avenue, N.W., Washington, D.C. 20008.

VALIDITY OF THE BONDS

Anderson Mori & Tomotsune will pass upon the validity of the bonds and the guarantee of such bonds, and all other matters of Japanese law and procedure on behalf of JICA and Japan. Morrison & Foerster LLP will pass upon the validity of the bonds and the guarantee of such bonds on behalf of the underwriters. In giving their opinions, Morrison & Foerster LLP may rely as to all matters of Japanese law and procedure on the opinion of Anderson Mori & Tomotsune, and Anderson Mori & Tomotsune may rely as to matters of New York law upon the opinion of Morrison & Foerster LLP. In addition, Skadden, Arps, Slate, Meagher & Flom LLP will pass upon the validity of the bonds and of the guarantee of such bonds on behalf of the underwriters as to New York law.

EXPERTS

The financial statements of the general account and the finance and investment account of JICA as of and for the years ended March 31, 2015 and 2016 included in this Prospectus and included elsewhere in the Registration Statement have been audited by Deloitte Touche Tohmatsu LLC, independent auditors, as stated in their reports appearing herein and elsewhere in the Registration Statement. Such financial statements are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement of which this Prospectus forms a part, including its various exhibits, is available to the public over the internet at the Commission’s Internet site: http://www.sec.gov. You may also read these documents at the Commission’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You may also obtain copies of the same documents from the public reference room in Washington, D.C. by paying a fee. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms.

GENERAL INFORMATION

On October 13, 2016, the Minister of Finance of Japan consented to give Japan’s guarantee with respect to the bonds, upon JICA’s application dated October 12, 2016.

The issue of the bonds was authorized by the President of JICA dated October 13, 2016.

The Bonds have been accepted for clearance through DTC, Euroclear and Clearstream. (Common Code for international global bond: 150642396; Common Code for DTC global bond: 150562449; CUSIP: 47109L AA2; ISIN for international global bond: XS1506423968; ISIN for DTC global bond: US47109LAA26). The address of DTC is 55 Water Street, New York, N.Y., 10041. The address of Euroclear is 1 Boulevard du Roi Albert II, B-1210 Brussels, Belgium. The address of Clearstream is 42 Avenue JF Kennedy, L-1855 Luxembourg.

Approval in-principle has been received for the listing and quotation of the bonds on the SGX-ST. For so long as the bonds are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that the global certificate for the international global bonds or, as the case may be, the DTC global bonds is exchanged for definitive certificates, the Issuer will appoint and maintain a paying agent in Singapore, where the definitive certificates in respect of the bonds may be presented or surrendered for payment or redemption. In addition, in the event that the global certificate for the international global bonds or, as the case may be, the DTC global bonds is exchanged for definitive certificates, an announcement of such exchange will be made by or on behalf of JICA through the SGX-ST and such announcement will include all material information with respect to the delivery of the definitive certificates, including details of the paying agent in Singapore.

There has been no significant change in the financial or trading position of JICA and no material adverse change in the financial position or prospects of JICA since March 31, 2016.

There has been no significant change in the public finance and trading position of Japan since March 31, 2016.

JICA is not and has not been involved in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which JICA is aware) during the 12 months preceding the date of this Prospectus which may have, or have had in the recent past, significant effects on the financial position or profitability of JICA.

Japan is not and has not been involved in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which Japan is aware) during the 12 months preceding the date of this Prospectus which may have, or have had in the recent past, significant effects on Japan’s financial position.

The contact address and telephone number for JICA for the purposes of this Prospectus is Capital Markets Division, Treasury Department, JICA, Nibancho Center Building 5-25, Niban-cho, Chiyoda-ku, Tokyo 102-8012, Japan, telephone: 81-3-5226-9279.

The contact address and telephone number for Japan for the purposes of this Prospectus is Market Finance Division, Financial Bureau, Ministry of Finance, 3-1-1 Kasumigaseki, Chiyoda-ku, Tokyo 100-8940, Japan, telephone: 81-3-3581-4111.

The Commission maintains an Internet site (http://www.sec.gov) that contains reports and other information regarding issuers that file electronically with the Commission. JICA’s Internet site is http://www.jica.go.jp. The information on the website is not incorporated by reference into Prospectus.

Where information in this Prospectus has been sourced from third parties, this information has been accurately reproduced and as far as JICA is aware and able to ascertain from information published by such third parties, no facts have been omitted which would render the reproduced information inaccurate or misleading. The source of third party information is identified where used. JICA takes responsibility for the correct reproduction and extraction of such third party information.

Copies of the final form of the fiscal agency agreement and the guarantee will be available, so long as any bonds are outstanding, for inspection at the specified offices of the fiscal agent in London.

The President of JICA, in his official capacity as such President, thereunto duly authorized, has supplied the information set forth in this Prospectus under the caption “Japan International Cooperation Agency”, and such information is stated on his authority.

The Minister of Finance of Japan, in his official capacity as such Minister, thereunto duly authorized, has supplied the information set forth in this Prospectus under the caption “Japan”, and such information is stated on his authority.

FINANCIAL STATEMENTS OF JAPAN INTERNATIONAL COOPERATION AGENCY (“JICA”) AND REPORTS OF THE INDEPENDENT AUDITOR

INDEPENDENT AUDITOR’S REPORT

To Mr. Akihiko Tanaka, President

Japan International Cooperation Agency

We have audited the accompanying financial statements related to the general account of Japan International Cooperation Agency, which comprise the balance sheet as of March 31, 2015, and the statement of income, statement of cash flows and statement of administrative service operation cost for the year then ended, and a summary of significant accounting policies and other explanatory information, and the accompanying supplementary schedules (except for the information described based on the financial statements and business reports relating to the associated public interest corporations; the same shall apply hereinafter).

President’s Responsibility for the Financial Statements

The president is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan, and for such internal control as the president determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error, or illegal acts.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards for incorporated administrative agencies generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. The audit was planned with adequate attention being paid to the possibility that any fraud or error, or illegal acts, of the president, other executive officers or staff members may result in material misstatement in the financial statements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error, or illegal acts. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the president, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. The basis includes the fact that no such fraud or error, or illegal acts, of the president, other executive officers or staff members was found, to the extent that we conducted our audit. The audit we conducted is not intended to express an opinion on whether there was any fraud or error, or illegal acts, of the president, other executive officers or staff members, which would not result in material misstatement in the financial statements.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Japan International Cooperation Agency’s general account as of March 31, 2015 and the results of its operations, cash flows and administrative service operation cost for the year then ended in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan.

/s/ DELOITTE TOUCHE TOHMATSU LLC

June 22, 2015

(July 31, 2015 as to “Significant subsequent events”)

Balance Sheet

(as of March 31, 2015)

General Account				(Unit: Yen)
Assets
I. Current assets
Cash and deposits		74,554,177,039
Securities		99,000,000,000
Inventories
Stored goods	359,251,392
Payments for uncompleted contracted programs	837,734,760	1,196,986,152

Advance payments		16,597,621,506
Prepaid expenses		353,171,138
Accrued income		5,403,764
Accounts receivable		1,452,106,641
Short-term loans for development projects	412,684,000
Allowance for loan losses	(979,324)	411,704,676

Short-term loans for emigration projects	10,218,835
Allowance for loan losses	(751,873)	9,466,962

Short-term installments receivable on settlement projects		54,838
Consignment		5,281,251
Suspense payments		20,065,082
Advances paid		2,672,063

Total current assets			193,608,711,112
II. Non-current assets
1 Tangible assets
Buildings	41,011,124,927
Accumulated depreciation	(15,534,748,099)
Accumulated impairment loss	(46,536,790)	25,429,840,038

Structures	1,547,203,577
Accumulated depreciation	(964,641,540)
Accumulated impairment loss	(375,844)	582,186,193

Machinery and equipment	181,248,166
Accumulated depreciation	(118,888,447)	62,359,719

Vehicles	1,818,730,579
Accumulated depreciation	(1,254,355,675)	564,374,904

Tools, furniture, and fixtures	2,347,946,151
Accumulated depreciation	(1,367,466,507)	980,479,644

Land	14,970,513,458
Accumulated impairment loss	(234,596,912)	14,735,916,546

Construction in progress		71,060,898

Total tangible assets		42,426,217,942
2 Intangible assets
Trademark right		2,430,660
Telephone subscription right		4,216,750

Total intangible assets		6,647,410
3 Investments and other assets
Long-term deposits		300,000,000
Long-term loans for development projects	396,075,484
Allowance for loan losses	(9,085,486)	386,989,998

Long-term loans for emigration projects	105,451,790
Allowance for loan losses	(57,308,430)	48,143,360

Long-term installments receivable on settlement projects		162,930
Claims probable in bankruptcy, claims probable in rehabilitation, and other pertaining to loans for development projects	191,110,477
Allowance for loan losses	(120,093,330)	71,017,147

Claims probable in bankruptcy, claims probable in rehabilitation, and other pertaining to loans for emigration projects	809,673,108
Allowance for loan losses	(809,673,108)	0

Claims probable in bankruptcy, claims probable in rehabilitation, and other pertaining to installments receivable on settlement projects	2,641,747
Allowance for loan losses	(2,641,747)	0

Long-term prepaid expenses		110,434,929
Long-term guarantee deposits		1,539,197,577

Total investments and other assets		2,455,945,941

Total non-current assets			44,888,811,293

Total assets				238,497,522,405

Liabilities
I. Current liabilities
Operational grant liabilities		46,240,982,302
Funds for grant aid		116,675,616,138
Donations received		353,037,002
Accounts payable		19,111,832,826
Accrued expenses		229,817,568
Lease obligations		141,519,737
Advance payments received		812,668,000
Deposits received		495,746,843
Suspense receipt		294,460

Total current liabilities			184,061,514,876

II. Non-current liabilities
Contra accounts for assets
Contra accounts for assets funded by operational grants	2,162,108,162	2,162,108,162

Long-term lease obligations		230,285,943
Long-term deposits received		142,147,519
Asset retirement obligations		276,125,850

Total non-current liabilities			2,810,667,474

Total liabilities				186,872,182,350

Net assets
I. Capital
Government investment		63,217,211,863

Total capital			63,217,211,863

II. Capital surplus
Capital surplus		331,674,203
Accumulated depreciation not included in expenses		(16,778,074,305)
Accumulated impairment loss not included in expenses		(289,381,446)
Accumulated interest expenses not included in expenses		(7,189,037)

Total capital surplus			(16,742,970,585)

III Retained earnings
Reserve fund carried over from the previous mid-term Objective period		2,033,044,826
Reserve fund		1,681,756,203
Unappropriated income for the current business year		1,436,297,748

(Total income for the current business year)		(1,436,297,748)
Total retained earnings			5,151,098,777

Total net assets				51,625,340,055

Total of liabilities and net assets				238,497,522,405

Statement of Income

(April 1, 2014–March 31, 2015)

General Account			(Unit: Yen)

Ordinary expenses
Operating expenses
Expenses for technical cooperation projects	71,067,788,315
Expenses for grant aid (operation support)	173,204,507
Expenses for public participation-based cooperation	15,723,182,122
Expenses for emigration projects	304,637,764
Expenses for disaster relief activities	1,424,272,171
Expenses for training and securing the personnel	240,653,255
Expenses for assistance promotion	12,443,562,099
Expenses related to operation	6,321,990,020
Expenses for operation support	28,482,570,923
Expenses for grant aid	106,527,822,879
Expenses for facilities	12,120,563
Expenses for contracted programs	1,128,383,920
Expenses for donation projects	10,533,389
Depreciation	470,490,348	244,331,212,275

General administrative expenses		8,842,943,130
Loan losses		55,669,760
Provision of allowance for loan losses		64,716,150
Financial expenses
Foreign exchange losses	22,888,573	22,888,573

Miscellaneous loss		1,416,279

Total ordinary expenses			253,318,846,167

Ordinary revenues
Revenues from operational grants		144,188,719,346
Revenues from grant aid		106,527,822,879
Revenues from contracted programs
Revenues from contracted programs from Japanese government and local governments	1,086,004,955
Revenues from contracted programs from other parties	44,937,971	1,130,942,926

Revenues from interest on development projects		23,894,869
Revenues from settlement projects		6,508,214
Revenues from emigration projects		16,237,252
Donation revenues		10,533,389
Revenues from subsidy for facilities		7,023,830
Reversal of contra accounts for assets funded by operational grants		458,295,548
Financial revenues
Interest income	38,314,948	38,314,948

Miscellaneous income		1,930,933,987

Total ordinary revenues			254,339,227,188

Ordinary income			1,020,381,021

Extraordinary losses
Loss on disposal of non-current assets		75,243,209
Loss on sales of non-current assets		1,089,333
Payments to national treasury		12,218,985	88,551,527

Extraordinary income
Reversal of contra accounts for assets funded by operational grants		29,656,011
Gain on sales of non-current assets		10,180,805	39,836,816

Net income			971,666,310

Reversal of reserve fund carried over from the previous Mid-term Objective period			464,631,438

Total income for the current business year			1,436,297,748

Statement of Cash Flows

(April 1, 2014 – March 31, 2015)

General Account

(Unit: Yen)
I. Cash flows from operating activities
Payments of operating expenses	(131,255,840,155)
Payments for grant aid	(104,537,854,844)
Payments for contracted programs	(962,091,975)
Payments of personnel expenses	(15,426,688,082)
Payments for other operations	(663,161,242)
Proceeds from operational grants	159,293,481,000
Proceeds from grant aid	108,121,355,217
Proceeds from contracted programs	1,073,015,522
Proceeds from interest on loans	43,278,783
Proceeds from settlement projects	12,883,473
Interest revenues	6,505,667
Installments receivable	6,377,806
Donation revenues	21,558,233
Proceeds from other operations	2,372,343,308
Subtotal	18,092,279,238
Interest income received	38,439,012

Net cash provided by operating activities	18,130,718,250

II. Cash flows from investing activities
Payments for purchase of non-current assets	(1,737,077,433)
Proceeds from sales of non-current assets	371,685,380
Proceeds from subsidy for facilities	1,974,145,641
Proceeds from collection of loans	601,554,644
Payments into time deposits	(413,000,000,000)
Proceeds from time deposit refund	428,000,000,000
Payments for purchase of negotiable deposits	(819,000,000,000)
Proceeds from refund of negotiable deposits	820,000,000,000

Net cash provided by investing activities	17,210,308,232

III. Cash flows from financing activities
Repayments of lease obligations	(151,618,859)
Payments to national treasury for unnecessary property	(342,011,070)

Net cash used in financing activities	(493,629,929)

IV. Effect of exchange rate fluctuation on funds	12,130,892

V. Net increase in funds	34,859,527,445
VI. Funds at the beginning of the business year	34,694,649,594

VII. Funds at the end of the business year	69,554,177,039

Statement of Administrative Service Operation Cost

(April 1, 2014 – March 31, 2015)

General Account

			(Unit: Yen)
I. Operating expenses
(1) Expenses on statement of income
Operating expenses	244,331,212,275
General administrative expenses	8,842,943,130
Loan losses	55,669,760
Provision of allowance for loan losses	64,716,150
Financial expenses	22,888,573
Miscellaneous loss	1,416,279
Loss on disposal of non-current assets	75,243,209
Loss on sales of non-current assets	1,089,333
Payments to national treasury	12,218,985	253,407,397,694

(2) (Deduction) Self-revenues, etc.
Revenues from contracted programs	(1,130,942,926)
Revenues from interest on development projects	(23,894,869)
Revenues from settlement projects	(6,508,214)
Revenues from emigration projects	(16,237,252)
Donation revenues	(10,533,389)
Financial revenues	(38,314,948)
Miscellaneous income	(1,930,933,987)
Gain on sales of non-current assets	(10,180,805)	(3,167,546,390)

Total operating expenses			250,239,851,304

II. Depreciation not included in expenses			1,403,681,223

III. Impairment loss not included in expenses			8,767,600

IV. Interest expenses not included in expenses			480,344

V. Disposal and sale differential not included in expenses			(4,126,622)

VI. Estimated bonus payments not included in provision			141,980,963

VII. Estimated increase in retirement benefits not included in provision			(3,415,223,845)

VIII. Opportunity cost
Opportunitycost of government investment			183,469,798

IX. (Deduction) Corporation taxes, payments to national treasury			(12,218,985)

X. Administrative service operation cost			248,546,661,780

Basis of Presenting Financial Statements

The accompanying financial statements have been prepared in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan, which are different in many respects as to application and disclosure requirements of accounting principles for business enterprises generally accepted in Japan.

Significant Accounting Policies

General Account

1. Revenue recognition method of operational grants

Revenue from operational grants is recognized as the related expenses are incurred. This is attributable to the difficulties associated with the application of a revenue recognition method based on operation achievement and a revenue recognition method based on term, specifically the significant amount of time required to evaluate operating results objectively, as well as other complexities.

2. Depreciation method

(1) Tangible assets

Straight-line method

The useful lives of major assets are as follows:

Buildings:	1–50 years
Structures:	1–42 years
Machinery and equipment:	1–17 years
Vehicles:	1–6 years
Tools, furniture, and fixtures:	1–18 years

The estimated depreciation costs for specific depreciable assets (Accounting Standard for Incorporated Administrative Agency No. 87) and specific removal costs, etc., associated with asset retirement obligations (Accounting Standard for Incorporated Administrative Agency No. 91) are indirectly deducted from the capital surplus and reported as accumulated depreciation not included in expenses.

(2) Intangible assets

Straight-line method

3. Standard for appropriation of provision and estimation for bonuses

A provision for bonuses is not appropriated since the financial source is secured by operational grants.

The estimated bonus payments not included in the provision in the statement of administrative service operation cost is reported as a current business year estimate of the provision for bonuses, calculated according to the Accounting Standard for Incorporated Administrative Agency No. 88.

4. Standard for appropriation of provision and estimation for retirement benefits

A provision for retirement benefits is not appropriated since the financial source is secured by operational grants.

A provision for retirement benefits is not provided for pension benefits from the Employees’ Pension Funds since the financial source for Employees’ Pension Funds’ insurance fees and reserve shortfall is secured by operational grants.

The estimated increase in retirement benefits not included in the provision in the statement of administrative service operation cost is reported as the current business year increase of provision for retirement benefits, calculated according to the Accounting Standard for Incorporated Administrative Agency No. 38.

5. Basis and standard for appropriation of allowances, etc.

Allowance for loan losses

To provide for loan losses, JICA records the estimated amount of default, taking into account the transition rate to delinquent loans for ordinary loans and specific collectibility of doubtful loans, etc.

6. Standard and method for the valuation of securities

Held-to-maturity securities

Valued using the amortized cost method (straight-line method)

7. Standard and method for the valuation of inventories

(1) Stored goods

Stored goods valuation is based on the lower of cost or market using the first-in, first-out (FIFO) method.

(2) Payments for uncompleted contracted programs

Payments for uncompleted contracted programs valuation is based on the lower of cost or market using the specific identification method.

8. Translation standard for foreign currency-denominated assets and liabilities into yen

Foreign currency money claims and liabilities are translated into Japanese yen at the spot exchange rate at the balance sheet date. Exchange differences are recognized as profit or loss.

9. Method for computing opportunity cost in the Statement of Administrative Service Operation Cost

Interest rate used to compute opportunity cost of government investment:

0.400% with reference to the yield of 10-year fixed-rate Japanese government bonds at the end of March 2015

10. Accounting treatment for lease transactions

Finance lease transactions with total lease fees of ¥3 million or more are accounted for in a similar manner as ordinary sale and purchase transactions.

Finance lease transactions with total lease fees of less than ¥3 million are accounted for in a similar manner as ordinary rental transactions.

11. Accounting treatment for consumption taxes

Consumption taxes are included in transaction amounts.

Notes to the financial statements

General Account

(Balance Sheet)

1. Estimated retirement benefits to be provided from the operational grants

¥28,273,243,689

(1) Breakdown of retirement benefit obligations

(Unit: Yen)
End of business year 2014
(1) Retirement benefit obligations	(42,711,782,584)
(2) Plan assets	14,438,538,895
(3) Non-accumulated projected benefit obligations (1) + (2)	(28,273,243,689)
(4) Unrecognized actuarial differences	0
(5) Unrecognized past service liabilities (decrease in liabilities)	0
(6) Net reported amount on balance sheet (3) + (4) + (5)	(28,273,243,689)
(7) Prepaid pension expenses	0
(8) Provision for retirement benefits (6) – (7)	(28,273,243,689)

(Note 1)	On March 1, 2014, JICA obtained approval from the Minister of Health, Labour and Welfare for exemption from the obligations of future payments related to return of a substitutional part of Employees’ Pension Fund.

The amount corresponding to the refund (minimum actuarial liability) measured at the end of the current business year was ¥6,707,659,149. Assuming this amount had been transferred at the end of the current business year, the estimated deduction amount in the statement of administrative service operation cost would be ¥11,683,928,148, in accordance with Paragraph 44- 2 of “Practical Guidelines concerning Accounting Standard for Retirement Benefits (Interim Report)” (Japan Institute of Certified Public Accountants, Accounting System Committee Report No. 13 issued on September 14, 1999).

(Note 2)	The plan assets include ¥6,259,175,610 payments to national treasury in relation to the return of the substitutional portion of the Employee’s pension funds.

(2) Breakdown of retirement benefit expenses

(Unit: Yen)
Business year 2014
(1) Service cost	1,232,253,676
(2) Interest cost	539,375,505
(3) Expected return on plan assets	0
(4) Amortization of past service liabilities	(3,967,020,568)
(5) Amortization of actuarial differences	(51,531,831)
(6) Others (premiums collected for Employees’ Pension Fund)	(88,570,299)

(3) Assumptions for retirement benefit obligations, etc.

		Business year 2014
(1) Discount rate:	Employees’ Pension Fund	1.40%
	Retirement benefits	0.74%
(2) Expected rate of return on plan assets		0.0%
(3) Method of attributing expected benefit to periods		Straight-line basis
(4) Recognition period of actuarial differences		1 year
(5) Amortization period of past service liabilities		1 year

2. Estimated bonus to be provided from the operational grants

¥934,999,515

3. Impairment loss on non-current assets

(1) The non-current assets for which the impairment loss was recognized

[1]	Outline of the usage, type, location, book value, etc.

Impairment loss was recognized in the following assets:

(Unit: Yen)

Name of asset	Usage	Location	Type	Book value before impairment loss	Impairment loss during the period	Accumulated impairment loss at the end of the period
Shinoharacho employee housing	Employee housing	Yokohama City, Kanagawa Prefecture	Buildings	214,600	34,738	34,738
			Land	53,949,000	8,732,862	8,732,862

[2]	Background relating to the recognition of impairment loss

JICA decided to dispose of the Shinoharacho employee housing in September 2013, and the previous occupants have all vacated the employee housing units. As a result, the book value of the employee housing units was reduced to the recoverable service value in the current business year. This reduction was treated as an accumulated impairment loss not included in expenses, which is deducted from the capital surplus.

[3]	Breakdown of impairment loss which is not recognized in the statement of income and impairment loss which is recognized in the statement of income for each major non-current asset, and an overview of the calculation method for the recoverable service value:

(Unit: Yen)

Name of asset	Type	Impairment loss (Not recognized in the statement of income)	Impairment loss (Recognized in the statement of income)	Calculation method for recoverable service value
Shinoharacho employee housing	Buildings	34,738	-	Recoverable service value is measured by using the net realizable value, which is a valuation by a third party less the estimated expenses for disposal.
	Land	8,732,862	-

(2) Non-current assets indicating impairment loss

Not applicable

4. Donated funds for grant aid

Grant aid is received in the form of donated funds from the government of Japan. JICA administers this grant aid based on Grant Agreements with the government of the recipient country. At the end of business year 2014, the outstanding balance of unexecuted Grant Agreements stood at ¥199,699,693,668.

(Statement of Cash Flows)

The funds shown in the statement of cash flows are cash, deposit accounts, and checking accounts.

1. Breakdown of balance sheet items and ending balance of funds

(as of March 31, 2015)

Cash and deposits	¥74,554,177,039
Time deposits	¥(5,000,000,000)

Ending balance of funds	¥69,554,177,039

2. Description of significant non-cash transactions

(1) Payment to the national treasury of unnecessary property

Buildings	¥ 827,504,343
Structures	¥824,368
Machinery and equipment	¥489,475
Tools, furniture, and fixtures	¥1,640,532
Land	¥1,342,939,195

(2) Assets granted under finance lease

Tools, furniture, and fixtures	¥192,331,311

(Statement of Administrative Service Operation Cost)

Number of public officers temporarily transferred to JICA and accounted for as opportunity cost

Of the estimated increase in retirement benefits not included in the provision, ¥19,110,076 was recognized as the current business year increase of provision for retirement benefits for 31 public officers temporarily transferred to JICA according to JICA’s internal rules.

(Status of financial instruments)

The General Account’s fund management is limited to short-term deposits and public and corporate bonds while fund-raising consists mainly of operational grants approved by the competent minister. The General Account does not borrow from the government fund for Fiscal Investment and Loan Program (FILP), nor does it borrow funds from financial institutions or issue FILP Agency Bonds.

(Fair value of financial instruments)

Balance sheet amounts, fair value, and difference at the balance sheet date are as follows:

(Unit: Yen)

	Balance sheet amount	Fair value	Difference
(1) Cash and deposits	74,554,177,039	74,554,177,039	0
(2) Securities	99,000,000,000	99,000,000,000	0
(3) Accounts payable	(19,111,832,826)	(19,111,832,826)	0

(Note) Liabilities are shown in parentheses.

(Note 1) Calculation method for fair value of financial instruments and matters concerning securities

[1]	Cash and deposits

Cash and deposits are short term and fair value approximates book value. Thus, fair value for cash and deposits is calculated at book value.

[2]	Securities (negotiable deposits)

Negotiable deposits are valued at book value because fair value approximates book value due to the short-term nature of these instruments.

[3]	Accounts payable

Accounts payable are short term and fair value approximates book value. Thus, fair value for accounts payable is calculated at book value.

(Lease transactions)

1.	Future minimum lease payments related to operating lease transactions are as follows

Future minimum lease payments due within one year of the balance sheet date ¥8,937,433

Future minimum lease payments corresponding to periods more than one year from the balance sheet date ¥19,182,857

2.	The amount of the finance lease transactions that influenced the current business year’s profits and losses was ¥12,243,396. Total income for the current business year after the deduction of this amount was ¥1,448,541,144.

(Asset retirement obligations)

JICA has a building lease agreement for its head office building and has obligations to restore the building to its original state at the termination of the lease period. Therefore, these asset retirement obligations have been recorded. The estimate for the asset retirement obligations assumes a five-year lease period for the projected period of use and a discount rate of 0.529%.

At the end of the previous business year, the amount recorded for asset retirement obligations was ¥275,645,506. The balance of asset retirement obligations at the end of the current business year was ¥276,125,850; consisting of the sum of the above ¥275,645,506 and a ¥480,344 adjustment amount for the asset retirement obligations are due to passage of time.

(Payments to the national treasury, etc., for unnecessary property)

A summary of payments to the national treasury for unnecessary property in the current business year is as follows.

Regarding the transfer of 27 employee housing units, the transfer balance of the transactions that were designated as “transfer transactions whose transfer balance shall not be recorded in the profit and loss for calculating profits and losses” as per Article 13-2 of the Ordinance of the Ministry for the Operations, Finances and Accounting of the Japan International Cooperation Agency (Ordinance of Ministry of Foreign Affairs No. 22 of September 30, 2003 (final amendment, March 31, 2015)) and the costs required for the transfer were not recorded in the profit and loss for calculating profits and losses and were deducted from the capital surplus by applying Accounting Standard for Incorporated Administrative Agency No. 99.

1. Employee housing in sectional ownership (27 Units)

(1)	Outline of the type and book value, etc., of assets that were paid to the national treasury as unnecessary property

(Unit: Yen)

Name of asset	Usage	Location	Type	Book value at time of transfer
Shuwa Koiwa Residence 302 and 27 units	Employee housing	Edogawa- Ward, Tokyo, etc.	Buildings	119,402,541
			Land	164,057,452

(2)	Reason for unnecessary property

Based on the Midterm Plan, etc., it was decided that unnecessary property would be disposed of by payments to the national treasury, in accordance with the Act for partial revision of the Act on General Rules for Incorporated Administrative Agencies (Act No. 37 of 2010), which prescribed returns of unnecessary property to the national treasury by Incorporated Administrative Agencies.

(3)	Method of payments to the national treasury: Transfer by payment of sales revenue pursuant to Paragraph 2 of Article 46-2 of the Act on General Rules for Incorporated Administrative Agencies.

(4)	Amount of sales revenue of unnecessary property: ¥343,477,039 (excluding tax)

(5)	Costs deducted from sales revenue: ¥6,093,520 (excluding tax)

(6)	Amount and date of payment to the national treasury: ¥337,383,519, March 12, 2015

(7)	Capital reduction: ¥433,160,130

2. Former Hiroo Center

(1)	Outline of the type and book value, etc., of assets that were transferred to the national treasury as unnecessary property

(Unit: Yen)

Name of asset	Usage	Location	Type	Book value at time of transfer
Former Hiroo Center	Operational facilities	Shibuya-Ward, Tokyo	Buildings	827,504,343
			Structures	824,368
			Machinery and equipment	489,475
			Tools, furniture, and fixtures	1,640,532
			Land	1,342,939,195

(2)	Reason for unnecessary property

Based on the Midterm Plan, etc., it was decided that unnecessary property would be disposed of by payments to the national treasury, in accordance with the Act for partial revision of the Act on General Rules for Incorporated Administrative Agencies (Act No. 37 of 2010), which prescribed returns of unnecessary property to the national treasury by Incorporated Administrative Agencies.

(3)	Method of payment to the national treasury: Transfer by payment in kind pursuant to Paragraph 1 of Article 46-2 of the Act on General Rules for Incorporated Administrative Agencies.

(4)	Amount and date of payment to the national treasury: Payment in kind, December 19, 2014

(5)	Capital reduction: ¥3,050,273,698

(Significant Contractual Liabilities)

Contractual liabilities JICA is obligated to pay from the next business year onward are ¥6,115,524,053

(Significant subsequent events)

On April 1, 2015, JICA obtained approval from the Minister of Health, Labour and Welfare for exemption from the obligations of future payments related to return of a substitutional portion of the Employees’ Pension Fund. Accordingly, based on Paragraph 44-2 of the “Practical Guidelines concerning Accounting Standard for Retirement Benefits (Interim Report)” (Japan Institute of Certified Public Accountants, Accounting System Committee Report No. 13), the expiry of retirement benefit obligations corresponding to the substitutional portion and related gain (loss) were recognized as of the date of the approval. In business year 2015, a provisional deduction of ¥11,683,928,148 in the administrative service operation cost is to be recorded as a result of the expiry of retirement benefit obligations corresponding to the substitutional portion.

Appropriation of profit was approved as follows on July 31, 2015:

		(Unit: Yen)
I. Unappropriated income for the current business year		1,436,297,748

Total income for the current business year	1,436,297,748

II. Profit appropriation amount
Reserve fund	1,436,297,748	1,436,297,748

Detailed Statement

General Account

(1)	Details of acquisition and disposal of noncurrent assets, depreciation (including depreciation not included in expenses, in accordance with “No. 87 Accounting for the Depreciation of Specific Depreciable Assets” and “No. 91 Accounting for Specific Removal Costs, etc., associated with Asset Retirement Obligations”), and accumulated impairment loss

(Unit: Yen)
Type		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Accumulated depreciation		Accumulated impairment loss			Net assets at the end of the period	Remarks
							Depreciation during the period		Impairment loss during the period (recognized in the statement of income)	Impairment loss during the period (not recognized in the statement of income)
Tangible assets (depreciation included in expenses)	Buildings	1,101,324,028	183,021,977	104,118,070	1,180,227,935	283,750,656	62,836,620	0	0	0	896,477,279
	Structures	62,026,200	23,369,263	2,257,500	83,137,963	19,286,297	4,495,839	0	0	0	63,851,666
	Machinery and equipment	104,782,756	1,562,008	6,467,115	99,877,649	49,216,346	9,050,901	0	0	0	50,661,303
	Vehicles	1,683,551,132	93,937,956	102,133,984	1,675,355,104	1,125,317,748	155,622,625	0	0	0	550,037,356
	Tools, furniture, and fixtures	1,567,101,114	272,522,433	70,945,456	1,768,678,091	1,021,631,999	238,101,258	0	0	0	747,046,092
	Total	4,518,785,230	574,413,637	285,922,125	4,807,276,742	2,499,203,046	470,107,243	0	0	0	2,308,073,696
Tangible assets (depreciation not included in expenses)	Buildings	41,454,466,666	221,043,852	1,844,613,526	39,830,896,992	15,250,997,443	1,333,999,901	46,536,790	0	34,738	24,533,362,759
	Structures	1,473,786,541	0	9,720,927	1,464,065,614	945,355,243	53,534,447	375,844	0	0	518,334,527
	Machinery and equipment	83,942,444	4,024,135	6,596,062	81,370,517	69,672,101	60,362	0	0	0	11,698,416
	Vehicles	158,456,316	0	15,080,841	143,375,475	129,037,927	0	0	0	0	14,337,548
	Tools, furniture, and fixtures	597,592,903	0	18,324,843	579,268,060	345,834,508	16,067,521	0	0	0	233,433,552
	Total	43,768,244,870	225,067,987	1,894,336,199	42,098,976,658	16,740,897,222	1,403,662,231	46,912,634	0	34,738	25,311,166,802
Nondepreciable assets	Land	16,754,683,536	0	1,784,170,078	14,970,513,458	0	0	234,596,912	0	8,732,862	14,735,916,546
	Construction in progress	18,900,000	74,872,458	22,711,560	71,060,898	0	0	0	0	0	71,060,898
	Total	16,773,583,536	74,872,458	1,806,881,638	15,041,574,356	0	0	234,596,912	0	8,732,862	14,806,977,444
Total tangible assets	Buildings	42,555,790,694	404,065,829	1,948,731,596	41,011,124,927	15,534,748,099	1,396,836,521	46,536,790	0	34,738	25,429,840,038
	Structures	1,535,812,741	23,369,263	11,978,427	1,547,203,577	964,641,540	58,030,286	375,844	0	0	582,186,193
	Machinery and equipment	188,725,200	5,586,143	13,063,177	181,248,166	118,888,447	9,111,263	0	0	0	62,359,719
	Vehicles	1,842,007,448	93,937,956	117,214,825	1,818,730,579	1,254,355,675	155,622,625	0	0	0	564,374,904
	Tools, furniture, and fixtures	2,164,694,017	272,522,433	89,270,299	2,347,946,151	1,367,466,507	254,168,779	0	0	0	980,479,644
	Land	16,754,683,536	0	1,784,170,078	14,970,513,458	0	0	234,596,912	0	8,732,862	14,735,916,546
	Construction in progress	18,900,000	74,872,458	22,711,560	71,060,898	0	0	0	0	0	71,060,898
	Total	65,060,613,636	874,354,082	3,987,139,962	61,947,827,756	19,240,100,268	1,873,769,474	281,509,546	0	8,767,600	42,426,217,942
Intangible assets (depreciation included in expenses)	Trademark right	5,176,537	2,268,036	0	7,444,573	5,013,913	383,105	0	0	0	2,430,660
	Telephone subscription right	0	0	0	0	0	0	0	0	0	0
	Total	5,176,537	2,268,036	0	7,444,573	5,013,913	383,105	0	0	0	2,430,660
Intangible assets (depreciation not included in expenses)	Trademark right	1,139,550	0	0	1,139,550	1,139,550	18,992	0	0	0	0
	Telephone subscription right	12,088,650	0	0	12,088,650	0	0	7,871,900	0	0	4,216,750
	Total	13,228,200	0	0	13,228,200	1,139,550	18,992	7,871,900	0	0	4,216,750
Total intangible assets	Trademark right	6,316,087	2,268,036	0	8,584,123	6,153,463	402,097	0	0	0	2,430,660
	Telephone subscription right	12,088,650	0	0	12,088,650	0	0	7,871,900	0	0	4,216,750
	Total	18,404,737	2,268,036	0	20,672,773	6,153,463	402,097	7,871,900	0	0	6,647,410
Investments and other assets	Long-term deposits	300,000,000	0	0	300,000,000	0	0	0	0	0	300,000,000
	Long-term loans for development projects	808,759,484	0	412,684,000	396,075,484	0	0	0	0	0	396,075,484
	Allowance for loan losses (non-current)	(10,942,908)	0	(1,857,422)	(9,085,486)	0	0	0	0	0	(9,085,486)
	Long-term loans for emigration projects	200,536,281	1,301,005	96,385,496	105,451,790	0	0	0	0	0	105,451,790
	Allowance for loan losses (non-current)	(82,803,362)	0	(25,494,932)	(57,308,430)	0	0	0	0	0	(57,308,430)
	Long-term installments receivable on settlement projects	0	0	(162,930)	162,930	0	0	0	0	0	162,930
	Claims probable in bankruptcy, claims probable in rehabilitation, and other pertaining to loans for development projects	204,122,076	0	13,011,599	191,110,477	0	0	0	0	0	191,110,477
	Allowance for loan losses (non-current)	(120,257,680)	0	(164,350)	(120,093,330)	0	0	0	0	0	(120,093,330)
	Claims probable in bankruptcy, claims probable in rehabilitation, and other pertaining to loans for emigration projects	835,740,990	1,000,630	27,068,512	809,673,108	0	0	0	0	0	809,673,108
	Allowance for loan losses (non-current)	(835,740,990)	0	(26,067,882)	(809,673,108)	0	0	0	0	0	(809,673,108)
	Claims probable in bankruptcy, claims probable in rehabilitation, and other pertaining to installments receivable on settlement projects	10,798,689	0	8,156,942	2,641,747	0	0	0	0	0	2,641,747
	Allowance for loan losses (non-current)	(10,798,689)	0	(8,156,942)	(2,641,747)	0	0	0	0	0	(2,641,747)
	Long-term prepaid expenses	33,594,971	110,434,929	33,594,971	110,434,929	0	0	0	0	0	110,434,929
	Long-term guarantee deposits	1,543,409,157	69,867,437	74,079,017	1,539,197,577	0	0	0	0	0	1,539,197,577
	Total	2,876,418,019	182,604,001	603,076,079	2,455,945,941	0	0	0	0	0	2,455,945,941

(2) Details of inventories

(Unit: Yen)

Type	Balance at the beginning of the period	Increase during the period		Decrease during the period		Balance at the end of the period	Remarks
		Purchase, manufacturing and transfer for the current business year	Others	Delivery and transfer	Others
Stored goods	377,487,425	149,651,825	0	167,887,858	0	359,251,392
Stockpile	377,487,425	149,651,825	0	167,887,858	0	359,251,392
Japan	51,432,766	0	0	0	0	51,432,766
USA	79,302,676	20,676,706	0	18,849,141	0	81,130,241
Germany	27,334,795	0	0	27,334,795	0	0
Singapore	158,794,774	30,188,671	0	27,422,491	0	161,560,954
Malaysia	22,777,607	493,580	0	23,271,187	0	0
Ghana	13,851,474	6,583,978	0	14,572,626	0	5,862,826
UAE	23,993,333	91,708,890	0	56,437,618	0	59,264,605
Payments for uncompleted contracted programs	883,872,816	837,734,760	0	883,872,816	0	837,734,760
Total	1,261,360,241	987,386,585	0	1,051,760,674	0	1,196,986,152

(3) Details of securities

Securities reported as current assets

(Unit: Yen)

Held-to-maturity securities	Type and name	Acquisition cost	Aggregate face amount	Balance sheet amount	Valuation difference included in current expenses	Remarks
	Negotiable deposits	99,000,000,000	99,000,000,000	99,000,000,000	0

(4) Details of loans

(Unit: Yen)

Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period		Balance at the end of the period	Remarks
			Collection	Others
Other short-term loans
Loans for development projects	416,234,000	412,684,000	416,234,000	0	412,684,000
Loans for emigration projects	110,201,965	9,061,905	108,830,436	214,599	10,218,835
Installments receivable on settlement projects	0	52,337	0	(2,501)	54,838
(Subtotal)	526,435,965	421,798,242	525,064,436	212,098	422,957,673

Other long-term loans
Loans for development projects	1,012,881,560	0	13,011,599	412,684,000	587,185,961
Loans for emigration projects	1,036,277,271	2,301,635	48,483,898	74,970,110	915,124,898
Installments receivable on settlement projects	10,798,689	0	4,484,562	3,509,450	2,804,677
(Subtotal)	2,059,957,520	2,301,635	65,980,059	491,163,560	1,505,115,536

Total	2,586,393,485	424,099,877	591,044,495	491,375,658	1,928,073,209

*	“Others” shown under decrease during the period is due to transfer from long-term to short-term loans as well as from short-term to long-term loans, assignment of claim, year-end translation difference, etc.

(5) Details of allowance for loan losses, etc.

(Unit: Yen)
Classification	Balance of loans, etc.			Balance of allowance for loan losses			Remarks
	Balance at the beginning of the period	Increase or decrease during the period	Balance at the end of the period	Balance at the beginning of the period	Increase or decrease during the period	Balance at the end of the period
(Development projects)
Short-term loans for development projects	416,234,000	(3,550,000)	412,684,000	1,336,349	(357,025)	979,324
Ordinary loans	416,234,000	(3,550,000)	412,684,000	1,336,349	(357,025)	979,324	Year-end balance of loans is preserved as follows: Bank guarantee ¥29,184,000 Joint and several guarantee ¥6,500,000 Loans to the Federative Republic of Brazil ¥377,000,000
Long-term loans for development projects	1,012,881,560	(425,695,599)	587,185,961	131,200,588	(2,021,772)	129,178,816
Ordinary loans	808,759,484	(412,684,000)	396,075,484	10,942,908	(1,857,422)	9,085,486

Year-end balance of loans is preserved as follows:

Bank guarantee

¥129,261,477

Joint and several guarantee

¥224,093,330

Provision of collateral

(government bonds)

¥46,206,670

Loans to the Federative Republic of Brazil

¥187,624,484

Doubtful loans	0	0	0	0	0	0
Claims probable in bankruptcy, claims probable in rehabilitation, and other	204,122,076	(13,011,599)	191,110,477	120,257,680	(164,350)	120,093,330
(Development projects in total)	1,429,115,560	(429,245,599)	999,869,961	132,536,937	(2,378,797)	130,158,140

(Emigration projects)
Short-term loans for emigration projects	110,201,965	(99,983,130)	10,218,835	5,026,232	(4,274,359)	751,873
Ordinary loans	110,201,965	(99,983,130)	10,218,835	5,026,232	(4,274,359)	751,873
Long-term loans for emigration projects	1,036,277,271	(121,152,373)	915,124,898	918,544,352	(51,562,814)	866,981,538
Ordinary loans	122,811,456	(70,547,521)	52,263,935	5,078,537	(957,962)	4,120,575
Doubtful loans	77,724,825	(24,536,970)	53,187,855	77,724,825	(24,536,970)	53,187,855
Claims probable in bankruptcy, claims probable in rehabilitation, and other	835,740,990	(26,067,882)	809,673,108	835,740,990	(26,067,882)	809,673,108
(Emigration projects in total)	1,146,479,236	(221,135,503)	925,343,733	923,570,584	(55,837,173)	867,733,411

(Installments receivable on settlement projects)
Short-term installments receivable on settlement projects	0	54,838	54,838	0	0	0
Ordinary loans	0	54,838	54,838	0	0	0
Long-term installments receivable on settlement projects	10,798,689	(7,994,012)	2,804,677	10,798,689	(8,156,942)	2,641,747
Ordinary loans	0	162,930	162,930	0	0	0
Doubtful loans	0	0	0	0	0	0
Claims probable in bankruptcy, claims probable in rehabilitation, and other	10,798,689	(8,156,942)	2,641,747	10,798,689	(8,156,942)	2,641,747
(Installments receivable on settlement projects in total)	10,798,689	(7,939,174)	2,859,515	10,798,689	(8,156,942)	2,641,747
Total	2,586,393,485	(658,320,276)	1,928,073,209	1,066,906,210	(66,372,912)	1,000,533,298

*	Standard for appropriation of allowance for loan losses is described in No. 5 of Significant Accounting Policies.

(6) Details of asset retirement obligations

(Unit: Yen)

Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Remarks
Obligations of restoration to original state based on a building lease agreement	275,645,506	480,344	0	276,125,850	Specified expenses in Accounting Standard for Incorporated Administrative Agency No. 91

(7) Details of capital and capital surplus

(Unit: Yen)

Classification		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Remarks
Capital	Government investment	66,700,645,691	0	3,483,433,828	63,217,211,863	Capital reduction due to payments to the national treasury for unnecessary property
	Total	66,700,645,691	0	3,483,433,828	63,217,211,863
Capital surplus	Capital surplus
	Facility expenses	1,693,914,117	164,588,170	0	1,858,502,287	Increase due to acquisition of non-current assets
	Operational grants	147,492,722	34,010,117	15,725,728	165,777,111	Increase/decrease due to long-term guarantee deposits
	Specified assets in Accounting Standard for Incorporated Administrative Agency No. 87	(122,494,000)	0	0	(122,494,000)
	Accumulated disposal and sale differential of non-current assets not included in expenses	(3,646,095,613)	0	270,832,104	(3,916,927,717)	Decrease due to sale or disposal of inherited assets
	Lease contracts	(113,690,859)	0	0	(113,690,859)
	Reserve fund carried over from the previous Mid-term Objective period	75,889	5,560,950	75,889	5,560,950	Increase due to acquisition of non-current assets
	Specified expenses in Accounting Standard for Incorporated Administrative Agency No. 99	2,365,696,558	95,776,611	6,526,738	2,454,946,431	Expenses for disposal of unnecessary property, etc.
	Total	324,898,814	299,935,848	293,160,459	331,674,203
	Accumulated depreciation not included in expenses	(16,055,133,336)	(1,403,681,223)	(680,740,254)	(16,778,074,305)	Increase due to depreciation of non-current assets
	Total	(16,055,133,336)	(1,403,681,223)	(680,740,254)	(16,778,074,305)
	Accumulated impairment loss not included in expenses	(770,453,826)	(8,767,600)	(489,839,980)	(289,381,446)	Increase due to impairment of non-current assets
	Total	(770,453,826)	(8,767,600)	(489,839,980)	(289,381,446)
	Accumulated interest expenses not included in expenses	(6,708,693)	(480,344)	0	(7,189,037)	Interest due to asset retirement obligations
	Total	(6,708,693)	(480,344)	0	(7,189,037)
	Total balance	(16,507,397,041)	(1,112,993,319)	(877,419,775)	(16,742,970,585)

(8) Details of reserve fund and details of reversal of reserve fund for specific purpose

1. Details of reserve fund

(Unit: Yen)

Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Remarks
Reserve fund carried over from the previous Mid-term Objective period	2,503,237,214	0	470,192,388	2,033,044,826

Reserve fund of Paragraph 1 Article 44 of the Act on General Rules	0	1,681,756,203	0	1,681,756,203	Increase from the profit appropriation for Business Year 2013
Total	2,503,237,214	1,681,756,203	470,192,388	3,714,801,029

2. Details of reversal of reserve fund for specific purpose

(Unit: Yen)

Classification		Amount	Remarks
Reversal amount of reserve fund for specific purpose	Reserve fund carried over from previous Mid-term Objective period	464,631,438	Advance payments and prepaid expenses expensed for the current period	464,631,438

Others	Reserve fund carried over from previous Mid-term Objective period	5,560,950	Purchase of assets	5,560,950
Total		470,192,388

(9) Details of operational grant liabilities, transfer for the current period, etc.

1. Details of changes in operational grant liabilities	(Unit: Yen)

			Transfer for the current period
The year of grant	Balance at the beginning of the period	Operational grants for the current period	Revenues from operational grants	Contra accounts for assets funded by operational grants	Capital surplus	Subtotal	Balance at the end of the period
Business year 2012	4,733,508,600	0	2,579,722,422	0	0	2,579,722,422	2,153,786,178
Business year 2013	26,998,127,805	0	19,312,239,295	2,268,036	0	19,314,507,331	7,683,620,474
Business year 2014	0	159,293,481,000	122,296,757,629	560,587,321	32,560,400	122,889,905,350	36,403,575,650
Total	31,731,636,405	159,293,481,000	144,188,719,346	562,855,357	32,560,400	144,784,135,103	46,240,982,302

  2. Details of transfer of operational grant liabilities for the current period

(1) Grant provided in business year 2012	(Unit: Yen)

Classification		Amount	Breakdown
Transfer amount in accordance with the revenue recognition method based on incurred expenses	Revenues from operational grants	2,579,722,422

(1) Operation to which the revenue recognition method based on incurred expenses is applied: all operations financed by operational grants

(2) Profit and loss in relation to the operation

a)   Amount of expenses recorded in the statement of income: ¥2,579,722,422

(Operating expenses: ¥2,579,722,422)

	Contra accounts for assets funded by operational grants	0
	Capital surplus	0
	Total	2,579,722,422

(2) Grant provided in business year 2013			(Unit: Yen)
Classification		Amount	Breakdown
Transfer amount in accordance with the revenue recognition method based on incurred expenses	Revenues from operational grants	19,312,239,295	(1) Operation to which the revenue recognition method based on incurred expenses is applied: all operations financed by operational grants
			(2) Profit and loss in relation to the operation
			a) Amount of expenses recorded in the statement of income: ¥19,312,239,295
	Contra accounts for assets funded by operational grants	2,268,036	(Operating expenses: ¥19,225,927,425, General administrative expenses: ¥86,311,870)
			b) Acquisition cost of non-current assets: ¥2,268,036
			Trademark right: ¥2,268,036
	Capital surplus	0
	Total	19,314,507,331

(3) Grant provided in business year 2014			(Unit: Yen)
Classification		Amount	Breakdown
Transfer amount in accordance with the revenue recognition method based on incurred expenses	Revenues from operational grants	122,296,757,629	(1) Operation to which the revenue recognition method based on incurred expenses is applied: all operations financed by operational grants
			(2) Profit and loss in relation to the operation
			a) Amount of expenses recorded in the statement of income: ¥231,282,193,688
			(Operating expenses: ¥222,525,562,428, General administrative expenses: ¥8,756,631,260)
			b) Repayment amount for lease obligations: ¥151,618,859
	Contra accounts for assets funded by operational grants	560,587,321	c) Revenues recorded in relation to self-revenues: ¥3,174,570,220
			(Revenues from contracted programs: ¥1,130,942,926, Revenues from interest on development projects: ¥23,894,869, Donation revenues: ¥10,533,389
			Revenues from subsidy for facilities: ¥7,023,830, Revenues from settlement projects: ¥6,508,214, Revenues from emigration projects: ¥16,237,252
			Miscellaneous income: ¥1,930,933,987, Interest income: ¥38,314,948, Gain on sales of non-current assets: ¥10,180,805)
			d) Acquisition cost of non-current assets: ¥560,587,321

Stockpile: ¥149,651,825, Consignment: ¥5,281,251, Buildings: ¥179,346,977,

Structures: ¥23,369,263 Machinery and equipment: ¥1,562,008, Vehicles ¥91,150,385,
Tools, furniture, and fixtures: ¥79,376,636, Construction in progress: ¥30,236,898

Long-term guarantee deposits: ¥612,078)

	Capital surplus	32,560,400	e) Amount recorded as long-term guarantee deposits: ¥32,560,400
			(3) Estimation basis of transfer amount of operational grants
			Repayment amount of lease obligations (B) is added to the amount of expenses recorded in the statement of income (A), from which expenditure financed by resources other than operational grants (reserve fund carried over from the previous Mid-term Objective period and funds for grant aid) (C), expenditure to which self-revenues are allocated (D) and depreciation, etc., (E) are deducted. The calculation result is transferred to revenue.
	Total	122,889,905,350	(A)¥231,282,193,688 + (B) ¥151,618,859 - (C) ¥106,992,454,317 - (D) ¥1,491,477,872 - (E) ¥653,122,729 = ¥122,296,757,629

3. Details of the balance of operational grant liabilities	(Unit: Yen)

The year of grant	Balance of operational grant liabilities		Reasons for the accrual of balance and revenue generation plan
Business year 2012	Balance in relation to operations to which the revenue recognition method based on incurred expenses is applied	2,153,786,178	Reasons for the accrual of balance of operational grant liabilities are as follows: carryover to the next business year due to inevitable reasons, etc., and posting as advance payments, prepaid expenses, etc.
			The balance of operational grant liabilities carried forward to the next business year will be transferred to revenue in the next business year.
	Total	2,153,786,178
Business year 2013	Balance in relation to operations to which the revenue recognition method based on incurred expenses is applied	7,683,620,474	Reasons for the accrual of balance of operational grant liabilities are as follows: carryover to the next business year due to inevitable reasons, etc., and posting as advance payments, prepaid expenses, etc.
			The balance of operational grant liabilities carried forward to the next business year will be transferred to revenue in the next business year.
			Out of the balance of operational grant liabilities, the balance of special operating expenses amounts to ¥219.
	Total	7,683,620,474
Business year 2014	Balance in relation to operations to which the revenue recognition method based on incurred expenses is applied	36,403,575,650	Reasons for the accrual of balance of operational grant liabilities are as follows: carryover to the next business year due to inevitable reasons, etc., and posting as advance payments, prepaid expenses, etc.
			The balance of operational grant liabilities carried forward to the next business year will be transferred to revenue in the next business year.
	Total	36,403,575,650

(10) Details of facility expenses

(Unit: Yen)

Classification	Amount granted in the current period	Breakdown of the accounting treatment mentioned on the left side			Remarks
		Construction in progress facility expenses	Capital surplus	Revenues from subsidy for facilities
Subsidy for facilities	152,712,000	0	145,688,170	7,023,830
Total	152,712,000	0	145,688,170	7,023,830

(11) Details of remunerations and salaries of officers and employees

(Unit: Thousands of yen, persons)
Classification	Remunerations or salaries		Retirement benefits
	Payment amount	Number of people	Payment amount	Number of people
Officers	166,867	12	3,094	2
Employees	14,732,308	1,853	537,886	71
Total	14,899,175	1,865	540,980	73

(Notes)

1.    Standardof payment of remunerations and retirement benefits to officers

Remunerations and retirement benefits to officers are paid based on “Rules on Remuneration for Officers” and “Rules on Retirement Benefits for Officers” in place for Incorporated Administrative Agency - Japan International Cooperation Agency.

2.    Standardof payment of salaries and retirement benefits to employees

Salaries and retirement benefits to employees are paid based on “Rules on Salaries for Employees” and “Rules on Retirement Benefits for Employees” in place for Incorporated Administrative Agency - Japan International Cooperation Agency.

3. Numberof people As for the number of people to whom remunerations or salaries are paid, the average number of JICA officers and employees during the period is used.

4. Others There are no part-time officers or employees classified as external members.

(12) Segment information to be disclosed

												(Unit: Yen)

Classification	(1) Technical cooperation	(2) Grant aid	(3) Citizens’ cooperation activities, etc.	(4) Emigration	(5) Disaster relief activities	(6) Personnel training and securing	(7) Research and study	(8) Contracted programs	(9) Other operations	Subtotal	(10) Corporate common expenses, etc.	Total
I. Operating expenses, revenues, and profits and losses
Operating expenses	71,067,788,315	106,701,027,386	15,723,182,122	304,637,764	1,424,272,171	240,653,255	12,443,562,099	1,128,383,920	10,533,389	209,044,040,421	34,816,681,506	243,860,721,927
Outsourcing expenses	33,440,693,305	150,568,082	3,822,408,862	152,609,065	331,086,446	0	9,087,720,582	991,145,209	8,924,026	47,985,155,577	0	47,985,155,577
Fees paid to experts	10,278,185,707	0	6,411,415,642	0	0	236,921,551	947,597,967	0	0	17,874,120,867	10,683,365,062	28,557,485,929
Travelling and transportation expenses	10,459,564,893	0	2,008,024,061	21,368,318	194,474,549	0	0	0	0	12,683,431,821	3,332,237,029	16,015,668,850
Personnel expenses	-	-	-	-	-	-	-	-	-	-	13,050,315,115	13,050,315,115
Expenses for purchasing and sending equipment	0	0	0	0	755,333,809	0	1,052,472,856	0	0	1,807,806,665	0	1,807,806,665
Insurance premiums	0	0	0	0	0	0	0	0	0	0	0	0
Subsidies	0	0	0	73,673,363	0	0	0	0	0	73,673,363	0	73,673,363
Fund provision	0	106,527,822,879	0	0	0	0	0	0	0	106,527,822,879	0	106,527,822,879
Other expenses	16,889,344,410	22,636,425	3,481,333,557	56,987,018	143,377,367	3,731,704	1,355,770,694	137,238,711	1,609,363	22,092,029,249	7,750,764,300	29,842,793,549
General administrative expenses	-	-	-	-	-	-	-	-	-	-	8,842,943,130	8,842,943,130
Fees paid to experts	-	-	-	-	-	-	-	-	-	-	1,050,752,266	1,050,752,266
Travelling and transportation expenses	-	-	-	-	-	-	-	-	-	-	505,092,025	505,092,025
Personnel expenses	-	-	-	-	-	-	-	-	-	-	2,389,840,324	2,389,840,324
Rents	-	-	-	-	-	-	-	-	-	-	2,336,409,594	2,336,409,594
Other expenses	-	-	-	-	-	-	-	-	-	-	2,560,848,921	2,560,848,921
Depreciation	-	-	-	-	-	-	-	-	-	-	470,490,348	470,490,348
Loan losses	0	0	0	0	0	0	0	0	55,669,760	55,669,760	0	55,669,760
Provision of allowance for loan losses	0	0	0	0	0	0	0	0	64,716,150	64,716,150	0	64,716,150
Financial expenses	-	-	-	-	-	-	-	-	-	-	22,888,573	22,888,573
Miscellaneous loss	0	0	0	0	0	0	0	0	0	0	1,416,279	1,416,279
Total	71,067,788,315	106,701,027,386	15,723,182,122	304,637,764	1,424,272,171	240,653,255	12,443,562,099	1,128,383,920	130,919,299	209,164,426,331	44,154,419,836	253,318,846,167

Operating revenues
Revenues from operational grants	70,317,162,687	173,204,507	15,697,367,550	304,637,764	1,256,384,313	238,775,374	12,443,562,099	0	0	100,431,094,294	43,757,625,052	144,188,719,346
Revenues from grant aid	0	106,527,822,879	0	0	0	0	0	0	0	106,527,822,879	0	106,527,822,879
Revenues from contracted programs	0	0	0	0	0	0	0	1,130,942,926	0	1,130,942,926	0	1,130,942,926
Revenues from interest on development projects	0	0	0	0	0	0	0	0	23,894,869	23,894,869	0	23,894,869
Revenues from settlement projects	0	0	0	0	0	0	0	0	6,508,214	6,508,214	0	6,508,214
Revenues from emigration projects	0	0	0	0	0	0	0	0	16,237,252	16,237,252	0	16,237,252
Donation revenues	0	0	0	0	0	0	0	0	10,533,389	10,533,389	0	10,533,389
Revenues from subsidy for facilities	-	-	-	-	-	-	-	-	-	-	7,023,830	7,023,830
Reversal of contra accounts for assets funded by operational grants	0	0	0	0	167,887,858	0	0	0	0	167,887,858	290,407,690	458,295,548
Financial revenues	-	-	-	-	-	-	-	-	-	-	38,314,948	38,314,948
Miscellaneous income	293,119,288	0	25,814,572	0	0	0	0	0	0	318,933,860	1,612,000,127	1,930,933,987
Total	70,610,281,975	106,701,027,386	15,723,182,122	304,637,764	1,424,272,171	238,775,374	12,443,562,099	1,130,942,926	57,173,724	208,633,855,541	45,705,371,647	254,339,227,188

Operating income and loss	(457,506,340)	0	0	0	0	(1,877,881)	0	2,559,006	(73,745,575)	(530,570,790)	1,550,951,811	1,020,381,021

II. Total assets
Cash and deposits	0	19,889,550,052	0	0	0	0	0	20,242,304	2,440,593,109	22,350,385,465	52,203,791,574	74,554,177,039
Securities	0	99,000,000,000	0	0	0	0	0	0	0	99,000,000,000	0	99,000,000,000
Advance payments	12,753,955,473	34,500,000	274,346,893	0	0	0	3,236,894,239	23,052,197	0	16,322,748,802	274,872,704	16,597,621,506
Buildings	-	-	-	-	-	-	-	-	-	-	25,429,840,038	25,429,840,038
Land	-	-	-	-	-	-	-	-	-	-	14,735,916,546	14,735,916,546
Other assets	83,111,451	820,662	55,452,777	892,741	359,251,395	0	3,354,743	842,314,960	1,231,643,884	2,576,842,613	5,603,124,663	8,179,967,276
Total	12,837,066,924	118,924,870,714	329,799,670	892,741	359,251,395	0	3,240,248,982	885,609,461	3,672,236,993	140,249,976,880	98,247,545,525	238,497,522,405

(Notes) 1. Segment classification and main descriptions

Operations are classified into eight segments in accordance with descriptions of the Mid-term Plan based on operations specified in Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency.

Operations in relation to donations and operations in relation to management and collection of loans for development projects and other claims as well as operations prescribed in Article 13 are organized as other operations.

1) Operations in relation to technical cooperation

2) Operations in relation to grant aid

3) Operations in relation to citizens’ cooperation activities, etc.

4) Operations in relation to emigration projects

5) Operations in relation to disaster relief activities

6) Operations in relation to personnel training and securing

7) Operations in relation to research and study

8) Operations in relation to contracted programs

2. Disclosure of operating expenses

(1) Operating expenses in the statement of income are shown as operating expenses according to natural expense classification. Items that account for less than 5% of the total amount allocated to each segment are included in other expenses.

The relationship between operating expenses in this list and operating expenses in the statement of income is as follows:

1) Technical cooperation: amount of expenses for technical cooperation projects

2) Grant aid: amount of expenses for grant aid (operation support) and expenses for grant aid

3) Citizens’ cooperation activities, etc.: amount of expenses for public participation-based cooperation

4) Emigration: amount of expenses for emigration projects

5) Disaster relief activities: amount of expenses for disaster relief activities

6) Personnel training and securing: amount of expenses for training and securing the personnel

7) Research and study: amount of expenses for assistance promotion * The amount includes expenses for surveys, such as cooperation preparation surveys

8) Contracted programs: amount of expenses for contracted programs

9) Other operations: amount of expenses for donation projects

10) Corporate common expenses, etc.: amounts of expenses related to operation, expenses for operation support, and facility expenses

(2) Personnel expenses and rents, which accrue in relation to expenses related to operation and expenses for operation support that have been classified as corporate common expenses, etc., cannot be allocated to each segment due to the following reasons:

1) Personnel expenses: employees are in charge of several operations and their involvement in each operation is not uniform

2) Rents: a wide variety of buildings are included in target property and they are used for multiple operations

3. Disclosure of total assets

Assets are shown in account items of the balance sheet. Items that account for less than 5% of total assets are included in other assets.

4. Costs that are not reported as expenses in the statement of income and that should be disclosed are as follows, and they are classified as corporate common expenses, etc.

(1) Accumulated depreciation not included in expenses amounts to ¥1,403,681,223.

(2) Accumulated impairment loss not included in expenses amounts to ¥8,767,600.

(3) Accumulated interest expenses not included in expenses amounts to ¥480,344.

(4) Accumulated disposal and sale differential not included in expenses amounts to a loss of ¥4,126,622.

(5) Estimated bonus payments not included in provision amounts to ¥141,980,963.

(6) Estimated increase in retirement benefits not included in provision amounts to a loss of ¥3,415,223,845.

5. Partial operating expenses and general administrative expenses are financed by operational grants and reserve fund carried over from the previous Mid-term Objective period, which amount to ¥464,631,438, and the classifications and amounts are as follows:

(1) Technical cooperation: ¥457,506,340; (10) Corporate common expenses, etc.: ¥7,125,098

6. Because operating expenses for (1) Technical cooperation and (3) Citizens’ cooperation activities, etc., are financed by operational grants and revenues from operations, equivalent amounts are shown as miscellaneous income in operating revenues.

7. “—” is shown in the columns of amounts of items that have been organized only as corporate common expenses, etc., because they cannot be allocated to individual segments.

(13) Details of main assets and liabilities other than those mentioned above

1. Cash and deposits

(Unit: Yen)

Classification	Amount	Remarks

Cash	1,870,329

Cash in foreign currency	62,273,934

Deposit accounts	66,559,571,559

Checking accounts	5,078

Checking accounts in foreign currency	2,930,456,139

Time deposits	5,000,000,000
Total	74,554,177,039

2. Funds for grant aid

(Unit: Yen)

Classification	Amount	Counterparty	Remarks
Funds for grant aid	116,675,616,138	The Republic of the Union of Myanmar, etc.
Total	116,675,616,138

3. Accounts payable
				(Unit: Yen)
Classification	Amount	Counterparty	Date of accrual	Remarks

Operating expenses	15,134,430,128	Hakuhodo, Inc., etc.	March 31, 2015

General administrative expenses	845,853,591	NTT Communications Co., Ltd., etc.	March 31, 2015

Expenses for contracted programs	715,749,984	West Japan Engineering Consultants, Inc., etc.	March 31, 2015

Facility expenses	75,340,000	ACA Sekkei Co., Ltd., etc.	March 31, 2015

Expenses for grant aid	2,214,754,576	Republic of the Union of Myanmar, etc.	March 31, 2015

Expenses for donation projects	77,668	Sonorite Co., Ltd., etc.	March 31, 2015

Others	125,626,879	Mutual Aid Association of JICA, etc.	March 31, 2015
Total	19,111,832,826

(14) Details of affiliated companies and relevant public interest corporations

Corporation type and name	(Relevant public interest corporations, etc.)				(Relevant public interest corporations, etc.)
Items	Japan Overseas Cooperative Association				The Association of Nikkei & Japanese Abroad
Outline of operations

(1)   International cooperative activities in developing countries and activities pertaining to the promotion, promulgation, and edification of international exchange and global understanding.

(2)   Assistance for postdisaster restoration and peace-building activities.

(3)   Activities pertaining to cooperation and collaboration with international and domestic support agencies, international cooperation associations, and other institutions.

(4)   Activities pertaining to support for the development of a multicultural symbiotic society and vitalization and internationalization of societies.

(5)   Other activities necessary to achieve the objectives of the Association.

(1)   Support and promulgation of economic, cultural, educational, and social activities in cooperation with overseas and domestic Japan-related organizations or by itself.

(2)   Cooperation pertaining to carrying out of international cooperative activities and international exchange activities.

(3)   Collaboration with municipalities and international exchange associations

(4)   Promulgation both at home and abroad of research outcomes and knowledge regarding activities pertaining international cooperation and international exchange endeavors

(5)   Provision of information and collaboration regarding migration and overseas expansion of businesses

(6)   Establishment and operation of centers for Japanese abroad

(7)   Consultations and intermediation for and regarding Japanese abroad

(8)   Publicity of and edification regarding situations in Japan

(9)   Organizing of the convention of Nikkei and Japanese abroad

(10) Edification regarding investment from overseas, investment overseas, and businesses

(11) Other activities necessary for the fulfillment of public good

Name of officers

Number of officers: 28

President: Yozo Kaneko

(Former Director General, Secretariat of Japan Overseas Cooperation Volunteers of JICA)

Secretary General: Masaaki Otuka

(Former Director General, Secretariat of Japan Overseas Cooperation Volunteers of JICA)

Number of officers: 17 President: Keiji Yamada Director: Hiroyo Sasaki (Former Vice-President of JICA)
Association chart on transactions between relevant public interest corporations and JICA

		Japan Overseas Cooperative Association				(Public Interest Incorporated Association) The Association of Nikkei & Japanese Abroad
	JICA				JICA

	(Operation Consignment)				(Operation Consignment)
Assets		1,610,981,495 yen				187,161,664 yen
Liabilities		505,842,359 yen				141,427,928 yen
Balance of net assets at the beginning of the business year		1,196,290,222 yen				53,624,521 yen
Changes in net assets for the current period
Changes in general net assets
¡ Revenues	¡ Revenues				¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.		0 yen		- Subsidy received, etc.		0 yen
- Other revenues	- Other revenues		3,345,485,055 yen		- Other revenues		361,129,813 yen
¡ Expenses	¡ Expenses		3,436,636,141 yen		¡ Expenses		369,020,598 yen
Changes in specified net assets
¡ Revenues	¡ Revenues				¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.		0 yen		- Subsidy received, etc.		0 yen
- Other revenues	- Other revenues		0 yen		- Other revenues		0 yen
¡ Expenses	¡ Expenses		0 yen		¡ Expenses		0 yen
Balance of net assets at the end of the business year		1,105,139,136 yen				45,733,736 yen
Total revenues for the current period		-				381,130,644 yen
Total expenditures for the current period		-				388,598,932 yen
Amount of difference between revenues and expenditures for the current period		-				(7,468,288) yen

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

	N/A					N/A
Details of receivables and payables to relevant public interest corporations	Accounts payable: ¥327,268,979, Accounts receivable: ¥273,073					Accounts payable: ¥53,376,300, Accounts receivable: ¥927,474
Details of debt guarantee	N/A					N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and noncompetitive negotiated contracts)

	Total operating revenues:	2,850,739,102 yen			Total operating revenues:	349,971,570 yen
	(Breakdown: JICA transactions,		1,626,804,979 yen	57.1%)	(Breakdown: JICA transactions,	203,791,328 yen	58.2	%)
	Competitive contract (		1,105,972,291 yen	68.0%)	Competitive contract	(126,229,429 yen	61.9	%)
	Planning competition and public selection (		66,543,822 yen	4.1%)	Planning competition and public selection	(29,363,829 yen	14.4	%)
	Noncompetitive negotiated contracts (		0 yen	0.0%)	Noncompetitive negotiated contracts	(45,944,842 yen	22.5	%)

(Note) Pursuant to “Concerning the revision of the accounting standards for public-interest corporations (agreement from the liaison council of relevant agencies guidance, supervision, etc., of public-interest corporations, etc., of October 14, 2004) (“Accounting Standards for Public-interest Corporations” hereinafter),” the entity is not legally required to create a statement of revenues and expenses; hence, such a statement is not prepared.

Corporation type and name	(Relevant public interest corporations, etc.)				(Relevant public interest corporations, etc.)
Items	Kitakyushu International Techno-Cooperative Association				The International Nursing Foundation of Japan
Outline of operations

(1)  Development of necessary research studies and educational curriculums, creation and undertaking of training programs, dispatch of experts, and transfer of technologies overseas

(2)  Planning and undertaking of activities to promote international goodwill

(3)  Planning and undertaking of other activities for the purpose of fulfilling the aims of this association

(1)  Organizing lectures and seminars

(2)  Providing scholarships to graduate students who engage in international nursing studies

(3)  Undertaking of technological cooperation for developing nations, etc.

(4)  Other activities necessary for the purpose of fulfilling the aims of this foundation

Name of officers	Number of officers: 13 President: Hideki Furuno				Number of officers: 8 President: Kayoko Shimizu

Association chart on transactions between relevant public interest corporations and JICA
		(Public Interest Incorporated Association) Kitakyushu International Techno-cooperative Association					(Public Interest Incorporated Association) The International Nursing Foundation of Japan
	JICA				JICA

	(Operation Consignment)				(Operation Consignment)

Assets		644,824,987 yen					134,494,472 yen

Liabilities		32,558,783 yen					1,357,607 yen
Balance of net assets at the beginning of the business year		620,357,677 yen					168,569,756 yen

Changes in net assets for the current period
Changes in general net assets
¡ Revenues	¡ Revenues				¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.		32,750,000 yen		- Subsidy received, etc.			1,500,000 yen
- Other revenues	- Other revenues		193,701,733 yen		- Other revenues			69,343,457 yen
¡ Expenses	¡ Expenses		234,543,206 yen		¡ Expenses			76,933,761 yen

Changes in specified net assets
¡ Revenues	¡ Revenues				¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.		0 yen		- Subsidy received, etc.			0 yen
- Other revenues	- Other revenues		0 yen		- Other revenues			0 yen
¡ Expenses	¡ Expenses		0 yen		¡ Expenses			29,342,587 yen

Balance of net assets at the end of the business year		612,266,204 yen					133,136,865 yen

Total revenues for the current period		254,497,333 yen					-

Total expenditures for the current period		258,303,047 yen					-

Amount of difference between revenues and expenditures for the current period		(3,805,714) yen					-

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

		N/A					N/A

Details of receivables and payables to relevant public interest corporations	Accounts payable: ¥16,670,143, Accounts receivable: ¥324,427				Accounts payable: ¥1,348,501

Details of debt guarantee		N/A					N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and noncompetitive negotiated contracts)

	Total operating revenues:	187,538,383 yen			Total operating revenues:	70,843,457 yen
	(Breakdown: JICA transactions,		90,627,541 yen	48.3%)	(Breakdown: JICA transactions,			32,369,743 yen	45.7%)
	Competitive contract		(0 yen	0.0%)	Competitive contract	(		0 yen	0.0%)
	Planning competition and public selection		(90,627,541 yen	100.0%)	Planning competition and public selection	(		32,369,743 yen	100.0%)
	Noncompetitive negotiated contracts		(0 yen	0.0%)	Noncompetitive negotiated contracts	(		0 yen	0.0%)

(Note)    The entity is not legally required to create a statement of revenues and expenses pursuant to the “Accounting Standards for Public-interest Corporations”; hence, such a statement is not prepared.

Corporation type and name	(Relevant public interest corporations, etc.)			(Relevant public interest corporations, etc.)

Items	International Civil and Commercial Law Centre Foundation			Pacific Resource Exchange Center
Outline of operations

(1) Carrying out of training of personnel handling civil and commercial law chiefly in Asia and support

(2) Invitation and dispatch, both from and to Japan, of researchers and experts on civil and commercial law and support

(3) Organizing and support of lectures, study sessions, symposiums, seminars and other meetings for the purpose of research, study, training, and information exchange on civil and commercial law both in Japan and abroad

(4) Gathering of information and material on civil and commercial law both in Japan abroad and conducting and support of such research and study

(5) Publication of journals and other documents and distribution

(6) Collaboration and cooperation with related institutes and organizations both in Japan and abroad

(7) Other activities necessary to fulfill the aims

(1) Fostering human resources to contribute mainly to the growth of developing countries, etc.

(2) Economic, cultural, and personal exchange activities mainly with developing countries, etc.

(3) Cultivating human resources tasked with economic, cultural, and personal exchange activities mainly with developing countries

(4) Gathering information and research/study related to economic cooperation

(5) Public awareness and publicity concerning the aforementioned activities

(6) Other activities necessary for the achievement of objectives of this corporate body

Name of officers	Number of officers: 9 Representative director and chairman: Kenji Miyahara Director: Kyotaro Ogawa (Former JICA head of general administration)			Number of officers: 17 Chairman: Yoshikuni Inoue

Association chart on transactions between relevant public interest corporations and JICA
	JICA	(Public Interest Incorporated Association) International Civil and Commercial Law Centre		JICA	(Public Interest Incorporated Association) Pacific Resource Exchange Center

	(Operation Consignment)			(Operation Consignment)
Assets	85,031,557 yen			4,392,892,113 yen
Liabilities	2,167,483 yen			51,383,463 yen
Balance of net assets at the beginning of the business year	84,029,240 yen			4,110,395,206 yen
Changes in net assets for the current period
Changes in general net assets
¡ Revenues	¡ Revenues			¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.	0 yen		- Subsidy received, etc.		0 yen
- Other revenues	- Other revenues	87,870,269 yen		- Other revenues		375,593,297 yen
¡ Expenses	¡ Expenses	89,035,435 yen		¡ Expenses		144,479,853 yen
Changes in specified net assets
¡ Revenues	¡ Revenues			¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.	0 yen		- Subsidy received, etc.		0 yen
- Other revenues	- Other revenues	0 yen		- Other revenues		0 yen
¡ Expenses	¡ Expenses	0 yen		¡ Expenses		0 yen
Balance of net assets at the end of the business year	82,864,074 yen			4,341,508,650 yen
Total revenues for the current period	-			-
Total expenditures for the current period	-			-
Amount of difference between revenues and expenditures for the current period	-			-
Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.	N/A			N/A
Details of receivables and payables to relevant public interest corporations	Accounts payable: ¥19,692,269			Accounts payable: ¥5,590,278, Accounts receivable: ¥3,461,231
Details of debt guarantee	N/A			N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and noncompetitive negotiated contracts)

	Total operating revenues:	64,499,935 yen		Total operating revenues:	93,447,367 yen
	(Breakdown: JICA transactions,	64,499,935 yen 100.0%	)	(Breakdown: JICA transactions,	66,328,403 yen 71.0%		)
	Competitive contract	( 64,499,935 yen 100.0%	)	Competitive contract	( 0 yen 0.0%		)
	Planning competition and public selection	( 0 yen 0.0%	)	Planning competition and public selection	( 66,328,403 yen 100.0%		)
	Noncompetitive negotiated contracts	( 0 yen 0.0%	)	Noncompetitive negotiated contracts	( 0 yen 0.0%		)

(Note)  The entity is not legally required to create a statement of revenues and expenses pursuant to the “Accounting Standards for Public-interest Corporations”; hence, such a statement is not prepared.

(Note)  The entity is not legally required to create a statement of revenues and expenses pursuant to the “Accounting Standards for Public-interest Corporations”; hence, such a statement is not prepared.

Corporation type and name	(Relevant public interest corporations, etc.)				(Relevant public interest corporations, etc.)

Items	i-i-network (Research and Action for Community Governance)				Overseas Agricultural Development Association
Outline of operations

(1)  Activities to promote sharing of experiences regarding community-based development

(2)  Education and training, providing of information regarding international cooperation, and community-based development

(3)  Support for community-based development in Japan and around the world

(4)  Research, study, and publication activities regarding community-based development and international cooperation

(5)  Introducing products made by people engaged in community-based development in Japan and around the world

(6)  Other activities necessary to fulfill the aims of this organization

(1)  Proposal regarding effective undertaking of overseas agricultural development cooperation

(2)  Guidance and advice for overseas agricultural development cooperation by private-sector companies

(3)  Cooperation for activities by the government and private-sector companies regarding overseas agricultural development cooperation

(4)  Research and study regarding overseas agricultural development cooperation

(5)  Gathering and providing of information regarding overseas agricultural development cooperation

(6)  Carrying out of collaborative activities with community organizations regarding rural community promotion in Japan

(7)  Capacity building and securing of personnel who engage in rural community promotion in Japan

(8)  Establishment and operation of necessary facilities for aforementioned activities

(9)  Other activities necessary to fulfill the aims of this organization

Name of officers	Number of officers: 7 Representative director: Makoto Nagahata				Number of officers: 10 President: Hidekazu Toyohara

Association chart on transactions between relevant public interest corporations and JICA
		(General Incorporated Association) i-i-net (Research and Action for Community Governance)					(General Incorporated Association) Overseas Agricultural Development Association
	JICA				JICA

	(Operation Consignment)				(Operation Consignment)

Assets		8,268,541 yen					18,066,255 yen

Liabilities		3,510,348 yen					18,039,319 yen
Balance of net assets at the beginning of the business year		3,249,305 yen					4,988,000 yen

Changes in net assets for the current period
Changes in general net assets
¡ Revenues	¡ Revenues				¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.		19,832,951 yen		- Subsidy received, etc.			0 yen
- Other revenues	- Other revenues		35,540,772 yen		- Other revenues			154,095,338 yen
¡ Expenses	¡ Expenses		53,864,835 yen		¡ Expenses			159,056,402 yen

Changes in specified net assets
¡ Revenues	¡ Revenues				¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.		0 yen		- Subsidy received, etc.			0 yen
- Other revenues	- Other revenues		0 yen		- Other revenues			0 yen
¡ Expenses	¡ Expenses		0 yen		¡ Expenses			0 yen

Balance of net assets at the end of the business year		4,758,193 yen					26,936 yen

Total revenues for the current period		55,373,723 yen					-

Total expenditures for the current period		53,864,835 yen					-

Amount of difference between revenues and expenditures for the current period		1,508,888 yen					-

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

		N/A					N/A

Details of receivables and payables to relevant public interest corporations		N/A			Accounts payable: ¥7,938,744, Accounts receivable: ¥25,854

Details of debt guarantee		N/A					N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and noncompetitive negotiated contracts)

	Total operating revenues:	54,817,741 yen			Total operating revenues:	150,144,566 yen
	(Breakdown: JICA transactions,		54,127,406 yen	98.7%)	(Breakdown: JICA transactions,			136,096,618 yen	90.6%)
	Competitive contract (		0 yen	0.0%)	Competitive contract	(		0 yen	0.0%)
	Planning competition and public selection (		51,183,660 yen	94.6%)	Planning competition and public selection	(		134,265,742 yen	98.7%)
	Noncompetitive negotiated contracts (		2,943,746 yen	5.4%)	Noncompetitive negotiated contracts	(		0 yen	0.0%)

(Note) The above amount pertains to the period from July 1, 2013, through June 30, 2014.

(Note) The entity is not legally required to create a statement of revenues and expenses pursuant to the “Accounting Standards for Public-interest Corporations”; hence, such a statement is not prepared.

Corporation type and name	(Relevant public interest corporations, etc.)					(Relevant public interest corporations, etc.)
Items	Agricultural Development Consultants Association					Japan Overseas Forestry Consultants Association
Outline of operations

(1) Technical research to create projects for overseas agricultural development

(2) Research of information and gathering of material regarding overseas agricultural development

(3) Guidance and advice for consulting firms and organizations

(4) Organizing lectures and symposiums regarding overseas technical assistance

(5) Intermediation regarding activities for overseas agricultural development

(6)   Other activities necessary to fulfill the aims of this association

(1) Survey regarding overseas forest and forestry

(2) Technical development regarding overseas forest and forestry

(3) Afforestation in developing countries

(4) Guidance and advice regarding overseas forest and forestry

(5) Implementation of training regarding overseas forest and forestry

(6) Gathering and provision of material and information on overseas forest and forestry

(7) Other activities necessary to fulfill the purposes of the Association

Name of officers	Number of officers: 8 Chairman: Shigeyasu Aoyama Director: Hisashi Mochizuki (Former Vice- President of JICA)					Number of officers: 11 President: Fusho Ozawa

Association chart on transactions between relevant public interest corporations and JICA		(General Incorporated Association) Agricultural Development Consultants Association					(General Incorporated Association) Japan Overseas Forestry Consultants Association
	JICA					JICA

		(Operation Consignment)					(Operation Consignment)
Assets		106,093,969 yen					175,626,190 yen
Liabilities		9,117,467 yen					126,373,088 yen
Balance of net assets at the beginning of the business year		101,353,205 yen					54,760,958 yen
Changes in net assets for the current period
Changes in general net assets
¡ Revenues	¡ Revenues					¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.	30,518,000 yen				- Subsidy received, etc.	15,646,000 yen
- Other revenues	- Other revenues	41,791,233 yen				- Other revenues	293,489,517 yen
¡ Expenses	¡ Expenses	76,685,936 yen				¡ Expenses	314,643,373 yen
Changes in specified net assets
¡ Revenues	¡ Revenues					¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.	0 yen				- Subsidy received, etc.	0 yen
- Other revenues	- Other revenues	0 yen				- Other revenues	0 yen

¡ Expenses	¡ Expenses	0 yen				¡ Expenses	0 yen
Balance of net assets at the end of the business year		96,976,502 yen					49,253,102 yen
Total revenues for the current period		-					309,135,517 yen
Total expenditures for the current period		-					314,505,359 yen
Amount of difference between revenues and expenditures for the current period		-					(5,369,842) yen

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

	N/A					N/A
Details of receivables and payables to relevant public interest corporations	Accounts receivable: ¥233,854					Accounts payable: ¥29,103,392
Details of debt guarantee	N/A					N/A
Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and noncompetitive negotiated contracts)	Total operating revenues:	34,814,282 yen				Total operating revenues:	261,556,241 yen
	(Breakdown: JICA transactions,	34,814,282 yen	100.0	%	)	(Breakdown: JICA transactions,	206,137,612 yen	78.8	%	)
	Competitive contract	( 0 yen	0.0	%	)	Competitive contract	( 0 yen	0.0	%	)
	Planning competition and public selection	( 34,814,282 yen	100.0	%	)	Planning competition and public selection	( 200,810,284 yen	97.4	%	)
	Noncompetitive negotiated contracts	( yen	0.0	%	)	Noncompetitive negotiated contracts	( 5,327,328 yen	2.6	%	)

(Note)    The entity is not legally required to create a statement of revenues and expenses pursuant to the “Accounting Standards for Public-interest Corporations”; hence, such a statement is not prepared.

Corporation type and name	(Relevant public interest corporations, etc.)			(Relevant public interest corporations, etc.)
Items	Supporting Organization of J.O.C.V.			Overseas Vocational Training Association
Outline of operations

(1)  Activities for the diffusion of cooperation volunteers’ activities for awareness raising and for understanding promotion

(2)  Activities for promoting participation in cooperation volunteers

(3)  Activities for assisting cooperation volunteers’ local activities

(4)  Activities for leveraging cooperation volunteers’ experience for society

(5)  Social contribution projects based on collaboration with citizen volunteers

(6)  Other activities necessary to achieve the objectives of this corporation

(1)  Capacity building of necessary personnel for the planning and promotion of overseas vocational training

(2)  Undertaking of necessary international cooperation such as guidance and advice regarding establishment and operation of training institutions for the planning and promotion of overseas vocational training

(3)  Development and providing of necessary training material and methodology for the planning and promotion of overseas vocational training

(4)  Gathering and providing necessary information and material for the planning and promoting of overseas vocational training

(5)  Assisting the training for foreign trainees in Japan

(6)  Promotion of exchange between foreign trainees and Japanese local communities and families

(7)  Other activities necessary to fulfill the aims of this organization

Name of officers	Number of officers: 13 President: Fusao Adachi Standing Director General: Kazuhisa Matsuoka (Former Vice- President of JICA)			Number of officers: 8 President: Isao Aoki
cc
Association chart on transactions between relevant public interest corporations and JICA
		Supporting Organization of J.O.C.V.				(General Incorporated Foundation) Overseas Vocational Training Association
	JICA			JICA

	(Operation Consignment)				(Operation Consignment)

Assets		81,331,783 yen				460,246,684 yen

Liabilities		7,330,461 yen				135,525,618 yen
Balance of net assets at the beginning of the business year		73,158,174 yen				382,615,136 yen

Changes in net assets for the current period
Changes in general net assets
¡ Revenues	¡ Revenues			¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.	3,000,000 yen		- Subsidy received, etc.			0 yen
- Other revenues	- Other revenues	151,926,727 yen		- Other revenues			222,964,164 yen
¡ Expenses	¡ Expenses	154,083,579 yen		¡ Expenses			280,858,234 yen

Changes in specified net assets
¡ Revenues	¡ Revenues			¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.	0 yen		- Subsidy received, etc.			0 yen
- Other revenues	- Other revenues	0 yen		- Other revenues			0 yen
¡ Expenses	¡ Expenses	0 yen		¡ Expenses			0 yen

Balance of net assets at the end of the business year		74,001,322 yen				324,721,066 yen

Total revenues for the current period		-				-

Total expenditures for the current period		-				-

Amount of difference between revenues and expenditures for the current period		-				-

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

		N/A				N/A

Details of receivables and payables to relevant public interest corporations		Accounts payable: ¥23,004,496				N/A

Details of debt guarantee		N/A				N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and noncompetitive negotiated contracts)

	Total operating revenues:	132,586,802 yen		Total operating revenues:		208,712,726 yen
	(Breakdown: JICA transactions,	101,175,799 yen	76.3%)	(Breakdown: JICA transactions,			149,662,382 yen	71.7%)
	Competitive contract (	98,693,460 yen	97.5%)	Competitive contract	(		0 yen	0.0%)
	Planning competition and public selection (	0 yen	0.0%)	Planning competition and public selection	(		145,933,401 yen	97.5%)
	Noncompetitive negotiated contracts (	0 yen	0.0%)	Noncompetitive negotiated contracts	(		3,728,981 yen	2.5%)

(Note)    The entity is not legally required to create a statement of revenues and expenses pursuant to the “Accounting Standards for Public-interest Corporations”; hence, such a statement is not prepared.

(Note  1) The above amount pertains to the period from April 1, 2013 through March 31, 2014.

(Note  2) The entity is not legally required to create a statement of revenues and expenses pursuant to the “Accounting Standards for Public-interest Corporations”; hence, such a statement is not prepared.

Corporation type and name	(Relevant public interest corporations, etc.)			(Relevant public interest corporations, etc.)
Items	Foundation for Advanced Studies on International Development			The Overseas Coastal Area Development Institute of Japan
Outline of operations

(1)   Cultivation of human resources for international development

(2)   Research and surveys for international development and assistance policy

(3)   Cooperation for advanced studies regarding international development

(4)   Technical cooperation projects overseas

(5)   Cooperation for private-sector business activities contributing to international development

(6)   Dissemination of information, edification, and publicity regarding international development

(7)   Activities in Japan drawing on insights from aforementioned activities

(8)   Other activities necessary to fulfill the aims of this foundation

(1)   Research and studies for projects

1.    Research and studies on global coastal development and international logistics

2.    Undertaking cooperative projects related to coastal development and logistics overseas

(2)   International cooperation support activities

1.    Transfer of Japanese technology concerning coastal development and logistics

2.    Gathering and analyzing information on global coastal development and international logistics

(3)   International exchange and publicity

1.    Promotion of international relations with overseas researchers and experts on coastal development and logistics

2.    Organizing of study sessions and lectures and publications on global coastal development and international logistics

3.    Joint research on global coastal development and international logistics with domestic and overseas institutions

(4)   Other activities necessary for fulfilling the aims of this institution

Name of officers	Number of officers: 7 President: Tsuneo Sugishita			Number of officers: 10 Chairman: Koreshige Anami

Association chart on transactions between relevant public interest corporations and JICA
		(General Incorporated Foundation) Foundation for Advanced Studies on International Development				(General Incorporated Foundation) The Overseas Coastal Area Development Institute of Japan
	JICA			JICA

	(Operation Consignment)			(Operation Consignment)

Assets		851,333,109 yen				1,444,460,275 yen

Liabilities		106,479,695 yen				141,991,340 yen
Balance of net assets at the beginning of the business year		778,677,020 yen				1,401,713,857 yen

Changes in net assets for the current period
Changes in general net assets
¡ Revenues	¡ Revenues			¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.	6,919,988 yen		- Subsidy received, etc.			0 yen
- Other revenues	- Other revenues	192,012,156 yen		- Other revenues			695,872,343 yen
¡ Expenses	¡ Expenses	232,755,750 yen		¡ Expenses			795,117,265 yen
Changes in specified net assets
¡ Revenues	¡ Revenues			¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.	0 yen		- Subsidy received, etc.			0 yen
- Other revenues	- Other revenues	0 yen		- Other revenues			0 yen
¡ Expenses	¡ Expenses	0 yen		¡ Expenses			0 yen
Balance of net assets at the end of the business year		744,853,414 yen				1,302,468,935 yen

Total revenues for the current period		-				-

Total expenditures for the current period		-				-

Amount of difference between revenues and expenditures for the current period		-				-

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.		N/A				N/A

Details of receivables and payables to relevant public interest corporations	Accounts payable: ¥41,397,401			Accounts payable: ¥38,309,560

Details of debt guarantee		N/A				N/A
Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and noncompetitive negotiated contracts)	Total operating revenues:	183,843,090 yen		Total operating revenues:	678,740,743 yen
	(Breakdown: JICA transactions,	146,949,334 yen	79.9%)	(Breakdown: JICA transactions,			276,593,008 yen	40.8%)
	Competitive contract (	25,559,142 yen	17.4%)	Competitive contract	(		2,929,000 yen	1.1%)
	Planning competition and public selection (	117,012,935 yen	79.6%)	Planning competition and public selection	(		273,664,008 yen	98.9%)
	Noncompetitive negotiated contracts (	0 yen	0.0%)	Noncompetitive negotiated contracts	(		0 yen	0.0%)

(Note) The entity is not legally required to create a statement of revenues and expenses pursuant to the “Accounting Standards for Public-interest Corporations”; hence, such a statement is not prepared.

(Note) The entity is not legally required to create a statement of revenues and expenses pursuant to the “Accounting Standards for Public-interest Corporations”; hence, such a statement is not prepared.

Corporation type and name	(Relevant public interest corporations, etc.)				(Relevant public interest corporations, etc.)
Items	HANDS (Health and Development Service)				Okinawa Environment Club
Outline of operations

(1) Training of international health care cooperation experts and leaders in the area of population and health care

(2) Establishment and undertaking of high-quality international health care cooperation and technical cooperation projects that match the needs of developing nations

(3) Research and development of cooperation methods regarding comprehensive health care advancement in developing nations

(4) Creation and providing of information and material regarding international health care cooperation

(5) Advocacy to promote understanding of international health care cooperation

(6)   Activities regarding reduction of poverty and starvation, which are related to international health care cooperation, promulgation of elementary education, promotion of gender equality, and securing of environmental sustainability

(7)   Other activities necessary for fulfilling the aims of this organization

(1) Conservation of regional nature and environmen

(2) Promotion of environmental education

(3) Community development making use of natural and environmental features

(4) Necessary research and studies; gathering and providing of information

(5) Publication of newsletters, etc.

Name of officers	Number of officers: 8 Representative director: Yasuhide Nakamura				Number of officers: 7 President: Kuniki Shimoji

Association chart on transactions between relevant public interest corporations and JICA
		(Specified Nonprofit Organization) HANDS					(Specified Nonprofit Organization) Okinawa Environment Club
	JICA				JICA

	(Operation Consignment)				(Operation Consignment)

Assets		171,337,980 yen					39,478,000 yen

Liabilities		158,909,429 yen					6,137,549 yen
Balance of net assets at the beginning of the business year		15,763,675 yen					35,532,650 yen

Changes in net assets for the current period
Changes in general net assets
¡ Revenues	¡ Revenues				¡ Revenues
Subsidy received, etc.	Subsidy received, etc.		—		Subsidy received, etc.			—
Other revenues	Other revenues		—		Other revenues			—
¡ Expenses	¡ Expenses		—		¡ Expenses			—
Changes in specified net assets
¡ Revenues	¡ Revenues				¡ Revenues
Subsidy received, etc.	Subsidy received, etc.		—		Subsidy received, etc.			—
Other revenues	Other revenues		—		Other revenues			—
¡ Expenses	¡ Expenses		—		¡ Expenses			—
Balance of net assets at the end of the business year		12,428,551 yen					33,340,451 yen

Total revenues for the current period		438,308,336 yen					49,178,676 yen

Total expenditures for the current period		435,346,142 yen					51,370,875 yen

Amount of difference between revenues and expenditures for the current period		2,962,194 yen					(2,192,199) yen

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.		N/A					N/A

Details of receivables and payables to relevant public interest corporations		N/A					N/A

Details of debt guarantee		N/A					N/A
Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and noncompetitive negotiated contracts)	Total operating revenues:	414,308,336 yen			Total operating revenues:	49,058,996 yen
	(Breakdown: JICA transactions,		385,802,834 yen	93.1%)	(Breakdown: JICA transactions,			47,768,616 yen	97.4%)
	Competitive contract (		4,677,750 yen	1.2%)	Competitive contract	(		0 yen	0.0%)
	Planning competition and public selection (		381,125,084 yen	98.8%)	Planning competition and public selection	(		47,768,616 yen	100.0%)
	Noncompetitive negotiated contracts (		0 yen	0.0%)	Noncompetitive negotiated contracts	(		0 yen	0.0%)
	(Note 1) The above amount pertains to the period July 1, 2013, through June 30, 2014.				(Note) Pursuant to the Act to Promote Specified Nonprofit Activities, the entity is not legally required to create a statement of changes in net assets; hence, such a statement is not prepared.

(Note  2) Pursuant to the “Act amending part of the Act to Promote Specified Nonprofit Activities” (Act No. 70 of 2011) (“Act to Promote Specified Nonprofit Activities” hereinafter), the entity is not legally required to create a statement of changes in net assets; hence, such a statement is not prepared.

Corporation type and name	(Relevant public interest corporations, etc.)			(Relevant public interest corporations, etc.)
Items	Mura no Mirai			Lequio Wings
Outline of operations

(1) Activities regarding community development and support for community sustainability

(2) Activities related to capacity building and receiving trainees

(3) Activities related to research and studies

(4) Activities related to promotion of international understanding and edification

(5) Activities related to support of community promotion

(6) Other activities necessary for fulfilling the aims of this organization

(1) International cooperation activities

(2) International exchange activities

(3) Activities regarding to capacity building

(4) Activities regarding culture, sports, education, and academic exchange

(5) Activities regarding promotion of communities in Okinawa

(6) Support for the socially vulnerable and activities to promote peace

(7) Other activities necessary for fulfilling the aims of this organization

Name of officers	Numberof officers: 12 Representativedirector: Nobuaki Wada			Numberof officers: 7 Exectivedirector: Chochu Awa
Association chart on transactions between relevant public interest corporations and JICA

	JICA	(Specified Nonprofit Organization) Mura-no-Mirai		JICA	(Specified Nonprofit Organization) Lequio Wings

	(Operation Consignment)			(Operation Consignment)
Assets	10,750,505 yen			8,527,579 yen
Liabilities	9,244,205 yen			21,030 yen
Balance of net assets at the beginning of the business year	1,886,080 yen			1,485,084 yen
Changes in net assets for the current period
Changes in general net assets
¡ Revenues	¡ Revenues			¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.	-		- Subsidy received, etc.	-
- Other revenues	- Other revenues	-		- Other revenues	-
¡ Expenses	¡ Expenses	-		¡ Expenses	-

Changes in specified net assets
¡ Revenues	¡ Revenues			¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.	-		- Subsidy received, etc.	-
- Other revenues	- Other revenues	-		- Other revenues	-
¡ Expenses	¡ Expenses	-		¡ Expenses	-

Balance of net assets at the end of the business year	1,506,300 yen			8,506,549 yen
Total revenues for the current period	106,938,570 yen			21,944,011 yen
Total expenditures for the current period	107,318,350 yen			14,922,546 yen
Amount of difference between revenues and expenditures for the current period	(379,780) yen			7,021,465 yen

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

	N/A			N/A
Details of receivables and payables to relevant public interest corporations	N/A			Accounts payable: ¥2,277,084
Details of debt guarantee	N/A			N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and noncompetitive negotiated contracts)

	Total operating revenues:	72,321,254 yen		Total operating revenues:	21,814,085 yen
	(Breakdown: JICA transactions,	59,005,802 yen	81.6%)	(Breakdown: JICA transactions,	21,814,085 yen	100.0%)
	Competitive contract	(0 yen	0.0%)	Competitive contract	(0 yen	0.0%)
	Planning competition and public selection	(59,005,802 yen	100.0%)	Planning competition and public selection	(21,814,085 yen	100.0%)
	Noncompetitive negotiated contracts	(0 yen	0.0%)	Noncompetitive negotiated contracts	(0 yen	0.0%)
	(Note) Pursuant to the Act to Promote Specified Nonprofit Activities, the entity is not legally required to create a statement of changes in net assets; hence, such a statement is not prepared.			(Note) Pursuant to the Act to Promote Specified Nonprofit Activities, the entity is not legally required to create a statement of changes in net assets; hence, such a statement is not prepared.

Corporation type and name	(Relevant public interest corporations, etc.)					(Relevant public interest corporations, etc.)
Items	Japan Overseas Cooperative Association of Kyushu					International Farmers Participation Technical Net-work
Outline of operations

(1)  Activities to provide advice to overseas volunteer undertaking, such as government development assistance activities, support for research, studies and evaluation, and cooperation

(2)  Activities including international exchange by municipalities and various organizations, planning for international cooperation undertaking, and support and cooperation for research and studies

(3)  Organizing training and lectures, etc., to promote self-development of young people through international understanding and publicity

(4)  Activities to promote international cooperation through personnel exchange and cultural and technical assistance with regional communities of developing nations, etc.

(5)  Activities to help returnees of overseas cooperation volunteers find jobs, with a view to disseminating volunteer experiences throughout society

(1)  Activities regarding international cooperation

1.   As support for small-scale farmers, development of appropriate technologies regarding upland crop, rice cultivation, vegetable cultivation, improvement of agricultural instruments, and irrigation

2.   Gathering and providing information on agricultural technology for small-scale farmers

3.   Survey of situations of local agriculture, and research and development for appropriate technologies

4.   Capacity building of local residents and technological support

5.   Training in Japan as well as at operation site

6.   Support through dispatching experts

(2)  Activities related to revitalization of economic activities

1.   Cooperation for participatory rural development through appropriate agricultural technology

2.   Cooperation for farmers to participate in local agricultural cooperatives, etc.

3.   Cooperation for training of appropriate agricultural technology for local farmers

(3)  Activities related to promotion of learning

1.   Development, research, and study of appropriate technology for local small-scale farmers

Name of officers	Number of officers: 16 President: Ikuzo Yamabe Board member: Masato Hanada Former director General of the Nihon-matsu Training Center of JICA

Number of officers: 7

President: Nobutaka Ito

Director: Toshiyuki Tsujimoto

  (Former Deputy director of the Tsukuba International Center of JICA)

Director: Kazuo Nagai

  (Former director General of the Tsukuba International Center of JICA)

Director: Yoshiaki Kono

  (Former director General of the Tokyo International Center of JICA)

Director: Yoshihiko Nishimura

  (Former Deputy director of the Tsukuba International Center of JICA)

Association chart on transactions between relevant public interest corporations and JICA
			(Specified Nonprofit Organization) Japan Overseas Cooperative Association of Kyushu					(Specified Nonprofit Organization) International Farmers Participation Technical Network
	JICA					JICA

	(Operation Consignment)					(Operation Consignment)

Assets			34,454,386 yen					46,058,583 yen

Liabilities			6,714,311 yen					19,079,782 yen
Balance of net assets at the beginning of the business year			25,184,430 yen					23,917,017 yen

Changes in net assets for the current period
Changes in general net assets
¡ Revenues	¡ Revenues					¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.			-		- Subsidy received, etc.			-
- Other revenues	- Other revenues			-		- Other revenues			-
¡ Expenses	¡ Expenses			-		¡ Expenses			-
Changes in specified net assets
¡ Revenues	¡ Revenues					¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.			-		- Subsidy received, etc.			-
- Other revenues	- Other revenues			-		- Other revenues			-
¡ Expenses	¡ Expenses			-		¡ Expenses			-
Balance of net assets at the end of the business year			27,740,075 yen					26,978,801 yen

Total revenues for the current period			64,521,062 yen					67,650,741 yen

Total expenditures for the current period			61,965,417 yen					64,588,957 yen

Amount of difference between revenues and expenditures for the current period			2,555,645 yen					3,061,784 yen

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.			N/A					N/A

Details of receivables and payables to relevant public interest corporations	Accounts payable: ¥10,475,184					Accounts payable: ¥8,242,560, Accounts receivable: ¥201,326

Details of debt guarantee			N/A					N/A
Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and noncompetitive negotiated contracts)	Total operating revenues:			64,050,868 yen		Total operating revenues:			66,540,154 yen
	(Breakdown: JICA transactions,			43,873,213 yen	68.5%)	(Breakdown: JICA transactions,			65,395,996 yen	98.3%)
	Competitive contract	(		36,344,365 yen	82.8%)	Competitive contract	(		0 yen	0.0%)
	Planning competition and public selection	(		7,528,848 yen	17.2%)	Planning competition and public selection	(		65,395,996 yen	100.0%)
	Noncompetitive negotiated contracts	(		0 yen	0.0%)	Noncompetitive negotiated contracts	(		0 yen	0.0%)

(Note) Pursuant to the Act to Promote Specified Nonprofit Activities, the entity is not legally required to create a statement of changes in net assets, and it is difficult to identify the requested figure from the entity’s financial statements; hence, the box is left blank.

(Note) Pursuant to the Act to Promote Specified Nonprofit Activities, the entity is not legally required to create a statement of changes in net assets; hence, such a statement is not prepared.

INDEPENDENT AUDITOR’S REPORT

To Mr. Akihiko Tanaka, President

Japan International Cooperation Agency

We have audited the accompanying financial statements related to the finance and investment account of Japan International Cooperation Agency, which comprise the balance sheet as of March 31, 2015, and the statement of income, statement of cash flows and statement of administrative service operation cost for the year then ended, and a summary of significant accounting policies and other explanatory information, and the accompanying supplementary schedules (except for the information described based on the financial statements and business reports relating to the associated companies; the same shall apply hereinafter).

President’s Responsibility for the Financial Statements

The president is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan, and for such internal control as the president determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error, or illegal acts.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards for incorporated administrative agencies generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. The audit was planned with adequate attention being paid to the possibility that any fraud or error, or illegal acts, of the president, other executive officers or staff members may result in material misstatement in the financial statements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error, or illegal acts. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the president, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. The basis includes the fact that no such fraud or error, or illegal acts, of the president, other executive officers or staff members was found, to the extent that we conducted our audit. The audit we conducted is not intended to express an opinion on whether there was any fraud or error, or illegal acts, of the president, other executive officers or staff members, which would not result in material misstatement in the financial statements.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Japan International Cooperation Agency’s finance and investment account as of March 31, 2015 and the results of its operations, cash flows and administrative service operation cost for the year then ended in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan.

/s/ DELOITTE TOUCHE TOHMATSU LLC

June 22, 2015

Balance Sheet

(as of March 31, 2015)

Finance and Investment Account

(Unit: Yen)
Assets
I Current assets
Cash and deposits		127,049,693,819
Loans	11,223,480,672,780
Allowance for loan losses	(145,266,937,934)	11,078,213,734,846

Advance payments		6,226,877,243
Prepaid expenses		110,041,101
Accrued income
Accrued interest on loans	36,472,458,905
Accrued commitment charges	1,069,427,149
Accrued interest	1,954,640	37,543,840,694

Accounts receivable		501,958,961
Consignment		1,369,361
Suspense payments		3,953,933
Advances paid		118,112
Short-term guarantee deposits		26,946,000,000

Total current assets			11,276,597,588,070
II Non-current assets
1 Tangible assets
Buildings	3,198,330,904
Accumulated depreciation	(808,400,708)
Accumulated impairment loss	(675,214,797)	1,714,715,399

Structures	50,459,764
Accumulated depreciation	(18,920,081)
Accumulated impairment loss	(11,670,468)	19,869,215

Machinery and equipment	194,618,606
Accumulated depreciation	(58,815,038)
Accumulated impairment loss	(102,287,680)	33,515,888

Vehicles	350,083,187
Accumulated depreciation	(223,130,393)	126,952,794

Tools, furniture, and fixtures	642,072,291
Accumulated depreciation	(415,166,038)	226,906,253

Land	12,703,270,000
Accumulated impairment loss	(6,091,196,973)	6,612,073,027

Construction in progress		7,840,044

Total tangible assets		8,741,872,620
2 Intangible assets
Trademark right		605,633

Total intangible assets		605,633
3 Investments and other assets
Investment securities		139,850,556
Shares of affiliated companies		43,046,266,782
Claims probable in bankruptcy, claims probable in rehabilitation, and other	68,324,707,686
Allowance for loan losses	(60,988,674,161)	7,336,033,525

Long-term prepaid expenses		28,634,369
Long-term guarantee deposits		830,565,893

Total investments and other assets		51,381,351,125

Total non-current assets			60,123,829,378

Total assets				11,336,721,417,448

Liabilities
I Current liabilities
Current portion of bonds		10,000,000,000
Current portion of borrowings from government fund for Fiscal Investment and Loan Program		244,354,953,000
Accounts payable		6,645,706,569
Accrued expenses		7,471,885,088
Derivatives		35,132,994,389
Lease obligations		92,710,228
Deposits received		31,798,513
Unearned revenue		38,605,287
Provision
Provision for bonuses	234,605,336
Provision for contingent losses	11,697,233,092	11,931,838,428

Suspense receipt		560,034,041

Total current liabilities			316,260,525,543

II Non-current liabilities
Bonds		417,305,000,000
Discounts on bonds payable		(216,421,883)
Borrowings from government fund for Fiscal Investment and Loan Program		1,459,230,577,000
Long-term lease obligations		55,292,859
Long-term deposits received		533,265,000
Provision for retirement benefits		7,330,891,418
Asset retirement obligations		70,374,150

Total non-current liabilities			1,884,308,978,544

Total liabilities				2,200,569,504,087

Net assets
I Capital
Government investment		7,813,897,840,510

Total capital			7,813,897,840,510

II Retained earnings
Reserve fund		1,255,357,507,833
Unappropriated income for the current business year		114,438,092,876

[Total income for the current business year]		(114,438,092,876)
Total retained earnings			1,369,795,600,709

III Valuation and translation adjustments
Valuation difference on available-for-sale securities		(971,347)
Deferred gains or losses on hedges		(47,540,556,511)

Total valuation and translation adjustments			(47,541,527,858)

Total net assets				9,136,151,913,361

Total liabilities and net assets				11,336,721,417,448

Statement of Income

(April 1, 2014–March 31, 2015)

Finance and Investment Account

			(Unit: Yen)

Ordinary expenses
Expenses related to operations of cooperation through finance and investment
Interest on bonds and notes	5,430,887,222
Interest on borrowings	24,068,325,806
Interest on interest rate swaps	9,290,988,795
Operations consignment expenses	18,977,879,774
Bond issuance cost	444,645,451
Foreign exchange losses	1,190,507
Personnel expenses	3,233,220,013
Provision for bonuses	234,605,336
Operating and administrative expenses	13,067,775,332
Depreciation	252,918,716
Taxes	82,834,949
Interest expenses	122,421
Provision for allowance for loan losses	17,076,091,297
Provision for allowance for contingent losses	2,526,330,904
Other ordinary expenses	25,123	94,687,841,646

Total ordinary expenses			94,687,841,646

Ordinary revenues
Revenues from operations of cooperation through finance and investment
Interest on loans	169,039,022,558
Interest on bonds	8,783,099
Dividends on investments	36,186,666,890
Commissions	3,451,121,979
Gain on valuation of shares of affiliated companies	2,736,894	208,688,331,420

Financial revenues
Interest income	30,324,289	30,324,289

Miscellaneous income		405,864,089
Recoveries of written-off claims		19,878,116

Total ordinary revenues			209,144,397,914

Ordinary income			114,456,556,268

Extraordinary losses
Loss on disposal of non-current assets		19,202,905
Loss on sales of non-current assets		126,645	19,329,550

Extraordinary income
Gain on sales of non-current assets		866,158	866,158

Net income			114,438,092,876

Total income for the current business year			114,438,092,876

Statement of Cash Flows

(April 1, 2014–March 31, 2015)

Finance and Investment Account

(Unit: Yen)

I. Cash flows from operating activities
Payments for loans	(820,438,667,416)
Repayments of borrowings from the private sector	(60,700,000,000)
Repayments of borrowings from government fund for Fiscal Investment and Loan Program	(275,875,802,000)
Interest expenses paid	(50,380,445,654)
Payments for personnel expenses	(3,998,416,109)
Payments for other operations	(86,946,989,397)
Proceeds from collection of loans	672,813,919,210
Proceeds from borrowings from the private sector	60,700,000,000
Proceeds from borrowings from government fund for Fiscal Investment and Loan Program	197,500,000,000
Proceeds from issuance of bonds	106,620,787,949
Proceeds from interest on loans	164,814,947,604
Proceeds from commissions	3,504,605,318
Proceeds from other operations	44,445,610,651
Subtotal	(47,940,449,844)
Interest and dividend income received	36,225,956,578

Net cash used in operating activities	(11,714,493,266)

II. Cash flows from investing activities
Payments for purchase of non-current assets	(90,217,679)
Proceeds from sales of non-current assets	11,788,638
Payments for purchase of investment securities	(188,445,035)
Payments for purchase of shares of affiliated companies	(327,159,000)
Proceeds from sales and collection of shares of affiliated companies	24,576,313,000
Payments for purchase of negotiable deposits	(246,500,000,000)
Proceeds from refund of negotiable deposits	246,500,000,000

Net cash provided by investing activities	23,982,279,924

III. Cash flows from financing activities
Repayments of lease obligations	(94,210,551)
Receipt of government investment	48,500,000,000

Net cash provided by financing activities	48,405,789,449

IV. Net increase in funds	60,673,576,107
V. Funds at the beginning of the business year	66,376,117,712

VI. Funds at the end of the business year	127,049,693,819

Statement of Administrative Service Operation Cost

(April 1, 2014–March 31, 2015)

Finance and Investment Account

			(Unit: Yen)
I Operating expenses
(1) Expenses in the statement of income
Expenses related to operations of cooperation through finance and investment	94,687,841,646
Loss on disposal of non-current assets	19,202,905
Loss on sales of non-current assets	126,645	94,707,171,196

(2) (Deduction) Self-revenues, etc.
Revenues from operations of cooperation through finance and investment	(208,688,331,420)
Financial revenues	(30,324,289)
Miscellaneous income	(405,864,089)
Recoveries of written-off claims	(19,878,116)
Gain on sales of non-current assets	(866,158)	(209,145,264,072)

Total operating expenses			(114,438,092,876)

II. Estimated increase in retirement benefits not included in provision			4,954,995

III. Opportunity cost
Opportunity cost of government investment			31,158,591,362

IV. Administrative service operation cost			(83,274,546,519)

Basis of Presenting Financial Statements

The accompanying financial statements have been prepared in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan, which are different in many respects as to application and disclosure requirements of accounting principles for business enterprises generally accepted in Japan.

Significant Accounting Policies

Finance and Investment Account

1.	Depreciation method

(1)	Tangible assets

Straight-line method

The useful lives of major assets are as follows:

Buildings:	2–50 years
Structures:	2–46 years
Machinery and equipment:	2–17 years
Vehicles:	2–6 years
Tools, furniture, and fixtures:	2–15 years

(2)	Intangible assets

Straight-line method

2.	Standard for appropriation of provision and estimation for bonuses

The provision for bonuses is calculated and provided for based on estimated amounts of future payments attributable to the services that have been rendered by officers and employees applicable to the current business year.

3.	Standard for appropriation of provision and estimation for retirement benefits

The provision for retirement benefits is calculated and provided for based on estimated amounts of future payments attributable to the retirement of employees, and is accrued in line with the projected benefit obligations and estimated plan assets applicable to the business year ended March 31, 2015. The profit and loss appropriation method for actuarial differences and past service liabilities are presented as follows:

Actuarial differences are recognized as a lump-sum gain or loss in the business year in which they occur.

Past service liabilities are recognized as a lump-sum gain or loss in the business year in which they occur.

The estimated increase in retirement benefits not included in provision in the statement of administrative service operation cost is reported as the current-year increase of provision for retirement benefits, calculated according to the Accounting Standard for Incorporated Administrative Agency No. 38.

4.	Basis and standard for appropriation of allowance, etc.

(1)	Allowance for loan losses

The allowance for claims on debtors who are legally bankrupt (“Bankrupt borrowers”) or substantially bankrupt (“Substantially bankrupt borrowers”) is provided based on the outstanding balance of loan claims after the deductions of the amount expected to be collected through the disposal of collateral and execution of guarantees, or the same amount is written off directly. The allowance for claims on debtors who are not legally bankrupt, but are likely to become bankrupt (“Potentially bankrupt borrowers”) is provided based on an overall assessment of the solvency of the debtors after the deductions of the amount expected to be collected through the disposal of collateral and the execution of guarantees, or the same amount is written off directly. There were no write-offs from the above-mentioned outstanding balance of loan claims.

The allowance for claims on debtors other than Bankrupt borrowers, Substantially bankrupt borrowers, and Potentially bankrupt borrowers is provided primarily based on the default rate, which is calculated based on the actual defaults during a certain period in the past. The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situation of these countries.

All claims are assessed initially by the operational departments (including regional departments) based on internal rules for self-assessment of asset quality. The Internal Audit Department, which is independent from the operational departments, reviews these self-assessments, and an allowance is provided based on the results of the assessments.

(2)	Provision for contingent losses

Provision for contingent losses is provided to prepare for the occurrence of contingent losses for a portion of the undisbursed balance of loan commitments, which JICA is absolutely obligated to extend. The amount of the provision is estimated based on possible losses in the future.

5.	Standard and method for the valuation of securities

(1)	Shares of affiliated companies

Shares of affiliated companies are stated at cost, determined using the moving-average method.

However, when the equity-equivalent price has fallen below the cost at acquisition, the equity-equivalent price is used.

(2)	Other investment securities (whose fair value is extremely difficult to determine)

Other investment securities are stated at cost, determined using the moving-average method.

6.	Standard and method for the valuation of derivative transactions

All derivative financial instruments are carried at fair value.

7.	Method for amortization of discount on bonds payable

Discount on bonds payable is amortized over the duration of the bonds.

8.	Translation standard for foreign currency-denominated assets and liabilities into yen

Foreign currency money claims and liabilities are translated into Japanese yen mainly at the spot exchange rate at the balance sheet date. Exchange differences are recognized as profit or loss.

9.	Method for computing opportunity cost in the statement of administrative service operation cost

Interest rate used to compute opportunity cost concerning government investment:

0.400% with reference to the yield of 10-year fixed-rate Japanese government bonds at the end of March 2015.

10.	Accounting treatment for lease transactions

Finance lease transactions with total lease fees of ¥3 million or more are accounted for in a similar manner as ordinary sales and purchase transactions.

Finance lease transactions with total lease fees of less than ¥3 million are accounted for in a similar manner as ordinary rental transactions.

11.	Method of hedge accounting

(1)	Method of hedge accounting

Interest rate swaps are accounted for using the deferral hedge accounting method. As for interest rate and currency swaps, the interest rate part is accounted for using the accrual method and the currency part is accounted for by the assignment method.

(2)	Hedging instruments and hedged items

[1] Hedging instruments...Interest rate swaps

Hedged items...Loans and bonds

[2] Hedging instruments...Interest rate and currency swaps

Hedged items...Foreign currency bonds

(3)	Hedging policy

JICA engages in interest rate swaps or interest rate and currency swaps for the purpose of hedging interest rate or currency fluctuation risks.

(4)	Method of evaluation of hedge effectiveness

Hedges that offset market fluctuations of loans are assessed based on discrepancies with regard to maturity and notional principal and others between hedged loans and hedging instruments.

Hedges that offset market fluctuations of bonds are assessed by measuring and comparing the change in fair value of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the assessment date. As for interest rate and currency swaps that satisfy the requirements of the accrual method and the assignment method, JICA is not required to periodically evaluate hedge effectiveness.

12.	Accounting treatment for consumption taxes

Consumption taxes are included in transaction amounts.

Notes to the financial statements

Finance and Investment Account

(Balance Sheet)

1. Joint obligations

JICA is jointly liable for obligations arising from the following bonds issued by the former Japan Bank for International Cooperation which was succeeded by the Japan Bank for International Cooperation:

Fiscal Investment and Loan Program (FILP) Agency Bonds	350,000,000,000	Yen
Government-Guaranteed Foreign Bonds	650,000,000	U.S. Dollars

2. Financial assets received as collateral

The market value of the financial assets received as collateral at our disposal was ¥3,794,858,800.

3. Undisbursed balance of loan commitments

Most of JICA’s loans are long term. Ordinarily, when receiving a request for disbursement of a loan from a borrower, corresponding to the intended use of funds as stipulated by the loan agreement, and upon confirming the fulfillment of conditions prescribed under the loan agreement, JICA promises to loan a certain amount of funds within a certain range of the amount required by the borrower, with an outstanding balance within the limit of loan commitments. The undisbursed balance of loan commitments as of March 31, 2015 was ¥4,692,025,149,989.

(Statement of Income)

1. Gain (loss) on valuation of shares of affiliated companies

Gain (loss) on valuation of shares of affiliated companies includes gain (loss) on valuation, sale, or liquidation of shares of affiliated companies.

2. Recoveries of written-off claims

Recoveries of written-off claims include the amount recovered in excess of book value of the loans transferred to JICA on October 1, 2008, that are associated with the Overseas Economic Cooperation Account of the former Japan Bank for International Cooperation.

(Statement of Cash Flows)

The funds shown in the statement of cash flows are deposit accounts and checking accounts.

1. Breakdown of balance sheet items and ending balance of funds

(as of March 31, 2015)

Cash and deposits	¥127,049,693,819

Ending balance of funds	¥127,049,693,819

2. Description of significant non-cash transactions

Assets granted under finance lease
Tools, furniture, and fixtures	¥38,676,568

(Statement of Administrative Service Operation Cost)

Number of public officers temporarily transferred to JICA and accounted for as opportunity cost

Of the estimated increase in retirement benefits not included in the provision, ¥4,954,995 was recognized as the current-business-year increase of provision for retirement benefits for 31 public officers temporarily transferred to JICA according to JICA’s internal rules.

(Financial instruments)

1. Status of financial instruments

(1)	Policy regarding financial instruments

The Finance and Investment Account undertakes financial cooperation operations by providing debt and equity financing. In undertaking these operations, it raises funds by borrowing from the Japanese Government under the FILP, borrowing from financial institutions, issuing bonds, and receiving capital investment from the Japanese Government. From the perspective of asset-liability management (ALM), derivative transactions are conducted for mitigating the adverse impact caused by interest rate and foreign exchange fluctuations.

(2)	Details of financial instruments and related risks

The financial assets held in the Finance and Investment Account are loans mainly to developing regions, and are exposed to credit risk attributed to defaults by its borrowers and interest rate risk. Securities, investment securities, and shares of affiliated companies are held for policy-oriented purposes, and are exposed to credit risk of issuers, interest rate risk, and market price volatility risk.

Borrowings and bonds are exposed to liquidity risk as their payments or repayments cannot be duly serviced in such a situation where the account is unable to have access to markets for certain reasons. In addition to the above, foreign currency bonds are exposed to foreign exchange fluctuation risk.

(3)	Risk management system for financial instruments

[1]	Credit risk management

The Finance and Investment Account has established and operates a system for credit management. This system encompasses credit appraisal, credit limit setting, credit information monitoring, internal rating, guarantee and collateral setting, problem loan management, etc., in accordance with integrated risk management rules and various credit risk-monitoring rules. This credit management is carried out by the respective departments responsible for each region in addition to the Credit Risk Analysis and Environmental Review Department and General Affairs Department. Additionally, the Risk Management Committee of the Finance and Investment Account and Board of Directors convene on a regular basis for the purpose of deliberating or reporting. Moreover, the Office of Audit monitors the status of credit management.

The credit risks of issuers of investment securities and shares of affiliated companies are monitored by the Private Sector Partnership and Finance Department, which regularly confirms their credit information, etc.

Counterparty risk in derivative transactions is monitored by regularly confirming the exposure and credit standing of counterparties and by securing collateral as necessary.

[2]	Market risk management

(i)	Interest rate risk management

Interest rates are determined in accordance with the methods prescribed by laws or statements of operational procedures. Interest rate swap transactions are conducted to hedge against the risk of interest rate fluctuations in light of their possible adverse impact.

(ii)	Foreign exchange risk management

Foreign currency bonds are exposed to foreign exchange fluctuation risk; as such, interest rate and currency swaps are employed to avert or reduce foreign exchange risk.

(iii)	Price volatility risk management

Stocks that are held for policy-oriented purposes are monitored for changes in value affected by the market environment or financial condition of the companies, exchange rates, and other factors.

This information is reported on a regular basis to the Risk Management Committee of the Finance and Investment Account and Board of Directors.

[3]	Liquidity risk management related to fund raising

The Finance and Investment Account prepares a funding plan and executes fund raising based on the government-affiliated agencies’ budgets, as resolved by the National Diet.

[4]	Derivative transaction management

Pursuant to rules concerning swaps, derivative transactions are implemented and managed by separating the sections related to execution of transactions, assessment of hedge effectiveness, and logistics management based on a mechanism with an established internal system of checks and balances.

2. Fair value of financial instruments

Balance sheet amount, fair value, and difference at the balance sheet date are as follows:

(Unit: Yen)

	Balance sheet amount	Fair value	Difference
(1) Loans	11,223,480,672,780
Allowance for loan losses	(145,266,937,934)
	11,078,213,734,846	11,246,854,590,044	168,640,855,198
(2) Claims probable in bankruptcy, claims probable in rehabilitation, and other	68,324,707,686
Allowance for loan losses	(60,988,674,161)
	7,336,033,525	7,336,033,525	0
(3) Borrowings from government fund for FILP (including borrowings due within one year)	(1,703,585,530,000)	(1,786,676,890,929)	(83,091,360,929)
(4) Derivative transactions	(35,132,994,389)	(35,132,994,389)	0

* Liabilities are shown in parentheses (  ).

(Note 1)	Method for calculating fair values of financial instruments

[1]	Loans

Fair values of loans with floating interest rates are calculated at their book values, as policy interest rates (bank rates) are immediately reflected in their floating interest rates, and therefore, fair value approximates book value. On the other hand, fair values of loans with fixed interest rates are calculated by discounting the total amount of the principal and interest using a rate that combines a risk-free rate with the respective borrowers’ credit risk.

[2]	Claims probable in bankruptcy, claims probable in rehabilitation, and other

Regarding claims probable in bankruptcy, claims probable in rehabilitation, and other, the estimated uncollectible amount is calculated based on the expected recoverable amount through collateral and guarantees. Therefore, fair value approximates the balance sheet amount, less the current estimated uncollectible amount, and hence is calculated accordingly.

[3]	Borrowings from government fund for FILP (including borrowings due within one year)

Fair value of borrowings from government fund for FILP (including borrowings due within one year) is calculated by discounting the total amount of principal and interest using interest rates expected to be applied to new borrowings for the same total amount.

[4]	Derivative transactions

Derivative transactions are interest rate-related transactions (interest rate swaps), and fair values are based on discounted present values.

(Note 2)	The following are financial instruments whose fair values are deemed to be extremely difficult to determine. They are not included in the fair value information of financial instruments.

(Unit: Yen)
Balance sheet amount
Investment securities*1	139,850,556
Shares of affiliated companies*1	43,046,266,782
Undisbursed balance of loan commitments*2	0

*1 These financial instruments have no market prices, and the calculation of their fair values is deemed to be extremely difficult.

*2 The fair values of the undisbursed balances of loan commitments are deemed to be extremely difficult to determine. The main reason is the difficulty of reasonably estimating future extensions of loans, because of the extremely diverse range of implementation formats for projects in the developing countries where these loans are provided.

(Retirement benefits)

1. Breakdown of retirement benefit obligations	(Unit: Yen)

End of business year 2014
(1) Retirement benefit obligations	(11,074,620,367)
(2) Plan assets	3,743,728,949
(3) Non-accumulated retirement benefit obligations (1) + (2)	(7,330,891,418)
(4) Unrecognized actuarial differences	0
(5) Unrecognized past service liabilities (decrease in liabilities)	0
(6) Net reported amount in the balance sheet (3) + (4) + (5)	(7,330,891,418)
(7) Prepaid pension expenses	0
(8) Provision for retirement benefits (6) – (7)	(7,330,891,418)
(Note 1)	On March 1, 2014, JICA obtained approval from the Minister of Health, Labour and Welfare for exemption from the obligations of future payments related to return of a substitutional portion of Employees’ Pension Fund.

The amount corresponding to the refund (minimum actuarial liability) measured at the end of the current business year was ¥1,739,210,451. Assuming this amount had been transferred at the end of the current business year, an estimated gain and an estimated deduction amount in the statement of administrative service operation cost would be ¥3,029,493,522, in accordance with Paragraph 44-2 of “Practical Guidelines concerning Accounting Standard for Retirement Benefits (Interim Report)” (Japan Institute of Certified Public Accountants, Accounting System Committee Report No. 13 issued on September 14, 1999)

(Note 2)	Plan assets include ¥1,622,924,390 paid in advance to the National Treasury in relation to the return of the substitutional portion of the Employees’ Pension Funds.

2. Breakdown of retirement benefit expenses	(Unit: Yen)

Business year 2014
(1) Service cost	319,507,659
(2) Interest cost	139,853,189
(3) Expected return on plan assets	0
(4) Amortization of past service liabilities	(1,028,597,828)
(5) Amortization of actuarial differences	301,564,239
(6) Others (premiums collected for Employees’ Pension Fund)	(21,022,682)

3. Assumptions for retirement benefit obligations, etc.

		Business year 2014
(1) Discount rate:	Employees’ Pension Fund	1.40%
	Retirement benefits	0.74%
(2) Expected rate of return on plan assets		0.0%
(3) Method of attributing expected benefit to periods		Straight-line basis
(4) Recognition period of actuarial differences		1 year
(5) Amortization period of past service liabilities		1 year

(Lease transactions)

Future minimum lease payments related to operating lease transactions are as follows

Future minimum lease payments due within one year of the balance sheet date	¥161,903

Future minimum lease payments corresponding to periods more than one year from the balance sheet date	¥0

(Asset retirement obligations)

JICA has a building lease agreement for its head office building, and has an obligation to restore the building to its original state at the termination of the lease period. Therefore, the asset retirement obligations have been recorded. The estimate for the asset retirement obligations assumes a five-year lease period for the projected period of use and a discount rate of 0.529%.

At the end of the previous business year, the amount recorded for asset retirement obligations was ¥70,251,729. The balance of the asset retirement obligations at the end of the current business year was ¥70,251,729; consisting of the sum of the above ¥122,421 and a ¥70,374,150 adjustment amount for the asset retirement obligations are due to passage of time.

(Profit and loss under the equity method)

JICA does not maintain any specific affiliated companies and, as such, does not prepare consolidated financial statements. However, profit and loss under the equity method related to affiliated companies are as follows:

Investment amount in affiliated companies	¥43,046,266,782

Investment amount when applying the equity method	¥57,344,816,592

Capital gain amount from investments when applying the equity method	¥35,891,477,087

(Significant act to assume debts)

Not applicable.

(Significant subsequent events)

On April 1, 2015, JICA obtained approval from the Minister of Health, Labour and Welfare for exemption from the obligations of future payments related to return of a substitutional portion of the Employees’ Pension Fund. Accordingly, based on Paragraph 44-2 of the “Practical Guidelines concerning Accounting Standard for Retirement Benefits (Interim Report)” (Japan Institute of Certified Public Accountants, Accounting System Committee Report No. 13), the expiry of retirement benefit obligations corresponding to the substitutional portion and related gain (loss) were recognized as of the date of the approval. As for the related gain (loss), ¥3,029,493,522 in gain from the return of a substitutional portion is to be reported in the financial statements for business year 2015.

Appropriation of profit was approved as follows on May 29, 2015:

		(Unit: Yen)
I. Unappropriated income for the current business year		114,438,092,876
Total income for the current business year	114,438,092,876

II.Profit appropriation amount		114,438,092,876
Reserve fund	114,438,092,876

Detailed Statement

Finance and Investment Account

(1) Details of acquisition and disposal of non-current assets, depreciation, and accumulated impairment loss

(Unit: Yen)
Type		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Accumulated depreciation		Accumulated impairment loss			Net assets at the end of the period	Remarks
							Depreciation during the period		Impairment loss during the period (recognized in the statement of income)	Impairment loss during the period (not recognized in the statement of income)
Tangible assets (Depreciation included in expenses)	Buildings	3,192,515,710	29,428,968	23,613,774	3,198,330,904	808,400,708	102,740,334	675,214,797	0	0	1,714,715,399
	Structures	50,459,764	0	0	50,459,764	18,920,081	2,410,072	11,670,468	0	0	19,869,215
	Machinery and equipment	195,283,381	0	664,775	194,618,606	58,815,038	3,766,887	102,287,680	0	0	33,515,888
	Vehicles	341,829,503	23,634,133	15,380,449	350,083,187	223,130,393	31,702,851	0	0	0	126,952,794
	Tools, furniture, and fixtures	593,643,692	52,859,786	4,431,187	642,072,291	415,166,038	112,239,603	0	0	0	226,906,253
	Total	4,373,732,050	105,922,887	44,090,185	4,435,564,752	1,524,432,258	252,859,747	789,172,945	0	0	2,121,959,549
Non-depreciable assets	Land	12,703,270,000	0	0	12,703,270,000	0	0	6,091,196,973	0	0	6,612,073,027
	Construction in progress	0	7,875,452	35,408	7,840,044	0	0	0	0	0	7,840,044
	Total	12,703,270,000	7,875,452	35,408	12,711,110,044	0	0	6,091,196,973	0	0	6,619,913,071
Total tangible assets	Buildings	3,192,515,710	29,428,968	23,613,774	3,198,330,904	808,400,708	102,740,334	675,214,797	0	0	1,714,715,399
	Structures	50,459,764	0	0	50,459,764	18,920,081	2,410,072	11,670,468	0	0	19,869,215
	Machinery and equipment	195,283,381	0	664,775	194,618,606	58,815,038	3,766,887	102,287,680	0	0	33,515,888
	Vehicles	341,829,503	23,634,133	15,380,449	350,083,187	223,130,393	31,702,851	0	0	0	126,952,794
	Tools, furniture, and fixtures	593,643,692	52,859,786	4,431,187	642,072,291	415,166,038	112,239,603	0	0	0	226,906,253
	Land	12,703,270,000	0	0	12,703,270,000	0	0	6,091,196,973	0	0	6,612,073,027
	Construction in progress	0	7,875,452	35,408	7,840,044	0	0	0	0	0	7,840,044
	Total	17,077,002,050	113,798,339	44,125,593	17,146,674,796	1,524,432,258	252,859,747	6,880,369,918	0	0	8,741,872,620
Intangible assets (Depreciation included in expenses)	Trademark right	166,786	564,530	0	731,316	125,683	58,969	0	0	0	605,633
	Total	166,786	564,530	0	731,316	125,683	58,969	0	0	0	605,633
Total intangible assets	Trademark right	166,786	564,530	0	731,316	125,683	58,969	0	0	0	605,633
	Total	166,786	564,530	0	731,316	125,683	58,969	0	0	0	605,633
Investments and other assets	Investment securities	1	193,440,060	53,589,505	139,850,556	0	0	0	0	0	139,850,556
	Shares of affiliated companies	67,298,469,988	324,109,794	24,576,313,000	43,046,266,782	0	0	0	0	0	43,046,266,782
	Claims probable in bankruptcy, claims probable in rehabilitation, and other	68,575,237,686	0	250,530,000	68,324,707,686	0	0	0	0	0	68,324,707,686
	Allowance for loan losses (non-current)	(46,566,256,747)	(14,422,417,414)	0	(60,988,674,161)	0	0	0	0	0	(60,988,674,161)
	Long-term prepaid expenses	7,960,548	28,634,379	7,960,558	28,634,369	0	0	0	0	0	28,634,369
	Long-term guarantee deposits	830,689,963	42,800,112	42,924,182	830,565,893	0	0	0	0	0	830,565,893
	Total	90,146,101,439	(13,833,433,069)	24,931,317,245	51,381,351,125	0	0	0	0	0	51,381,351,125

(2) Details of securities

Securities recorded under investments and other assets

(Unit: Yen)
Shares of affiliated companies	Name	Acquisition cost	Value obtained by multiplying the net asset value by the percentage of shareholding	Balance sheet amount	Valuation difference recognized in the statement of income of the period	Remarks
	Sumatra Pulp Corporation	883,835,338	804,114,099	804,114,099	(79,721,239)
	Japan Saudi Arabia Methanol Co., Inc.	7,149,297,104	5,503,908,430	5,503,908,430	31,847,023
	SPDC Ltd.	7,269,880,619	21,049,870,698	7,269,880,619	0
	KAFCO Japan Investment Co., Ltd.	2,436,204,983	2,499,985,982	2,436,204,983	0
	Nippon Asahan Aluminum Co., Ltd.	448,349,250	466,236,166	448,349,250	0
	Nippon Amazon Aluminum Co., Ltd	26,002,629,979	26,355,841,810	26,002,629,979	0
	The First MicroFinanceBank Ltd.	218,880,000	259,806,522	259,806,522	50,611,110
	Myanmar Japan Thilawa Development Ltd.	321,372,900	321,372,900	321,372,900	0
	Total	44,730,450,173	57,261,136,607	43,046,266,782	2,736,894
Other securities	Type and name	Acquisition cost	Fair value	Balance sheet amount	Valuation difference recognized in the statement of income of the period	Valuation difference on other securities	Remarks
	Prototype Carbon Fund	1	-	1	0	0
	MGM Sustainable Energy Fund L.P.	140,821,902	139,850,555	139,850,555	0	(971,347)
	Total	140,821,903	139,850,555	139,850,556	0	(971,347)
Total balance sheet amount				43,186,117,338		(971,347)

(3) Details of loans

(Unit: Yen)
Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period		Balance at the end of the period	Remarks
			Collection, etc.	Write-off
Loans	11,068,668,714,779	827,375,347,211	672,563,389,210	0	11,223,480,672,780
Claims probable in bankruptcy, claims probable in rehabilitation, and other	68,575,237,686	0	250,530,000	0	68,324,707,686
Total	11,137,243,952,465	827,375,347,211	672,813,919,210	0	11,291,805,380,466

(4) Details of borrowings

							(Unit: Yen)
Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Average interest rate (%)	Maturity date	Remarks
Borrowings from government fund for Fiscal Investment and Loan Program	1,781,961,332,000	197,500,000,000	275,875,802,000	1,703,585,530,000 (244,354,953,000)	1.337	June 2015- February 2039

*	Figures in parentheses indicate the amount of borrowings repayable within one year.

(5) Details of bonds

(Unit: Yen)

Security name	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Coupon (%)	Maturity date	Remarks

FILP Agency Bonds
FILP Agency Bonds (1st)	30,000,000,000	0	0	30,000,000,000	2.470	September 2028
				(0)
FILP Agency Bonds (2nd)	30,000,000,000	0	0	30,000,000,000	2.341	June 2029
				(0)
FILP Agency Bonds (3rd)	20,000,000,000	0	0	20,000,000,000	2.134	December 2029
				(0)
FILP Agency Bonds (4th)	20,000,000,000	0	0	20,000,000,000	2.079	June 2030
				(0)
FILP Agency Bonds (5th)	20,000,000,000	0	0	20,000,000,000	1.918	September 2030
				(0)
FILP Agency Bonds (6th)	20,000,000,000	0	0	20,000,000,000	2.098	December 2030
				(0)
FILP Agency Bonds (7th)	20,000,000,000	0	0	20,000,000,000	1.991	June 2031
				(0)
FILP Agency Bonds (8th)	15,000,000,000	0	0	15,000,000,000	1.554	September 2026
				(0)
FILP Agency Bonds (9th)	5,000,000,000	0	0	5,000,000,000	2.129	September 2041
				(0)
FILP Agency Bonds (10th)	10,000,000,000	0	0	10,000,000,000	0.380	December 2015
				(10,000,000,000)
FILP Agency Bonds (11th)	10,000,000,000	0	0	10,000,000,000	1.140	December 2021
				(0)
FILP Agency Bonds (12th)	10,000,000,000	0	0	10,000,000,000	0.901	June 2022
				(0)
FILP Agency Bonds (13th)	10,000,000,000	0	0	10,000,000,000	1.752	June 2032
				(0)
FILP Agency Bonds (14th)	10,000,000,000	0	0	10,000,000,000	0.825	September 2022
				(0)
FILP Agency Bonds (15th)	10,000,000,000	0	0	10,000,000,000	1.724	September 2032
				(0)
FILP Agency Bonds (16th)	10,000,000,000	0	0	10,000,000,000	0.300	December 2018
				(0)
FILP Agency Bonds (17th)	10,000,000,000	0	0	10,000,000,000	0.720	December 2022
				(0)
FILP Agency Bonds (18th)	10,000,000,000	0	0	10,000,000,000	0.868	June 2023
				(0)
FILP Agency Bonds (19th)	10,000,000,000	0	0	10,000,000,000	1.725	June 2033
				(0)
FILP Agency Bonds (20th)	10,000,000,000	0	0	10,000,000,000	0.787	September 2023
				(0)
FILP Agency Bonds (21st)	10,000,000,000	0	0	10,000,000,000	1.734	September 2033
				(0)
FILP Agency Bonds (22nd)	10,000,000,000	0	0	10,000,000,000	0.260	December 2018
				(0)
FILP Agency Bonds (23rd)	10,000,000,000	0	0	10,000,000,000	0.684	February 2024
				(0)
FILP Agency Bonds (24th)	0	10,000,000,000	0	10,000,000,000	0.655	June 2024
				(0)
FILP Agency Bonds (25th)	0	10,000,000,000	0	10,000,000,000	1.520	June 2034
				(0)
FILP Agency Bonds (26th)	0	10,000,000,000	0	10,000,000,000	0.588	September 2024
				(0)
FILP Agency Bonds (27th)	0	10,000,000,000	0	10,000,000,000	1.451	September 2034
				(0)
FILP Agency Bonds (28th)	0	10,000,000,000	0	10,000,000,000	0.150	December 2019
				(0)
Subtotal	320,000,000,000	50,000,000,000	0	370,000,000,000
				(10,000,000,000)
Government-guaranteed bonds
Japan International Cooperation Agency Government-guaranteed bonds (1st)	0	57,305,000,000	0	57,305,000,000	1.875	November 2019
		[$500,000,000]		[$500,000,000 ]
				(0)
Subtotal	0	57,305,000,000	0	57,305,000,000
				(0)
Total	320,000,000,000	107,305,000,000	0	427,305,000,000
				(10,000,000,000)

*	Figures in parentheses indicate the amount of bonds redeemable within one year.

The amount in [    ] is denominated in a foreign currency

(6) Details of provisions

						(Unit: Yen)
Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period		Balance at the end of the period	Remarks
			Use for purpose	Others
Provision for bonuses	208,862,215	234,605,336	208,862,215	0	234,605,336
Provision for contingent losses	9,220,214,271	11,598,964,991	49,312,083	9,072,634,087	11,697,233,092
Total	9,429,076,486	11,833,570,327	258,174,298	9,072,634,087	11,931,838,428

*	Decrease during the period (others) for the provision for contingent losses indicates the amount of reversal of the provision after revaluation.

(7) Details of allowance for loan losses, etc.

						(Unit: Yen)
Classification	Balance of loans, etc.			Balance of allowance for loan losses			Remarks
	Balance at the beginning of the period	Increase or decrease during the period	Balance at the end of the period	Balance at the beginning of the period	Increase or decrease during the period	Balance at the end of the period
Loans	11,068,668,714,779	154,811,958,001	11,223,480,672,780	142,613,264,051	2,653,673,883	145,266,937,934
Claims probable in bankruptcy, claims probable in rehabilitation, and other	68,575,237,686	(250,530,000)	68,324,707,686	46,566,256,747	14,422,417,414	60,988,674,161
Total	11,137,243,952,465	154,561,428,001	11,291,805,380,466	189,179,520,798	17,076,091,297	206,255,612,095

*	The standard for appropriation of allowance for loan losses is described in No. 4 of Significant Accounting Policies.

(8) Details of provision for retirement benefits

					(Unit: Yen)
Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Remarks
Total retirement benefit obligations	11,378,180,356	1,116,805,693	1,420,365,682	11,074,620,367
Retirement benefits	3,267,119,606	368,774,506	140,269,251	3,495,624,861
Employees’ Pension Fund	8,111,060,750	748,031,187	1,280,096,431	7,578,995,506
Unrecognized past service liabilities and unrecognized actuarial differences	0	(727,033,589)	(727,033,589)	0
Plan assets	3,485,935,798	509,291,754	251,498,603	3,743,728,949
Provision for retirement benefits	7,892,244,558	1,334,547,528	1,895,900,668	7,330,891,418

(9) Details of asset retirement obligations

					(Unit: Yen)
Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Remarks
Obligation of restoration to original state based on building lease agreement	70,251,729	122,421	0	70,374,150	Specified expenses in Accounting Standard for Incorporated Administrative Agency No. 91: N/A

(10) Details of liabilities for guarantee

								(Unit: Yen)
Classification	Balance at the beginning of the period		Increase during the period		Decrease during the period		Balance at the end of the period		Remarks
	Number of bonds	Amount	Number of bonds	Amount	Number of bonds	Amount	Number of bonds	Amount
FILP Agency Bonds (Public offering)	12	450,000,000,000	0	0	2	100,000,000,000	10	350,000,000,000

								(Unit: U.S. Dollars)
Classification	Balance at the beginning of the period		Increase during the period		Decrease during the period		Balance at the end of the period		Remarks
	Number of bonds	Amount	Number of bonds	Amount	Number of bonds	Amount	Number of bonds	Amount
Government-Guaranteed Foreign Bonds (Eurodollar bond [Public offering])	2	1,150,000,000	0	0	1	500,000,000	1	650,000,000

								(Unit: Euro)
Classification	Balance at the beginning of the period		Increase during the period		Decrease during the period		Balance at the end of the period		Remarks
	Number of bonds	Amount	Number of bonds	Amount	Number of bonds	Amount	Number of bonds	Amount
Government-Guaranteed Foreign Bonds (Euroeuro bond [Public offering])	1	750,000,000	0	0	1	750,000,000	0	0

*	JICA is jointly liable for obligations arising from the above bonds issued by the former Japan Bank for International Cooperation which was succeeded by the Japan Bank for International Cooperation.

(11) Details of capital and capital surplus

						(Unit: Yen)
Classification		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Remarks
Capital	Government investment	7,765,397,840,510	48,500,000,000	0	7,813,897,840,510	Increase in capital resulting from the receipt of government investment

(12) Details of reserves

					(Unit: Yen)
Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Remarks
Reserve fund stipulated in Paragraph 5 of Article 31 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency	1,129,788,882,032	125,568,625,801	0	1,255,357,507,833	Increase resulting from the appropriation of profits for business year 2013

(13) Details of remunerations and salaries of officers and employees

	(Unit: Thousands of yen, persons)
Classification	Remunerations or salaries		Retirement benefits
	Payment amount	Number of people	Payment amount	Number of people
Officers	43,267	12	802	2
Employees	3,819,900	1,853	139,467	71
Total	3,863,166	1,865	140,269	73

(Notes)	1. Payment standard of remunerations and retirement benefits to officers

Remunerations and retirement benefits to officers are paid based on “Rules on Remuneration for Officers” and “Rules on Retirement Benefits for Officers” in place for Incorporated Administrative Agency - Japan International Cooperation Agency.

2. Payment standard of salaries and retirement benefits to employees

Salaries and retirement benefits to employees are paid based on “Rules on Salaries for Employees” and “Rules on Retirement Benefits for Employees” in place for Incorporated Administrative Agency - Japan International Cooperation Agency.

3. Number of people
As for the number of people to whom remunerations or salaries are paid, the average number of JICA officers or employees during the period is used.

4. Others
There are no part-time officers or employees classified as external members.

(14) Details of main assets, liabilities, and expenses, except those mentioned above

Operating and administrative expenses	(Unit: Yen)

Classification	Amount
Operating expenses	5,717,527,090
Information system-related expenses	2,238,491,943
Rent expenses on real estate	864,431,005
Travelling and transportation expenses	1,185,439,372
Other expenses	3,061,885,922
Total	13,067,775,332

(15) Details of affiliated companies

Corporation type and name	(Affiliated company)		(Affiliated company)
Items	Nippon Asahan Aluminum Co., Ltd.		KAFCO Japan Investment Co., Ltd.

Outline of operations	Electric power generation utilizing hydropower resources of the Asahan River and aluminum smelting in North Sumatra, Indonesia		Production of urea and ammonia in Chittagong, Bangladesh
Name of officers

Number of officers: 10

President and CEO: Takahiko Okamoto

Senior Managing Director: Koji Haruta (former Executive Advisor for Foreign Affairs of African Area, former Japan Bank for International Cooperation)

Number of officers: 9

President and CEO: Tomomi Kawai

Executive Vice President: Kazuhide Usui (former Deputy General Manager of the International Credit Analysis Department, former Japan Bank for International Cooperation)

Auditor: Toru Nomura (former General Manager of the Environmental Surveillance Department, former Japan Bank for International Cooperation)

Association chart on transactions between affiliated companies and JICA	JICA	Nippon Asahan Aluminum Co., Ltd.	JICA	KAFCO Japan Investment Co., Ltd.
	(Equity Investment)		(Equity Investment)
Assets	15,535,388,793 yen		7,335,371,590 yen
Liabilities	535,026,961 yen		36,563,127 yen
Capital	10,098,485,000 yen		5,023,900,000 yen
Retained earnings	3,045,322,332 yen		2,274,908,463 yen
Operating revenues	38,808,933 yen		1,198,611,581 yen
Ordinary income	2,026,222,426 yen		1,138,845,817 yen
Net income	1,514,880,607 yen		1,018,263,759 yen
Unappropriated income for the current fiscal year	2,371,423,432 yen		1,018,933,463 yen
Number of company shares owned by JICA, acquisition cost, balance sheet amount, etc.

•   Number of company shares owned by JICA: 99,985,000 shares

•   Acquisition cost: ¥448,349,250

•   Balance sheet amount: ¥448,349,250 (A decrease of ¥24,576,313,000 from the end of the previous business year)

•   Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•   Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Development Areas, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•   Purpose of investment: Capital contribution to the manufacturing of aluminum by the company

•   Date of the initial investment: December 27, 1975

•   Number of company shares owned by JICA: 46,606 shares

•   Acquisition cost: ¥2,436,204,983

•   Balance sheet amount: ¥2,436,204,983 (No changes from the end of the previous business year)

•   Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•   Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Development Areas, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•   Purpose of investment: Capital contribution to the production of urea and ammonia by the company

•   Date of the initial investment: July 27, 1990

Details of receivables and payables	N/A		N/A
Details of debt guarantee	N/A		N/A
Amounts and ratios in relation to gross sales, order placement by JICA, etc. (Amounts and ratios of competitive contracts, planning competitions and public selections, and non- competitive negotiated contracts)	N/A		N/A

Corporation type and name	(Affiliated company)		(Affiliated company)
Items	Karnaphuli Fertilizer Company Limited		Nippon Amazon Aluminum Co., Ltd.

Outline of operations	Production of urea and ammonia in Chittagong, Bangladesh		Production of alumina and smelting ammonium in the Amazon region
Name of officers	-		Number of officers: 15 President and CEO: Michitaka Nakatomi Auditor: Nobuhiro Ikuro (Deputy Director General of the Global Environment Department, JICA)

Association chart on transactions between affiliated companies and JICA
	JICA	KAFCO Japan Investment Co., Ltd.	JICA	Nippon Amazon Aluminum Co., Ltd.
	(Equity Investment)	(Equity Investment)	(Equity Investment)
Karnaphuli Fertilizer Company Limited

Assets	-		61,185,194,298 yen
Liabilities	-		203,740,666 yen
Capital	-		57,350,000,000 yen
Retained earnings	-		3,631,453,632 yen
Operating revenues	-		2,317,751,380 yen
Ordinary income	-		2,583,411,034 yen
Net income	-		2,557,760,557 yen
Unappropriated income for the current fiscal year	-		2,609,476,632 yen
Number of company shares owned by JICA, acquisition cost, balance sheet amount, etc.

•  Number of company shares owned by JICA -

•  Acquisition cost: -

•  Balance sheet amount: -

•  Legal basis: -

•  Applicable provision of the act: -

•  Purpose of investment: -

•  Date of the initial investment: -

•  Number of company shares owned by JICA: 51,520,000 shares

•  Acquisition cost: ¥26,002,629,979

•  Balance sheet amount: ¥26,002,629,979 (No changes from the end of the previous business year)

•  Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•  Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Development Areas, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•  Purpose of investment: Capital contribution to the smelting of alumina and aluminum

•  Date of the initial investment: August 29, 1978

Details of receivables and payables	-		N/A
Details of debt guarantee	-		N/A
Amounts and ratios in relation to gross sales, order placement by JICA, etc. (Amounts and ratios of competitive contracts, planning competitions and public selections, and non- competitive negotiated contracts)	-		N/A

Corporation type and name	(Affiliated company)	(Affiliated company)
Items	SPDC Ltd.	Eastern Petrochemical Company

Outline of operations	Production and sales of ethylene glycol and other petrochemical products in the Al Jubail Industrial Area	Production and sales of ethylene glycol and other petrochemical products in the Al Jubail Industrial Area
Name of officers	Number of officers: 17 President and CEO: Hiroshi Kanamori Managing Director: Osamu Murata (Executive Advisor of the Southeast Asia and Pacific Department, JICA)	-
Association chart on transactions between affiliated companies and JICA
JICA	SPDC Ltd.	JICA	SPDC Ltd.
(Equity Investment)	(Equity Investment)	(Equity Investment)
Eastern Petrochemical Company

Assets	99,801,009,702 yen	-
Liabilities	33,128,736,597 yen	-
Capital	14,200,000,000 yen	-
Retained earnings	52,472,273,105 yen	-
Operating revenues	127,804,020,181 yen	-
Ordinary income	37,780,501,250 yen	-
Net income	34,660,797,318 yen	-
Unappropriated income for the current fiscal year	27,372,273,105 yen	-
Number of company shares owned by JICA, acquisition cost, balance sheet amount, etc.

•   Number of company shares owned by JICA: 2,107,500 shares

•   Acquisition cost: ¥7,269,880,619

•   Balance sheet amount: ¥7,269,880,619 (No changes from the end of the previous business year)

•   Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•   Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Development Areas, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•   Purpose of investment: Capital contribution to the manufacturing of ethylene glycol and other petrochemical products

•   Date of the initial investment: June 17, 1981

•   Number of company shares owned by JICA -

•   Acquisition cost: -

•   Balance sheet amount: -

•   Legal basis: -

•   Applicable provision of the act: -

•   Purpose of investment: -

•   Date of the initial investment: -

Details of receivables and payables	N/A	-
Details of debt guarantee	N/A	-
Amounts and ratios in relation to gross sales, order placement by JICA, etc. (Amounts and ratios of competitive contracts, planning competitions and public selections, and non- competitive negotiated contracts)	N/A	-

Corporation type and name	(Affiliated company)		(Affiliated company)
Items	Sumatra Pulp Corporation		Japan Saudi Arabia Methanol Co., Inc.

Outline of operations	Construction of a pulp mill to manufacture wood pulp from afforested acacia mangium, and production and sale of wood pulp in Muara Enim, South Sumatra		Production of methanol in the Al-Jubail Industrial Area
Name of officers

Number of officers: 7

President and CEO: Yoshiharu Kanbe

Executive Vice President:  Hiroshi Tanaka

(former General Manager of the Sector Strategy Development Department, former Japan Bank for International Cooperation)

Auditor: Rentaro Tamaishi

(former Senior Advisor of the Development Assistance Department I, former Japan Bank for International Cooperation)

Number of officers: 12

Chairman: Norio Konishi

Managing Director and General Manager of the General Affairs Department: Yutaka Ohashi

(former General Manager of the Development Assistance Department IV, former Japan Bank for International Cooperation)

Auditor: Shigeru Takeda

(former Executive Director, former Japan Bank for International Cooperation)

Association chart on transactions between affiliated companies and JICA
	JICA	Sumatra Pulp Corporation	JICA	Japan Saudi Arabia Methanol Company, Inc.
	(Equity Investment)		(Equity Investment)
Assets	2,391,587,658 yen		66,095,118,761 yen
Liabilities	508,676,419 yen		10,011,627,292 yen
Capital	13,350,850,000 yen		2,310,000,000 yen
Retained earnings	(11,467,938,761) yen		54,055,080,469 yen
Operating revenues	33,079,362 yen		107,588,304,195 yen
Ordinary (loss) income	(64,764,194) yen		61,324,353,577 yen
Net (loss) income	(4,266,139,540) yen		57,276,936,779 yen
Unappropriated (loss) income for the current fiscal year	(11,467,938,761) yen		37,904,480,469 yen
Number of company shares owned by JICA, acquisition cost, balance sheet amount, etc.

•    Number of company shares owned by JICA: 114,032 shares

•    Acquisition cost: ¥883,835,338

•    Balance sheet amount: ¥804,114,009 (A decrease of ¥79,721,239 from the end of the previous business year)

•    Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•    Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Development Areas, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•    Purpose of investment: Capital contribution to the pulp manufacturing business

•    Date of the initial investment: April 21, 1995

•    Number of company shares owned by JICA: 1,386,000 shares

•    Acquisition cost: ¥7,149,297,104

•    Balance sheet amount: ¥5,503,908,430 (An increase of ¥31,847,023 from the end of the previous business year)

•    Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•    Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Development Areas, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•    Purpose of investment: Capital contribution to the methanol manufacturing business

•    Date of the initial investment: December 17, 1979

Details of receivables and payables	N/A		N/A
Details of debt guarantee	N/A		N/A
Amounts and ratios in relation to gross sales, order placement by JICA, etc. (Amounts and ratios of competitive contracts, planning competitions and public selections, and non- competitive negotiated contracts)	N/A		N/A

Corporation type and name	(Affiliated company)		(Affiliated company)
Items	JSMC PANAMA S.A.		The First MicroFinanceBank Ltd.

Outline of operations	Transportation of methanol business		Microfinance business

Name of officers	-		Number of officers: 8 Chairman: Akbarali Pesnani Director: Hironobu Takahashi (Senior Advisor of the Private Sector Partnership and Finance Department, JICA)

Association chart on transactions between affiliated companies and JICA	JICA	Japan Saudi Arabia Methanol Co., Inc.	JICA	The First Microfinance Bank Ltd.
	(Equity Investment)	(Equity Investment)	(Equity Investment)
JSMC PANAMA S.A.

Assets	-		12,708,994,593 yen
Liabilities	-		11,245,958,249 yen
Capital	-		1,608,421,340 yen
Retained earnings	-		(277,030,288) yen
Operating revenues	-		1,970,315,279 yen
Ordinary income	-		104,941,828 yen
Net income	-		120,927,251 yen
Unappropriated loss for the current fiscal year	-		(277,030,288) yen
Number of company shares owned by JICA, acquisition cost, balance sheet amount, etc.

•   Number of company shares owned by JICA -

•   Acquisition cost: -

•   Balance sheet amount: -

•   Legal basis: -

•   Applicable provision of the act: -

•   Purpose of investment: -

•   Date of the initial investment: -

•   Number of company shares owned by JICA: 24,000,000 shares

•   Acquisition cost: ¥218,880,000

•   Balance sheet amount: ¥259,806,522 (An increase of ¥50,611,110 from the end of the previous business year)

•   Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•   Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Development Areas, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•   Purpose of investment: Capital contribution to microfinance business

•   Date of the initial investment: April 27, 2012

Details of receivables and payables	-		N/A
Details of debt guarantee	-		N/A
Amounts and ratios in relation to gross sales, order placement by JICA, etc. (Amounts and ratios of competitive contracts, planning competitions and public selections, and non- competitive negotiated contracts)	-		N/A

INDEPENDENT AUDITOR’S REPORT

To Mr. Shinichi Kitaoka, President

Japan International Cooperation Agency

We have audited the accompanying financial statements related to the general account of Japan International Cooperation Agency, which comprise the balance sheet as of March 31, 2016, and the statement of income, statement of cash flows and statement of administrative service operation cost for the year then ended, and a summary of significant accounting policies and other explanatory information, and the accompanying supplementary schedules (except for the information described based on the financial statements and business reports relating to the associated public interest corporations; the same shall apply hereinafter).

President’s Responsibility for the Financial Statements

The president is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan, and for such internal control as the president determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error, or illegal acts.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards for incorporated administrative agencies generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. The audit was planned with adequate attention being paid to the possibility that any fraud or error, or illegal acts, of the president, other executive officers or staff members may result in material misstatement in the financial statements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error, or illegal acts. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the president, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. The basis includes the fact that no such fraud or error, or illegal acts, of the president, other executive officers or staff members was found, to the extent that we conducted our audit. The audit we conducted is not intended to express an opinion on whether there was any fraud or error, or illegal acts, of the president, other executive officers or staff members, which would not result in material misstatement in the financial statements.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Japan International Cooperation Agency’s general account as of March 31, 2016 and the results of its operations, cash flows and administrative service operation cost for the year then ended in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan.

/s/ DELOITTE TOUCHE TOHMATSU LLC

June 22, 2016

(July 29, 2016 as to “Significant subsequent events”)

Balance Sheet

(as of March 31, 2016)

General Account				(Unit: Yen)
Assets
I. Current assets
Cash and deposits		97,614,651,637
Securities		84,000,000,000
Inventories
Stored goods	410,808,865	410,808,865

Advance payments		23,361,624,246
Prepaid expenses		346,172,680
Accrued income		1,330,404
Accounts receivable		1,935,080,436
Short-term loans for development projects	219,758,484
Allowance for loan losses	(3,938,947)	215,819,537

Short-term loans for emigration projects	2,659,755
Allowance for loan losses	(328,519)	2,331,236

Short-term installments receivable on settlement projects		46,447
Suspense payments		33,414,980
Advances paid		4,038,439

Total current assets			207,925,318,907

II. Non-current assets
1 Tangible assets
Buildings	41,261,045,678
Accumulated depreciation	(16,556,128,158)
Accumulated impairment loss	(46,536,790)	24,658,380,730

Structures	1,585,514,122
Accumulated depreciation	(1,012,149,307)
Accumulated impairment loss	(375,844)	572,988,971

Machinery and equipment	180,347,701
Accumulated depreciation	(121,808,514)	58,539,187

Vehicles	1,785,071,900
Accumulated depreciation	(1,229,268,986)	555,802,914

Tools, furniture, and fixtures	2,297,937,445
Accumulated depreciation	(1,443,885,342)	854,052,103

Land	14,970,513,458
Accumulated impairment loss	(234,596,912)	14,735,916,546

Construction in progress		465,131,140

Total tangible assets		41,900,811,591
2 Intangible assets
Trademark right		2,124,369
Telephone subscription right		4,216,750
Software in progress		47,656,245

Total intangible assets		53,997,364
3 Investments and other assets
Long-term deposits		300,000,000
Long-term loans for development projects	342,617,000
Allowance for loan losses	(119,951,617)	222,665,383

Long-term loans for emigration projects	39,386,633
Allowance for loan losses	(33,039,414)	6,347,219

Long-term installments receivable on settlement projects		46,447
Claims probable in bankruptcy, claims probable in rehabilitation, and other pertaining to loans for emigration projects	619,331,369
Allowance for loan losses	(619,331,369)	0

Claims probable in bankruptcy, claims probable in rehabilitation, and other pertaining to installments receivable on settlement projects	1,368,212
Allowance for loan losses	(1,368,212)	0

Long-term prepaid expenses		70,680,161
Long-term guarantee deposits		1,532,628,187

Total investments and other assets		2,132,367,397

Total non-current assets			44,087,176,352

Total assets				252,012,495,259

Liabilities
I. Current liabilities
Operational grant liabilities		46,637,436,636
Funds for grant aid		130,378,380,429
Donations received		378,497,588
Accounts payable		18,249,827,613
Accrued expenses		239,334,136
Lease obligations		137,849,701
Advance payments received		3,056,164
Deposits received		783,828,000
Total current liabilities			196,808,210,267

II. Non-current liabilities
Contra accounts for assets
Contra accounts for assets funded by operational grants	2,531,247,026	2,531,247,026

Long-term lease obligations		130,137,219
Long-term deposits received		125,097,515
Asset retirement obligations		276,125,850

Total non-current liabilities			3,062,607,610

Total liabilities				199,870,817,877

Net assets
I. Capital
Government investment		63,217,211,863

Total capital			63,217,211,863

II. Capital surplus
Capital surplus		155,419,614
Accumulated depreciation not included in expenses		(17,725,966,082)
Accumulated impairment loss not included in expenses		(289,381,446)
Accumulated interest expenses not included in expenses		(7,189,037)

Total capital surplus			(17,867,116,951)

III Retained earnings
Reserve fund carried over from the previous Mid-term Objective period		1,777,135,447
Reserve fund		3,118,053,951
Unappropriated income for the current business year		1,896,393,072

[Total income for the current business year]		[1,896,393,072]
Total retained earnings			6,791,582,470

Total net assets				52,141,677,382

Total liabilities and net assets				252,012,495,259

Statement of Income

(April 1, 2015–March 31, 2016)

General Account			(Unit: Yen)

Ordinary expenses
Operating expenses
Expenses for technical cooperation projects	73,432,971,993
Expenses for grant aid (operation support)	191,609,857
Expenses for public participation-based cooperation	16,512,543,070
Expenses for emigration projects	359,652,926
Expenses for disaster relief activities	784,796,431
Expenses for training and securing the personnel	1,422,250,225
Expenses for assistance promotion	16,372,806,036
Expenses for related to operation	6,400,034,265
Expenses for operation support	28,288,401,514
Expenses for grant aid	91,151,663,724
Expenses for facilities	15,541,406
Expenses for contracted programs	1,231,475,994
Expenses for donation projects	11,744,374
Depreciation	454,820,354	236,630,312,169

General administrative expenses		9,631,123,059
Loan losses		32,185,656
Financial expenses
Foreign exchange losses	324,482,111	324,482,111

Miscellaneous loss		556,813

Total ordinary expenses			246,618,659,808

Ordinary revenues
Revenues from operational grants		152,870,676,151
Revenues from grant aid		91,151,663,724
Revenues from contracted programs
Revenues from contracted programs from Japanese government and local governments	1,231,475,994	1,231,475,994
Revenues from interest on development projects		15,958,529
Revenues from settlement projects		174,057
Revenues from emigration projects		3,552,080
Donations		11,744,374
Revenues from subsidy for facilities		10,446,402
Reversal of allowance for loan losses		61,604,856
Reversal of contra accounts for assets funded by operational grants		361,003,474
Financial revenues
Interest income	43,283,139	43,283,139

Miscellaneous income		2,490,631,392

Total ordinary revenues			248,252,214,172

Ordinary income			1,633,554,364

Extraordinary losses
Loss on disposal of non-current assets		28,464,676
Loss on sales of non-current assets		9,876,233	38,340,909

Extraordinary income
Reversal of contra accounts for assets funded by operational grants		39,200,325
Gain on sales of non-current assets		9,256,353	48,456,678

Net income			1,643,670,133

Reversal of reserve fund carried over from the previous Mid-term Objective period			252,722,939

Total income for the current business year			1,896,393,072

Statement of Cash Flows

(April 1, 2015 – March 31, 2016)

General Account

(Unit: Yen)
I. Cash flows from operating activities
Payments of operating expenses	(143,413,457,647)
Payments for grant aid	(91,901,750,433)
Payments for contracted programs	(891,146,998)
Payments of personnel expenses	(16,272,890,574)
Payments for other operations	(113,366,951)
Proceeds from operational grants	154,035,701,000
Proceeds from grant aid	105,423,654,766
Proceeds from contracted programs	579,056,427
Proceeds from interest on loans	21,771,406
Proceeds from settlement projects	1,743,197
Interest revenues	175,509
Installments receivable	1,567,688
Proceeds from donations	37,151,641
Proceeds from other operations	2,166,822,174
Subtotal	9,673,288,008
Interest income received	43,917,022
Payments to national treasury	(568,453,808)

Net cash provided by operating activities	9,148,751,222

II. Cash flows from investing activities
Payments for purchase of non-current assets	(1,450,007,910)
Proceeds from sales of non-current assets	21,613,813
Proceeds from subsidy for facilities	250,074,000
Proceeds from collection of loans	462,844,855
Payments into time deposits	(508,000,000,000)
Proceeds from time deposit refund	507,000,000,000
Payments for purchase of negotiable deposits	(873,000,000,000)
Proceeds from refund of negotiable deposits	888,000,000,000

Net cash provided by investing activities	13,284,524,758

III. Cash flows from financing activities
Repayments of lease obligations	(149,399,986)
Net cash used in financing activities	(149,399,986)

IV. Effect of exchange rate fluctuation on funds	(223,401,396)

V. Net increase in funds (decrease)	22,060,474,598
VI. Funds at the beginning of the business year	69,554,177,039

VII. Funds at the end of the business year	91,614,651,637

Statement of Administrative Service Operation Cost

(April 1, 2015 – March 31, 2016)

General Account

			(Unit: Yen)
I. Operating expenses
(1) Expenses on statement of income
Operating expenses	236,630,312,169
General administrative expenses	9,631,123,059
Loan losses	32,185,656
Financial expenses	324,482,111
Miscellaneous loss	556,813
Loss on disposal of non-current assets	28,464,676
Loss on sales of non-current assets	9,876,233	246,657,000,717

(2) (Deduction) Self-revenues, etc.
Revenues from contracted programs	(1,231,475,994)
Revenues from interest on development projects	(15,958,529)
Revenues from settlement projects	(174,057)
Revenues from emigration projects	(3,552,080)
Donations	(11,744,374)
Reversal of allowance for loan losses	(61,604,856)
Financial revenues	(43,283,139)
Miscellaneous income	(2,490,631,392)
Gain on sales of non-current assets	(9,256,353)	(3,867,680,774)

Total operating expenses			242,789,319,943

II. Depreciation not included in expenses			1,316,411,162

III. Disposal and sale differential not included in expenses			76,476,608

IV. Estimated bonus payments not included in provision			90,095,805

V. Estimated increase in retirement benefits not included in provision			(12,604,721,620)

VI. Opportunity cost
Opportunity cost of government investment			0

VII. Administrative service operation cost			231,667,581,898

Basis of Presenting Financial Statements

The accompanying financial statements of JICA have been prepared in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan, which are different in many respects as to application and disclosure requirements of accounting principles for business enterprises generally accepted in Japan.

Significant Accounting Policies

General Account

Effective for the year ended March 31, 2016, JICA adopted the “Accounting Standards for Incorporated Administrative Agencies” and “Notes to Accounting Standards for Incorporated Administrative Agencies” (February 16, 2000 (Revised January 27, 2015), and the “Q&A on Accounting Standards for Incorporated Administrative Agencies and Notes to Accounting Standards for Incorporated Administrative Agencies” (August 2000 (Finally revised February 2016)).

However, the provisions prior to the revisions are applied regarding the disclosures of segment information and the accounting for operational grants in accordance with the transitional measures of Accounting Standards for Incorporated Administrative Agencies.

1. Revenue recognition method of operational grants

Revenue from operational grants is recognized as the related expenses are incurred. This is attributable to the difficulties associated with the application of a revenue recognition method based on operation achievement and a revenue recognition method based on term, specifically the significant amount of time required to evaluate operating results objectively, as well as other complexities.

2. Depreciation method

(1) Tangible assets (except for lease assets)

Straight-line method

The useful lives of major assets are as follows:

Buildings:	1–50 years
Structures:	1–42 years
Machinery and equipment:	1–17 years
Vehicles:	1–6 years
Tools, furniture, and fixtures:	1–15 years

The estimated depreciation costs for specific depreciable assets (Accounting Standard for Incorporated Administrative Agency No. 87) and specific removal costs, etc., associated with asset retirement obligations (Accounting Standard for Incorporated Administrative Agency No. 91) are indirectly deducted from the capital surplus and reported as accumulated depreciation not included in expenses.

(2) Intangible assets (except for lease assets)

Straight-line method

(3) Lease assets

Lease assets are depreciated by the straight-line method over the lease term. Depreciation for lease assets is calculated with zero residual value being assigned to the asset.

3. Standard for appropriation of provision and estimation for bonuses

A provision for bonuses is not appropriated since the financial source is secured by operational grants. The estimated bonus payments not included in the provision in the statement of administrative service operation cost is reported as a current business year estimate of the provision for bonuses, calculated according to the Accounting Standard for Incorporated Administrative Agency No. 88.

4. Standard for appropriation of provision and estimation for retirement benefits

A provision for retirement benefits is not appropriated for retirement benefits since the financial source is secured by operational grants.

A provision for retirement benefits is not provided for pension benefits from the defined benefit corporate pension plan since the financial source for defined benefit corporate pension plan insurance fees and reserve shortfall is secured by operational grants.

The estimated increase in retirement benefits not included in the provision in the statement of administrative service operation cost is reported as the current business year increase of provision for retirement benefits regarding retirement benefits and employees’ pension fund, calculated according to the Accounting Standard for Incorporated Administrative Agency No. 38.

5. Basis and standard for appropriation of allowances, etc.

Allowance for loan losses

To provide for loan losses, JICA records the estimated amount of default, taking into account the transition rate to delinquent loans for ordinary loans and specific collectibility of doubtful loans, etc.

6. Standard and method for the valuation of securities

Held-to-maturity securities

Valued using the amortized cost method (straight-line method)

7. Standard and method for the valuation of inventories

Stored goods

Stored goods valuation is based on the lower of cost or market using the first-in, first-out (FIFO) method.

8. Translation standard for foreign currency-denominated assets and liabilities into yen

Foreign currency money claims and liabilities are translated into Japanese yen at the spot exchange rate at the balance sheet date. Exchange differences are recognized as profit or loss.

9. Method for computing opportunity cost in the Statement of Administrative Service Operation Cost

Interest rate used to compute opportunity cost of government investment:

0.000% with reference to the yield of 10-year fixed-rate Japanese government bonds at the end of March 2016.

10. Accounting treatment for consumption taxes

Consumption taxes and local consumption taxes are included in transaction amounts.

Notes to the financial statements

General Account

(Balance Sheet)

1. Estimated retirement benefits to be provided from the operational grants

¥15,652,321,311

2. Estimated bonus to be provided from the operational grants

¥1,025,095,320

3. Donated funds for grant aid

Grant aid is received in the form of donated funds from the government of Japan. JICA administers this grant aid based on Grant Agreements with the government of the recipient country. At the end of business year 2015, the outstanding balance of unexecuted Grant Agreements stood at ¥233,127,929,955.

(Statement of Cash Flows)

The funds shown in the statement of cash flows are cash, deposit accounts, and checking accounts.

1. Breakdown of balance sheet items and ending balance of funds

(as of March 31, 2016)

Cash and deposits	¥97,614,651,637
Time deposits	¥(6,000,000,000)

Ending balance of funds	¥91,614,651,637

2. Description of significant non-cash transactions

Assets granted under finance lease

Tools, furniture, and fixtures	¥45,581,226

(Statement of Administrative Service Operation Cost)

Number of public officers temporarily transferred to JICA and accounted for as opportunity cost

Of the estimated increase in retirement benefits not included in the provision, ¥16,200,758 was recognized as the current-business-year increase in provision for retirement benefits for 29 public officers temporarily transferred to JICA according to JICA’s internal rules.

(Status of financial instruments)

The General Account’s fund management is limited to short-term deposits and public and corporate bonds while fund-raising consists mainly of operational grants approved by the competent minister. The General Account does not borrow from the government fund for Fiscal Investment and Loan Program (FILP), nor does it borrow funds from financial institutions or issue FILP Agency Bonds.

(Fair value of financial instruments)

Balance sheet amounts, fair value, and difference at the balance sheet date are as follows:

			(Unit: Yen)
	Balance sheet amount	Fair value	Difference
(1) Cash and deposits	97,614,651,637	97,614,651,637	0
(2) Securities	84,000,000,000	84,000,000,000	0
(3) Accounts payable	(18,249,827,613)	(18,249,827,613)	0

(Note) Liabilities are shown in parentheses.

(Note 1) Calculation method for fair value of financial instruments and matters concerning securities

[1] Cash and deposits

Cash and deposits are valued at book value because fair value approximates book value due to the short term nature of these instruments.

[2] Securities (negotiable deposits)

Negotiable deposits are valued at book value because fair value approximates book value due to the short-term nature of these instruments.

[3] Accounts payable

Accounts payable are valued at book value because fair value approximates book value due to the short term nature of these instruments.

(Retirement benefits)

1. Overview of retirement benefit plans

To provide retirement benefits for employees, JICA has a defined benefit pension plan comprised of a defined benefit corporate pension plan and a lump-sum severance indemnity plan, and a defined contribution plan comprised of a defined contribution pension plan.

Effective March 1, 2014, JICA has been authorized by the Minister of Health, Labour and Welfare to be exempt from the obligations to pay future amounts in respect of the part of the welfare pension fund it manages for the government. Subsequently on April 1, 2015, JICA has been authorized to transfer to the government the past substitutional portion.

2. Defined benefit pension plan

(1) The changes in the retirement benefit obligation are as follows:

(Unit: Yen)

Retirement benefit obligation at the beginning of the fiscal year	42,711,782,584

Current service cost	1,114,615,374
Interest cost	345,323,951
Actuarial difference	(642,482,207)
Retirement benefit paid	(1,328,733,003)
Past service cost	0
Contribution by the employee	0
Decrease associated with the return of a substitutional portion of the Employees’ Pension Fund	(11,680,985,464)

Retirement benefit obligation at the end of the fiscal year	30,519,521,235

(2) The changes in the plan assets are as follows:

(Unit: Yen)

Plan assets at the beginning of the fiscal year	14,438,538,895

Expected return on plan assets	0
Actuarial difference	355,413,455
Contribution by the company	488,695,547
Retirement benefit paid	(488,416,607)
Contribution by the employee	72,968,634

Plan assets at the end of the fiscal year	14,867,199,924

(Note)	Plan assets include ¥6,257,599,190 paid in advance to the National Treasury in relation to the return of the substitutional portion of the Employees’ Pension Funds.

(3)	Reconciliation of the projected benefit obligations and plan assets and provision for retirement benefits and prepaid pension expenses in the balance sheets

(Unit: Yen)

Funded retirement benefit obligation	16,934,552,849
Plan assets	(14,867,199,924)

Unfunded benefit obligations of funded pension plan	2,067,352,925
Unfunded benefit obligations of unfunded pension plan	13,584,968,386

Subtotal	15,652,321,311
Unrecognized actuarial differences	0
Unrecognized past service cost	0

Net amount of assets and liabilities in the balance sheets	0

Provision for retirement benefits	0
Prepaid pension expenses	0

Net amount of assets and liabilities in the balance sheets	0

(Note)	A provision for retirement benefits is not appropriated for the difference between retirement benefit obligations and plan assets and net amount of assets and liabilities in the balance sheet, ¥15,652,321,311, since the financial source is secured by operational grants.

(4)	Profit or loss regarding retirement benefits

(Unit: Yen)

Current service cost	1,114,615,374
Interest cost	345,323,951
Expected return on plans assets	0
Realized actuarial differences	(997,895,662)
Amortization of past service cost	0
Extraordinary additional retirement payments	0
Total	462,043,663

Profit or loss associated with the return of a substitutional portion of the Employees’ Pension Fund (Note)	(11,680,985,464)

(Note)	Profit or loss regarding retirement benefits is calculated as deduction amount on the Statement of Administrative Service Operation Cost.

(5)	Major components of plan assets

Percentages of components to the total (excluding plan assets paid in advance) are as follows;

Bonds	38%
Stocks	31%
General account of life insurance company	21%
Others	10%

Total	100%

(6)	Method of determining the long-term expected rate of return on plan assets

The long-term expected rate of return on plan assets is determined based on components of plan assets, its performance and market condition, etc.

(7)	Assumptions used

Principal assumptions used in actuarial calculations at the end of the fiscal year

Discount rate	Defined benefit corporate pension plan	0.23%
	Retirement benefits	0.74%
Long-term expected rate of return on plan assets		0.00%

3. Defined contribution plan

The amount of contribution required to be made to the defined contribution plan is ¥52,224,609.

(Lease transactions)

1.	Future minimum lease payments related to operating lease transactions are as follows

Future minimum lease payments due within one year of the balance sheet date	¥8,180,471

Future minimum lease payments corresponding to periods more than one year from the balance sheet date	¥14,589,963

2.	The amount of the finance lease transactions that influenced the current business year’s profits and losses was ¥1,066,542. Total income for the current business year after the deduction of this amount was ¥1,897,459,614.

(Asset retirement obligations)

JICA has a building lease agreement for its head office building, and has obligations to restore the building to its original state at the termination of the lease period. Therefore, these asset retirement obligations have been recorded. The estimate for the asset retirement obligations assumes a five-year lease period for the projected period of use and a discount rate of 0.529%.

The balance of the asset retirement obligations at the end of the current business year was ¥276,125,850.

(Significant Contractual Liabilities)

Contractual liabilities JICA is obligated to pay from during the next business year and thereafter are ¥5,364,156,052

(Significant subsequent events)

Appropriation of profit was approved as follows on July 29, 2016:

		(Unit: Yen)
I. Unappropriated income for the current business year		1,896,393,072

Total income for the current business year	1,896,393,072

II. Profit appropriation amount
Reserve fund	1,896,393,072	1,896,393,072

The Accompanying Supplementary Schedules

General Account

(1)	Details of acquisition and disposal of noncurrent assets, depreciation (including depreciation not included in expenses, in accordance with “No. 87. Accounting for the Depreciation of Specific Depreciable Assets” and “No. 91. Accounting for Specific Removal Costs, etc., associated with Asset Retirement Obligations”), and accumulated impairment loss

												(Unit: Yen)
Type		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Accumulated depreciation		Accumulated impairment loss			Net assets at the end of the period	Remarks
							Depreciation during the period		Impairment loss during the period (recognized in the statement of income)	Impairment loss during the period (not recognized in the statement of income)
Tangible assets (depreciation included in expenses)	Buildings	1,180,227,935	326,403,684	25,284,209	1,481,347,410	340,168,854	71,531,491	0	0	0	1,141,178,556
	Structures	83,137,963	42,009,685	0	125,147,648	25,197,768	5,911,471	0	0	0	99,949,880
	Machinery and equipment	99,877,649	7,432,279	11,519,184	95,790,744	51,412,069	8,363,834	0	0	0	44,378,675
	Vehicles	1,675,355,104	164,107,773	155,042,330	1,684,420,547	1,138,682,768	145,862,911	0	0	0	545,737,779
	Tools, furniture, and fixtures	1,768,678,091	122,261,359	133,764,227	1,757,175,223	1,118,989,849	222,844,356	0	0	0	638,185,374
	Total	4,807,276,742	662,214,780	325,609,950	5,143,881,572	2,674,451,308	454,514,063	0	0	0	2,469,430,264
Tangible assets (depreciation not included in expenses)	Buildings	39,830,896,992	313,804,594	365,003,318	39,779,698,268	16,215,959,304	1,257,045,058	46,536,790	0	0	23,517,202,174
	Structures	1,464,065,614	0	3,699,140	1,460,366,474	986,951,539	44,925,522	375,844	0	0	473,039,091
	Machinery and equipment	81,370,517	3,186,440	0	84,556,957	70,396,445	724,344	0	0	0	14,160,512
	Vehicles	143,375,475	0	42,724,122	100,651,353	90,586,218	0	0	0	0	10,065,135
	Tools, furniture, and fixtures	579,268,060	0	38,505,838	540,762,222	324,895,493	13,716,238	0	0	0	215,866,729
	Total	42,098,976,658	316,991,034	449,932,418	41,966,035,274	17,688,788,999	1,316,411,162	46,912,634	0	0	24,230,333,641
Tangible assets (Non-depreciable assets)	Land	14,970,513,458	0	0	14,970,513,458	0	0	234,596,912	0	0	14,735,916,546
	Construction in progress	71,060,898	427,070,070	32,999,828	465,131,140	0	0	0	0	0	465,131,140
	Total	15,041,574,356	427,070,070	32,999,828	15,435,644,598	0	0	234,596,912	0	0	15,201,047,686
Total tangible assets	Buildings	41,011,124,927	640,208,278	390,287,527	41,261,045,678	16,556,128,158	1,328,576,549	46,536,790	0	0	24,658,380,730
	Structures	1,547,203,577	42,009,685	3,699,140	1,585,514,122	1,012,149,307	50,836,993	375,844	0	0	572,988,971
	Machinery and equipment	181,248,166	10,618,719	11,519,184	180,347,701	121,808,514	9,088,178	0	0	0	58,539,187
	Vehicles	1,818,730,579	164,107,773	197,766,452	1,785,071,900	1,229,268,986	145,862,911	0	0	0	555,802,914
	Tools, furniture, and fixtures	2,347,946,151	122,261,359	172,270,065	2,297,937,445	1,443,885,342	236,560,594	0	0	0	854,052,103
	Land	14,970,513,458	0	0	14,970,513,458	0	0	234,596,912	0	0	14,735,916,546
	Construction in progress	71,060,898	427,070,070	32,999,828	465,131,140	0	0	0	0	0	465,131,140
	Total	61,947,827,756	1,406,275,884	808,542,196	62,545,561,444	20,363,240,307	1,770,925,225	281,509,546	0	0	41,900,811,591

												(Unit: Yen)
Type		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Accumulated depreciation		Accumulated impairment loss			Net assets at the end of the period	Remarks
							Depreciation during the period		Impairment loss during the period (recognized in the statement of income)	Impairment loss during the period (not recognized in the statement of income)
Intangible assets (depreciation included in expenses)	Trademark right	7,444,573	0	0	7,444,573	5,320,204	306,291	0	0	0	2,124,369
	Total	7,444,573	0	0	7,444,573	5,320,204	306,291	0	0	0	2,124,369
Intangible assets (depreciation not included in expenses)	Trademark right	1,139,550	0	0	1,139,550	1,139,550	0	0	0	0	0
	Telephone subscription right	12,088,650	0	0	12,088,650	0	0	7,871,900	0	0	4,216,750
	Total	13,228,200	0	0	13,228,200	1,139,550	0	7,871,900	0	0	4,216,750
Intangible assets (Non-depreciable assets)	Software in progress	0	47,656,245	0	47,656,245	0	0	0	0	0	47,656,245
	Total	0	47,656,245	0	47,656,245	0	0	0	0	0	47,656,245
Total intangible assets	Trademark right	8,584,123	0	0	8,584,123	6,459,754	306,291	0	0	0	2,124,369
	Telephone subscription right	12,088,650	0	0	12,088,650	0	0	7,871,900	0	0	4,216,750
	Software in progress	0	47,656,245	0	47,656,245	0	0	0	0	0	47,656,245
	Total	20,672,773	47,656,245	0	68,329,018	6,459,754	306,291	7,871,900	0	0	53,997,364
Investments and other assets	Long-term deposits	300,000,000	0	0	300,000,000	0	0	0	0	0	300,000,000
	Long-term loans for development projects	396,075,484	166,300,000	219,758,484	342,617,000	0	0	0	0	0	342,617,000
	Allowance for loan losses (non-current)	(9,085,486)	8,902,489	119,768,620	(119,951,617)	0	0	0	0	0	(119,951,617)
	Long-term loans for emigration projects	105,451,790	0	66,065,157	39,386,633	0	0	0	0	0	39,386,633
	Allowance for loan losses (non-current)	(57,308,430)	0	(24,269,016)	(33,039,414)	0	0	0	0	0	(33,039,414)
	Long-term installments receivable on settlement projects	162,930	0	116,483	46,447	0	0	0	0	0	46,447
	Claims probable in bankruptcy, claims probable in rehabilitation, and other pertaining to loans for development projects	191,110,477	0	191,110,477	0	0	0	0	0	0	0
	Allowance for loan losses (non-current)	(120,093,330)	0	(120,093,330)	0	0	0	0	0	0	0
	Claims probable in bankruptcy, claims probable in rehabilitation, and other pertaining to loans for emigration projects	809,673,108	0	190,341,739	619,331,369	0	0	0	0	0	619,331,369
	Allowance for loan losses (non-current)	(809,673,108)	0	(190,341,739)	(619,331,369)	0	0	0	0	0	(619,331,369)
	Claims probable in bankruptcy, claims probable in rehabilitation, and other pertaining to installments receivable on settlement projects	2,641,747	0	1,273,535	1,368,212	0	0	0	0	0	1,368,212
	Allowance for loan losses (non-current)	(2,641,747)	0	(1,273,535)	(1,368,212)	0	0	0	0	0	(1,368,212)
	Long-term prepaid expenses	110,434,929	21,017,567	60,772,335	70,680,161	0	0	0	0	0	70,680,161
	Long-term guarantee deposits	1,539,197,577	61,245,571	67,814,961	1,532,628,187	0	0	0	0	0	1,532,628,187
	Total	2,455,945,941	257,465,627	581,044,171	2,132,367,397	0	0	0	0	0	2,132,367,397

(2) Details of inventories

							(Unit: Yen)
Type	Balance at the beginning of the period	Increase during the period		Decrease during the period		Balance at the end of the period	Remarks
		Purchase, manufacturing and transfer for the current business year	Others	Delivery and transfer	Others

Stored goods	359,251,392	132,721,534	0	81,164,061	0	410,808,865

Stockpile	359,251,392	132,721,534	0	81,164,061	0	410,808,865

Japan	51,432,766	0	0	8,129,610	0	43,303,156

USA	81,130,241	7,388,845	0	5,964,472	0	82,554,614

Singapore	161,560,954	74,728,513	0	57,468,394	0	178,821,073

Ghana	5,862,826	0	0	5,862,826	0	0

UAE	59,264,605	40,377,333	0	0	0	99,641,938

Palau	0	5,560,256	0	0	0	5,560,256

Marshall Islands	0	4,666,587	0	3,738,759	0	927,828

Payments for uncompleted contracted programs	837,734,760	0	0	837,734,760	0	0

Total	1,196,986,152	132,721,534	0	918,898,821	0	410,808,865

(3) Details of securities

Securities reported as current assets

						(Unit: Yen)

Held-to-maturity securities	Type and name	Acquisition cost	Aggregate face amount	Balance sheet amount	Valuation difference included in current expenses	Remarks
	Negotiable deposits	84,000,000,000	84,000,000,000	84,000,000,000	0

(4) Details of loans

						(Unit: Yen)

Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period		Balance at the end of the period	Remarks
			Collection	Others
Other short-term loans
Loans for development projects	412,684,000	219,758,484	412,684,000	0	219,758,484

Loans for emigration projects	10,218,835	3,562,420	6,151,446	4,970,054	2,659,755

Installments receivable on settlement projects	54,838	81,466	54,838	35,019	46,447

(Subtotal)	422,957,673	223,402,370	418,890,284	5,005,073	222,464,686

Other long-term loans

Loans for development projects	587,185,961	0	24,810,477	219,758,484	342,617,000

Loans for emigration projects	915,124,898	501,153	10,105,519	246,802,530	658,718,002

Installments receivable on settlement projects	2,804,677	0	241,985	1,148,033	1,414,659

(Subtotal)	1,505,115,536	501,153	35,157,981	467,709,047	1,002,749,661

Total	1,928,073,209	223,903,523	454,048,265	472,714,120	1,225,214,347

*	“Others” shown under decrease during the period is due to transfer from long-term to short-term loans as well as from short-term to long-term loans, assignment of claim, year-end translation difference, etc.

(5) Details of allowance for loan losses, etc.

(Unit: Yen)
Classification	Balance of loans, etc.			Balance of allowance for loan losses			Remarks
	Balance at the beginning of the period	Increase or decrease during the period	Balance at the end of the period	Balance at the beginning of the period	Increase or decrease during the period	Balance at the end of the period
(Development projects)
Short-term loans for development projects	412,684,000	(192,925,516)	219,758,484	979,324	2,959,623	3,938,947
Ordinary loans	412,684,000	(192,925,516)	219,758,484	979,324	2,959,623	3,938,947	Breakdown of the guarantee for the Year-end balance of loans is as follows: Bank guarantee ¥25,634,000 Joint and several guarantee ¥6,500,000 Loans to the Federative Republic of Brazil ¥187,624,484
Long-term loans for development projects	587,185,961	(244,568,961)	342,617,000	129,178,816	(9,227,199)	119,951,617
Ordinary loans	396,075,484	(219,758,484)	176,317,000	9,085,486	(8,902,489)	182,997	Breakdown of the guarantee for the Year-end balance of loans is as follows: Bank guarantee ¥78,817,000 Joint and several guarantee ¥97,500,000 Provision of collateral (government bonds) ¥166,300,000
Doubtful loans	0	166,300,000	166,300,000	0	119,768,620	119,768,620
Claims probable in bankruptcy, claims probable in rehabilitation, and other	191,110,477	(191,110,477)	0	120,093,330	(120,093,330)	0
(Development projects in total)	999,869,961	(437,494,477)	562,375,484	130,158,140	(6,267,576)	123,890,564

(Emigration projects)
Short-term loans for emigration projects	10,218,835	(7,559,080)	2,659,755	751,873	(423,354)	328,519
Ordinary loans	10,218,835	(7,559,080)	2,659,755	751,873	(423,354)	328,519
Long-term loans for emigration projects	915,124,898	(256,406,896)	658,718,002	866,981,538	(214,610,755)	652,370,783
Ordinary loans	52,263,935	(44,963,272)	7,300,663	4,120,575	(3,167,131)	953,444
Doubtful loans	53,187,855	(21,101,885)	32,085,970	53,187,855	(21,101,885)	32,085,970
Claims probable in bankruptcy, claims probable in rehabilitation, and other	809,673,108	(190,341,739)	619,331,369	809,673,108	(190,341,739)	619,331,369
(Emigration projects in total)	925,343,733	(263,965,976)	661,377,757	867,733,411	(215,034,109)	652,699,302

(Installments receivable on settlement projects)
Short-term installments receivable on settlement projects	54,838	(8,391)	46,447	0	0	0
Ordinary loans	54,838	(8,391)	46,447	0	0	0
Long-term installments receivable on settlement projects	2,804,677	(1,390,018)	1,414,659	2,641,747	(1,273,535)	1,368,212
Ordinary loans	162,930	(116,483)	46,447	0	0	0
Doubtful loans	0	0	0	0	0	0
Claims probable in bankruptcy, claims probable in rehabilitation, and other	2,641,747	(1,273,535)	1,368,212	2,641,747	(1,273,535)	1,368,212
(Installments receivable on settlement projects in total)	2,859,515	(1,398,409)	1,461,106	2,641,747	(1,273,535)	1,368,212
Total	1,928,073,209	(702,858,862)	1,225,214,347	1,000,533,298	(222,575,220)	777,958,078

*	Standard for appropriation of allowance for loan losses is described in No. 5 of Significant Accounting Policies.

(6) Details of asset retirement obligations

					(Unit: Yen)

Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Remarks

Obligations of restoration to original state based on a building lease agreement	276,125,850	0	0	276,125,850	Specified expenses in Accounting Standard for Incorporated Administrative Agency No. 91

(7) Details of capital and capital surplus

(Unit: Yen)

Classification		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Remarks

Capital	Government investment	63,217,211,863	0	0	63,217,211,863
	Total	63,217,211,863	0	0	63,217,211,863
Capital surplus	Capital surplus
	Facility expenses	1,858,502,287	239,627,598	0	2,098,129,885	Increase due to acquisition of non-current assets
	Operational grants	165,777,111	38,728,361	12,800,995	191,704,477	Increase/decrease due to long-term guarantee deposits
	Specified assets in Accounting Standard for Incorporated Administrative Agency No. 87	(122,494,000)	0	0	(122,494,000)
	Accumulated disposal and sale differential of non-current assets not included in expenses	(3,916,927,717)	2,052	444,998,045	(4,361,923,710)	Decrease due to sale or disposal of inherited assets
	Lease contracts	(113,690,859)	0	0	(113,690,859)
	Reserve fund carried over from the previous Mid-term Objective period	5,560,950	3,186,440	0	8,747,390	Increase due to acquisition of non-current assets
	Specified expenses in Accounting Standard for Incorporated Administrative Agency No. 99	2,454,946,431	0	0	2,454,946,431
	Total	331,674,203	281,544,451	457,799,040	155,419,614
	Accumulated depreciation not included in expenses	(16,778,074,305)	(1,316,411,162)	(368,519,385)	(17,725,966,082)	Increase due to depreciation of non-current assets
	Total	(16,778,074,305)	(1,316,411,162)	(368,519,385)	(17,725,966,082)
	Accumulated impairment loss not included in expenses	(289,381,446)	0	0	(289,381,446)
	Total	(289,381,446)	0	0	(289,381,446)
	Accumulated interest expenses not included in expenses	(7,189,037)	0	0	(7,189,037)
	Total	(7,189,037)	0	0	(7,189,037)
	Total balance	(16,742,970,585)	(1,034,866,711)	89,279,655	(17,867,116,951)

(8) Details of reserve fund and details of reversal of reserve fund for specific purpose

1. Details of reserve fund

(Unit: Yen)
Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Remarks
Reserve fund carried over from the previous Mid-term Objective period	2,033,044,826	0	255,909,379	1,777,135,447
Reserve fund of Paragraph 1 Article 44 of the Act on General Rules	1,681,756,203	1,436,297,748	0	3,118,053,951	Increase from the profit appropriation for Business Year 2014

Total	3,714,801,029	1,436,297,748	255,909,379	4,895,189,398

2. Details of reversal of reserve fund for specific purpose

(Unit: Yen)

Classification		Amount	Remarks

Reversal amount of reserve fund for specific purpose	Reserve fund carried over from previous Mid-term Objective period	252,722,939	Advance payments and prepaid expenses expensed for the current period	252,722,939

Others	Reserve fund carried over from previous Mid-term Objective period	3,186,440	Purchase of assets	3,186,440

Total		255,909,379

(9) Details of operational grant liabilities, transfer for the current period, etc.

1. Details of changes in operational grant liabilities	(Unit: Yen)

The year of grant	Balance at the beginning of the period	Operational grants for the current period	Transfer for the current period				Balance at the end of the period
			Revenues from operational grants	Contra accounts for assets funded by operational grants	Capital surplus	Subtotal
Business year 2012	2,153,786,178	0	1,237,762,018	0	0	1,237,762,018	916,024,160
Business year 2013	7,683,620,474	0	4,256,824,125	0	0	4,256,824,125	3,426,796,349
Business year 2014	36,403,575,650	0	25,032,925,391	23,342,951	741,719	25,057,010,061	11,346,565,589
Business year 2015	0	154,035,701,000	122,343,164,617	707,101,201	37,384,644	123,087,650,462	30,948,050,538
Total	46,240,982,302	154,035,701,000	152,870,676,151	730,444,152	38,126,363	153,639,246,666	46,637,436,636

2. Details of transfer of operational grant liabilities for the current period

(1) Grant provided in business year 2012			(Unit: Yen)
Classification		Amount	Breakdown
Transfer amount in accordance with the revenue recognition method based on incurred expenses	Revenues from operational grants	1,237,762,018

(1) Operation to which the revenue recognition method based on incurred expenses is applied: all operations financed by operational grants

(2) Profit and loss in relation to the operation

a)   Amount of expenses recorded in the statement of income: ¥1,237,762,018

(Operating expenses: ¥1,237,762,018)

	Contra accounts for assets funded by operational grants	0
	Capital surplus	0
	Total	1,237,762,018

(2) Grant provided in business year 2013			(Unit: Yen)
Classification		Amount	Breakdown
Transfer amount in accordance with the revenue recognition method based on incurred expenses	Revenues from operational grants	4,256,824,125

(1) Operation to which the revenue recognition method based on incurred expenses is applied: all operations financed by operational grants

(2) Profit and loss in relation to the operation

a)  Amount of expenses recorded in the statement of income: ¥4,256,824,125

(Operating expenses: ¥4,240,030,264, General administrative expenses: ¥16,793,861)

	Contra accounts for assets funded by operational grants	0
	Capital surplus	0
	Total	4,256,824,125

(3) Grant provided in business year 2014			(Unit: Yen)
Classification		Amount	Breakdown
Transfer amount in accordance with the revenue recognition method based on incurred expenses	Revenues from operational grants	25,032,925,391	(1) Operation to which the revenue recognition method based on incurred expenses is applied: all operations financed by operational grants
			(2) Profit and loss in relation to the operation
			a) Amount of expenses recorded in the statement of income: ¥25,032,925,391
	Contra accounts for assets funded by operational grants	23,342,951	(Operating expenses: ¥24,780,716,890, General administrative expenses: ¥252,208,501)
			b) Acquisition cost of non-current assets: ¥23,342,951
			(Vehicles: ¥23,342,951)
	Capital surplus	741,719	c) Long-term guarantee deposits: ¥741,719
	Total	25,057,010,061

(4) Grant provided in business year 2015			(Unit: Yen)
Classification		Amount	Breakdown
Transfer amount in accordance with the revenue recognition method based on incurred expenses	Revenues from operational grants	122,343,164,617	(1) Operation to which the revenue recognition method based on incurred expenses is applied: all operations financed by operational grants
			(2) Profit and loss in relation to the operation
			a) Amount of expenses recorded in the statement of income: ¥215,733,923,694
			(Operatingexpenses: ¥206,371,802,997, General administrative expenses: ¥9,362,120,697)
			b) Repayment amount for lease obligations: ¥149,399,986
	Contra accounts for assets funded by operational grants	707,101,201	c) Revenues recorded in relation to self-revenues: ¥3,816,522,320
			(Revenuesfrom contracted programs: ¥1,231,475,994, Revenues from interest on development projects: ¥15,958,529, Revenues from settlement projects: ¥174,057,
			Revenuesfrom emigration projects: ¥3,552,080, Donation revenues: ¥11,744,374,
			Revenuesfrom subsidy for facilities: ¥10,446,402, Interest income: ¥43,283,139, Miscellaneous income: ¥2,490,631,392, Gain on sales of non-current assets: ¥9,256,353)
			d) Acquisition cost of non-current assets: ¥707,101,201

Stored goods: ¥123,396,919, Buildings: ¥295,622,573, Structures: ¥42,009,685,

Machinery and equipment: ¥6,091,559, Vehicles ¥98,749,679,

Tools, furniture, and fixtures: ¥75,818,242, Construction in progress: ¥11,803,860

Software in progress: ¥47,656,245, Long-term guarantee deposits: ¥5,952,439)

	Capital surplus	37,384,644	e) Amount recorded as long-term guarantee deposits: ¥37,384,644
			(3) Estimation basis of transfer amount of operational grants
			Repayment amount of lease obligations (B) is added to the amount of expenses recorded in the statement of income (A), from which expenditure financed by resources other than operational grants (reserve fund carried over from the previous Mid-term Objective period and funds for grant aid) (C), expenditure to which self-revenues are allocated (D) and depreciation, etc., (E) are deducted. The calculation result is transferred to revenue.
	Total	123,087,650,462	(A)¥215,733,923,694 + (B) ¥149,399,986 - (C) ¥91,404,386,663 - (D) ¥1,593,307,774 - (E) ¥542,464,626 = ¥122,343,164,617

3. Details of the balance of operational grant liabilities	(Unit: Yen)

The year of grant	Balance of operational grant liabilities		Reasons for the accrual of balance and revenue generation plan
Business year 2012	Balance in relation to operations to which the revenue recognition method based on incurred expenses is applied	916,024,160	Reasons for the accrual of balance of operational grant liabilities are as follows: carryover to the next business year due to inevitable reasons, etc.
			The balance of operational grant liabilities carried forward to the next business year will be transferred to revenue in the next business year.
	Total	916,024,160
Business year 2013	Balance in relation to operations to which the revenue recognition method based on incurred expenses is applied	3,426,796,349	Reasons for the accrual of balance of operational grant liabilities are as follows: carryover to the next business year due to inevitable reasons, etc., and posting as advance payments, etc.
			The balance of operational grant liabilities carried forward to the next business year will be transferred to revenue in the next business year.
			Out of the balance of operational grant liabilities, the balance of special operating expenses amounts to ¥219.
	Total	3,426,796,349

Business year 2014	Balance in relation to operations to which the revenue recognition method based on incurred expenses is applied	11,346,565,589	Reasons for the accrual of balance of operational grant liabilities are as follows: carryover to the next business year due to inevitable reasons, etc., and posting as advance payments, prepaid expenses, etc.
			The balance of operational grant liabilities carried forward to the next business year will be transferred to revenue in the next business year.
	Total	11,346,565,589

Business year 2015	Balance in relation to operations to which the revenue recognition method based on incurred expenses is applied	30,948,050,538	Reasons for the accrual of balance of operational grant liabilities are as follows: carryover to the next business year due to inevitable reasons, etc., and posting as advance payments, prepaid expenses, etc.
			The balance of operational grant liabilities carried forward to the next business year will be transferred to revenue in the next business year.
	Total	30,948,050,538

(10) Details of facility expenses

(Unit: Yen)

Classification	Amount granted in the current period	Breakdown of the accounting treatment mentioned on the left side			Remarks
		Construction in progress facility expenses	Capital surplus	Revenues from subsidy for facilities
Subsidy for facilities	250,074,000	0	239,627,598	10,446,402
Total	250,074,000	0	239,627,598	10,446,402

(11) Details of remunerations and salaries of officers and employees

(Unit: Thousands of yen, persons)

Classification	Remunerations or salaries		Retirement benefits
	Payment amount	Number of people	Payment amount	Number of people

Officers	170,279	12	0	0

Employees	15,274,953	1,889	840,316	90

Total	15,445,232	1,901	840,316	90

(Notes)

1.  Standard of payment of remunerations and retirement benefits to officers

Remunerations and retirement benefits to officers are paid based on “Rules on Remuneration for Officers” and “Rules on Retirement Benefits for Officers” in place for Incorporated Administrative Agency - Japan International Cooperation Agency.

2.   Standard of payment of salaries and retirement benefits to employees

Salaries and retirement benefits to employees are paid based on “Rules on Salaries for Employees” and “Rules on Retirement Benefits for Employees” in place for Incorporated Administrative Agency - Japan International Cooperation Agency.

3. Number of people As for the number of people to whom remunerations or salaries are paid, the average number of JICA officers and employees during the period is used.

4. Others There are no part-time officers or employees classified as external members.

(12) Segment information to be disclosed

												(Unit: Yen)

Classification	(1) Technical cooperation	(2) Grant aid	(3) Citizens’ cooperation activities, etc.	(4) Emigration	(5) Disaster relief activities	(6) Personnel training and securing	(7) Research and study	(8) Contracted programs	(9) Other operations	Subtotal	(10) Corporate common expenses, etc.	Total
I. Operating expenses, revenues, and profits and losses
Operating expenses	73,432,971,993	91,343,273,581	16,512,543,070	359,652,926	784,796,431	1,422,250,225	16,372,806,036	1,231,475,994	11,744,374	201,471,514,630	34,703,977,185	236,175,491,815
Outsourcing expenses	37,394,152,818	176,695,188	4,342,150,268	123,477,480	230,620,046	0	12,618,840,604	1,162,106,715	9,808,196	56,057,851,315	0	56,057,851,315
Fees paid to experts	9,822,770,420	0	7,384,532,148	0	44,488,851	1,372,188,108	1,218,502,213	0	0	19,842,481,740	10,000,346,830	29,842,828,570
Travelling and transportation expenses	11,379,783,829	0	1,847,040,727	44,365,058	239,959,330	0	0	0	0	13,511,148,944	3,540,652,247	17,051,801,191
Personnel expenses	0	—	—	—	—	—	—	—	—	—	13,563,147,781	13,563,147,781
Expenses for purchasing and sending equipment	0	0	0	0	189,544,658	0	1,111,027,663	0	0	1,300,572,321	0	1,300,572,321
Insurance premiums	0	0	0	0	0	0	0	0	0	0	0	0
Subsidies	0	0	0	46,791,327	0	0	0	0	0	46,791,327	0	46,791,327
Fund provision	0	91,151,663,724	0	0	0	0	0	0	0	91,151,663,724	0	91,151,663,724
Other expenses	14,836,264,926	14,914,669	2,938,819,927	145,019,061	80,183,546	50,062,117	1,424,435,556	69,369,279	1,936,178	19,561,005,259	7,599,830,327	27,160,835,586
General administrative expenses	—	—	—	—	—	—	—	—	—	—	9,631,123,059	9,631,123,059
Fees paid to experts	—	—	—	—	—	—	—	—	—	—	1,133,051,151	1,133,051,151
Travelling and transportation expenses	—	—	—	—	—	—	—	—	—	—	526,923,838	526,923,838
Personnel expenses	—	—	—	—	—	—	—	—	—	—	2,722,400,949	2,722,400,949
Rents	—	—	—	—	—	—	—	—	—	—	2,444,076,563	2,444,076,563
Other expenses	—	—	—	—	—	—	—	—	—	—	2,804,670,558	2,804,670,558
Depreciation	—	—	—	—	—	—	—	—	—	—	454,820,354	454,820,354
Loan losses	0	0	0	0	0	0	0	0	32,185,656	32,185,656	0	32,185,656
Financial expenses	—	—	—	—	—	—	—	—	—	—	324,482,111	324,482,111
Miscellaneous loss	0	0	0	0	0	0	0	0	0	0	556,813	556,813
Total	73,432,971,993	91,343,273,581	16,512,543,070	359,652,926	784,796,431	1,422,250,225	16,372,806,036	1,231,475,994	43,930,030	201,503,700,286	45,114,959,522	246,618,659,808

Operating revenues
Revenues from operational grants	72,880,208,870	191,609,857	16,501,156,543	359,652,926	712,956,985	1,412,152,751	16,372,806,036	0	0	108,430,543,968	44,440,132,183	152,870,676,151
Revenues from grant aid	0	91,151,663,724	0	0	0	0	0	0	0	91,151,663,724	0	91,151,663,724
Revenues from contracted programs	0	0	0	0	0	0	0	1,231,475,994	0	1,231,475,994	0	1,231,475,994
Revenues from interest on development projects	0	0	3,348,408	0	0	0	0	0	0	3,348,408	12,610,121	15,958,529
Revenues from settlement projects	0	0	0	0	0	0	0	0	0	0	174,057	174,057
Revenues from emigration projects	0	0	0	0	0	0	0	0	0	0	3,552,080	3,552,080
Donation revenues	0	0	0	0	0	0	0	0	11,744,374	11,744,374	0	11,744,374
Revenues from subsidy for facilities	—	—	—	—	—	—	—	—	—	—	10,446,402	10,446,402
Reversal of allowance for loan losses	0	0	0	0	0	0	0	0	61,604,856	61,604,856	0	61,604,856
Reversal of contra accounts for assets funded by operational grants	0	0	0	0	71,839,446	0	0	0	0	71,839,446	289,164,028	361,003,474
Financial revenues	—	—	—	—	—	—	—	—	—	—	43,283,139	43,283,139
Miscellaneous income	306,823,215	0	8,038,119	0	0	0	0	0	0	314,861,334	2,175,770,058	2,490,631,392
Total	73,187,032,085	91,343,273,581	16,512,543,070	359,652,926	784,796,431	1,412,152,751	16,372,806,036	1,231,475,994	73,349,230	201,277,082,104	46,975,132,068	248,252,214,172

Operating income and loss	(245,939,908)	0	0	0	0	(10,097,474)	0	0	29,419,200	(226,618,182)	1,860,172,546	1,633,554,364

II. Total assets
Cash and deposits	0	47,843,000,577	0	0	0	0	0	17,935,442	2,943,826,671	50,804,762,690	46,809,888,947	97,614,651,637
Securities	0	84,000,000,000	0	0	0	0	0	0	0	84,000,000,000	0	84,000,000,000
Advance payments	18,651,477,654	30,353,000	243,391,573	0	0	0	4,182,300,181	0	0	23,107,522,408	254,101,838	23,361,624,246
Buildings	—	—	—	—	—	—	—	—	—	—	24,658,380,730	24,658,380,730
Land	—	—	—	—	—	—	—	—	—	—	14,735,916,546	14,735,916,546
Other assets	63,799,327	47,719	30,294,451	0	410,808,865	0	3,824,285	4,155,518	748,767,884	1,261,698,049	6,380,224,051	7,641,922,100
Total	18,715,276,981	131,873,401,296	273,686,024	0	410,808,865	0	4,186,124,466	22,090,960	3,692,594,555	159,173,983,147	92,838,512,112	252,012,495,259

(Notes) 1. Segment classification and main descriptions

Operations are classified into eight segments in accordance with descriptions of the Mid-term Plan based on operations specified in Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency.

Operations in relation to donations and operations in relation to management and collection of loans for development projects and other claims as well as operations prescribed in Article 13 are organized as other operations.

1) Operations in relation to technical cooperation

2) Operations in relation to grant aid

3) Operations in relation to citizens’ cooperation activities, etc.

4) Operations in relation to emigration projects

5) Operations in relation to disaster relief activities

6) Operations in relation to personnel training and securing

7) Operations in relation to research and study

8) Operations in relation to contracted programs

2. Disclosure of operating expenses

(1) Operating expenses in the statement of income are shown as operating expenses according to natural expense classification. Items that account for less than 5% of the total amount allocated to each segment are included in other expenses.

The relationship between operating expenses in this list and operating expenses in the statement of income is as follows:

1) Technical cooperation: amount of expenses for technical cooperation projects

2) Grant aid: amount of expenses for grant aid (operation support) and expenses for grant aid

3) Citizens’ cooperation activities, etc.: amount of expenses for public participation-based cooperation

4) Emigration: amount of expenses for emigration projects

5) Disaster relief activities: amount of expenses for disaster relief activities

6) Personnel training and securing: amount of expenses for training and securing the personnel

7) Research and study: amount of expenses for assistance promotion * The amount includes expenses for surveys, such as cooperation preparation surveys

8) Contracted programs: amount of expenses for contracted programs

9) Other operations: amount of expenses for donation projects

10) Corporate common expenses, etc.: amounts of expenses related to operation, expenses for operation support, and facility expenses

(2) Personnel expenses and rents, which accrue in relation to expenses related to operation and expenses for operation support that have been classified as corporate common expenses, etc., cannot be allocated to each segment due to the following reasons:

1) Personnel expenses: employees are in charge of several operations and their involvement in each operation is not uniform

2) Rents: a wide variety of buildings are included in target property and they are used for multiple operations

3. Disclosure of total assets

Assets are shown in account items of the balance sheet. Items that account for less than 5% of total assets are included in other assets.

4. Costs that are not reported as expenses in the statement of income and that should be disclosed are as follows, and they are classified as corporate common expenses, etc.

(1) Accumulated depreciation not included in expenses amounts to ¥1,316,411,162.

(2) Accumulated disposal and sale differential not included in expenses amounts to a loss of ¥76,476,608.

(3) Estimated bonus payments not included in provision amounts to ¥90,095,805.

(4) Estimated increase in retirement benefits not included in provision amounts to a loss of ¥12,604,721,620.

5. Partial operating expenses and general administrative expenses are financed by operational grants and reserve fund carried over from the previous Mid-term Objective period, which amount to ¥252,722,939, and the classifications and amounts are as follows:

(1) Technical cooperation: ¥245,939,908; (10) Corporate common expenses, etc.: ¥6,783,031

6. Because operating expenses for (1) Technical cooperation and (3) Citizens’ cooperation activities, etc., are financed by operational grants and revenues from operations, equivalent amounts are shown as miscellaneous income in operating revenues.

7. “–” is shown in the columns of amounts of items that have been organized only as corporate common expenses, etc., because they cannot be allocated to individual segments.

(13) Details of Grant-in-Aid for Scientific Research

			(Unit: Yen)
Classification	Amount granted in the current period	Number of the projects	Remarks
Grant-in-Aid for Challenging Exploratory Research A	(848,643)		Japan Society for the Promotion of Science Grant-in-Aid for Scientific Research
	210,000	1
Grant-in-Aid for Challenging Exploratory Research B	(1,600,000)
	480,000	1
Grant-in-Aid for Challenging Exploratory Research C	(1,500,000)
	450,000	1
Total	(3,948,643) 1,140,000	3

(Note)	Amount granted in the current period indicate the amount equivalent to indirect expenses. The amount equivalent to direct expenses are indicated in parentheses.

(14) Details of main assets and liabilities other than those mentioned above

1. Cash and deposits

		(Unit: Yen)
Classification	Amount	Remarks

Cash	3,004,247

Cash in foreign currency	21,391,544

Deposit accounts	88,636,853,236

Checking accounts	3,034

Checking accounts in foreign currency	2,953,399,576

Time deposits	6,000,000,000

Total	97,614,651,637

2. Advance payments

			(Unit: Yen)
Classification	Amount	Counterparty	Remarks

Operating expenses	23,361,151,649	NIPPON KOEI CO., LTD., etc
General administrative expenses	472,597	Individual
Total	23,361,624,246
3. Funds for grant aid
			(Unit: Yen)
Classification	Amount	Counterparty	Remarks

Funds for grant aid	130,378,380,429	Republic of the Union of Myanmar, etc.
Total	130,378,380,429
4. Accounts payable
			(Unit: Yen)
Classification	Amount	Counterparty	Remarks

Operating expenses	15,143,026,405	NIPPON KOEI CO., LTD., etc.

General administrative expenses	1,280,235,945	NTT Communications Co., Ltd., etc.

Expenses for contracted programs	195,201,349	Yachiyo Engineering Co., Ltd., etc.

Expenses for grant aid	1,464,667,867	Republic of the Union of Myanmar, etc.

Expenses for donation projects	64,775	Sonorite Co., Ltd., etc.

Others	166,631,272	Mutual Aid Association of JICA, etc.
Total	18,249,827,613

(15) Details of affiliated companies and relevant public interest corporations

Corporation type and name	(Relevant public interest corporations, etc.)				(Relevant public interest corporations, etc.)

Items	Japan Overseas Cooperative Association				The Association of Nikkei & Japanese Abroad
Outline of operations

(1)  International cooperative activities in developing countries and activities pertaining to the promotion, promulgation, and edification of international exchange and global understanding.

(2)  Assistance for postdisaster restoration and peace-building activities.

(3)  Activities pertaining to cooperation and collaboration with international and domestic support agencies, international cooperation associations, and other institutions.

(4)  Activities pertaining to support for the development of a multicultural symbiotic society and vitalization and internationalization of societies.

(5)  Activities to support integrated community building and human resource development involving various sectors for the purpose of regional revitalization in cooperation in local communities.

① Planning, support on coordination and implementation of project for the purpose of integrated community building including various sectors such as education, welfare service and industrial promotion

② Category II social welfare services prescribed in article 2 of the Social Welfare Act

(a) Based on Child Welfare Act:

-  day care services for handicapped children

-  consultation services for handicapped children

-  after-school child sound upbringing services

-  regional base services of the child care support

-  nursery center management services

(b) Based on act on Social Welfare for the Elderly

-  senior in-home care services

-  senior day-services

(c) Based on act to comprehensively support daily and social lives of persons with disabilities

-  welfare services for persons with disabilities

-  consultation support services

-  services to support regional life

-  management of community activity support centers

③ Human resource development and training

(6)  Other activities necessary to achieve the objectives of the Association.

(1)   Support and promulgation of economic, cultural, educational, and social activities in cooperation with overseas and domestic Japan-related organizations or by itself.

(2)   Cooperation pertaining to carrying out of international cooperative activities and international exchange activities.

(3)   Collaboration with municipalities and international exchange associations

(4)   Promulgation both at home and abroad of research outcomes and knowledge regarding activities pertaining international cooperation and international exchange endeavors

(5)   Provision of information and collaboration regarding migration and overseas expansion of businesses

(6)   Establishment and operation of centers for Japanese abroad

(7)   Consultations and intermediation for and regarding Japanese abroad

(8)   Publicity of and edification regarding situations in Japan

(9)   Organizing of the convention of Nikkei and Japanese abroad

(10) Edification regarding investment from overseas, investment overseas, and businesses

(11) Other activities necessary for the fulfillment of public good

Name of officers	Number of officers: 27 President: YoshimasaTominaga Board member: Kazuto Kitano (Former Director General of the Nihon-matsu Training Center of JICA)				Number of officers: 16 President: Keiji Yamada Director: Hiroyo Sasaki (Former Vice-President of JICA)

Association chart on transactions between relevant public interest corporations and JICA
			Japan Overseas Cooperative Association			The Association of Nikkei & Japanese Abroad
	JICA				JICA

		(Operation Consignment)				(Operation Consignment)

Assets			1,288,962,154 yen			212,369,769 yen

Liabilities			383,938,347 yen			153,000,087 yen
Balance of net assets at the beginning of the business year			1,105,139,136 yen			45,733,736 yen

Changes in net assets for the current period
Changes in general net assets
¡ Revenues	¡ Revenues				¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.		0 yen		- Subsidy received, etc.	0 yen
- Other revenues	- Other revenues		2,740,091,113 yen		- Other revenues	431,222,056 yen
¡ Expenses	¡ Expenses		2,943,312,453 yen		¡ Expenses	417,586,110 yen

Changes in specified net assets
¡ Revenues	¡ Revenues				¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.		0 yen		- Subsidy received, etc.	0 yen
- Other revenues	- Other revenues		3,106,011 yen		- Other revenues	0 yen
¡ Expenses	¡ Expenses		0 yen		¡ Expenses	0 yen

Balance of net assets at the end of the business year			905,023,807 yen			59,369,682 yen

Total revenues for the current period			-			429,333,125 yen

Total expenditures for the current period			-			417,561,207 yen

Amount of difference between revenues and expenditures for the current period			-			11,771,918 yen

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

	N/A				N/A

Details of receivables and payables to relevant public interest corporations	Accounts payable: ¥281,280,644, Accounts receivable: ¥126,546				Accounts payable: ¥30,496,035

Details of debt guarantee	N/A				N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and noncompetitive negotiated contracts)

	Total operating revenues:	2,284,284,621 yen			Total operating revenues:	418,234,835 yen
	(Breakdown: JICA transactions,		1,500,994,132 yen	65.7%)	(Breakdown: JICA transactions,	192,985,953 yen	46.1%)
	Competitive contract		(1,015,829,909 yen	67.7%)	Competitive contract	(102,859,793 yen	53.3%)
	Planning competition and public selection		(52,563,012 yen	3.5%)	Planning competition and public selection	(35,048,029 yen	18.2%)
	Noncompetitive negotiated contracts		(10,800,000 yen	0.7%)	Noncompetitive negotiated contracts	(52,028,965 yen	27.0%)

(Note) Pursuant to “Concerning the revision of the accounting standards for public-interest corporations (agreement from the liaison council of relevant agencies guidance, supervision, etc., of public-interest corporations, etc., of October 14, 2004) (“Accounting Standards for Public-interest Corporations” hereinafter),” the entity is not legally required to create a statement of revenues and expenses; hence, such a statement is not prepared.

Corporation type and name	(Relevant public interest corporations, etc.)				(Relevant public interest corporations, etc.)

Items	Kitakyushu International Techno-Cooperative Association				Japan International Medical Technology Foundation
Outline of operations

(1) Development of necessary research studies and educational curriculums, creation and undertaking of training programs, dispatch of experts, and transfer of technologies overseas

(2) Planning and undertaking of activities to promote international goodwill

(3) Planning and undertaking of other activities for the purpose of fulfilling the aims of this association

(1) Training of experts from overseas in medical technology

(2) Overseas dispatch of Japanese experts in medical technology and related areas

(3) International cooperation with medical care-related organizations in Japan and overseas

(4) Research and promotion of medical technologies in Japan and overseas

(5) Disaster medical care

(6) Other activities necessary to achieve the objective of the association

Name of officers	Number of officers: 12 President: Hideki Furuno				Number of officers: 15 Representative Director: Shigeki Hayashi

Association chart on transactions between relevant public interest corporations and JICA
		Kitakyushu International Techno-Cooperative Association					Japan International Medical Technology Foundation
	JICA				JICA

		(Operation Consignment)				(Operation Consignment)

Assets			627,230,047 yen					356,238,902 yen

Liabilities			21,656,726 yen					21,143,163 yen
Balance of net assets at the beginning of the business year			612,266,204 yen					245,138,612 yen

Changes in net assets for the current period
Changes in general net assets
¡ Revenues	¡ Revenues				¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.		32,750,000 yen		- Subsidy received, etc.			0 yen
- Other revenues	- Other revenues		192,081,360 yen		- Other revenues			149,715,891 yen
¡ Expenses	¡ Expenses		375,524,243 yen		¡ Expenses			58,633,996 yen

Changes in specified net assets
¡ Revenues	¡ Revenues				¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.		0 yen		- Subsidy received, etc.			0 yen
- Other revenues	- Other revenues		144,000,000 yen		- Other revenues			5,352,333 yen
¡ Expenses	¡ Expenses		0 yen		¡ Expenses			6,477,101 yen

Balance of net assets at the end of the business year			605,573,321 yen					335,095,739 yen

Total revenues for the current period			431,229,862 yen					-

Total expenditures for the current period			429,231,853 yen					-

Amount of difference between revenues and expenditures for the current period			1,998,009 yen					-

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

		N/A					N/A

Details of receivables and payables to relevant public interest corporations	Accounts payable: ¥13,962,329						N/A

Details of debt guarantee		N/A					N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and noncompetitive negotiated contracts)

	Total operating revenues:	186,985,837 yen			Total operating revenues:	2,775,120 yen
	(Breakdown: JICA transactions,		163,486,855 yen	87.4%)	(Breakdown: JICA transactions,			0 yen	0.0%)
	Competitive contract (		0 yen	0.0%)	Competitive contract	(		0 yen	0.0%)
	Planning competition and public selection (		163,486,855 yen	100.0%)	Planning competition and public selection	(		0 yen	0.0%)
	Noncompetitive negotiated contracts (		0 yen	0.0%)	Noncompetitive negotiated contracts	(		0 yen	0.0%)

(Note) The above amount pertains to the period from April 1, 2014, through March 31, 2015.

(Note)  The entity is not legally required to create a statement of revenues and expenses pursuant to the “Accounting Standards for Public-interest Corporations”; hence, such a statement is not prepared.

Corporation type and name	(Relevant public interest corporations, etc.)				(Relevant public interest corporations, etc.)
Items	The International Nursing Foundation of Japan				International Civil and Commercial Law Centre Foundation
Outline of operations

(1)  Organizing lectures and seminars

(2)  Providing scholarships to graduate students who engage in international nursing studies

(3)  Undertaking of technological cooperation for developing nations, etc.

(4)  Other activities necessary for the purpose of fulfilling the aims of this foundation

(1)  Carrying out of training of personnel handling civil and commercial law chiefly in Asia and support

(2)  Invitation and dispatch, both from and to Japan, of researchers and experts on civil and commercial law and support

(3)  Organizing and support of lectures, study sessions, symposiums, seminars and other meetings for the purpose of research, study, training, and information exchange on civil and commercial law both in Japan and abroad

(4)  Gathering of information and material on civil and commercial law both in Japan abroad and conducting and support of such research and study

(5)  Publication of journals and other documents and distribution

(6)  Collaboration and cooperation with related institutes and organizations both in Japan and abroad

(7)  Other activities necessary to fulfill the aims

Name of officers	Number of officers: 7 President: Kayoko Shimizu				Number of officers: 9 Representative director and chairman: Kenji Miyahara Director: Gotaro Ogawa (Former JICA Head of General Administration)

Association chart on transactions between relevant public interest corporations and JICA
		The International Nursing Foundation of Japan					International Civil and Commercial Law Centre Foundation
	JICA				JICA

		(Operation Consignment)				(Operation Consignment)

Assets			99,319,758 yen					87,628,904 yen

Liabilities			1,161,587 yen					1,775,205 yen
Balance of net assets at the beginning of the business year			133,136,865 yen					82,864,074 yen

Changes in net assets for the current period
Changes in general net assets
¡ Revenues	¡ Revenues				¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.		1,800,000 yen		- Subsidy received, etc.			0 yen
- Other revenues	- Other revenues		73,310,596 yen		- Other revenues			95,489,609 yen
¡ Expenses	¡ Expenses		81,431,056 yen		¡ Expenses			94,999,984 yen

Changes in specified net assets
¡ Revenues	¡ Revenues				¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.		0 yen		- Subsidy received, etc.			0 yen
- Other revenues	- Other revenues		0 yen		- Other revenues			2,500,000 yen
¡ Expenses	¡ Expenses		28,658,234 yen		¡ Expenses			0 yen

Balance of net assets at the end of the business year			98,158,171 yen					85,853,699 yen

Total revenues for the current period			-					-

Total expenditures for the current period			-					-

Amount of difference between revenues and expenditures for the current period			-					-

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

		N/A					N/A

Details of receivables and payables to relevant public interest corporations		N/A				Accounts payable: ¥27,096,711

Details of debt guarantee		N/A					N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and noncompetitive negotiated contracts)

	Total operating revenues:	34,725,133 yen			Total operating revenues:	74,718,145 yen
	(Breakdown: JICA transactions,		24,803,700 yen	71.4%)	(Breakdown: JICA transactions,			74,718,145 yen	100.0%)
	Competitive contract (		0 yen	0.0%)	Competitive contract	(		74,718,145 yen	100.0%)
	Planning competition and public selection (		24,803,700 yen	100.0%)	Planning competition and public selection	(		0 yen	0.0%)
	Noncompetitive negotiated contracts (		0 yen	0.0%)	Noncompetitive negotiated contracts	(		0 yen	0.0%)

(Note) The entity is not legally required to create a statement of revenues and expenses pursuant to the “Accounting Standards for Public-interest Corporations”; hence, such a statement is not prepared.

(Note) The entity is not legally required to create a statement of revenues and expenses pursuant to the “Accounting Standards for Public-interest Corporations”; hence, such a statement is not prepared.

Corporation type and name	(Relevant public interest corporations, etc.)			(Relevant public interest corporations, etc.)
Items	Pacific Resource Exchange Center			i-i-network (Research and Action for Community Governance)
Outline of operations

(1)  Fostering human resources to contribute mainly to the growth of developing countries, etc.

(2)  Economic, cultural, and personal exchange activities mainly with developing countries, etc.

(3)  Cultivating human resources tasked with economic, cultural, and personal exchange activities mainly with developing countries

(4)  Gathering information and research/study related to economic cooperation

(5)  Public awareness and publicity concerning the aforementioned activities

(6)  Other activities necessary for the achievement of objectives of this corporate body

(1)  Activities to promote sharing of experiences regarding community-based development

(2)  Education and training, providing of information regarding international cooperation, and community-based development

(3)  Support for community-based development in Japan and around the world

(4)  Research, study, and publication activities regarding community-based development and international cooperation

(5)  Introducing products made by people engaged in community-based development in Japan and around the world

(6)  Other activities necessary to fulfill the aims of this organization

Name of officers	Number of officers: 18 Chairman: Kiyoshi Otsubo			Number of officers: 7 Representative director: Makoto Nagahata

Association chart on transactions between relevant public interest corporations and JICA
		Pacific Resource Exchange Center				i-i-net (Research and Action for Community Governance)
	JICA			JICA

	(Operation Consignment)				(Operation Consignment)

Assets		4,392,892,113 yen				9,092,091 yen

Liabilities		51,383,463 yen				6,821,083 yen
Balance of net assets at the beginning of the business year		4,110,395,206 yen				4,758,193 yen

Changes in net assets for the current period
Changes in general net assets
¡ Revenues	¡ Revenues			¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.	0 yen		- Subsidy received, etc.			20,380,717 yen
- Other revenues	- Other revenues	375,593,297 yen		- Other revenues			31,558,886 yen
¡ Expenses	¡ Expenses	144,479,853 yen		¡ Expenses			52,926,788 yen

Changes in specified net assets
¡ Revenues	¡ Revenues			¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.	0 yen		- Subsidy received, etc.			0 yen
- Other revenues	- Other revenues	0 yen		- Other revenues			0 yen
¡ Expenses	¡ Expenses	0 yen		¡ Expenses			1,500,000 yen

Balance of net assets at the end of the business year		4,341,508,650 yen				2,271,008 yen

Total revenues for the current period		-				51,939,603 yen

Total expenditures for the current period		-				54,426,788 yen

Amount of difference between revenues and expenditures for the current period		-				(2,487,185 yen)

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

		N/A				N/A

Details of receivables and payables to relevant public interest corporations	Accounts payable: ¥5,590,278, Accounts receivable: ¥3,461,231					N/A

Details of debt guarantee		N/A				N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and noncompetitive negotiated contracts)

	Total operating revenues:	93,447,367 yen		Total operating revenues:	31,307,000 yen
	(Breakdown: JICA transactions,	66,328,403 yen	71.0%)	(Breakdown: JICA transactions,			29,706,301 yen	94.9%)
	Competitive contract (	0 yen	0.0%)	Competitive contract	(		0 yen	0.0%)
	Planning competition and public selection (	66,328,403 yen	100.0%)	Planning competition and public selection	(		29,706,301 yen	100.0%)
	Noncompetitive negotiated contracts (	0 yen	0.0%)	Noncompetitive negotiated contracts	(		0 yen	0.0%)

	(Note) The above amount pertains to the period from April 1, 2014, through March 31, 2015			(Note) The above amount pertains to the period from July 1, 2014, through June 30, 2015.

(Note)    The entity is not legally required to create a statement of revenues and expenses pursuant to the “Accounting Standards for Public-interest Corporations”; hence, such a statement is not prepared.

Corporation type and name	(Relevant public interest corporations, etc.)				(Relevant public interest corporations, etc.)
Items	Overseas Agricultural Development Association				Agricultural Development Consultants Association
Outline of operations

(1)  Proposal regarding effective undertaking of overseas agricultural development cooperation

(2)  Guidance and advice for overseas agricultural development cooperation by private-sector companies

(3)  Cooperation for activities by the government and private-sector companies regarding overseas agricultural development cooperation

(4)  Research and study regarding overseas agricultural development cooperation

(5)  Gathering and providing of information regarding overseas agricultural development cooperation

(6)  Carrying out of collaborative activities with community organizations regarding rural community promotion in Japan

(7)  Capacity building and securing of personnel who engage in rural community promotion in Japan

(8)  Establishment and operation of necessary facilities for aforementioned activities

(9)  Other activities necessary to fulfill the aims of this organization

(1)  Technical research to create projects for overseas agricultural development

(2)  Research of information and gathering of material regarding overseas agricultural development

(3)  Guidance and advice for consulting firms and organizations

(4)  Organizing lectures and symposiums regarding overseas technical assistance

(5)  Support regarding activities for overseas agricultural development

(6)  Other activities necessary to fulfill the aims of this association

Name of officers	Number of officers: 9 President: Hidekazu Toyohara				Number of officers: 8 Chairman: Shigeyasu Aoyama Director: Ryuzo Nishimaki (Former Director General for Rural Development Department of JICA)

Association chart on transactions between relevant public interest corporations and JICA
		Overseas Agricultural Development Association					Agricultural Development Consultants Association
	JICA				JICA

		(Operation Consignment)				(Operation Consignment)

Assets		17,365,613 yen					106,093,969 yen

Liabilities		17,185,194 yen					9,117,467 yen
Balance of net assets at the beginning of the business year		29,936 yen					101,353,205 yen

Changes in net assets for the current period
Changes in general net assets
¡ Revenues	¡ Revenues				¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.		0 yen		- Subsidy received, etc.			30,518,000 yen
- Other revenues	- Other revenues		122,528,364 yen		- Other revenues			41,791,233 yen
¡ Expenses	¡ Expenses		122,374,881 yen		¡ Expenses			76,685,936 yen

Changes in specified net assets
¡ Revenues	¡ Revenues				¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.		0 yen		- Subsidy received, etc.			0 yen
- Other revenues	- Other revenues		0 yen		- Other revenues			0 yen
¡ Expenses	¡ Expenses		0 yen		¡ Expenses			0 yen

Balance of net assets at the end of the business year		180,419 yen					96,976,502 yen

Total revenues for the current period		-					-

Total expenditures for the current period		-					-

Amount of difference between revenues and expenditures for the current period		-					-

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

		N/A					N/A

Details of receivables and payables to relevant public interest corporations		N/A			Accounts receivable: ¥233,854

Details of debt guarantee		N/A					N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and noncompetitive negotiated contracts)

	Total operating revenues:	118,502,545 yen			Total operating revenues:	34,814,282 yen
	(Breakdown: JICA transactions,		107,060,738 yen	90.3%)	(Breakdown: JICA transactions,			34,814,282 yen	100.0%)
	Competitive contract (		0 yen	0.0%)	Competitive contract	(		0 yen	0.0%)
	Planning competition and public selection (		105,220,726 yen	98.3%)	Planning competition and public selection	(		34,814,282 yen	100.0%)
	Noncompetitive negotiated contracts (		0 yen	0.0%)	Noncompetitive negotiated contracts	(		0 yen	0.0%)

(Note)    The entity is not legally required to create a statement of revenues and expenses pursuant to the “Accounting Standards for Public-interest Corporations”; hence, such a statement is not prepared.

(Note 1) The above amount pertains to the period from April 1, 2014, through March 31, 2015

(Note 2)  The entity is not legally required to create a statement of revenues and expenses pursuant to the “Accounting Standards for Public-interest Corporations”; hence, such a statement is not prepared.

Corporation type and name	(Relevant public interest corporations, etc.)				(Relevant public interest corporations, etc.)
Items	Japan Overseas Forestry Consultants Association				Supporting Organization of J.O.C.V.
Outline of operations

(1)  Survey regarding overseas forest and forestry

(2)  Technical development regarding overseas forest and forestry

(3)  Afforestation in developing countries

(4)  Guidance and advice regarding overseas forest and forestry

(5)  Implementation of training regarding overseas forest and forestry

(6)  Gathering and provision of material and information on overseas forest and forestry

(7)  Other activities necessary to fulfill the purposes of the Association

(1)  Activities for the diffusion of cooperation volunteers and their activities for awareness raising and for understanding promotion

(2)  Activities for promoting participation of young generation in cooperation volunteers

(3)  Activities for removing social impediment to participation to cooperation volunteers

(4)  Activities for providing moral support for volunteers after their return

(5)  Activities for supporting social reintegration and sustainable growth of cooperation

(6)  Other activities necessary to achieve the objectives of this corporation

Name of officers	Number of officers: 11 President: Fusho Ozawa				Number of officers: 15 President: Fusao Adachi Standing Director General: Kazuhisa Matsuoka (Former Vice- President of JICA)

Association chart on transactions between relevant public interest corporations and JICA
		Japan Overseas Forestry Consultants Association					Supporting Organization of J.O.C.V.
	JICA				JICA

		(Operation Consignment)				(Operation Consignment)

Assets		267,458,352 yen					60,663,849 yen

Liabilities		212,778,151 yen					2,917,380 yen
Balance of net assets at the beginning of the business year		49,253,102 yen					74,001,322 yen

Changes in net assets for the current period
Changes in general net assets
¡ Revenues	¡ Revenues				¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.		9,400,000 yen		- Subsidy received, etc.			3,000,000 yen
- Other revenues	- Other revenues		309,742,248 yen		- Other revenues			118,260,604 yen
¡ Expenses	¡ Expenses		313,715,149 yen		¡ Expenses			137,515,457 yen

Changes in specified net assets
¡ Revenues	¡ Revenues				¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.		0 yen		- Subsidy received, etc.			0 yen
- Other revenues	- Other revenues		0 yen		- Other revenues			0 yen
¡ Expenses	¡ Expenses		0 yen		¡ Expenses			0 yen

Balance of net assets at the end of the business year		54,680,201 yen					57,746,469 yen

Total revenues for the current period		319,142,248 yen					-

Total expenditures for the current period		323,606,646 yen					-

Amount of difference between revenues and expenditures for the current period		(4,464,398 yen)					-

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

		N/A					N/A

Details of receivables and payables to relevant public interest corporations		N/A			Account payable ¥22,893,005

Details of debt guarantee		N/A					N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and noncompetitive negotiated contracts)

	Total operating revenues:	275,827,750 yen			Total operating revenues:	97,194,107 yen
	(Breakdown: JICA transactions,		221,500,991 yen	80.3%)	(Breakdown: JICA transactions,			82,714,475 yen	85.1%)
	Competitive contract		(0 yen	0.0%)	Competitive contract	(		80,306,929 yen	97.1%)
	Planning competition and public selection		(157,128,279 yen	70.9%)	Planning competition and public selection	(		0 yen	0.0%)
	Noncompetitive negotiated contracts		(64,372,712 yen	29.1%)	Noncompetitive negotiated contracts	(		0 yen	0.0%)

(Note)    The entity is not legally required to create a statement of revenues and expenses pursuant to the “Accounting Standards for Public-interest Corporations”; hence, such a statement is not prepared.

Corporation type and name	(Relevant public interest corporations, etc.)				(Relevant public interest corporations, etc.)
Items	Overseas Vocational Training Association				Foundation for Advanced Studies on International Development
Outline of operations

(1)  Capacity building of necessary personnel for the planning and promotion of overseas vocational training

(2)  Undertaking of necessary international cooperation such as guidance and advice regarding establishment and operation of training institutions for the planning and promotion of overseas vocational training

(3)  Development and providing of necessary training material and methodology for the planning and promotion of overseas vocational training

(4)  Gathering and providing necessary information and material for the planning and promoting of overseas vocational training

(5)  Assisting the training for foreign trainees in Japan

(6)  Promotion of exchange between foreign trainees and Japanese local communities and families

(7)  Other activities necessary to fulfill the aims of this organization

(1)  Cultivation of human resources for international development

(2)  Research and surveys for international development and assistance policy

(3)  Cooperation for advanced studies regarding international development

(4)  Technical cooperation projects overseas

(5)  Cooperation for private-sector business activities contributing to international development

(6)  Dissemination of information, edification, and publicity regarding international development

(7)  Activities in Japan drawing on insights from aforementioned activities

(8)  Other activities necessary to fulfill the aims of this foundation

Name of officers	Number of officers: 8 President: Isao Aoki				Number of officers: 6 President: Tsuneo Sugishita

Association chart on transactions between relevant public interest corporations and JICA
		Overseas Vocational Training Association					Foundation for Advanced Studies on International Development
	JICA				JICA

		(Operation Consignment)				(Operation Consignment)

Assets		377,649,858 yen					820,124,687 yen

Liabilities		123,425,144 yen					102,237,188 yen
Balance of net assets at the beginning of the business year		324,721,066 yen					744,853,414 yen

Changes in net assets for the current period
Changes in general net assets
¡ Revenues	¡ Revenues				¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.		0 yen		- Subsidy received, etc.			1,000,000 yen
- Other revenues	- Other revenues		100,798,641 yen		- Other revenues			223,987,532 yen
¡ Expenses	¡ Expenses		171,294,993 yen		¡ Expenses			251,953,447 yen

Changes in specified net assets
¡ Revenues	¡ Revenues				¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.		0 yen		- Subsidy received, etc.			0 yen
- Other revenues	- Other revenues		0 yen		- Other revenues			0 yen
¡ Expenses	¡ Expenses		0 yen		¡ Expenses			0 yen

Balance of net assets at the end of the business year		254,224,714 yen					717,887,499 yen

Total revenues for the current period		-					-

Total expenditures for the current period		-					-

Amount of difference between revenues and expenditures for the current period		-					-

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

		N/A					N/A

Details of receivables and payables to relevant public interest corporations		N/A				Accounts payable: ¥53,300,512

Details of debt guarantee		N/A					N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and noncompetitive negotiated contracts)

	Total operating revenues:	98,595,128 yen			Total operating revenues:		209,176,744 yen
	(Breakdown: JICA transactions,		27,073,145 yen	27.5%)	(Breakdown: JICA transactions,			158,223,861 yen	75.6%)
	Competitive contract (		0 yen	0.0%)	Competitive contract	(		28,073,635 yen	17.7%)
	Planning competition and public selection (		23,171,858 yen	85.6%)	Planning competition and public selection	(		125,428,557 yen	79.3%)
	Noncompetitive negotiated contracts (		3,901,287 yen	14.4%)	Noncompetitive negotiated contracts	(		0 yen	0.0%)

(Note 1) The above amount pertains to the period from April 1, 2014, through March 31, 2015

(Note)    The entity is not legally required to create a statement of revenues and expenses pursuant to the “Accounting Standards for Public-interest Corporations”; hence, such a statement is not prepared.

(Note 2)  The entity is not legally required to create a statement of revenues and expenses pursuant to the “Accounting Standards for Public-interest Corporations”; hence, such a statement is not prepared.

Corporation type and name	(Relevant public interest corporations, etc.)				(Relevant public interest corporations, etc.)
Items	The Overseas Coastal Area Development Institute of Japan				Kyoto Comparative Law Center
Outline of operations

(1)    Research and studies for projects

1.    Research and studies on global coastal development and international logistics

2.    Undertaking cooperative projects related to coastal development and logistics overseas

(2)    International cooperation support activities

1.    Transfer of Japanese technology concerning coastal development and logistics

2.    Gathering and analyzing information on global coastal development and international logistics

(3)    International exchange and publicity

1.    Promotion of international relations with overseas researchers and experts on coastal development and logistics

2.    Organizing of study sessions and lectures and publications on global coastal development and international logistics

3.    Joint research on global coastal development and international logistics with domestic and overseas institutions

(4)    Other activities necessary for fulfilling the aims of this institution

(1)    Interdisciplinary research among different fields of law, information science, and natural sciences

(2)    Collection and analysis of materials on both domestic and foreign law, systemization and provision of research outcomes

(3)    Studies of legal cultures and legal policies and policy recommendations based on research outcomes

(4)    Establishment of human network regarding (1)~(3)

(5)    Training for the promotion of national and economic development for developing countries

(6)    Publication, research promotion, conducting conference and seminar regarding (1)~(5)

(7)    Other activities needed to achieve the purpose of the organization according to (1)~(6)

Name of officers	Number of officers: 9 Chairman: Koreshige Anami				Number of officers: 7 Director :Shinzaburo Nagata

Association chart on transactions between relevant public interest corporations and JICA
		The Overseas Coastal Area Development Institute of Japan					Kyoto Comparative Law Center
	JICA				JICA

		(Operation Consignment)				(Operation Consignment)

Assets		1,444,460,275 yen					66,096,517 yen

Liabilities		141,991,340 yen					9,565,785 yen
Balance of net assets at the beginning of the business year		1,401,713,857 yen					67,381,595 yen

Changes in net assets for the current period
Changes in general net assets
¡ Revenues	¡ Revenues				¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.		0 yen		- Subsidy received, etc.			750,000 yen
- Other revenues	- Other revenues		695,872,343 yen		- Other revenues			61,737,740 yen
¡ Expenses	¡ Expenses		795,117,265 yen		¡ Expenses			73,338,603 yen

Changes in specified net assets
¡ Revenues	¡ Revenues				¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.		0 yen		- Subsidy received, etc.			0 yen
- Other revenues	- Other revenues		0 yen		- Other revenues			0 yen
¡ Expenses	¡ Expenses		0 yen		¡ Expenses			0 yen

Balance of net assets at the end of the business year		1,302,468,935 yen					56,530,732 yen

Total revenues for the current period		-					62,487,740 yen

Total expenditures for the current period		-					73,338,603 yen

Amount of difference between revenues and expenditures for the current period		-					(10,850,863 yen)

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

		N/A					N/A

Details of receivables and payables to relevant public interest corporations	Accounts payable: ¥38,309,560						N/A

Details of debt guarantee		N/A					N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and noncompetitive negotiated contracts)

	Total operating revenues:	678,740,743 yen			Total operating revenues:		59,499,431 yen
	(Breakdown: JICA transactions,		276,593,008 yen	40.8%)	(Breakdown: JICA transactions,			28,077,084 yen	47.2%)
	Competitive contract (		2,929,000 yen	1.1%)	Competitive contract	(		0 yen	0.0%)
	Planning competition and public selection (		273,664,008 yen	98.9%)	Planning competition and public selection	(		27,919,271 yen	99.4%)
	Noncompetitive negotiated contracts (		0 yen	0.0%)	Noncompetitive negotiated contracts	(		0 yen	0.0%)

(Note 1) The above amount pertains to the period from April 1, 2014, through March 31, 2015

(Note 2)  The entity is not legally required to create a statement of revenues and expenses pursuant to the “Accounting Standards for Public-interest Corporations”; hence, such a statement is not prepared.

Corporation type and name	(Relevant public interest corporations, etc.)			(Relevant public interest corporations, etc.)
Items	HANDS (Health and Development Service)			SEEDS Asia
Outline of operations

(1)  Training of international health care cooperation experts and leaders in the area of population and health care

(2)  Establishment and undertaking of high-quality international health care cooperation and technical cooperation projects that match the needs of developing nations

(3)  Research and development of cooperation methods regarding comprehensive health care advancement in developing nations

(4)  Creation and providing of information and material regarding international health care cooperation

(5)  Advocacy to promote understanding of international health care cooperation

(6)  Activities regarding reduction of poverty and starvation, which are related to international health care cooperation, promulgation of elementary education, promotion of gender equality, and securing of environmental sustainability

(7)  Other activities necessary for fulfilling the aims of this organization

(1)  Dispatch of the experts

(2)  Human resource development

(3)  Networking of the experts

(4)  Survey research

(5)  Collection of information and dissemination of knowledge regarding disaster management and environmental conservation

(6)  Other activities associated with the above activities.

Name of officers	Number of officers: 6 Representative director: Yasuhide Nakamura			Number of officers: 7 President: Rajib Shaw

Association chart on transactions between relevant public interest corporations and JICA
		HANDS				SEEDS Asia
	JICA			JICA

	(Operation Consignment)				(Operation Consignment)

Assets		72,639,398 yen				41,686,278 yen

Liabilities		87,149,283 yen				40,896,328 yen
Balance of net assets at the beginning of the business year		12,428,551 yen				2,226,212 yen

Changes in net assets for the current period
Changes in general net assets
¡ Revenues	¡ Revenues			¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.	-		- Subsidy received, etc.			-
- Other revenues	- Other revenues	-		- Other revenues			-
¡ Expenses	¡ Expenses	-		¡ Expenses			-

Changes in specified net assets
¡ Revenues	¡ Revenues			¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.	-		- Subsidy received, etc.			-
- Other revenues	- Other revenues	-		- Other revenues			-
¡ Expenses	¡ Expenses	-		¡ Expenses			-

Balance of net assets at the end of the business year		(14,509,885 yen)				789,950 yen

Total revenues for the current period		224,138,576 yen				106,513,890 yen

Total expenditures for the current period		260,261,652 yen				107,950,152 yen

Amount of difference between revenues and expenditures for the current period		(36,123,076 yen)				(1,436,262 yen)

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

		N/A				N/A

Details of receivables and payables to relevant public interest corporations		N/A				N/A

Details of debt guarantee		N/A				N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and noncompetitive negotiated contracts)

	Total operating revenues:	133,144,355 yen		Total operating revenues:		39,179,513 yen
	(Breakdown: JICA transactions,	121,566,048 yen	91.3%)	(Breakdown: JICA transactions,			36,373,825 yen	92.8%)
	Competitive contract (	1,683,045 yen	1.4%)	Competitive contract	(		0 yen	0.0%)
	Planning competition and public selection (	119,883,003 yen	98.6%)	Planning competition and public selection	(		36,373,825 yen	100.0%)
	Noncompetitive negotiated contracts (	0 yen	0.0%)	Noncompetitive negotiated contracts	(		0 yen	0.0%)

	(Note) The above amount pertains to the period July 1, 2014, through June 30, 2015.			(Note) Pursuant to the Act to Promote Specified Nonprofit Activities, the entity is not legally required to create a statement of changes in net assets; hence, such a statement is not prepared.

(Note)    Pursuant to the “Act amending part of the Act to Promote Specified Nonprofit Activities” (Act No. 70 of 2011) (“Act to Promote Specified Nonprofit Activities” hereinafter), the entity is not legally required to create a statement of changes in net assets; hence, such a statement is not prepared.

Corporation type and name	(Relevant public interest corporations, etc.)			(Relevant public interest corporations, etc.)
Items	Okinawa Environment Club			Mura no Mirai
Outline of operations

(1)  Conservation of regional nature and environment

(2)  Promotion of environmental education

(3)  Community development making use of natural and environmental features

(4)  Necessary research and studies; gathering and providing of information

(5)  Publication of newsletters, etc.

(1)  Activities regarding community development and support for community sustainability

(2)  Activities related to capacity building and receiving trainees

(3)  Activities related to research and studies

(4)  Activities related to promotion of international understanding and edification

(5)  Activities related to support of community promotion

(6)  Other activities necessary for fulfilling the aims of this organization

Name of officers	Number of officers: 7 President: Kuniki Shimoji			Number of officers: 11 Representative director: Toyokazu Nakata

Association chart on transactions between relevant public interest corporations and JICA
		Okinawa Environment Club				Mura no Mirai
	JICA			JICA

	(Operation Consignment)				(Operation Consignment)

Assets		31,312,560 yen				16,096,997 yen

Liabilities		4,909,802 yen				14,134,899 yen
Balance of net assets at the beginning of the business year		33,340,451 yen				1,506,300 yen

Changes in net assets for the current period
Changes in general net assets
¡ Revenues	¡ Revenues			¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.	-		- Subsidy received, etc.			-
- Other revenues	- Other revenues	-		- Other revenues			-
¡ Expenses	¡ Expenses	-		¡ Expenses			-

Changes in specified net assets
¡ Revenues	¡ Revenues			¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.	-		- Subsidy received, etc.			-
- Other revenues	- Other revenues	-		- Other revenues			-
¡ Expenses	¡ Expenses	-		¡ Expenses			-

Balance of net assets at the end of the business year		26,402,758 yen				1,962,098 yen

Total revenues for the current period		25,170,970 yen				89,286,642 yen

Total expenditures for the current period		32,108,663 yen				88,830,844 yen

Amount of difference between revenues and expenditures for the current period		(6,937,693 yen)				455,798 yen

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

		N/A				N/A

Details of receivables and payables to relevant public interest corporations		N/A				Accounts receivable ¥9,400

Details of debt guarantee		Accounts receivable ¥196,498				N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and noncompetitive negotiated contracts)

	Total operating revenues:	23,750,145 yen		Total operating revenues:		61,968,557 yen
	(Breakdown: JICA transactions,	21,810,111 yen	91.8%)	(Breakdown: JICA transactions,			38,830,829 yen	62.7%)
	Competitive contract (	0 yen	0.0%)	Competitive contract	(		0 yen	0.0%)
	Planning competition and public selection (	21,810,111 yen	100.0%)	Planning competition and public selection	(		38,830,929 yen	100.0%)
	Noncompetitive negotiated contracts (	0 yen	0.0%)	Noncompetitive negotiated contracts	(		0 yen	0.0%)

	(Note) Pursuant to the Act to Promote Specified Nonprofit Activities, the entity is not legally required to create a statement of changes in net assets; hence, such a statement is not prepared.			(Note) Pursuant to the Act to Promote Specified Nonprofit Activities, the entity is not legally required to create a statement of changes in net assets; hence, such a statement is not prepared.

Corporation type and name	(Relevant public interest corporations, etc.)			(Relevant public interest corporations, etc.)
Items	Lequio Wings			Non-profit Organization Kyushu International Cooperative Association, Japan
Outline of operations

(1)  International cooperation activities

(2)  International exchange activities

(3)  Activities regarding to capacity building

(4)  Activities regarding culture, sports, education, and academic exchange

(5)  Activities regarding promotion of communities in Okinawa

(6)  Support for the socially vulnerable and activities to promote peace

(7)  Other activities necessary for fulfilling the aims of this organization

(1)  Activities to provide advice to overseas volunteer undertaking, such as government development assistance activities, support for research, studies and evaluation, and cooperation

(2)  Activities including international exchange by municipalities and various organizations, planning for international cooperation undertaking, and support and cooperation for research and studies

(3)  Organizing training and lectures, etc., to promote self-development of young people through international understanding and publicity

(4)  Activities to promote international cooperation through personnel exchange and cultural and technical assistance with regional communities of developing nations, etc.

(5)  Activities to help returnees of overseas cooperation volunteers find jobs, with a view to disseminating volunteer experiences throughout society

(6)  Activities for sales and providing information regarding goods and publications for promotion of the activities

Name of officers	Number of officers: 7 Exective director: Chochu Awa

Number of officers: 16

President: Akinobu Yumiba

Board member: Teiji Takeshita

(Former Director General for the Secretariat of Japan Overseas Cooperation Volunteers)

Board member: Masato Hanada

(Former Director General of the Nihon-matsu Training Center of JICA)

Association chart on transactions between relevant public interest corporations and JICA
		Lequio Wings				Kyushu International Cooperative Association, Japan
	JICA			JICA

	(Operation Consignment)				(Operation Consignment)

Assets		11,772,611 yen				26,343,928 yen

Liabilities		11,140 yen				3,385,436 yen
Balance of net assets at the beginning of the business year		8,527,579 yen				27,740,075 yen

Changes in net assets for the current period
Changes in general net assets
¡ Revenues	¡ Revenues			¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.	-		- Subsidy received, etc.			-
- Other revenues	- Other revenues	-		- Other revenues			-
¡ Expenses	¡ Expenses	-		¡ Expenses			-

Changes in specified net assets
¡ Revenues	¡ Revenues			¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.	-		- Subsidy received, etc.			-
- Other revenues	- Other revenues	-		- Other revenues			-
¡ Expenses	¡ Expenses	-		¡ Expenses			-

Balance of net assets at the end of the business year		11,761,471 yen				22,958,492 yen

Total revenues for the current period		30,679,836 yen				44,892,190 yen

Total expenditures for the current period		27,445,944 yen				49,673,773 yen

Amount of difference between revenues and expenditures for the current period		3,233,892 yen				(4,781,583 yen)

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

		N/A				N/A

Details of receivables and payables to relevant public interest corporations		Accounts receivable ¥6,737,059				Accounts receivable ¥4,527,630

Details of debt guarantee		N/A				N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and noncompetitive negotiated contracts)

	Total operating revenues:	29,498,824 yen		Total operating revenues:		44,135,465 yen
	(Breakdown: JICA transactions,	29,498,824 yen	100.0%)	(Breakdown: JICA transactions,			34,041,656 yen	77.1%)
	Competitive contract (	0 yen	0.0%)	Competitive contract	(		26,317,000 yen	77.3%)
	Planning competition and public selection (	29,498,824 yen	100.0%)	Planning competition and public selection	(		7,436,806 yen	21.8%)
	Noncompetitive negotiated contracts (	0 yen	0.0%)	Noncompetitive negotiated contracts	(		0 yen	0.0%)

(Note) Pursuant to the Act to Promote Specified Nonprofit Activities, the entity is not legally required to create a statement of changes in net assets; hence, such a statement is not prepared.

(Note)    Pursuant to the Act to Promote Specified Nonprofit Activities, the entity is not legally required to create a statement of changes in net assets, and it is difficult to identify the requested figure from the entity’s financial statements; hence, the box is left blank.

Corporation type and name	(Relevant public interest corporations, etc.)			(Relevant public interest corporations, etc.)
Items	Japan NGO Center for International Cooperation			International Farmers Participation Technical Net-work
Outline of operations

(1)  Promote Partnership among NGOs

(2)  Strengthen Capacity and Social Responsibility of NGOs

(3)  Dissemination of knowledge and information regarding International cooperation and NGOs for international cooperation

(4)  Research and Advocacy

(5)  Promotion of education for realization of global citizenship society

(6)  Promotion of collaboration and interaction between United Nations institutions and domestic and international entities of central and local government and private sector.

(7)  Other activities for the purpose of article 3 of Articles of incorporation

(1)   Activities regarding international cooperation

1.    As support for small-scale farmers, development of appropriate technologies regarding upland crop, rice cultivation, vegetable cultivation, improvement of agricultural instruments, and irrigation

2.    Gathering and providing information on agricultural technology for small-scale farmers

3.    Survey of situations of local agriculture, and research and development for appropriate technologies

4.    Capacity building of local residents and technological support

5.    Training in Japan as well as at operation site

6.    Support through dispatching experts

(2)   Activities related to revitalization of economic activities

1.    Cooperation for participatory rural development through appropriate agricultural technology

2.    Cooperation for farmers to participate in local agricultural cooperatives, etc.

3.    Cooperation for training of appropriate agricultural technology for local farmers

(3)   Activities related to promotion of learning

1.    Development, research, and study of appropriate technology for local small-scale farmers

2.    Exchange with Japanese farmers, students and experts engaging in international cooperation

3.    Support and cooperation to universities and research institutions

Name of officers	Number of officers: 22 President: Hiroshi Taniyama

Number of officers: 7

President: Nobutaka Ito

Director: Kazuo Nagai

  (Former Director General of the Tsukuba International Center of JICA)

Director: Yoshiaki Kano

  (Former Director General of the Tokyo International Center of JICA)

Director: Yoshihiko Nishimura

  (Former Deputy Director of the Tsukuba International Center of JICA)

Association chart on transactions between relevant public interest corporations and JICA
		Japan NGO Center for International Cooperation				International Farmers Participation Technical Net-work
	JICA			JICA

	(Operation Consignment)			(Operation Consignment)
Assets	70,546,752 yen			34,837,324 yen
Liabilities	36,200,212 yen			19,494,570 yen
Balance of net assets at the beginning of the business year	41,167,849 yen			26,978,801 yen
Changes in net assets for the current period
Changes in general net assets
¡ Revenues	¡ Revenues			¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.	-		- Subsidy received, etc.		-
- Other revenues	- Other revenues	-		- Other revenues		-
¡ Expenses	¡ Expenses	-		¡ Expenses		-

Changes in specified net assets
¡ Revenues	¡ Revenues			¡ Revenues
- Subsidy received, etc.	- Subsidy received, etc.	-		- Subsidy received, etc.		-
- Other revenues	- Other revenues	-		- Other revenues		-
¡ Expenses	¡ Expenses	-		¡ Expenses		-

Balance of net assets at the end of the business year	34,346,540 yen			15,342,754 yen
Total revenues for the current period	146,543,596 yen			69,755,826 yen
Total expenditures for the current period	153,364,905 yen			81,391,873 yen
Amount of difference between revenues and expenditures for the current period	(6,821,309 yen)			(11,636,047 yen)
Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.	N/A			N/A
Details of receivables and payables to relevant public interest corporations	Accounts payable: ¥13,164,577			Accounts payable: ¥18,022,553, Accounts receivable: ¥267,524
Details of debt guarantee	N/A			N/A
Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and noncompetitive negotiated contracts)	Total operating revenues:	74,531,488 yen		Total operating revenues:		68,161,800 yen
	(Breakdown: JICA transactions,	24,610,362 yen	33.0%)	(Breakdown: JICA transactions,		67,392,609 yen	98.9%)
	Competitive contract (	24,610,362 yen	100.0%)	Competitive contract	(	0 yen	0.0%)
	Planning competition and public selection (	0 yen	0.0%)	Planning competition and public selection	(	67,392,609 yen	100.0%)
	Noncompetitive negotiated contracts (	0 yen	0.0%)	Noncompetitive negotiated contracts	(	0 yen	0.0%)
	(Note) Pursuant to the Act to Promote Specified Nonprofit Activities, the entity is not legally required to create a statement of changes in net assets; hence, such a statement is not prepared.			(Note) Pursuant to the Act to Promote Specified Nonprofit Activities, the entity is not legally required to create a statement of changes in net assets; hence, such a statement is not prepared.

INDEPENDENT AUDITOR’S REPORT

To Mr. Shinichi Kitaoka, President

Japan International Cooperation Agency

We have audited the accompanying financial statements related to the finance and investment account of Japan International Cooperation Agency, which comprise the balance sheet as of March 31, 2016, and the statement of income, statement of cash flows and statement of administrative service operation cost for the year then ended, and a summary of significant accounting policies and other explanatory information, and the accompanying supplementary schedules (except for the information described based on the financial statements and business reports relating to the associated companies; the same shall apply hereinafter).

President’s Responsibility for the Financial Statements

The president is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan, and for such internal control as the president determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error, or illegal acts.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards for incorporated administrative agencies generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. The audit was planned with adequate attention being paid to the possibility that any fraud or error, or illegal acts, of the president, other executive officers or staff members may result in material misstatement in the financial statements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error, or illegal acts. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the president, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. The basis includes the fact that no such fraud or error, or illegal acts, of the president, other executive officers or staff members was found, to the extent that we conducted our audit. The audit we conducted is not intended to express an opinion on whether there was any fraud or error, or illegal acts, of the president, other executive officers or staff members, which would not result in material misstatement in the financial statements.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Japan International Cooperation Agency’s finance and investment account as of March 31, 2016 and the results of its operations, cash flows and administrative service operation cost for the year then ended in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan.

/s/ DELOITTE TOUCHE TOHMATSU LLC

June 22, 2016

Balance Sheet

(as of March 31, 2016)

Finance and Investment Account

				(Unit: Yen)
Assets
I Current assets
Cash and deposits		87,531,224,966
Loans	11,502,090,784,898
Allowance for loan losses	(153,208,197,398)	11,348,882,587,500

Advance payments		9,753,544,819
Prepaid expenses		108,726,069
Accrued income
Accrued interest on loans	34,642,109,569
Accrued commitment charges	887,201,055
Accrued interest	88,076	35,529,398,700

Accounts receivable		1,045,341,298
Suspense payments		4,463,250
Advances paid		614,633
Short-term guarantee deposits		43,182,000,000

Total current assets			11,526,037,901,235

II Non-current assets
1 Tangible assets
Buildings	3,244,509,548
Accumulated depreciation	(899,795,733)
Accumulated impairment loss	(675,214,797)	1,669,499,018

Structures	50,459,764
Accumulated depreciation	(20,856,209)
Accumulated impairment loss	(11,670,468)	17,933,087

Machinery and equipment	193,923,940
Accumulated depreciation	(62,111,035)
Accumulated impairment loss	(102,287,680)	29,525,225

Vehicles	341,704,167
Accumulated depreciation	(217,899,918)	123,804,249

Tools, furniture, and fixtures	352,585,435
Accumulated depreciation	(208,164,963)	144,420,472

Land	12,703,270,000
Accumulated impairment loss	(6,091,196,973)	6,612,073,027

Construction in progress		13,031,172

Total tangible assets		8,610,286,250
2 Intangible assets
Trademark right		529,269
Software		42,658,030
Software in progress		192,453,675

Total intangible assets		235,640,974
3 Investments and other assets
Investment securities		923,593,356
Shares of affiliated companies		41,753,390,955
Claims probable in bankruptcy, claims probable in rehabilitation, and other	63,845,414,239
Allowance for loan losses	(63,845,414,239)	0

Long-term prepaid expenses		18,333,132
Long-term guarantee deposits		726,528,994

Total investments and other assets		43,421,846,437

Total non-current assets			52,267,773,661

Total assets				11,578,305,674,896

Liabilities
I Current liabilities
Current portion of borrowings from government fund for Fiscal Investment and Loan Program		219,211,646,000
Accounts payable		6,024,351,871
Accrued expenses		6,793,821,158
Derivatives		43,259,483,859
Lease obligations		32,079,914
Deposits received		24,363,335
Unearned revenue		21,923,427
Provision
Provision for bonuses	259,858,791
Provision for contingent losses	15,766,237,754	16,026,096,545

Suspense receipt		37,780,241

Total current liabilities			291,431,546,350

II Non-current liabilities
Bonds		477,305,000,000
Discounts on bonds payable		(169,202,563)
Borrowings from government fund for Fiscal Investment and Loan Program		1,537,318,931,000
Long-term lease obligations		32,998,367
Long-term deposits received		1,161,485,000
Provision for retirement benefits		4,063,412,799
Asset retirement obligations		70,374,150

Total non-current liabilities			2,019,782,998,753

Total liabilities				2,311,214,545,103

Net assets
I Capital
Government investment		7,862,157,840,510

Total capital			7,862,157,840,510

II Retained earnings
Reserve fund		1,369,795,600,709
Unappropriated income for the current business year		102,762,464,386

[Total income for the current business year]		[102,762,464,386]
Total retained earnings			1,472,558,065,095

III Valuation and translation adjustments
Valuation difference on available-for-sale securities		(51,810,024)
Deferred gains or losses on hedges		(67,572,965,788)

Total valuation and translation adjustments			(67,624,775,812)

Total net assets				9,267,091,129,793

Total liabilities and net assets				11,578,305,674,896

Statement of Income

(April 1, 2015–March 31, 2016)

Finance and Investment Account
			(Unit: Yen)

Ordinary expenses

Expenses related to operations of cooperation through finance and investment

Interest on bonds and notes	5,750,649,584

Interest on borrowings	21,180,259,848

Interest on interest rate swaps	8,227,523,160

Operations consignment expenses	22,204,483,756

Bond issuance cost	329,293,249

Personnel expenses	3,624,946,268

Provision for bonuses	259,858,791

Retirement benefit expenses	133,207,468

Operating and administrative expenses	12,541,993,818

Depreciation	245,756,869

Taxes	81,334,300

Loss on valuation of investment securities	77,949,645

Loss on valuation of shares of affiliated companies	844,526,577

Provision for allowance for loan losses	10,797,999,542

Provision for allowance for contingent losses	4,089,303,465

Other operating expenses	13,141,443	90,402,227,783

Total ordinary expenses			90,402,227,783

Ordinary revenues

Revenues from operations of cooperation through finance and investment

Interest on loans	161,474,437,954

Interest on bonds	9,099,453

Dividends on investments	24,369,414,558

Commissions	3,390,551,363

Foreign exchange gains	10,705,094

Gain on valuation of shares of affiliated companies	12,263,018	189,266,471,440

Financial revenues

Interest income	33,539,547	33,539,547

Miscellaneous income		810,179,009

Recoveries of written-off claims		19,878,116

Total ordinary revenues			190,130,068,112

Ordinary income			99,727,840,329

Extraordinary losses

Loss on disposal of non-current assets		3,368,052

Loss on sales of non-current assets		2,872,463	6,240,515

Extraordinary income

Gain on sales of non-current assets		8,428,366

Gain on transfer of benefit obligation relating to employees’ pension fund		3,032,436,206	3,040,864,572

Net income			102,762,464,386

Total income for the current business year			102,762,464,386

Statement of Cash Flows

(April 1, 2015–March 31, 2016)

Finance and Investment Account

(Unit: Yen)

I. Cash flows from operating activities
Payments for loans	(964,720,165,305)
Repayments of borrowings from the private sector	(166,300,000,000)
Repayments of borrowings from government fund for Fiscal Investment and Loan Program	(244,354,953,000)
Redemption of bonds	(10,000,000,00)
Interest expenses paid	(47,717,619,104)
Payments for personnel expenses	(4,224,090,139)
Payments for other operations	(94,449,546,892)
Proceeds from collection of loans	696,468,637,693
Proceeds from borrowings from the private sector	166,300,000,000
Proceeds from borrowings from government fund for Fiscal Investment and Loan Program	297,300,000,000
Proceeds from issuance of bonds	59,670,706,751
Proceeds from interest on loans	157,425,496,231
Proceeds from commissions	3,154,307,597
Proceeds from other operations	40,112,146,712
Subtotal	(111,335,079,456)
Interest and dividend income received	24,413,920,122

Net cash used in operating activities	(86,921,159,334)

II. Cash flows from investing activities
Payments for purchase of non-current assets	(339,762,722)
Proceeds from sales of non-current assets	22,413,012
Payments for purchase of investment securities	(921,510,610)
Proceeds from sales and collection of investment securities	15,693,685
Proceeds from sales and collection of shares of affiliated companies	460,612,268
Payments for purchase of negotiable deposits	(279,900,000,000)
Proceeds from refund of negotiable deposits	279,900,000,000

Net cash used in investing activities	(762,554,367)

III. Cash flows from financing activities
Repayments of lease obligations	(94,755,152)
Receipt of government investment	48,260,000,000

Net cash provided by financing activities	48,165,244,848

IV. Net increase in funds (decrease)	(39,518,468,853)
V. Funds at the beginning of the business year	127,049,693,819

VI. Funds at the end of the business year	87,531,224,966

Statement of Administrative Service Operation Cost

(April 1, 2015–March 31, 2016)

Finance and Investment Account

			(Unit: Yen)
I. Operating expenses
(1) Expenses in the statement of income
Expenses related to operations of cooperation through finance and investment	90,402,227,783
Loss on disposal of non-current assets	3,368,052
Loss on sales of non-current assets	2,872,463	90,408,468,298

(2) (Deduction) Self-revenues, etc.
Revenues from operations of cooperation through finance and investment	(189,266,471,440)
Financial revenues	(33,539,547)
Miscellaneous income	(810,179,009)
Recoveries of written-off claims	(19,878,116)
Gain on sales of non-current assets	(8,428,366)
Gain on transfer of benefit obligation relating to employees’ pension fund	(3,032,436,206)	(193,170,932,684)

Total operating expenses			(102,762,464,386)

II. Estimated increase in retirement benefits not included in provision			4,205,789

III. Opportunity cost
Opportunity cost of government investment			0

IV. Administrative service operation cost			(102,758,258,597)

Basis of Presenting Financial Statements

The accompanying financial statements of JICA have been prepared in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan, which are different in many respects as to application and disclosure requirements of accounting principles for business enterprises generally accepted in Japan.

Significant Accounting Policies

Finance and Investment Account

Effective for the year ended March 31, 2016, JICA adopted the“ Accounting Standards for Incorporated Administrative Agencies” and“ Notes to Accounting Standards for Incorporated Administrative Agencies” (February 16, 2000 (Revised January 27, 2015), and the “Q&A on Accounting Standards for Incorporated Administrative Agencies and Notes to Accounting Standards for Incorporated Administrative Agencies” (August 2000 (Finally revised February 2016)).

1.	Depreciation method

(1)	Tangible assets (except for lease assets)

Straight-line method

The useful lives of major assets are as follows:

Buildings:	2–50 years

Structures:	2–46 years

Machinery and equipment:	2–17 years

Vehicles:	2–6 years

Tools, furniture, and fixtures:	2–15 years

(2)	Intangible assets (except for lease assets)

Straight-line method

Software used by JICA is depreciated over its useful life (5 years), which has been determined by JICA.

(3)	Lease assets

Lease assets are depreciated by the straight-line method over the lease term. Depreciation for lease assets is calculated with zero residual value being assigned to the asset.

2.	Standard for appropriation of provision and estimation for bonuses

The provision for bonuses is calculated and provided for based on estimated amounts of future payments attributable to the services that have been rendered by officers and employees applicable to the current business year.

3.	Standard for appropriation of provision and estimation for retirement benefits

The provision for retirement benefits is calculated and provided for based on estimated amounts of future payments attributable to the retirement of employees, and is accrued in line with the retirement benefit obligations and estimated plan assets applicable to the business year ended

March 31, 2016. In calculating the retirement benefit obligations, the estimated amount of retirement benefit payments is attributed to the period based on the straight-line basis. The profit and loss appropriation method for actuarial differences and past service costs are presented as follows:

Actuarial differences are recognized as a lump-sum gain or loss in the business year in which they occur.

Past service costs are recognized as a lump-sum gain or loss in the business year in which they occur.

The estimated increase in retirement benefits not included in provision in the statement of administrative service operation cost is reported as the current-year increase of provision for retirement benefits, calculated according to the Accounting Standard for Incorporated Administrative Agency No. 38.

4.	Basis and standard for appropriation of allowance, etc.

(1)	Allowance for loan losses

The allowance for claims on debtors who are legally bankrupt (“Bankrupt borrowers”) or substantially bankrupt (“Substantially bankrupt borrowers”) is provided based on the outstanding balance of loan claims after the deductions of the amount expected to be collected through the disposal of collateral and execution of guarantees, or the same amount is written off directly. The allowance for claims on debtors who are not legally bankrupt, but are likely to become bankrupt (“Potentially bankrupt borrowers”) is provided based on an overall assessment of the solvency of the debtors after the deductions of the amount expected to be collected through the disposal of collateral and the execution of guarantees, or the same amount is written off directly. There were no write-offs from the above-mentioned outstanding balance of loan claims for the business year 2015.

The allowance for claims on debtors other than Bankrupt borrowers, Substantially bankrupt borrowers, and Potentially bankrupt borrowers is provided primarily based on the default rate, which is calculated based on the actual defaults during a certain period in the past. The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situation of these countries.

All claims are assessed initially by the operational departments (including regional departments) based on internal rules for self-assessment of asset quality. Internal audit department, which is independent from the operational departments, reviews these self-assessments, and an allowance is provided based on the results of the assessments.

(2)	Provision for contingent losses

Provision for contingent losses is provided to prepare for the occurrence of contingent losses for a portion of the undisbursed balance of loan commitments, which JICA is absolutely obligated to extend. The amount of the provision is estimated based on the possibility of losses in the future.

5.	Standard and method for the valuation of securities

(1)	Shares of affiliated companies

Shares of affiliated companies are stated at cost, determined using the moving-average method.

However, when the amount corresponding to the equity holding has fallen below the cost at acquisition, the amount corresponding to the equity holding is used.

(2)	Other investment securities (whose fair value is extremely difficult to determine)

Other investment securities are stated at cost, determined using the moving-average method.

Investments in limited partnerships and other similar partnerships, which are regarded as securities under Article 2, Clause 2 of the Japanese Financial Instruments and Exchange Law, are recognized at an amount equivalent to JICA’s percentage share of the net assets of such partnerships, based upon the most recent financial statements available depending on the report date stipulated in the partnership agreement.

6.	Standard and method for the valuation of derivative transactions

All derivative financial instruments are carried at fair value.

7.	Method for amortization of discount on bonds payable

Discount on bonds payable is amortized over the duration of the bonds.

8.	Translation standard for foreign currency-denominated assets and liabilities into yen

Foreign currency money claims and liabilities are translated into Japanese yen mainly at the spot exchange rate at the balance sheet date. Exchange differences are recognized as profit or loss.

9.	Method for computing opportunity cost in the statement of administrative service operation cost

Interest rate used to compute opportunity cost concerning government investment:

0.000% with reference to the yield of 10-year fixed-rate Japanese government bonds at the end of March 2016.

10.	Method of hedge accounting

(1)	Method of hedge accounting

Interest rate swaps are accounted for using the deferral hedge accounting method. As for interest rate and currency swaps, the interest rate part is accounted for using the accrual method and the currency part is accounted for by the assignment method.

(2)	Hedging instruments and hedged items

[1]	Hedging instruments...Interest rate swaps

Hedged items...Loans and bonds

[2]	Hedging instruments...Interest rate and currency swaps

Hedged items...Foreign currency bonds

(3)	Hedging policy

JICA engages in interest rate swaps or interest rate and currency swaps for the purpose of hedging interest rate or currency fluctuation risks.

(4)	Method of evaluation of hedge effectiveness

Hedges that offset market fluctuations of loans are assessed based on discrepancies with regard to maturity and notional principal and others between hedged loans and hedging instruments.

Hedges that offset market fluctuations of bonds are assessed by measuring and comparing the change in fair value of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the assessment date. As for interest rate and currency swaps that satisfy the requirements of the accrual method and the assignment method, JICA is not required to periodically evaluate hedge effectiveness.

11.	Accounting treatment for consumption taxes

Consumption taxes and local consumption taxes are included in transaction amounts.

Notes to the financial statements

Finance and Investment Account

(Balance Sheet)

1. Joint obligations

JICA is jointly liable for obligations arising from the following bonds issued by the former Japan Bank for International Cooperation which was succeeded by the Japan Bank for International Cooperation:

Fiscal Investment and Loan Program (FILP) Agency Bonds	250,000,000,000	Yen

2. Undisbursed balance of loan commitments

Most of JICA’s loans are long term. Ordinarily, when receiving a request for disbursement of a loan from a borrower, corresponding to the intended use of funds as stipulated by the loan agreement, and upon confirming the fulfillment of conditions prescribed under the loan agreement, JICA promises to loan a certain amount of funds within a certain range of the amount required by the borrower, with an outstanding balance within the limit of loan commitments. The undisbursed balance of loan commitments as of March 31, 2016 was ¥5,707,740,258,384.

(Statement of Income)

1. Gain (loss) on valuation of investment securities and gain (loss) on valuation of shares of affiliated companies

Gain (loss) on valuation of investment securities and gain (loss) on valuation of shares of affiliated companies include gain and loss resulting from valuations, sales and collections of these securities.

2. Recoveries of written-off claims

Recoveries of written-off claims include the amount recovered in excess of book value of the loans transferred to JICA on October 1, 2008, that are associated with the Overseas Economic Cooperation Account of the former Japan Bank for International Cooperation.

(Statement of Cash Flows)

The funds shown in the statement of cash flows are deposit accounts and checking accounts.

1. Breakdown of balance sheet items and ending balance of funds

(as of March 31, 2016)

Cash and deposits	¥87,531,224,966

Ending balance of funds	¥87,531,224,966

2. Description of significant non-cash transactions

Assets granted under finance lease
Tools, furniture, and fixtures	¥11,830,346

(Statement of Administrative Service Operation Cost)

Number of public officers temporarily transferred to JICA and accounted for as opportunity cost

Of the estimated increase in retirement benefits not included in the provision, ¥4,205,789 was recognized as the current-business-year increase of provision for retirement benefits for 29 public officers temporarily transferred to JICA according to JICA’s internal rules.

(Financial instruments)

1. Status of financial instruments

(1)	Policy regarding financial instruments

The Finance and Investment Account undertakes financial cooperation operations by providing debt and equity financing. In undertaking these operations, it raises funds by borrowing from the Japanese Government under the FILP, borrowing from financial institutions, issuing bonds, and receiving capital investment from the Japanese Government. From the perspective of asset-liability management (ALM), derivative transactions are conducted for mitigating the adverse impact caused by interest rate and foreign exchange fluctuations.

(2)	Details of financial instruments and related risks

The financial assets held in the Finance and Investment Account are loans mainly to developing regions, and are exposed to credit risk attributed to defaults by its borrowers and interest rate risk. Securities, investment securities, and shares of affiliated companies are held for policy-oriented purposes, and are exposed to credit risk of issuers, interest rate risk, and market price volatility risk.

Borrowings and bonds are exposed to liquidity risk as their payments or repayments cannot be duly serviced in such a situation where the account is unable to have access to markets for certain reasons. In addition to the above, foreign currency bonds are exposed to foreign exchange fluctuation risk.

(3)	Risk management system for financial instruments

[1]	Credit risk management

The Finance and Investment Account has established and operates a system for credit management. This system encompasses credit appraisal, credit limit setting, credit information monitoring, internal rating, guarantee and collateral setting, problem loan management, etc., in accordance with integrated risk management rules and various credit risk-monitoring rules. This credit management is carried out by the respective departments responsible for each region in addition to the Credit Risk Analysis and Environmental Review Department and General Affairs Department. Additionally, the Risk Management Committee of the Finance and Investment Account and Board Meeting convene on a regular basis for the purpose of deliberating or reporting. Moreover, the Office of Audit monitors the status of credit management.

The credit risks of issuers of investment securities and shares of affiliated companies are monitored by the Private Sector Partnership and Finance Department, which regularly confirms their credit information, etc.

Counterparty risk in derivative transactions is monitored by regularly confirming the exposure and credit standing of counterparties and by securing collateral as necessary.

[2]	Market risk management

(i)	Interest rate risk management

Interest rates are determined in accordance with the methods prescribed by laws or statements of operational procedures. Interest rate swap transactions are conducted to hedge against the risk of interest rate fluctuations in light of their possible adverse impact.

(ii)	Foreign exchange risk management

Foreign currency bonds are exposed to foreign exchange fluctuation risk; as such, interest rate and currency swaps are employed to avert or reduce foreign exchange risk.

(iii)	Price volatility risk management

Stocks that are held for policy-oriented purposes are monitored for changes in value affected by the market environment or financial condition of the companies, exchange rates, and other factors.

This information is reported on a regular basis to the Risk Management Committee of the Finance and Investment Account and Board Meeting.

[3]	Liquidity risk management related to fund raising

The Finance and Investment Account prepares a funding plan and executes fund raising based on the government-affiliated agencies’ budgets, as resolved by the National Diet.

[4]	Derivative transaction management

Pursuant to rules concerning swaps, derivative transactions are implemented and managed by separating the sections related to execution of transactions, assessment of hedge effectiveness, and logistics management based on a mechanism with an established internal system of checks and balances.

2. Fair value of financial instruments

Balance sheet amount, fair value, and difference at the balance sheet date are as follows:

(Unit: Yen)

	Balance sheet amount	Fair value	Difference
(1) Loans	11,502,090,784,898
Allowance for loan losses	(153,208,197,398)
	11,348,882,587,500	12,058,875,759,222	709,993,171,722
(2) Claims probable in bankruptcy, claims probable in rehabilitation, and other	63,845,414,239
Allowance for loan losses	(63,845,414,239)
	0	0	0
(3) Borrowings from government fund for FILP (including borrowings due within one year)	(1,756,530,577,000)	(1,866,440,558,883)	(109,909,981,883)
(4) Derivative transactions	(43,259,483,859)	(43,259,483,859)	0

* Liabilities are shown in parentheses (    ).

(Note 1) Method for calculating fair values of financial instruments

[1]	Loans

Fair values of loans with floating interest rates are calculated at their book values, as policy interest rates (bank rates) are immediately reflected in their floating interest rates, and therefore, fair value approximates book value. On the other hand, fair values of loans with fixed interest rates are calculated by discounting the total amount of the principal and interest using a rate that combines a risk-free rate with the respective borrowers’ credit risk.

[2]	Claims probable in bankruptcy, claims probable in rehabilitation, and other

Regarding claims probable in bankruptcy, claims probable in rehabilitation, and other, the estimated uncollectible amount is calculated based on the expected recoverable amount through collateral and guarantees. Therefore, fair value approximates the balance sheet amount, less the current estimated uncollectible amount, and hence is calculated accordingly.

[3]	Borrowings from government fund for FILP (including borrowings due within one year)

Fair value of borrowings from government fund for FILP (including borrowings due within one year) is calculated by discounting the total amount of principal and interest using interest rates expected to be applied to new borrowings for the same total amount.

[4]	Derivative transactions

Derivative transactions are interest rate-related transactions (interest rate swaps), and fair values are based on discounted present values.

(Note 2)	The following are financial instruments whose fair values are deemed to be extremely difficult to determine. They are not included in the fair value information of financial instruments.

(Unit: Yen)
Balance sheet amount
Investment securities *1	923,593,356
Shares of affiliated companies *1	41,753,390,955
Undisbursed balance of loan commitments *2	0

*1 These financial instruments have no market prices, and the calculation of their fair values is deemed to be impractical.

*2 The fair values of the undisbursed balances of loan commitments are deemed to be extremely difficult to determine. The main reason is the difficulty of reasonably estimating future extensions of loans, because of the extremely diverse range of implementation formats for projects in the developing countries where these loans are provided.

(Retirement benefits)

1.	Overview of retirement benefit plans

To provide retirement benefits for employees, JICA has a defined benefit pension plan comprised of a defined benefit corporate pension plan and a lump-sum severance indemnity plan, and a defined contribution plan comprised of a defined contribution pension plan.

Effective March 1, 2014, JICA has been authorized by the Minister of Health, Labour and Welfare to be exempt from the obligations to pay future amounts in respect of the part of the welfare pension fund it manages for the government. Subsequently on April 1, 2015, JICA has been authorized to transfer to the government the past substitutional portion.

2.	Defined benefit pension plan

(1)	The changes in the retirement benefit obligation are as follows:

(Unit: Yen)
Retirement benefit obligation at the beginning of the fiscal year	11,074,620,367

Current service cost	289,359,149

Interest cost	89,647,646

Actuarial differences	(153,241,344)

Retirement benefit paid	(344,945,045)

Past service cost	0

Contribution by the employee	0

Decrease associated with the return of a substitutional portion of the Employees’ Pension Fund	(3,032,436,206)

Retirement benefit obligation at the end of the fiscal year	7,923,004,567

(2)	The changes in the plan assets are as follows:

(Unit: Yen)

Plan assets at the beginning of the fiscal year	3,743,728,949

Expected return on plan assets	0
Actuarial differences	105,602,904
Contribution by the company	119,127,422
Retirement benefit paid	(126,795,141)
Contribution by the employee	17,927,634

Plan assets at the end of the fiscal year	3,859,591,768

(Note)	Plan assets include ¥1,624,500,810 paid in advance to the National Treasury in relation to the return of the substitutional portion of the Employees’ Pension Funds.

(3)	Reconciliation of the retirement benefit obligations and plan assets and provision for retirement benefits and prepaid pension expenses in the balance sheets

(Unit: Yen)

Funded retirement benefit obligation	4,396,285,857
Plan assets	(3,859,591,768)

Unfunded benefit obligations of funded pension plan	536,694,089
Unfunded benefit obligations of unfunded pension plan	3,526,718,710

Subtotal	4,063,412,799
Unrecognized actuarial differences	0
Unrecognized past service cost	0

Net amount of assets and liabilities in the balance sheets	4,063,412,799

Provision for retirement benefits	4,063,412,799
Prepaid pension expenses	0

Net amount of assets and liabilities in the balance sheets	4,063,412,799

(4)	Profit or loss regarding retirement benefits

(Unit: Yen)
Current service cost	289,359,149
Interest cost	89,647,646
Expected return on plans assets	0
Realized actuarial differences	(258,844,248)
Amortization of past service cost	0
Extraordinary additional retirement payments	0

Total	120,162,547

Profit or loss associated with the return of a substitutional portion of the Employees’ Pension Fund (Note)	(3,032,436,206)

(Note)	Recorded as a component of extraordinary income.

(5)	Major components of plan assets

Percentages of components to the total (excluding plan assets paid in advance) are as follows;

Bonds	38%
Stocks	31%
General account of life insurance company	21%
Others	10%

Total	100%

(6)	Method of determining the long-term expected rate of return on plan assets

The long-term expected rate of return on plan assets is determined based on components of plan assets, its performance and market condition, etc.

(7)	Assumptions used

Principal assumptions used in actuarial calculations at the end of the fiscal year

Discount rate	Defined benefit corporate pension plan	0.23%
	Retirement benefits	0.74%
Long-term expected rate of return on plan assets		0.00%

3.	Defined contribution plan

The amount of contribution required to be made to the defined contribution plan is ¥13,044,921.

(Lease transactions)

Future minimum lease payments related to operating lease transactions are as follows

Future minimum lease payments due within one year of the balance sheet date	¥186,974

Future minimum lease payments corresponding to periods more than one year from the balance sheet date	¥744,377

(Asset retirement obligations)

JICA has a building lease agreement for its head office building, and has an obligation to restore the building to its original state at the termination of the lease period. Therefore, the asset retirement obligations have been recorded. The estimate for the asset retirement obligations assumes a five-year lease period for the projected period of use and a discount rate of 0.529%.

The balance of the asset retirement obligations at the end of the current business year was ¥70,374,150.

(Profit and loss under the equity method)

JICA does not maintain any specific affiliated companies and, as such, does not prepare consolidated financial statements. However, profit and loss under the equity method related to affiliated companies are as follows:

Investment amount in affiliated companies	¥41,753,390,955

Investment amount when applying the equity method	¥50,160,905,916

Capital gain amount from investments when applying the equity method	¥18,016,408,651

(Significant Contractual Liabilities)

Not applicable.

(Significant subsequent events)

Appropriation of profit was approved as follows on May 31, 2016:

			(Unit: Yen)
I.	Unappropriated income for the current business year		102,762,464,386
	Total income for the current business year	102,762,464,386

II.	Profit appropriation amount
	Reserve fund	102,762,464,386	102,762,464,386

The Accompanying Supplementary Schedules

Finance and Investment Account

(1) Details of acquisition and disposal of non-current assets, depreciation, and accumulated impairment loss

												(Unit: Yen)
Type		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Accumulated depreciation		Accumulated impairment loss			Net assets at the end of the period	Remarks
							Depreciation during the period		Impairment loss during the period (recognized in the statement of income)	Impairment loss during the period (not recognized in the statement of income)

Tangible assets (Depreciation included in expenses)	Buildings	3,198,330,904	48,732,818	2,554,174	3,244,509,548	899,795,733	92,169,428	675,214,797	0	0	1,669,499,018
	Structures	50,459,764	0	0	50,459,764	20,856,209	1,936,128	11,670,468	0	0	17,933,087
	Machinery and equipment	194,618,606	951,726	1,646,392	193,923,940	62,111,035	3,800,321	102,287,680	0	0	29,525,225
	Vehicles	350,083,187	35,216,023	43,595,043	341,704,167	217,899,918	32,825,776	0	0	0	123,804,249
	Tools, furniture, and fixtures	642,072,291	28,003,211	317,490,067	352,585,435	208,164,963	109,774,849	0	0	0	144,420,472
	Total	4,435,564,752	112,903,778	365,285,676	4,183,182,854	1,408,827,858	240,506,502	789,172,945	0	0	1,985,182,051

Tangible assets (Non-depreciable assets)	Land	12,703,270,000	0	0	12,703,270,000	0	0	6,091,196,973	0	0	6,612,073,027
	Construction in progress	7,840,044	13,544,889	8,353,761	13,031,172	0	0	0	0	0	13,031,172
	Total	12,711,110,044	13,544,889	8,353,761	12,716,301,172	0	0	6,091,196,973	0	0	6,625,104,199

Total tangible assets	Buildings	3,198,330,904	48,732,818	2,554,174	3,244,509,548	899,795,733	92,169,428	675,214,797	0	0	1,669,499,018
	Structures	50,459,764	0	0	50,459,764	20,856,209	1,936,128	11,670,468	0	0	17,933,087
	Machinery and equipment	194,618,606	951,726	1,646,392	193,923,940	62,111,035	3,800,321	102,287,680	0	0	29,525,225
	Vehicles	350,083,187	35,216,023	43,595,043	341,704,167	217,899,918	32,825,776	0	0	0	123,804,249
	Tools, furniture, and fixtures	642,072,291	28,003,211	317,490,067	352,585,435	208,164,963	109,774,849	0	0	0	144,420,472
	Land	12,703,270,000	0	0	12,703,270,000	0	0	6,091,196,973	0	0	6,612,073,027
	Construction in progress	7,840,044	13,544,889	8,353,761	13,031,172	0	0	0	0	0	13,031,172
	Total	17,146,674,796	126,448,667	373,639,437	16,899,484,026	1,408,827,858	240,506,502	6,880,369,918	0	0	8,610,286,250

Intangible assets (Depreciation included in expenses)	Trademark right	731,316	0	0	731,316	202,047	76,364	0	0	0	529,269
	Software	0	47,832,033	0	47,832,033	5,174,003	5,174,003	0	0	0	42,658,030
	Total	731,316	47,832,033	0	48,563,349	5,376,050	5,250,367	0	0	0	43,187,299

Intangible assets (Non-depreciable assets)	Software in progress	0	192,453,675	0	192,453,675	0	0	0	0	0	192,453,675
	Total	0	192,453,675	0	192,453,675	0	0	0	0	0	192,453,675

Total intangible assets	Trademark right	731,316	0	0	731,316	202,047	76,364	0	0	0	529,269
	Software	0	47,832,033	0	47,832,033	5,174,003	5,174,003	0	0	0	42,658,030
	Software in progress	0	192,453,675	0	192,453,675	0	0	0	0	0	192,453,675
	Total	731,316	240,285,708	0	241,017,024	5,376,050	5,250,367	0	0	0	235,640,974

Investments and other assets	Investment securities	139,850,556	948,845,991	165,103,191	923,593,356	0	0	0	0	0	923,593,356
	Shares of affiliated companies	43,046,266,782	0	1,292,875,827	41,753,390,955	0	0	0	0	0	41,753,390,955
	Claims probable in bankruptcy, claims probable in rehabilitation, and other	68,324,707,686	0	4,479,293,447	63,845,414,239	0	0	0	0	0	63,845,414,239
	Allowance for loan losses (non-current)	(60,988,674,161)	(2,856,740,078)	0	(63,845,414,239)	0	0	0	0	0	(63,845,414,239)
	Long-term prepaid expenses	28,634,369	5,456,254	15,757,491	18,333,132	0	0	0	0	0	18,333,132
	Long-term guarantee deposits	830,565,893	20,812,081	124,848,980	726,528,994	0	0	0	0	0	726,528,994
	Total	51,381,351,125	(1,881,625,752)	6,077,878,936	43,421,846,437	0	0	0	0	0	43,421,846,437

(2) Details of securities

Securities recorded under investments and other assets

(Unit: Yen)

	Name	Acquisition cost	Value obtained by multiplying the net asset value by the percentage of shareholding	Balance sheet amount	Valuation difference recognized in the statement of income of the period	Remarks
Shares of affiliated companies	Sumatra Pulp Corporation	883,835,338	(154,261,982)	1	(804,114,098)
	Japan Saudi Arabia Methanol Co., Inc.	7,149,297,104	5,504,422,473	5,504,422,473	514,043
	SPDC Ltd.	7,269,880,619	14,615,960,836	7,269,880,619	0
	KAFCO Japan Investment Co., Ltd.	2,436,204,983	2,503,698,876	2,436,204,983	0
	Nippon Amazon Aluminum Co., Ltd	26,002,629,979	26,469,583,990	26,002,629,979	0
	The First MicroFinanceBank Ltd.	218,880,000	301,380,110	218,880,000	(40,926,522)
	Myanmar Japan Thilawa Development Ltd.	321,372,900	639,967,413	321,372,900	0
	Total	44,282,100,923	49,880,751,716	41,753,390,955	(844,526,577)
Other securities	Type and name	Acquisition cost	Fair value	Balance sheet amount	Valuation difference recognized in the statement of income of the period	Valuation difference on other securities	Remarks
	Prototype Carbon Fund	1	-	1	0	0
	MGM Sustainable Energy Fund L.P.	236,233,010	-	151,458,803	(77,949,645)	(6,824,562)
	Asia Climate Partner L.P.	817,120,014	-	772,134,552	0	(44,985,462)
	Total	1,053,353,025	-	923,593,356	(77,949,645)	(51,810,024)
Total balance sheet amount				42,676,984,311		(51,810,024)

(3) Details of loans

(Unit: Yen)

Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period		Balance at the end of the period	Remarks
			Collection, etc.	Write-off
Loans	11,223,480,672,780	973,734,353,586	695,124,241,468	0	11,502,090,784,898
Claims probable in bankruptcy, claims probable in rehabilitation, and other	68,324,707,686	0	4,479,293,447	0	63,845,414,239
Total	11,291,805,380,466	973,734,353,586	699,603,534,915	0	11,565,936,199,137

*	Increase during the period and decrease during the period by collection in the current business year include reclassifications between “Loans” and “Claims probable in bankruptcy, claims probable in rehabilitation and other”.

(4) Details of borrowings

							(Unit: Yen)
Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Average interest rate (%)	Maturity date	Remarks
Borrowings from government fund for Fiscal Investment and Loan Program	1,703,585,530,000	297,300,000,000	244,354,953,000	1,756,530,577,000 (219,211,646,000)	1.157	June 2016- November 2040

*	Figures in parentheses indicate the amount of borrowings repayable within one year.

(5) Details of bonds

(Unit: Yen)

Security name	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Coupon (%)	Maturity date	Remarks
FILP Agency Bonds
FILP Agency Bonds (1st)	30,000,000,000	0	0	30,000,000,000	2.470	September 2028
				(0)
FILP Agency Bonds (2nd)	30,000,000,000	0	0	30,000,000,000	2.341	June 2029
				(0)
FILP Agency Bonds (3rd)	20,000,000,000	0	0	20,000,000,000	2.134	December 2029
				(0)
FILP Agency Bonds (4th)	20,000,000,000	0	0	20,000,000,000	2.079	June 2030
				(0)
FILP Agency Bonds (5th)	20,000,000,000	0	0	20,000,000,000	1.918	September 2030
				(0)
FILP Agency Bonds (6th)	20,000,000,000	0	0	20,000,000,000	2.098	December 2030
				(0)
FILP Agency Bonds (7th)	20,000,000,000	0	0	20,000,000,000	1.991	June 2031
				(0)
FILP Agency Bonds (8th)	15,000,000,000	0	0	15,000,000,000	1.554	September 2026
				(0)
FILP Agency Bonds (9th)	5,000,000,000	0	0	5,000,000,000	2.129	September 2041
				(0)
FILP Agency Bonds (10th)	10,000,000,000	0	10,000,000,000	0	0.380	December 2015
				(0)
FILP Agency Bonds (11th)	10,000,000,000	0	0	10,000,000,000	1.140	December 2021
				(0)
FILP Agency Bonds (12th)	10,000,000,000	0	0	10,000,000,000	0.901	June 2022
				(0)
FILP Agency Bonds (13th)	10,000,000,000	0	0	10,000,000,000	1.752	June 2032
				(0)
FILP Agency Bonds (14th)	10,000,000,000	0	0	10,000,000,000	0.825	September 2022
				(0)
FILP Agency Bonds (15th)	10,000,000,000	0	0	10,000,000,000	1.724	September 2032
				(0)
FILP Agency Bonds (16th)	10,000,000,000	0	0	10,000,000,000	0.300	December 2018
				(0)
FILP Agency Bonds (17th)	10,000,000,000	0	0	10,000,000,000	0.720	December 2022
				(0)
FILP Agency Bonds (18th)	10,000,000,000	0	0	10,000,000,000	0.868	June 2023
				(0)
FILP Agency Bonds (19th)	10,000,000,000	0	0	10,000,000,000	1.725	June 2033
				(0)
FILP Agency Bonds (20th)	10,000,000,000	0	0	10,000,000,000	0.787	September 2023
				(0)
FILP Agency Bonds (21st)	10,000,000,000	0	0	10,000,000,000	1.734	September 2033
				(0)
FILP Agency Bonds (22nd)	10,000,000,000	0	0	10,000,000,000	0.260	December 2018
				(0)
FILP Agency Bonds (23rd)	10,000,000,000	0	0	10,000,000,000	0.684	February 2024
				(0)
FILP Agency Bonds (24th)	10,000,000,000	0	0	10,000,000,000	0.655	June 2024
				(0)
FILP Agency Bonds (25th)	10,000,000,000	0	0	10,000,000,000	1.520	June 2034
				(0)
FILP Agency Bonds (26th)	10,000,000,000	0	0	10,000,000,000	0.588	September 2024
				(0)
FILP Agency Bonds (27th)	10,000,000,000	0	0	10,000,000,000	1.451	September 2034
				(0)
FILP Agency Bonds (28th)	10,000,000,000	0	0	10,000,000,000	0.150	December 2019
				(0)
FILP Agency Bonds (29th)	0	10,000,000,000	0	10,000,000,000	0.583	June 2025
				(0)
FILP Agency Bonds (30th)	0	10,000,000,000	0	10,000,000,000	1.299	June 2035
				(0)
FILP Agency Bonds (31th)	0	10,000,000,000	0	10,000,000,000	0.530	September 2025
				(0)
FILP Agency Bonds (32th)	0	10,000,000,000	0	10,000,000,000	1.212	September 2035
				(0)
FILP Agency Bonds (33th)	0	10,000,000,000	0	10,000,000,000	1.130	December 2035
				(0)
FILP Agency Bonds (34th)	0	10,000,000,000	0	10,000,000,000	0.245	February 2026
				(0)
Subtotal	370,000,000,000	60,000,000,000	10,000,000,000	420,000,000,000
				(0)
Government-guaranteed bonds
Japan International Cooperation Agency Government-guaranteed bonds (1st)	57,305,000,000 [$500,000,000]			57,305,000,000
		0	0	[$500,000,000 ]	1.875	November 2019
				(0)
Subtotal	57,305,000,000	0	0	57,305,000,000
				(0)
Total	427,305,000,000	60,000,000,000	10,000,000,000	477,305,000,000
				(0)

*	Figures in parentheses indicate the amount of bonds redeemable within one year. The amount in [ ] is denominated in a foreign currency

(6) Details of provisions

						(Unit: Yen)

Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period		Balance at the end of the period	Remarks
			Use for purpose	Others

Provision for bonuses	234,605,336	259,858,791	234,605,336	0	259,858,791

Provision for contingent losses	11,697,233,092	15,671,532,167	20,298,803	11,582,228,702	15,766,237,754

Total	11,931,838,428	15,931,390,958	254,904,139	11,582,228,702	16,026,096,545

*	Decrease during the period (others) for the provision for contingent losses indicates the amount of reversal of the provision after revaluation.

(7) Details of allowance for loan losses, etc.

							(Unit: Yen)

Classification	Balance of loans, etc.			Balance of allowance for loan losses			Remarks
	Balance at the beginning of the period	Increase or decrease during the period	Balance at the end of the period	Balance at the beginning of the period	Increase or decrease during the period	Balance at the end of the period

Loans	11,223,480,672,780	278,610,112,118	11,502,090,784,898	145,266,937,934	7,941,259,464	153,208,197,398

Claims probable in bankruptcy, claims probable in rehabilitation, and other	68,324,707,686	(4,479,293,447)	63,845,414,239	60,988,674,161	2,856,740,078	63,845,414,239

Total	11,291,805,380,466	274,130,818,671	11,565,936,199,137	206,255,612,095	10,797,999,542	217,053,611,637

*	The standard for appropriation of allowance for loan losses is described in No. 4 of Significant Accounting Policies.

(8) Details of provision for retirement benefits

					(Unit: Yen)

Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Remarks

Total retirement benefit obligations	11,074,620,367	4,779,686,573	7,931,302,373	7,923,004,567

Retirement benefits	3,495,624,861	249,243,753	218,149,904	3,526,718,710

Employees’ Pension Fund	7,578,995,506	7,361,822	7,586,357,328	0

Defined benefit corporate pension plan	0	4,523,080,998	126,795,141	4,396,285,857

Unrecognized past service cost and unrecognized actuarial differences	0	(258,844,248)	(258,844,248)	0

Plan assets	3,743,728,949	242,657,960	126,795,141	3,859,591,768

Provision for retirement benefits	7,330,891,418	4,795,872,861	8,063,351,480	4,063,412,799

*	JICA has been authorized by the Minister of Health, Labour and Welfare to transfer to the government the past substitutional portion in respect of the part of the welfare pension fund it manages for the government on April 1, 2015.

*	“Defined benefit corporate pension plan” and “Plan assets” include the amount corresponding to the refund (minimum actuarial liability) of a substitutional portion of Employees’ Pension Fund.

(9) Details of asset retirement obligations

					(Unit: Yen)
Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Remarks
Obligation of restoration to original state based on building lease agreement	70,374,150	0	0	70,374,150	Specified expenses in Accounting Standard for Incorporated Administrative Agency No. 91: None

(10) Details of liabilities for guarantee

								(Unit: Yen)
Classification	Balance at the beginning of the period		Increase during the period		Decrease during the period		Balance at the end of the period		Remarks
	Number of bonds	Amount	Number of bonds	Amount	Number of bonds	Amount	Number of bonds	Amount
FILP Agency Bonds (Public offering)	10	350,000,000,000	0	0	2	100,000,000,000	8	250,000,000,000

								(Unit: U.S. Dollars)
Classification	Balance at the beginning of the period		Increase during the period		Decrease during the period		Balance at the end of the period		Remarks
	Number of bonds	Amount	Number of bonds	Amount	Number of bonds	Amount	Number of bonds	Amount
Government-Guaranteed Foreign Bonds (Eurodollar bond [Public offering])	1	650,000,000	0	0	1	650,000,000	0	0

*	JICA is jointly liable for obligations arising from the above bonds issued by the former Japan Bank for International Cooperation which was succeeded by the Japan Bank for International Cooperation.

(11) Details of capital and capital surplus

						(Unit: Yen)
Classification		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Remarks
Capital	Government investment	7,813,897,840,510	48,260,000,000	0	7,862,157,840,510	Increase in capital resulting from the receipt of government investment

(12) Details of reserves

					(Unit: Yen)
Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Remarks
Reserve fund stipulated in Paragraph 4 of Article 31 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency	1,255,357,507,833	114,438,092,876	0	1,369,795,600,709	Increase resulting from the appropriation of profits for business year 2014

(13) Details of remunerations and salaries of officers and employees

	(Unit: Thousands of yen, persons)
Classification	Remunerations or salaries		Retirement benefits
	Payment amount	Number of people	Payment amount	Number of people
Officers	44,205	12	0	0
Employees	3,965,446	1,889	218,150	90
Total	4,009,652	1,901	218,150	90

(Notes)	1. Payment standard of remunerations and retirement benefits to officers

Remunerations and retirement benefits to officers are paid based on “Rules on Remuneration for Officers” and “Rules on Retirement Benefits for Officers” in place for Incorporated Administrative Agency - Japan International Cooperation Agency.

2. Payment standard of salaries and retirement benefits to employees

Salaries and retirement benefits to employees are paid based on “Rules on Salaries for Employees” and “Rules on Retirement Benefits for Employees” in place for Incorporated Administrative Agency - Japan International Cooperation Agency.

3. Number of people
As for the number of people to whom remunerations or salaries are paid, the average number of JICA officers or employees during the period is used.

4. Others
There are no part-time officers or employees classified as external members.

(14) Details of main assets, liabilities, and expenses, except those mentioned above

Operating and administrative expenses	(Unit: Yen)
Classification	Amount
Operating expenses	5,531,224,040

Information system-related expenses	1,511,919,960

Rent expenses on real estate	832,867,470

Travelling and transportation expenses	1,307,589,977

Other expenses	3,358,392,371
Total	12,541,993,818

(15) Details of affiliated companies

Corporation type and name	(Affiliated company)		(Affiliated company)

Items	KAFCO Japan Investment Co., Ltd.		Karnaphuli Fertilizer Company Limited

Outline of operations	Production of urea and ammonia in Chittagong, Bangladesh		Production of urea and ammonia in Chittagong, Bangladesh
Name of officers	Number of officers: 9 President and CEO: Tomomi Kawai Executive Vice President: Kazuhide Usui (former Deputy General Manager of the International Credit Analysis Department, former Japan Bank for International Cooperation) Auditor: Toru Nomura (former General Manager of the Environmental Surveillance Department, former Japan Bank for International Cooperation)		-
Association chart on transactions between affiliated companies and JICA

	JICA	KAFCO Japan Investment Co., Ltd.	JICA	KAFCO Japan Investment Co., Ltd.

	(Equity Investment)		(Equity Investment)	(Equity Investment)
Karnaphuli Fertilizer Company Limited

Assets	6,291,904,913 yen		-
Liabilities	40,110,812 yen		-
Capital	5,023,900,000 yen		-
Retained earnings	1,227,894,101 yen		-
Operating revenues	2,100,219,815 yen		-
Ordinary (loss) income	2,103,984,831 yen		-
Net (loss) income	1,880,331,397 yen		-
Unappropriated (loss) income for the current fiscal year	1,036,985,901 yen		-
Number of company shares owned by JICA, acquisition cost, balance sheet amount, etc.

•    Number of company shares owned by JICA: 46,606 shares

•    Acquisition cost: ¥2,436,204,983

•    Balance sheet amount: ¥2,436,204,983 (No changes from the end of the previous business year)

•    Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•   Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Development Areas, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•  Purpose of investment: Capital contribution to the production of urea and ammonia by the company

•   Date of the initial investment: July 27, 1990

•   Number of company shares owned by JICA -

•   Acquisition cost: -

•   Balance sheet amount: -

•   Legal basis: -

•   Applicable provision of the act: -

•   Purpose of investment: -

•   Date of the initial investment: -

Details of receivables and payables	N/A		-
Details of debt guarantee	N/A		-
Amounts and ratios in relation to gross sales, order placement by JICA, etc. (Amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)	N/A		-

Corporation type and name	(Affiliated company)	(Affiliated company)
Items	Nippon Amazon Aluminum Co., Ltd.	SPDC Ltd.

Outline of operations	Production of alumina and smelting ammonium in the Amazon region	Production and sales of ethylene glycol and other petrochemical products in the Al Jubail Industrial Area
Name of officers	Number of officers: 15 President and CEO: Michitaka Nakatomi Auditor: Nobuhiro Ikuro (Deputy Director General of the Global Environment Department, JICA)	Number of officers: 17 President and CEO: Hiroshi Kanamori Managing Director: Osamu Murata (Executive Advisor of the Southeast Asia and Pacific Department, JICA)

Association chart on transactions between affiliated companies and JICA
Nippon Amazon Aluminum Co. Ltd
	JICA	JICA	SPDC Ltd.

	(Equity Investment)	(Equity Investment)

Assets	60,836,516,986 yen	98,142,164,451 yen
Liabilities	186,256,044 yen	23,392,156,122 yen
Capital	57,350,000,000 yen	14,200,000,000 yen
Retained earnings	3,300,260,942 yen	60,550,008,329 yen
Operating revenues	1,945,105,566 yen	343,039,327 yen
Ordinary (loss) income	1,961,867,835 yen	20,238,926,173 yen
Net (loss) income	1,962,807,310 yen	18,017,735,224 yen
Unappropriated (loss) income for the current fiscal year	2,048,883,942 yen	35,450,008,329 yen
Number of company shares owned by JICA, acquisition cost, balance sheet amount, etc.

•    Number of company shares owned by JICA: 51,520,000 shares

•    Acquisition cost: ¥26,002,629,979

•    Balance sheet amount: ¥26,002,629,979 (No changes from the end of the previous business year)

•    Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•    Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Development Areas, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•    Purpose of investment: Capital contribution to the smelting of alumina and aluminum

•    Date of the initial investment: August 29, 1978

•    Number of company shares owned by JICA: 2,107,500 shares

•    Acquisition cost: ¥7,269,880,619

•    Balance sheet amount: ¥7,269,880,619 (No changes from the end of the previous business year)

•    Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•    Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Development Areas, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•    Purpose of investment: Capital contribution to the manufacturing of ethylene glycol and other petrochemical products

•    Date of the initial investment: June 17, 1981

Details of receivables and payables	N/A	N/A

Details of debt guarantee	N/A	N/A

Amounts and ratios in relation to gross sales, order placement by JICA, etc. (Amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)

	N/A	N/A

Corporation type and name	(Affiliated company)		(Affiliated company)
Items	Eastern Petrochemical Company		Sumatra Pulp Corporation

Outline of operations	Production and sales of ethylene glycol and other petrochemical products in the Al Jubail Industrial Area		Construction of a pulp mill to manufacture wood pulp from afforested acacia mangium, and production and sale of wood pulp in Muara Enim, South Sumatra
Name of officers	-

Number of officers: 7

President and CEO: Kazuo Hidaka

Executive Vice President: Atsushi Sasaki (Chief Representative of JICA Indonesia Office)

Auditor: Rentaro Tamaishi (former Senior Advisor of the Development Assistance Department I, former Japan Bank for International Cooperation)

Association chart on transactions between affiliated companies and JICA
	JICA	SPDC Ltd.	JICA	Sumatra Pulp Corporation
	(Equity Investment)	(Equity Investment)	(Equity Investment)
Eastern Petrochemical Company

Assets	-		288,770,355 yen
Liabilities	-		649,989,765 yen
Capital	-		13,350,850,000 yen
Retained earnings	-		(13,712,069,410 yen)
Operating revenues	-		(70,724,210 yen)
Ordinary (loss) income	-		(73,955,851 yen)
Net (loss) income	-		(2,179,424,589 yen)
Unappropriated (loss) income for the current fiscal year	-		(13,712,069,410 yen)
Number of company shares owned by JICA, acquisition cost, balance sheet amount, etc.

•   Number of company shares owned by JICA –

•   Acquisition cost: -

•   Balance sheet amount: -

•   Legal basis: -

•   Applicable provision of the act: -

•   Purpose of investment: -

•   Date of the initial investment: -

•    Number of company shares owned by JICA: 114,032 shares

•    Acquisition cost: ¥883,835,338

•    Balance sheet amount: ¥1 (A decrease of ¥804,114,098 from the end of the previous business year)

•    Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•    Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Development Areas, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•    Purpose of investment: Capital contribution to the pulp manufacturing business

•    Date of the initial investment: April 21, 1995

Details of receivables and payables	-		N/A
Details of debt guarantee	-		N/A
Amounts and ratios in relation to gross sales, order placement by JICA, etc. (Amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)	-		N/A

Corporation type and name	(Affiliated company)		(Affiliated company)
Items	Japan Saudi Arabia Methanol Co., Inc.		JSMC PANAMA S.A.

Outline of operations	Production of methanol in the Al-Jubail Industrial Area		Transportation of methanol business
Name of officers	Number of officers: 12 Chairman: Akira Ishiwada Managing Director and General Manager of the General Affairs Department: Yutaka Ohashi (former General Manager of the Development Assistance Department IV, former Japan Bank for International Cooperation) Auditor: Shigeru Takeda (former Executive Director, former Japan Bank for International Cooperation)		-
Association chart on transactions between affiliated companies and JICA
	JICA	Japan Saudi Arabia Methanol Co., Inc.	JICA	Japan Saudi Arabia Methanol Co., Inc.
	(Equity Investment)		(Equity Investment)	(Equity Investment)
JSMC PANAMA S.A.

Assets	55,606,048,117 yen		-
Liabilities	4,669,648,205 yen		-
Capital	2,310,000,000 yen		-
Retained earnings	48,907,988,912 yen		-
Operating revenues	34,997,184,369 yen		-
Ordinary (loss) income	35,124,370,047 yen		-
Net (loss) income	32,586,758,443 yen		-
Unappropriated (loss) income for the current fiscal year	32,757,388,912 yen		-
Number of company shares owned by JICA, acquisition cost, balance sheet amount, etc.

•     Number of company shares owned by JICA: 1,386,000 shares

•     Acquisition cost: ¥7,149,297,104

•     Balance sheet amount: ¥5,504,422,473 (An increase of ¥514,043 from the end of the previous business year)

•     Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•     Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Development Areas, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•     Purpose of investment: Capital contribution to the methanol manufacturing business

•     Date of the initial investment: December 17, 1979

•   Number of company shares owned by JICA –

•   Acquisition cost: -

•   Balance sheet amount: -

•   Legal basis: -

•   Applicable provision of the act: -

•   Purpose of investment: -

•   Date of the initial investment: -

Details of receivables and payables	N/A		-
Details of debt guarantee	N/A		-
Amounts and ratios in relation to gross sales, order placement by JICA, etc. (Amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)	N/A		-

Corporation type and name	(Affiliated company)
Items	The First MicroFinanceBank Ltd.

Outline of operations	Microfinance business
Number of officers: 8 Chairman: Akbarali Pesnani Director: Hironobu Takahashi (Senior Advisor of the Private Sector Partnership and Finance Department, JICA)
Name of officers
Association chart on transactions between affiliated companies and JICA

	JICA	The First MicroFinanceBank Ltd.

(Equity Investment)

Assets	13,392,664,629 yen
Liabilities	11,695,516,876 yen
Capital	1,485,164,449 yen
Retained earnings	1,187,911 yen
Operating revenues	1,433,668,896 yen
Ordinary (loss) income	423,086,390 yen
Net (loss) income	342,543,614 yen
Unappropriated (loss) income for the current fiscal year	1,187,911 yen
Number of company shares owned by JICA, acquisition cost, balance sheet amount, etc.

  •  Number of company shares owned by JICA: 24,000,000 shares

  •  Acquisition cost: ¥218,880,000

  •  Balance sheet amount: ¥218,880,000 (An decrease of ¥40,926,522 from the end of the previous business year)

  •  Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

  •  Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Development Areas, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

  • Purpose of investment: Capital contribution to microfinance business

  •  Date of the initial investment: April 27, 2012

Details of receivables and payables	N/A
Details of debt guarantee	N/A

Amounts and ratios in relation to gross sales, order placement by JICA, etc. (Amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)

N/A

HEAD OFFICE OF THE ISSUER

JAPAN INTERNATIONAL COOPERATION AGENCY

Nibancho Center Building 5-25,

Niban-cho, Chiyoda-ku

Tokyo 102-8012

Japan

FISCAL AGENT, PRINCIPAL PAYING AGENT AND TRANSFER AGENT

The Bank of Tokyo-Mitsubishi UFJ, Ltd., London Branch

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AN

United Kingdom

also acting through

MUFG Union Bank, N.A.

1251 Avenue of the Americas, 19th Floor

New York, N.Y. 10020

Attention: Corporate Trust Department

LEGAL ADVISERS

To JICA and Japan

Anderson Mori & Tomotsune

Akasaka K-Tower

2-7, Motoakasaka 1-chome

Minato-ku, Tokyo 107-0051

Japan

To the Underwriters	To the Underwriters
Morrison & Foerster LLP Shin-Marunouchi Building, 29th Floor 5-1, Marunouchi 1-chome Chiyoda-ku, Tokyo 100-6529 Japan	Skadden, Arps, Slate, Meagher & Flom LLP Izumi Garden Tower, 21st Floor 1-6-1, Roppongi Minato-ku, Tokyo 106-6021 Japan

INDEPENDENT AUDITOR

Deloitte Touche Tohmatsu LLC

(a Japanese member firm of Deloitte Touche Tohmatsu Limited)

Shinagawa Intercity

15-3, Konan 2-chome

Minato-ku

Tokyo 108-6221

Japan